                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-87441


INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED JANUARY 1, 2000
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 1, 2000)


J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
Depositor


$732,945,000 (Approximate)

Mortgage Pass-Through Certificates, Series 2000-C9

THE OFFERED CERTIFICATES:
 o The trust fund will issue sixteen classes of certificates. Only the following eight classes of "offered certificates" are offered hereby:



            APPROXIMATE INITIAL CLASS BALANCE   INITIAL PASS-THROUGH RATE
CLASS              OR NOTIONAL BALANCE           (SUBJECT TO ADJUSTMENT)
---------- ----------------------------------- --------------------------
Class A1             $  200,000,000
Class A2             $  404,682,000
Class X              $  814,388,116(1)
Class B              $   36,647,000
Class C              $   38,683,000
Class D              $   10,179,000
Class E              $   28,503,000
Class F              $   14,251,000

----------
(1)   Notional amount.

  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 IN THE ACCOMPANYING PROSPECTUS.

  Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

  The offered certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the Depositor, any of its affiliates or any other entity.

  This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus dated January 1, 2000.

  o The offered certificates will represent beneficial ownership interests in the trust fund only.

  o Interest will be payable monthly, commencing in February 2000.

  o Principal payments will also be payable monthly. The outstanding class with the highest priority of distribution will receive all principal payments until it is paid in full. This sequential payment will continue until all classes have their respective class balances reduced to zero.

  THE TRUST FUND:

  o The trust fund will consist of fixed rate mortgage loans secured by mortgages or deeds of trust on multifamily or commercial properties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


We expect that the delivery of the offered certificates will be made in
book-entry form on or about January   , 2000.


J.P. Morgan Securities Inc. and ABN AMRO Incorporated are acting as co-managers and J.P. Morgan Securities Inc. is the sole bookrunner of all of the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the initial sale of the
offered certificates will be approximately   % of the initial principal balance
thereof plus accrued interest from the cut-off date.



J.P. MORGAN & CO.                               ABN AMRO INCORPORATED
Prospectus Supplement dated January   , 2000

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
Mortgage Pass-Through Certificates, Series 2000 - C9


[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
THE PURPOSE OF EDGAR FILING.]


MISSOURI                   1 property       $  1,140,618         0.1% of total
MINNESOTA                  1 property       $  1,264,689         0.2% of total
ILLINOIS                   8 properties     $ 68,757,586         8.4% of total
WISCONSIN                  2 properties     $  4,494,190         0.6% of total
MICHIGAN                   4 properties     $ 21,828,529         2.7% of total
INDIANA                    3 properties     $ 18,137,876         2.2% of total
OHIO                       5 properties     $ 19,599,094         2.4% of total
PENNSYLVANIA               7 properties     $ 22,732,097         2.8% of total
NEW YORK                  12 properties     $ 97,359,852        12.0% of total
NEW HAMPSHIRE              1 property       $  3,889,927         0.5% of total
CANADA                    10 properties     $ 22,559,278         2.8% of total
MASSACHUSETTS              6 properties     $ 30,373,752         3.7% of total
RHODE ISLAND               1 property       $  4,240,067         0.5% of total
CONNECTICUT                2 properties     $  3,194,902         0.4% of total
NEW JERSEY                 6 properties     $ 40,835,753         5.0% of total
MARYLAND                   8 properties     $ 66,441,508         8.2% of total
VIRGINIA                   5 properties     $ 11,651,061         1.4% of total
NORTH CAROLINA             7 properties     $ 28,972,220         3.6% of total
GEORGIA                    2 properties     $  5,309,006         0.7% of total
FLORIDA                   11 properties     $ 65,512,867         8.0% of total
KENTUCKY                   1 property       $  1,784,329         0.2% of total
ALABAMA                    1 property       $  4,688,695         0.6% of total
TENNESSEE                  2 properties     $  3,755,357         0.5% of total
TEXAS                     17 properties     $ 44,658,735         5.5% of total
OKLAHOMA                   2 properties     $  3,414,357         0.4% of total
ARIZONA                    2 properties     $ 13,749,730         1.7% of total
COLORADO                   5 properties     $ 27,839,747         3.4% of total
CALIFORNIA                26 properties     $145,372,868        17.9% of total
NEVADA                     4 properties     $ 27,932,532         3.4% of total
OREGON                     2 properties     $  2,896,894         0.4% of total

[ ]  (less than) 1.0%
     of Initial Pool Balance

[ ]  1.1 - 5.0%
     of Initial Pool Balance

[ ]  5.1 - 10.0%
     of Initial Pool Balance

[ ]  (greater than) 10.0%
     of Initial Pool Balance

PROPERTY TYPES

RETAIL                        21.8%
OFFICE                        21.2%
INDUSTRIAL                    17.6%
HOTEL                          7.2%
MIXED USE                      2.9%
NURSING HOME                   1.7%
CONGREGATE CARE                1.6%
SELF-STORAGE                   1.0%
MULTIFAMILY                   24.9%

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.


     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of your certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.


     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents on page ii provides the page numbers on which these captions are located.


     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Principal Terms" on page S-90 in this prospectus supplement.


LIMITATIONS ON OFFERS OR SOLICITATIONS


     We do not intend this document to be an offer or solicitation:


     (A) if used in a jurisdiction in which such offer or solicitation is not authorized;


     (B) if the person making such offer or solicitation is not qualified to do so; or


     (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.


     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.


     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT


Executive Summary .......................................................... S-1
Summary of the Prospectus Supplement ....................................... S-2
Risk Factors ............................................................... S-9
Description of the Mortgage Pool ........................................... S-27
Description of the Certificates ............................................ S-60
Certain Prepayment, Maturity and Yield Considerations ...................... S-71
Master Servicer and Special Servicer ....................................... S-75
Description of the Pooling and Servicing Agreement ......................... S-80
Use of Proceeds ............................................................ S-83
Certain Federal Income Tax Consequences .................................... S-83
State Tax Considerations ................................................... S-84
ERISA Considerations ....................................................... S-84
Legal Investment ........................................................... S-86
Plan of Distribution ....................................................... S-87
Legal Matters .............................................................. S-88
Rating ..................................................................... S-88
Index of Principal Terms ................................................... S-90
Annex A: Certain Characteristics of the Mortgage Loans ..................... A-1
Annex B: Certain Characteristics of Multifamily and Other Residential Loans  B-1
Annex C: Certain Characteristics of Office, Industrial and Retail Loans .... C-1
Annex D: F/X Schedules ..................................................... D-1
Annex E: Sales Memorandum .................................................. E-1
Annex F: Certificateholder Reports ......................................... F-1
Annex G: Global Clearance, Settlement and Tax Documentation Procedures ..... G-1

                                   PROSPECTUS


Prospectus .........................................................................    1
Important Notice About Information Presented in this Prospectus and the Accompanying
 Prospectus Supplement .............................................................    2
Additional Information .............................................................    3
Incorporation of Certain Information by Reference ..................................    3
Summary of Prospectus ..............................................................    4
Risk Factors .......................................................................    9
Description of the Trust Funds .....................................................    9
Use of Proceeds ....................................................................   24
Yield Considerations ...............................................................   24
The Depositor ......................................................................   27
Description of the Certificates ....................................................   28
Description of the Agreements ......................................................   35
Description of Credit Support ......................................................   50
Certain Legal Aspects of Mortgage Loans and the Leases .............................   52
Federal Income Tax Consequences ....................................................   68
ERISA Considerations ...............................................................   96
Legal Investment ...................................................................   98
Plan of Distribution ...............................................................  100
Legal Matters ......................................................................  100
Financial Information ..............................................................  100
Rating .............................................................................  101
Glossary of Terms ..................................................................  102

                               EXECUTIVE SUMMARY

     You should read carefully the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus in making your investment decision. The following executive summary does not include important information relating to the offered certificates, particularly with respect to the risks and special considerations involved with an investment in the offered certificates.




                               INITIAL
                              AGGREGATE
                             CERTIFICATE
                              PRINCIPAL                                DESCRIPTION   INITIAL     WEIGHTED
                                AMOUNT                                   OF THE       PASS-      AVERAGE     PRINCIPAL
           RATING BY         OR NOTIONAL          % OF     % CREDIT   PASS-THROUGH   THROUGH     LIFE(2)     WINDOW(2)
 CLASS   FITCH/MOODY'S          AMOUNT           TOTAL      SUPPORT       RATE       RATE(1)     (YEARS)     (MONTHS)
------- --------------- --------------------- ----------- ---------- -------------- --------- ------------- ----------
Offered Certificates
   A1       AAA/Aaa        $  200,000,000         24.56%     25.75%         (4)                     5.47       1-108
   A2       AAA/Aaa        $  404,682,000         49.69%     25.75%         (4)                     9.53     108-117
    X       AAA/Aaa        $  814,388,116(3)      N/A         N/A           (5)                     5.47(6)      N/A
    B        AA/Aa2        $   36,647,000          4.50%     21.25%         (4)                     9.72     117-117
    C         A/A2         $   38,683,000          4.75%     16.50%         (4)                     9.72     117-117
    D        A-/A3         $   10,179,000          1.25%     15.25%         (4)                     9.72     117-118
    E       BBB/Baa2       $   28,503,000          3.50%     11.75%         (4)                     9.80     118-118
    F      BBB-/Baa3       $   14,251,000          1.75%     10.00%         (4)                     9.81     118-118
Private Certificates
    G       BB+/Ba1        $   14,251,000          1.75%      8.25%         (4)
    H        BB/Ba2        $   20,359,000          2.50%      5.75%         (4)
    J        NR/B2         $   26,467,000          3.25%      2.50%         (4)
    K        NR/B3         $    6,107,000          0.75%      1.75%         (4)
   NR         UNR          $   14,259,116          1.75%      0.00%         (4)

----------
(1) In addition to distributions of interest and principal, holders of the offered certificates will be entitled to receive a portion of any prepayment premiums as described herein.

(2) Assumes no prepayments, defaults or early termination. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.

(3)   Notional amount.

(4) The pass-through rate for this Class of Certificates will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans.

(5) The pass-through rate for the Class X Certificates will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The initial pass-through rate on the Class X Certificates
      will be approximately   % per annum.

(6)   Implied weighted average life.

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the prospectus. Certain capitalized terms used in this summary are defined elsewhere in this prospectus supplement.


TITLE OF CERTIFICATES            Mortgage Pass-Through Certificates, Series
                                 2000-C9.

                                 THE PARTIES

DEPOSITOR                        J.P. Morgan Commercial Mortgage Finance Corp.,
                                 a Delaware corporation, an indirect
                                 wholly-owned limited purpose finance
                                 subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of J.P. Morgan Securities
                                 Inc., one of the underwriters. See "The
                                 Depositor" in the prospectus.

SELLERS (a) Morgan Guaranty Trust Company of New York, an affiliate of the depositor and one of the underwriters, and (b) LaSalle Bank National Association, the bond administrator and an affiliate of the other underwriter, originated or purchased all of the mortgage loans.

MASTER SERVICER                  ORIX Real Estate Capital Markets, LLC, a
                                 Delaware limited liability company. See
                                 "Master Servicer and Special Servicer" herein.


SPECIAL SERVICER                 ORIX Real Estate Capital Markets, LLC, a
                                 Delaware limited liability company. The
                                 special servicer may be removed without cause under certain circumstances described herein under "Master Servicer and Special Servicer --
                                 Responsibilities of Special Servicer" herein.

TRUSTEE                          Norwest Bank Minnesota, National Association.
                                 See "Description of the Pooling and Servicing Agreement" herein.

BOND ADMINISTRATOR               LaSalle Bank National Association, an
                                 affiliate of ABN AMRO Incorporated, one of the underwriters. See "Description of the Pooling and Servicing Agreement" herein.

DEAL INFORMATION/ANALYTICS       It is anticipated that certain mortgage pool
                                 and certificate information will be available from the following services: Bloomberg, Intex, Conquest and The Trepp Group.

                                 SIGNIFICANT DATES

CUT-OFF DATE                     January 1, 2000.

DELIVERY DATE                    On or about January   , 2000.

DISTRIBUTION DATE                The 15th day of each month or, if such 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in February
                                 2000.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the related distribution date.

RATED FINAL DISTRIBUTION DATE    The distribution date in October 2032.

REMITTANCE PERIOD                For any distribution date, the period
                                 beginning on the day after a determination date in the immediately preceding month (or the cut-off date, in the case of the first remittance period) through and including the related determination date.

                                 THE CERTIFICATES

REGISTRATION OF THE OFFERED      The offered certificates initially
CERTIFICATES                     will be issued in book-entry form.
                                 Certificateholders acquiring beneficial
                                 ownership interests in the offered
                                 certificates may elect to hold their
                                 book-entry certificate interests either
                                 through The Depository Trust Company, in the
                                 United States, or through Cedelbank or the Euroclear System, in Europe. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates -- Definitive
                                 Certificates" in this prospectus supplement and in the prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

DENOMINATIONS                    The certificates will be issuable in
                                 book-entry form in denominations of (except in the case of the Class X Certificates) $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issuable in denominations of $100,000 notional amount and integral multiples of $1 notional amount in excess thereof.

                                 THE MORTGAGE LOANS

THE MORTGAGE POOL                The trust fund will consist of a mortgage pool
                                 of 140 fixed rate mortgage loans secured by first liens on fee simple and/or leasehold interests in multifamily, retail, office, industrial, hotel, mixed use, nursing home, congregate care and self storage properties, collectively the "mortgaged properties," located in 29 states and Canada. See
                                 "Description of the Mortgage Pool -- General."

                     General Mortgage Loan Characteristics
             (as of the Cut-off Date, unless otherwise indicated)




                                                  MORTGAGE POOL
                                              --------------------
  Initial Pool Balance ....................   $814,388,116
  Number of Mortgage Loans ................            140
  Number of Mortgaged Properties ..........            164
  Average Mortgage Loan Balance ...........     $5,817,058
  Maximum Mortgage Loan Balance ...........    $49,225,000
  Minimum Mortgage Loan Balance ...........       $798,725
  Weighted Average Mortgage Rate ..........           8.07%
  Range of Mortgage Rates .................  6.53% -- 9.19%
  Weighted Average Remaining Term to
    the Earlier of Maturity or Anticipated
    Repayment Date ..........................    112 months
  Range of Remaining Term to the
  Earlier of Maturity or Anticipated
  Repayment Date ..........................55 -- 236 months
  Weighted Average UW DSCR ................           1.38x
  Weighted Average LTV Ratio ..............           68.3%
  Percentage of Initial Pool Balance made
    up of:
    ARD Loans .............................           56.2%
    Fully Amortizing Loans (other than
        ARD Loans) ........................            0.8%
    Interest Only Loans ...................            4.6%
    Balloon Loans .........................           38.4%
    Multi-Property Loans ..................           13.8%
    Crossed Loans .........................           12.0%

                                 For a further description of the mortgage loans, see "Description of the Mortgage Pool" herein.

                                 THE CERTIFICATES

THE OFFERED CERTIFICATES         Only the Class A1, Class A2, Class B, Class C,
                                 Class D, Class E, Class F and Class X
                                 Certificates are offered hereby. The offered certificates will have the initial class balances set forth on the cover hereof. The
                                 Class X Certificates will not have a class balance.

PASS-THROUGH RATES ON THE        The pass-through rate on the offered
OFFERED CERTIFICATES             certificates (except the Class X Certificates)
                                 will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. The pass-through rate on the Class X Certificates is not fixed and will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average (by class balance) of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The pass-through rate on the

                                 Offered Certificates for the initial
                                 distribution date is set forth above under "Executive Summary."

                                 DISTRIBUTIONS


INTEREST DISTRIBUTIONS ON THE    In general, holders of each class of
CERTIFICATES                     certificates will be   entitled to receive on
                                 each distribution date in the order of their priority, to the extent available, distributions allocable to interest equal to the interest accrued during the interest accrual period on the related class balance
                                 (or notional amount) immediately prior to such distribution date at the then-applicable pass-through rate. The notional amount of the Class X Certificates will equal the aggregate class balance of all the certificates. The notional amount does not entitle the Class X
                                 Certificates to any distributions of
                                 principal.

                                 Distributions will be made on each
                                 distribution date. The chart below sets forth the priority of each class for the payment of interest to each class in descending order.


                                   Class A1,
                              Class A2 and Class X
                                    Class B
                                    Class C
                                    Class D
                                    Class E
                                    Class F
                             Private Certificates


                                 See "Description of the Certificates --
                                 Distributions -- Interest Distributions on the Certificates" herein.

PRINCIPAL DISTRIBUTIONS ON THE   In general, holders of a class of certificates
CERTIFICATES                     will be entitled to receive on each
                                 distribution date principal in the order set forth in the chart below, until the related class balance is reduced to zero, to the extent available after the payment of interest for such class of certificates.


                                    Class A1
                                    Class A2
                                     Class B
                                     Class C
                                     Class D
                                     Class E
                                     Class F
                              Private Certificates

                                 See "Description of the Certificates --
                                 Distributions -- Principal Distributions on the Offered Certificates" herein. The Class X Certificates do not have a class balance and are therefore not entitled to any principal distributions.

P&I ADVANCES                     Generally, the servicers are required to make
                                 advances for delinquent monthly payments on the mortgage loans and for certain other expenses to the extent described herein. To the extent that a servicer fails to make any such advance required of it, the trustee shall make such required advance as provided in the pooling and servicing agreement. As more fully described herein, if either servicer or the trustee makes an advance it will be entitled to reimbursement and interest on such advance.
                                 Such advances will facilitate in making
                                 regular monthly distributions of principal and interest on the certificates. See "Description of the Certificates -- Advances" herein.

                                 OTHER CONSIDERATIONS

ALLOCATION OF LOSSES             Realized losses on the mortgage loans will be
                                 allocated, first, to the private certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class
                                 D Certificates, fifth, to the Class C
                                 Certificates, sixth,
                                 to the Class B and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on class balance, in each case until the related class balance is reduced to zero. The allocation of losses will reduce the value of the affected certificates.

SPECIAL PRINCIPAL PAYMENT        Certain of the mortgage loans have a prepayment
CONSIDERATIONS                   premium period. If certain voluntary
                                 prepayments are made during such period, a prepayment premium will be required to be paid during such period. See "Description of the Mortgage Pool" herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the mortgage loans. The timing of commencement of principal distributions and the weighted average lives of classes of certificates will be affected by the rates of prepayments experienced.

SPECIAL YIELD CONSIDERATIONS     A higher than anticipated rate of prepayments
                                 (including voluntary prepayments and
                                 prepayments resulting from defaults,
                                 liquidations and purchases of mortgage loans due to a breach of a representation or warranty) would reduce the aggregate principal balance of the mortgage loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium.
                                 Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the mortgage loans would occur later than anticipated.

                                 The yield to investors on the Class X
                                 Certificates will be especially sensitive to the rate and timing of prepayments, defaults and liquidations on the mortgage loans and could result in the failure of investors in the Class X Certificates to recover their initial investments. The yield on the Class X Certificates and any class of offered certificates with a pass-through rate subject to the weighted average remittance rate will be materially and adversely affected to a greater extent than the yields on other offered certificates, if the mortgage loans with higher mortgage interest rates prepay faster than the mortgage loans with lower mortgage interest rates. See "Certain Prepayment, Maturity and Yield Considerations," especially "-- Class X Certificate Yield Considerations" herein.

CERTAIN FEDERAL INCOME TAX       Three separate real estate mortgage investment
CONSEQUENCES                     conduit elections will be made with respect to
                                 the trust fund or federal income tax purposes.
                                 Upon the issuance of the offered certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.

                                 The Class X Certificates will, and the other offered certificates may, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" herein and in the prospectus.

ERISA CONSIDERATIONS             Subject to important considerations described
                                 under "ERISA Considerations" in this
                                 prospectus supplement and in the accompanying prospectus, the Class A1, Class A2 and Class X
                                 Certificates will generally be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATING The offered certificates are required to receive the ratings from Fitch IBCA, Inc. and Moody's Investors Service, Inc., indicated above under "Executive Summary." The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X Certificateholders to fail to recover their initial investments. See "Rating" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

LEGAL INVESTMENT                 The certificates will not be "mortgage related
                                 securities" within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended.

                                  RISK FACTORS

     Prospective purchasers of the offered certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the prospectus) in connection with an investment in the offered certificates.


                              THE MORTGAGE LOANS


RISKS ASSOCIATED WITH COMMERCIAL Commercial and multifamily lending is generally
LENDING MAY BE DIFFERENT THAN    thought to be riskier than single-family
RESIDENTIAL LENDING              residential lending for a variety of reasons,
                                 including the likelihood that larger loans are made to single borrowers or groups of related mortgagors.

                                 The mortgage loans are secured by the
                                 following income-producing property types:

                                  o  multifamily properties;

                                  o  retail properties;

                                  o  office properties;

                                  o  industrial properties;

                                  o  hotel properties;

                                  o  mixed use properties;

                                  o  nursing home properties;

                                  o  congregate care properties; and

                                  o  self storage facilities.

                                 Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by income-producing property is an important measure of the risk of default on such a loan. Most of the mortgage loans were originated within twelve months of the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.


NET CASH FLOW PRODUCED BY A      Payment on each mortgage loan is dependent
MORTGAGED PROPERTY MAY BE        primarily on:
INADEQUATE TO REPAY THE
MORTGAGE LOAN                     o  the net operating income of the related
                                     mortgaged property; and

                                  o at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                                 If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the special servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.


LOANS NOT INSURED OR GUARANTEED  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any mortgage insurer, or by the depositor, the sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.


NONRECOURSE LOANS LIMIT THE      Each mortgage loan generally is a
REMEDIES AVAILABLE FOLLOWING A   nonrecourse loan. If there is a default there
MORTGAGOR DEFAULT                will generally only be recourse against
                                 the specific properties and other assets that
                                 have   been pledged to secure such mortgage
                                 loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.


FUTURE CASH FLOWS AND PROPERTY   Commercial and multifamily property
VALUES ARE NOT PREDICTABLE       values and cash flows are volatile and may be
                                 insufficient to cover debt service on the related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced
                                 (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure. Cash flow and property value depend upon a number of factors, including:

                                 o  national, regional and local economic
                                    conditions;

                                 o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                                 o changes or weakness in a specific industry segment;

                                 o  the nature of expenses:

                                    o  as a percentage of revenue;

                                    o  whether expenses are fixed or vary with
                                       revenue; and

                                    o  the level of required capital
                                       expenditures for proper maintenance and
                                       demanded by tenants;

                                 o  demographic factors;

                                 o changes required by retroactive building or similar codes;

                                 o  capable management and adequate
                                    maintenance;

                                 o  location;

                                 o  with respect to properties with uses
                                    subject to significant regulation, changes in applicable laws;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property; and

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses.


POOR PROPERTY MANAGEMENT WILL    The successful operation of a real estate
LOWER THE PERFORMANCE OF THE     project also depends on the performance and
RELATED MORTGAGED PROPERTY       viability of the property manager. Properties
                                 deriving revenues primarily from short-term sources (such as hotels, nursing homes and self-storage facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases.
                                 The property manager is generally responsible for:

                                  o  operating the properties;

                                  o  providing building services;

                                  o establishing and implementing the rental structure;

                                  o  managing operating expenses;

                                  o  responding to changes in the local market;
                                     and

                                  o  advising the mortgagor with respect to
                                     maintenance and capital improvements.

                                 Property managers may not be in a financial condition to fulfill their management responsibilities.

                                 Certain of the mortgaged properties are
                                 managed by affiliates of the applicable
                                 mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


THE FAILURE OF A TENANT WILL     Twenty-two of the mortgaged properties
HAVE A NEGATIVE IMPACT ON        representing approximately 12.2% of the initial
SINGLE TENANT PROPERTIES         pool balance (calculated based on allocated
                                 value in the case of multi-property loans) are secured by single tenant properties. Income from and the market value of retail, office and industrial mortgaged properties occupied by a single tenant would be adversely affected under the following circumstances:

                                 o  if vacated space in such mortgaged
                                    properties could not be leased or relet on terms comparable to the prior lease;

                                 o if tenants were unable to meet their lease obligations;

                                 o if a significant tenant were to become a debtor in a bankruptcy case; and

                                 o  if for any other reason rental payments
                                    could not be collected.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the mortgaged properties. Although certain of the mortgage loans require the mortgagor to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a mortgagor to repay a mortgage loan.

                                 The success of its anchor tenant is important to a shopping center property. An anchor tenant attracts and maintains other stores and it generates consumer traffic. The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.


SPECIAL RISKS ASSOCIATED WITH    Twenty of the mortgage loans, representing
HOSPITALITY PROPERTIES           approximately 7.2% of the initial pool balance,
                                 are secured by full service hotels or limited service hotels. See "Description of the Mortgage Pool -- Certain Characteristics of the
                                 Mortgage Loans." In addition to some of the factors discussed under "-- Future Cash Flows and Property Values are not Predictable" above, the value and cash flow of such hospitality properties will depend on the following factors:

                                 o adverse economic conditions; because hotel rooms generally are rented for short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than are other commercial properties;

                                 o the physical condition of such hospitality property;

                                 o the financial strength and capabilities of the owner and operator of a hotel;

                                 o financial strength and public perception of the franchise service mark and the continued existence of the franchise license agreement; and

                                 o  the continued existence of a liquor
                                    license.

                                 Most of the hospitality properties have liquor licenses. Some states do not permit liquor licenses to be held other than by a natural person. Consequently, liquor licenses for hospitality properties located in such jurisdictions are held by an individual affiliated with the related mortgagor or manager. Generally, a liquor license may not be transferred without the approval of the relevant licensing authority. In the event of a foreclosure of a hospitality property, it is unlikely that the trustee (or master servicer or special servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hospitality property. Such party would be required to apply in its own name for such license.


SPECIAL RISKS ASSOCIATED WITH    Three of the mortgage loans representing
NURSING HOMES AND CONGREGATE     approximately 3.3% of the initial pool balance
CARE PROPERTIES                  are secured by nursing homes and congregate
                                 care properties. Mortgage loans secured by liens on such residential health care facilities have risks not associated with loans secured by liens on other types of income-producing real estate. These risks may lead to adverse consequences which may have a negative impact on the payments of the offered certificates.

                                 o  Providers of long-term nursing care and
                                    other medical services are subject to
                                    federal and state laws that relate to:

                                    o  the adequacy of medical care;

                                    o  distribution of pharmaceuticals;

                                    o  rate setting;

                                    o  equipment;

                                    o  personnel;

                                    o  operating policies and additions to
                                       facilities and services; and

                                    o  the reimbursement policies of
                                       government programs and insurers.

                                 The failure of any of the mortgagors to
                                 maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related mortgaged property or the portion thereof requiring licensing) or bar it from participation in certain reimbursement programs. In the event of foreclosure, the trustee or any other purchaser at a foreclosure sale may not be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

                                 To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to:

                                 o  statutory and regulatory changes;

                                 o  retroactive rate adjustments;

                                 o  administrative rulings;

                                 o  policy interpretations;

                                 o  delays by fiscal intermediaries; and

                                 o  government funding restrictions.

                                 Governmental payors have employed
                                 cost-containment measures that limit payments to health care providers, and there are various proposals that could materially change or curtail those payments. There can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. Net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently, the ability of the related mortgagors to meet their mortgage loan obligations, could be adversely affected.

                                 Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. In the event of foreclosure, none of the trustee, the master servicer, the special servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.


ADVERSE CONSEQUENCES ASSOCIATED  The average principal balance of the mortgage
WITH CONCENTRATION OF            loans as of the cut-off date is approximately
MORTGAGE LOANS AND RELATED       $5,817,058, which is equal to approximately
BORROWERS                        0.7% of the initial pool balance. Several of
                                 the mortgage loans have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date. In addition, there are several groups of mortgage loans with related mortgagors. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. No mortgage loan represents more than 6.0% of the initial pool balance and no mortgage loans with related mortgagors represent in the aggregate more than 2.7% of the initial pool balance.

                                 Mortgage loans with the same borrower or related mortgagors pose certain risks. For example, if an entity that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property. Alternatively, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.


LIMITATIONS ON THE BENEFITS OF   Twenty-two of the mortgage loans, representing
 CROSS-COLLATERALIZED AND        approximately 12.0% of the initial pool
 CROSS-DEFAULTED PROPERTIES      balance, are cross-collateralized and/or
                                 cross-defaulted with other
                                 mortgage loans in the mortgage pool. No group of cross-collateralized and cross-defaulted mortgage loans represents in the aggregate more than 4.6% of the initial pool balance.
                                 These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service. Securing a mortgage loan with multiple properties generally reduces the risk that the net operating income generated by such properties will not be sufficient to pay debt service and result in defaults and ultimate losses. However, such crossed mortgaged properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

                                 Cross-collateralization arrangements involving more than one mortgagor could be challenged as a fraudulent conveyance if:

                                 o  one of the mortgagors were to become a
                                    debtor in a bankruptcy case;

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value in exchange for allowing its
                                    mortgaged property to be encumbered; and

                                 o  at the time the lien was granted, the
                                    mortgagor was: (A) insolvent, (B)
                                    inadequately capitalized or
                                    (C) unable to pay its debts.


TIMING OF PRINCIPAL PREPAYMENTS  If principal payments, property releases,
MAY LEAD TO DIFFERENT ASSET      or prepayments are made on a mortgage loan, the
CONCENTRATIONS THAN IN THE       remaining mortgage pool may be subject to more
INITIAL MORTGAGE POOL            concentrated risk with respect to the diversity
                                 of properties, types of properties and property characteristics and with respect to the number of mortgagors. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool -- Certain Characteristics of the
                                 Mortgage Loans" herein for a description of the respective maturity dates of the mortgage loans.

                                 Because principal on the offered certificates is payable in sequential order, and no class receives principal until the class balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "-- Concentration of Mortgage Loans" above than classes with a higher sequential priority.


THE GEOGRAPHIC CONCENTRATION OF  Except as indicated in the following table,
MORTGAGED PROPERTIES SUBJECTS    less than 5.0% of the mortgage loans, by
THE TRUST FUND TO A GREATER      initial pool balance are secured by
EXTENT TO STATE OR REGIONAL      mortgaged properties in any one state.
CONDITIONS

                                         PERCENTAGE
                          NUMBER OF      OF INITIAL
STATE                       LOANS       POOL BALANCE
----------------------   -----------   -------------
  California .........        26            17.9%
  New York ...........        12            12.0%
  Illinois ...........         8             8.4%
  Maryland ...........         8             8.2%
  Florida ............        11             8.0%
  Texas ..............        17             5.5%
  New Jersey .........         6             5.0%



                                 The concentration of mortgaged properties in a specific state or region will make the performance of the mortgage pool as a whole, more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o changes in governmental rules and fiscal policies;

                                 o acts of God (which may result in uninsured losses); and

                                 o other factors which are beyond the control of the mortgagors.


EXERCISE OF LEGAL REMEDIES MAY   The mortgage loans may contain a due-on-sale
BE LIMITED FOLLOWING A DEFAULT   clause. A Such clause permits the holder of the
ON MORTGAGE LOAN                 mortgage loan to accelerate the maturity of
                                 the mortgage loan if the related mortgagor sells or otherwise transfers or conveys the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage loan. The mortgage loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                 Certain of the mortgage loans will be secured by an assignment of leases and rents from the mortgagor, however, the mortgagor generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                                 o  it may not have a perfected security
                                    interest in the rent payments until the
                                    master servicer collects them;

                                 o the master servicer may not be entitled to collect the rent payments without court action; and

                                 o  the bankruptcy of the related mortgagor
                                    could limit the master servicer's ability to collect the rents.

                                 See "Certain Legal Aspects of Mortgage Loans and the Leases -- Leases and Rents" in the prospectus.


ENVIRONMENTAL LAWS MAY ADVERSELY Under various federal, state and local
AFFECT THE VALUE OF AND CASH     environmental laws, ordinances and regulations,
FLOW FROM A MORTGAGED PROPERTY   a current or previous owner or operator of real
                                 property may be liable for the costs of cleanup of environmental contamination on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The cost of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                                 Certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

                                 Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act as well as certain state laws, a secured lender (such as the trust fund) may be liable as an "owner" or "operator," for the costs of responding to a release or threatened release of hazardous substances on or from a mortgagor's property. Such liability may be imposed on the lender if its agents or employees are deemed to have participated in the management of the mortgagor's property, regardless of whether a previous owner caused the environmental damage. The trust fund's potential exposure to liability for cleanup costs may increase if the trust fund actually takes possession of a mortgagor's property, or control of its day-to-day operations, as, for example, through the appointment of a receiver.

                                 An environmental site assessment of each of the mortgaged properties was performed (in some cases, prior assessments were updated) in connection with the initial underwriting and origination of the mortgage loans. Such assessments do not generally include environmental testing. In certain cases, additional environmental testing was performed.

                                 The information in such assessments has not been independently verified by the sellers, the depositor, the servicers, the trustee, the underwriters, or by any of their respective affiliates. With respect to a number of the mortgaged properties, the assessments revealed the presence or possible presence of asbestos-containing materials, radon gas or other environmental concerns. None of these issues constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the mortgagors agreed to establish and implement operations and maintenance programs or had other remediation agreements or escrows in place.

                                 It is possible that the environmental site assessments did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the sellers nor the depositor are aware or that the environmental condition of the mortgaged properties could be affected in the future by tenants, occupants, or third parties unrelated to the mortgagors.

                                 Each mortgagor has represented that, except as described in the environmental reports referred to above, each mortgaged property was, or to the best of the mortgagor's knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related mortgage loan. Each mortgagor has also represented that, except as described in the environmental reports, no actions, suits or proceedings have been commenced or are pending or, to the best of the mortgagor's knowledge are threatened, with respect to any applicable environmental laws. Each mortgagor has represented that such mortgagor has not received any notice of violation of any legal requirement related to the use and occupancy of any mortgaged property and has agreed not to use, cause or permit the presence on the related mortgaged property of any hazardous materials in a manner which violates any applicable law.

                                 The principal security for the obligations under each mortgage loan consists of the mortgaged property. Therefore, if any of the representations described in the preceding paragraph are breached, there can be no assurance that any other assets of the mortgagor would be available in connection with any exercise of remedies in response to such a breach. In addition, most mortgagors are structured as single asset entities and therefore have no assets other than the mortgaged property.


SPECIAL RISKS ASSOCIATED WITH    Sixty-six mortgage loans (including two
BALLOON LOANS                    interest-only mortgage loans), representing
                                 approximately 43.0% of the initial pool
                                 balance, are balloon loans. The balloon loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments are riskier because the ability of a mortgagor to make a balloon payment will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely fashion. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the mortgagor's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain multifamily properties);

                                 o  renewability of operating licenses;

                                 o  prevailing general economic conditions;
                                    and

                                 o the availability of credit for commercial or multifamily real properties.


ONE ACTION JURISDICTION MAY      Several states have laws that prohibit
LIMIT THE ABILITY OF THE         more than one "judicial action" to enforce a
SPECIAL SERVICER TO              mortgage obligation, and some courts have
FORECLOSE ON A MORTGAGED         construed the term "judicial action" broadly.
PROPERTY                         The special servicer may need to obtain advice
                                 of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases -- Foreclosure" in the prospectus.


APPRAISALS AND MARKET STUDIES OF An appraisal of the value for each of the
MORTGAGED PROPERTIES             mortgaged  properties was made between
                                 May 28, 1997 and November 14, 1999. It is possible that the market value of a mortgaged property securing a mortgage loan has declined since the most recent appraisal for such mortgaged property. Appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. Another appraiser may have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property.

                                 Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.


CERTAIN PARTIES MAY HAVE         A substantial number of the mortgaged
CONFLICTS OF INTEREST            properties are managed by property managers
WITH RESPECT TO THE              affiliated with the respective mortgagors.
MORTGAGED PROPERTIES             These property managers may also
                                 manage additional properties, including
                                 properties that may compete with the mortgaged properties. Affiliates of the managers and/or the mortgagors, or the managers and/or the mortgagors themselves, may also own other properties, including competing properties.
                                 Therefore, the managers of the mortgaged properties and the mortgagors may experience conflicts of interest in the management and/or ownership of such properties. In addition, the sellers or affiliates thereof may have other financing arrangements with affiliates of the mortgagors and may enter into additional financing relationships in the future.


SPECIAL SERVICER MAY TAKE        In connection with the servicing of specially
ACTIONS WHICH ARE ADVERSE        serviced mortgage loans, the special servicer
TO YOU                           may take actions with respect to such mortgage
                                 loans that could adversely affect you. As described herein under "Master Servicer and Special Servicer -- Responsibilities of Special
                                 Servicer," the actions of the special servicer will be subject to review by a representative of the holders of the monitoring certificates, who may have interests that conflict with those of the holders of the other classes of certificates. As a result, it is possible that such representative may influence the special servicer to take actions which conflict with the interests of certain classes of certificates; provided, however, that the special servicer shall in all cases be required to act in accordance with the servicing standard. In addition, the special servicer may be removed without cause by the directing certificateholders as described under "Master
                                 Servicer and Special Servicer --
                                 Responsibilities of Special Servicer," herein.



THE STATUS OF A GROUND LEASE     Six mortgaged properties, representing
MAY BE UNCERTAIN IN A            approximately 2.6% of the initial pool balance
BANKRUPTCY PROCEEDING            (calculated based on allocated value in the
                                 case of multi-property loans), are secured in part by a leasehold interest in their respective mortgaged properties. In addition, one mortgage loan, representing 6.0% of the initial pool balance, is secured by a leasehold interest in the related mortgaged property and an undivided 50% interest in the fee interest in the related mortgaged property. For the purposes of this prospectus supplement, any mortgaged property, a material portion of which consists of a leasehold estate, is considered a leasehold interest unless the trust fund also holds a mortgage on the fee, in which case it is considered a fee interest. Pursuant to
                                 Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate.

                                 The leasehold mortgages provide that the mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of the related mortgagee. In the event of a bankruptcy of a ground lessee/mortgagor, the ground lessee/mortgagor under the protection of the Bankruptcy Code has the right to assume (i.e., continue) or reject (i.e., terminate) any or all of its ground leases.

                                 In the event of concurrent bankruptcy
                                 proceedings involving the ground lessor and the ground lessee/mortgagor, either servicer may be unable to enforce the bankrupt ground lessee/mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.


SPECIAL RISKS ASSOCIATED WITH    Seventy-one mortgage loans, representing
ANTICIPATED REPAYMENT DATE       approximately 56.2% of the initial pool
LOANS                            balance, are mortgage loans with anticipated
                                 repayment dates. After the anticipated
                                 repayment date, any excess cash flow will be required to be applied to payments of principal and interest on such loan. All of the anticipated repayment date loans will have substantial principal balances on their anticipated repayment date. The failure to pay such loan by the related anticipated repayment date will not result in an event of default or acceleration.

                                 The ability of a mortgagor to repay a mortgage loan on the anticipated repayment date will depend on its ability either to refinance the mortgage loan or to sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the mortgagor's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain multifamily properties);

                                 o  renewability of operating licenses;

                                 o  prevailing general economic conditions;
                                    and

                                 o the availability of credit for commercial or multifamily real properties.


SPECIAL RISKS ASSOCIATED WITH    Some of the tenant leases contain provisions
ATTORNMENT                       that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


THE MORTGAGED PROPERTIES MAY     Due to changes in applicable building and
NOT BE IN COMPLIANCE WITH        zoning ordinances and codes which have come
CURRENT ZONING LAWS              into effect after the construction of
                                 improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS MADE OF THE          The mortgaged properties were inspected by
MORTGAGED PROPERTY MAY           licensed engineers at the time the mortgage
HAVE MISSED NECESSARY            loans were originated to assess the structure,
REPAIRS                          exterior walls, roofing, interior
                                 construction, mechanical and electrical
                                 systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

COMPLIANCE WITH AMERICANS WITH   Under the Americans with Disabilities Act of
DISABILITIES ACT MAY RESULT IN   1990, all public accommodations are required to
ADDITIONAL LOSSES                 meet certain federal requirements related to
                                 access and use by disabled persons. To the extent the mortgaged properties do not comply with such laws, the mortgagors may be required to incur costs to comply with such laws. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to litigants.

LITIGATION CONCERNS              There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE       If the assets of the trust fund are
AVAILABLE TO PAY YOU             insufficient to make payments on the offered
                                 certificates, no other assets will be available for payment of the deficiency. See "Risk
                                 Factors -- Limited Assets" in the prospectus.


PREPAYMENTS WILL AFFECT YOUR     Prepayments. The yield to maturity on the
YIELD                            offered certificates will depend on the rate
                                 and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties) on the mortgage loans and how such payments are allocated among the offered certificates entitled to distributions of principal. The yield to maturity of the Class
                                 X Certificates will be particularly sensitive to the rate and timing of receipt of principal since its sole distribution is interest based upon the aggregate principal balance of all the certificates.

                                 In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than that you assumed at the time of purchase. In the case of the Class X Certificates, this could result in the failure of investors in the Class X Certificates to recover their initial investment. Conversely, if you purchase an offered certificate at a discount and principal distributions thereon occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than that you assumed at the time of purchase.

                                 The investment performance of the offered certificates may be materially different from what you expected if the rate of prepayments on the mortgage loans is higher or lower than what you assumed at the time of investment. The yield on the Class X Certificates will be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates.

                                 Interest Rate Environment. In general,
                                 mortgagors are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing rates fall significantly below the mortgage rates of the mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                 Premiums. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium and thus unenforceable or usurious under applicable law. Prepayment premiums are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.



BORROWER DEFAULTS MAY ADVERSELY  The aggregate amount of distributions on the
AFFECT YOUR YIELD                offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans. Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed rate of default and an assumed amount of losses on the mortgage loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. Losses on the mortgage loans will reduce the notional amount of the Class X Certificates. This could result in the failure of investors in the Class X Certificates to recover their initial investment. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "Certain Prepayment, Maturity and Yield Considerations."

                                 Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.


DELINQUENCIES WILL ENTITLE       As and to the extent described herein,
SERVICER TO RECEIVE CERTAIN      the master servicer, the special servicer or
ADDITIONAL COMPENSATION          the trustee, as applicable, will be entitled to
WHICH TAKES PRECEDENCE OVER      receive interest on unreimbursed advances and
YOUR RIGHT TO RECEIVE            unreimbursed servicing expenses. The right of
DISTRIBUTIONS                    servicer, the special servicer or the trustee,
                                 as applicable, to
                                 receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

                                 See "Master Servicer and Special Servicer --
                                 Servicing and Other Compensation and Payment of Expenses."


VOTES OF OTHER                   Under certain circumstances, the consent or
CERTIFICATEHOLDERS MAY           approval of the holders of a specified
ADVERSELY AFFECT YOUR            percentage of the aggregate certificate
INTERESTS                        balance of all outstanding certificates will
                                 be required to direct, and will be sufficient to bind all certificateholders to, certain actions, including directing the special servicer or the master servicer with respect to actions to be taken with respect to certain mortgage loans and real estate owned properties and amending the pooling and servicing agreement in certain circumstances.
                                 See "Description of the Pooling and Servicing
                                 Agreement -- Voting Rights" herein.


COMPUTERIZED SYSTEMS MAY BE      The transition from the year 1999 to the year
DISRUPTED BY THE TRANSITION TO   2000 may disrupt the ability of computerized
THE YEAR 2000                    systems of the master servicer, the special
                                 servicer, the trustee, the mortgagors and other parties to process information including:


                                 o the collection of payments on the mortgage loans;

                                 o  the servicing of the mortgage loans; and

                                 o  the distributions on your certificates.

                                 The master servicer, the special servicer, the trustee and the bond administrator have taken or are taking steps to address these issues such that their systems and applications will be year 2000 compliant. If the master servicer, the special servicer, trustee, the bond administrator, the mortgagors or other third parties are not year 2000 compliant, the ability of the master servicer, the special servicer, the trustee or bond administrator to service the mortgage loans and make distributions to the certificateholders, respectively, may be materially and adversely affected. The depositor has been advised by each of the trustee, the bond administrator, the master servicer and the special servicer that each of them expect to be year 2000 compliant to the extent necessary to perform its obligations under the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $814,388,116 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in multifamily properties, retail properties, office properties, industrial properties, hotel properties, mixed use properties, nursing home properties, congregate care properties and self storage facilities (each, a "Mortgaged Property"). Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest (the "Monthly Payments") to be due on the first day of each month (the "Due Date").

     One hundred nineteen of the Mortgage Loans, representing 82.1% by Initial Principal Balance, were originated by Morgan Guaranty Trust Company of New York ("MGT"). Four Mortgage Loans were purchased by MGT from one entity and represent 2.8% by Initial Principal Balance. MGT is an affiliate of the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters. Fourteen of the Mortgage Loans, representing 11.8% by Initial Principal Balance, were originated by LaSalle Bank National Association ("LaSalle"). Two Mortgage Loans, representing 2.5% of the Initial Pool Balance, were originated pursuant to LaSalle's underwriting guidelines by another entity and were purchased by LaSalle immediately upon the funding of each Mortgage Loan. One Mortgage Loan, representing 0.9% of the Initial Pool Balance, was purchased by LaSalle. LaSalle is the Bond Administrator and an affiliate of ABN AMRO Incorporated, one of the Underwriters.

     The Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "-- Underwriting Guidelines and Processes" below. Each Seller will sell the Mortgage Loans to the Depositor on or prior to the Delivery Date pursuant to a loan sale agreement between the Seller and the Depositor (each, a "Loan Sale Agreement"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

     See Annex A, Annex B, Annex C and the Diskette for additional information with respect to the Mortgage Loans.

THE SELLERS

     Morgan Guaranty Trust Company of New York is a wholly-owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York. MGT is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities.

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. LaSalle is a commercial bank offering a wide range of banking series to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities.

REPRESENTATIONS AND WARRANTIES

     Under the Loan Sale Agreements, the Sellers will make certain representations and warranties to the Depositor. Pursuant to the terms of the related Loan Sale Agreement, each Seller will be obligated to cure any breach of such representations and warranties or to repurchase any of the Mortgage Loans it sold to the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Sellers will covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Loan Sale Agreements to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Sellers to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

     Each Seller will generally represent and warrant as of the Delivery Date with respect to each of the Mortgage Loans it sold to, among other things, subject to certain exceptions set forth in the related Loan Sale Agreements, that: (i) the Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent more than once in a twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan; (ii) the Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible title in fee simple or leasehold interest to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property, except for rights of first refusal;
(vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of the Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of the Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the Mortgage Loan and related Mortgage Loan documents;
(xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of the Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and the Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) the Seller has not modified the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the Loan Sale Agreements and the Mortgage Loan documents; (xiv) the Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;
(xvi) each Mortgage Loan document complied in all respects with all material applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending; (xix) the ESA prepared in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes;
(xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited; (xxii) to the Seller's knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to the Seller's knowledge, there are no pending, or to the Seller's actual knowledge threatened, actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under the Mortgage Loan or the Mortgaged Property which, if determined against the Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under the Mortgage Loan.


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


     All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding. For a Mortgage Loan secured by more than one Mortgaged Property the original principal balance of the Mortgage Loan is allocated to each related Mortgaged Property based on (1) the related appraisal values, (2) the square footage provided in the appraisal or (3) as otherwise provided in the Mortgage Loan documentation. The principal balance as of the Cut-off Date of a Mortgage Loan is allocated to each related Mortgaged Property based on the allocation of the original principal balance.


                            MORTGAGE INTEREST RATES




                                                              PERCENT BY
                                              AGGREGATE        AGGREGATE                   WEIGHTED
                                NUMBER        PRINCIPAL        PRINCIPAL                   AVERAGE
                                  OF           BALANCE          BALANCE       WEIGHTED     CUT-OFF
                               MORTGAGE       AS OF THE        AS OF THE       AVERAGE       DATE
MORTGAGE INTEREST RATES          LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR         LTV
---------------------------   ----------   --------------   --------------   ----------   ---------
7.2500% or less ...........         2       $ 11,848,313           1.5%          1.95x       58.7%
7.2501% - 7.5000% .........         7         91,500,449          11.2           1.53        65.6
7.5001% - 7.7500% .........         7         30,036,516           3.7           1.34        70.7
7.7501% - 8.0000% .........        31        183,604,316          22.5           1.28        73.9
8.0001% - 8.2500% .........        49        247,868,667          30.4           1.35        68.5
8.2501% - 8.5000% .........        23        153,852,251          18.9           1.37        65.8
8.5001% - 9.0000% .........        18         87,323,273          10.7           1.45        63.8
9.0001% or more ...........         3          8,354,331           1.0           1.48        62.3
                                   --       ------------          ----           ----        ----
 Total: ...................       140       $814,388,116         100.0%          1.38x       68.3%
                                  ===       ============         =====           ====        ====

Weighted Average Mortgage Interest Rate: 8.07%
Minimum Mortgage Interest Rate: 6.53%
Maximum Mortgage Interest Rate: 9.19%

                               PRINCIPAL BALANCE




                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                                        NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                          OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
                                       MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
PRINCIPAL BALANCE                        LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-----------------------------------   ----------   --------------   --------------   ----------   ---------
$1,000,000 or less ................         4       $  3,508,728           0.4%          1.55x       69.4%
$1,000,001 - $1,500,000 ...........        16         20,394,295           2.5           1.38        69.0
$1,500,001 - $2,000,000 ...........        21         37,572,553           4.6           1.40        69.0
$2,000,001 - $2,500,000 ...........         6         13,780,791           1.7           1.45        64.6
$2,500,001 - $3,000,000 ...........         6         16,396,923           2.0           1.32        69.0
$3,000,001 - $3,500,000 ...........        12         39,982,838           4.9           1.39        70.5
$3,500,001 - $4,000,000 ...........        11         40,240,214           4.9           1.35        71.3
$4,000,001 - $4,500,000 ...........         8         34,694,726           4.3           1.46        69.0
$4,500,001 - $5,000,000 ...........        10         47,475,531           5.8           1.34        68.7
$5,000,001 - $6,000,000 ...........         9         47,701,336           5.9           1.37        68.6
$6,000,001 - $7,500,000 ...........         4         26,564,769           3.3           1.58        66.9
$7,500,001 - $10,000,000 ..........         9         79,827,988           9.8           1.32        70.5
$10,000,001 - $12,500,000 .........         8         89,415,152          11.0           1.33        65.1
$12,500,001 - $15,000,000 .........         6         82,998,446          10.2           1.39        67.5
$15,000,001 - $17,500,000 .........         3         50,025,765           6.1           1.44        71.9
$17,500,001 - $20,000,000 .........         1         18,689,849           2.3           1.27        76.9
$20,000,001 - $25,000,000 .........         4         88,380,595          10.9           1.39        68.4
$25,000,001 - $30,000,000 .........         1         27,512,617           3.4           1.30        71.3
$45,000,001 - $50,000,000 .........         1         49,225,000           6.0           1.42        57.6
                                           --       ------------          ----           ----        ----
 Total: ...........................       140       $814,388,116         100.0%          1.38x       68.3%
                                          ===       ============         =====           ====        ====

Average Principal Balance per Mortgage Loan: $5,817,058
Average Principal Balance per Mortgaged Property: $4,965,781
Smallest Principal Balance: $798,725
Largest Principal Balance: $49,225,000

        ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS



                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                                     NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                       OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
                                    MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
ORIGINAL TERM IN MONTHS               LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
--------------------------------   ----------   --------------   --------------   ----------   ---------
Anticipated Repayment Date Loans
 49 - 60 .......................         1      $  2,789,582            0.3%          1.25x       75.4%
 61 - 72 .......................         2        51,667,396            6.3           1.41        57.9
 73 - 84 .......................         3        22,934,032            2.8           1.23        76.0
 85 - 120 ......................        65       380,476,262           46.7           1.34        69.2
                                        --      ------------           ----           ----        ----
   Subtotal ....................        71      $457,867,272           56.2%          1.35x       68.3%
Balloon Loans
 49 - 60 .......................         3      $ 10,901,936            1.3%          1.41x       68.9%
 73 - 84 .......................        10        20,140,273            2.5           1.95        60.1
 85 - 120 ......................        49       256,901,887           31.5           1.34        69.8
 121 - 180 .....................         2        24,484,778            3.0           1.41        70.4
                                        --      ------------           ----           ----        ----
   Subtotal ....................        64      $312,428,873           38.4%          1.38x       69.2%
Interest Only Loans
 85 - 120 ......................         2      $ 37,503,350            4.6%          1.78x       59.0%
Fully-Amortizing Loans
 181 - 240 .....................         3      $  6,588,621            0.8%          1.23x       73.0%
                                        --      ------------           ----           ----        ----
Total/Weighted Average .........       140      $814,388,116          100.0%          1.38x       68.3%
                                       ===      ============          =====           ====        ====

Weighted Average Original Term to Maturity/Anticipated Repayment Date in
Months: 117


        REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS



                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                                     NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                       OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
                                    MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
REMAINING TERM IN MONTHS              LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
--------------------------------   ----------   --------------   --------------   ----------   ---------
Anticipated Repayment Date Loans
 49 - 60 .......................         1      $  2,789,582            0.3%          1.25x       75.4%
 61 - 72 .......................         2        51,667,396            6.3           1.41        57.9
 73 - 84 .......................         3        22,934,032            2.8           1.23        76.0
 85 - 120 ......................        65       380,476,262           46.7           1.34        69.2
                                        --      ------------           ----           ----        ----
   Subtotal ....................        71      $457,867,272           56.2%          1.35x       68.3%
Balloon Loans
 49 - 60 .......................         4      $ 14,331,226            1.8%          1.54x       66.1%
 61 - 72 .......................         8        15,578,384            1.9           2.00        59.9
 73 - 84 .......................         1         1,132,598            0.1           1.26        70.8
 85 - 120 ......................        49       256,901,887           31.5           1.34        69.8
 121 - 180 .....................         2        24,484,778            3.0           1.41        70.4
                                        --      ------------           ----           ----        ----
   Subtotal ....................        64      $312,428,873           38.4%          1.38x       69.2%
Interest Only Loans
 85 - 120 ......................         2      $ 37,503,350            4.6%          1.78x       59.0%
Fully-Amortizing Loans
 181 - 240 .....................         3      $  6,588,621            0.8%          1.23x       73.0%
                                        --      ------------           ----           ----        ----
Total/Weighted Average .........       140      $814,388,116          100.0%          1.38x       68.3%
                                       ===      ============          =====           ====        ====

Weighted Average Remaining Term to Maturity/Anticipated Repayment Date in
Months: 112

                  REMAINING AMORTIZATION TERM IN MONTHS (1)(2)




                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                                     NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                       OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
                                    MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
REMAINING TERM IN MONTHS              LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
--------------------------------   ----------   --------------   --------------   ----------   ---------
Anticipated Repayment Date Loans
 181-240 .......................         8      $ 44,142,290            5.7%          1.52x       63.2%
 241-300 .......................        25       107,497,205           13.8           1.38        63.2
 301-360 .......................        38       306,227,777           39.4           1.31        70.8
                                        --      ------------           ----           ----        ----
   Subtotal ....................        71      $457,867,272           58.9%          1.35x       68.3%
Balloon Loans
 181-240 .......................        13      $ 38,957,346            5.0%          1.69x       61.7%
 241-300 .......................        16        66,060,194            8.5           1.40        68.0
 301-360 .......................        35       207,411,333           26.7           1.32        71.0
                                        --      ------------           ----           ----        ----
   Subtotal ....................        64      $312,428,873           40.2%          1.38x       69.2%
Fully-Amortizing Loans
 181-240 .......................         3      $  6,588,621            0.8%          1.23x       73.0%
                                        --      ------------           ----           ----        ----
Total/Weighted Average .........       138      $776,884,766          100.0%          1.36x       68.7%
                                       ===      ============          =====           ====        ====

Weighted Average Remaining Amortization Term in Months: 327

----------
(1)   Excludes the Interest Only loans (Loan Numbers 6 and 8).

(2) One Mortgage Loan (Loan Number 1) is currently subject to payments of interest only. The remaining amortization term used for this Mortgage Loan applies to a principal and interest payment which begins on November 1, 2000.


                         MONTH AND YEAR OF ORIGINATION



                                                                  PERCENT BY
                                                  AGGREGATE        AGGREGATE
                                    NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                      OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
                                   MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
MONTH AND YEAR OF ORIGINATION        LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-------------------------------   ----------   --------------   --------------   ----------   ---------
June 1997 .....................         1       $  3,310,110           0.4%          1.27x       73.6%
December 1997 .................         1          3,429,290           0.4           1.96        57.2
June 1998 .....................         1          4,259,809           0.5           2.22        57.1
August 1998 ...................         7         11,318,575           1.4           1.92        61.0
September 1998 ................         1         13,619,235           1.7           1.50        65.7
December 1998 .................         2         28,653,235           3.5           1.31        71.6
March 1999 ....................         3         17,025,071           2.1           1.36        73.9
May 1999 ......................         3         11,779,769           1.4           1.27        73.7
June 1999 .....................        11         92,618,380          11.4           1.28        71.9
July 1999 .....................        21        104,471,691          12.8           1.36        67.0
August 1999 ...................        31        184,372,516          22.6           1.42        66.9
September 1999 ................        33        200,359,191          24.6           1.36        67.1
October 1999 ..................        13         81,029,259           9.9           1.39        71.5
November 1999 .................        11         53,581,350           6.6           1.33        67.5
December 1999 .................         1          4,560,634           0.6           1.35        66.8
                                       --       ------------          ----           ----        ----
 Total: .......................       140       $814,388,116         100.0%          1.38x       68.3%
                                      ===       ============         =====           ====        ====

Weighted Average Months Since Origination: 5

             YEAR OF SCHEDULED MATURITY/ANTICIPATED REPAYMENT DATE


                                                                PERCENT BY
                                                AGGREGATE        AGGREGATE
                                  NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                    OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
YEAR OF SCHEDULED MATURITY/      MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
ANTICIPATED REPAYMENT DATE         LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-----------------------------   ----------   --------------   --------------   ----------   ---------
2004 ........................         4       $ 13,691,518           1.7%          1.38x       70.2%
2005 ........................        11         70,675,070           8.7           1.57        58.3
2006 ........................         4         24,066,630           3.0           1.23        75.7
2008 ........................         1          7,361,125           0.9           2.31        47.5
2009 ........................       115        667,520,374          82.0           1.35        69.1
2013 ........................         1         13,619,235           1.7           1.50        65.7
2014 ........................         1         10,865,543           1.3           1.30        76.2
2017 ........................         1          3,310,110           0.4           1.27        73.6
2018 ........................         1          1,588,291           0.2           1.07        79.0
2019 ........................         1          1,690,220           0.2           1.30        66.3
                                    ---       ------------          ----           ----        ----
 Total: .....................       140       $814,388,116         100.0%          1.38x       68.3%
                                    ===       ============         =====           ====        ====

     The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date/Anticipated Repayment Date LTV Ratios of the Mortgage Loans.
A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date principal balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date/Anticipated Repayment Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date or, in the case of an ARD Loan, the related Anticipated Repayment Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date may be different than such appraised value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date or, in the case of an ARD Loan the Anticipated Repayment Date.


     An appraisal of the value for each of the Mortgaged Properties was made between May 28, 1997 and November 14, 1999. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                            CUT-OFF DATE LTV RATIOS



                                                            PERCENT BY
                                            AGGREGATE        AGGREGATE
                              NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
                             MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
CUT-OFF DATE LTV RATIOS        LOANS      CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-------------------------   ----------   --------------   --------------   ----------   ---------
50.00% or less ..........         4      $ 22,056,890            2.7%          1.69x       48.4%
50.01% - 55.00% .........         2         4,772,468            0.6           1.70        53.5
55.01% - 60.00% .........        16       148,011,324           18.2           1.57        58.0
60.01% - 65.00% .........        16        61,505,428            7.6           1.50        62.8
65.01% - 70.00% .........        28       165,346,922           20.3           1.35        67.6
70.01% - 75.00% .........        46       264,570,713           32.5           1.29        72.1
75.01% - 80.00% .........        28       148,124,371           18.2           1.26        78.0
                                 --      ------------           ----           ----        ----
 Total: .................       140      $814,388,116          100.0%          1.38x       68.3%
                                ===      ============          =====           ====        ====

Weighted Average Cut-off Date LTV Ratio: 68.25%


                   MATURITY DATE/ANTICIPATED REPAYMENT DATE
                                  LTV RATIOS



                                                                          PERCENT BY
                                                          AGGREGATE        AGGREGATE
                                            NUMBER        PRINCIPAL        PRINCIPAL                   WEIGHTED
                                              OF           BALANCE          BALANCE       WEIGHTED     AVERAGE
MATURITY DATE                              MORTGAGE       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
ANTICIPATED REPAYMENT DATE LTV RATIOS      LOANS(1)     CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
---------------------------------------   ----------   --------------   --------------   ----------   ---------
50.00% or less ........................        25      $130,616,778           16.2%          1.58x       59.3%
50.01% - 55.00% .......................        16        67,070,640            8.3           1.43        62.2
55.01% - 60.00% .......................        21       155,554,671           19.3           1.48        62.8
60.01% - 65.00% .......................        35       254,004,348           31.4           1.29        70.9
65.01% - 70.00% .......................        25       124,354,828           15.4           1.28        75.5
70.01% - 75.00% .......................        13        70,558,082            8.7           1.26        78.9
75.01% - 80.00% .......................         2         5,640,148            0.7           1.23        79.2
                                               --      ------------           ----           ----        ----
 Total: ...............................       137      $807,799,495          100.0%          1.38x       68.2%
                                              ===      ============          =====           ====        ====

Weighted Average Maturity Date LTV Ratio: 59.71%
----------
(1)   Excludes fully amortizing Mortgage Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amounts of principal and interest due under such Mortgage Loan during the 12-month period that includes February 1, 2000 and January 1, 2001. "Underwritten Cash Flow" or "UW Cash Flow" means the Underwritten NOI (as defined below) for the Mortgaged Property decreased by an amount that the applicable Seller has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its underwriting guidelines. "Debt Service Coverage Ratio" for a period, on the other hand, is the ratio of the NOI for the period to the amounts of principal and interest due under the related Mortgage Loan for the same period.

     "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by the applicable Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.


     The amounts representing "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.


     The UW Cash Flows and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expense in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS



                                                                                     PERCENT BY
                                                                      AGGREGATE       AGGREGATE
                                                         NUMBER       PRINCIPAL       PRINCIPAL                 WEIGHTED
                                                           OF          BALANCE         BALANCE      WEIGHTED    AVERAGE
                                                        MORTGAGE      AS OF THE       AS OF THE      AVERAGE    CUT-OFF
UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS       LOANS     CUT-OFF DATE    CUT-OFF DATE      DSCR      DATELTV
-----------------------------------------------------  ----------  --------------  --------------  ----------  ---------
1.200x or less(1) ...................................        2     $  4,030,687           0.5%         1.13x      70.1%
1.201x - 1.250x .....................................       22      137,869,289          16.9          1.23       73.3
1.251x - 1.300x .....................................       34      197,111,662          24.2          1.27       73.4
1.301x - 1.400x .....................................       42      223,568,170          27.5          1.33       69.1
1.401x - 1.500x .....................................       19      143,449,256          17.6          1.44       61.7
1.501x - 1.600x .....................................        4       17,394,528           2.1          1.52       62.8
1.601x - 1.700x .....................................        3       12,375,016           1.5          1.64       57.9
1.701x - 1.800x .....................................        5       36,863,715           4.5          1.74       60.5
1.801x - 1.900x .....................................        3       21,184,183           2.6          1.82       59.3
1.901x - 2.000x .....................................        2        5,319,012           0.7          1.94       56.7
2.001x - 2.100x .....................................        1        1,998,364           0.2          2.05       68.5
2.201x - 2.300x .....................................        1        4,259,809           0.5          2.22       57.1
2.301x - 2.400x .....................................        2        8,964,425           1.1          2.31       49.6
                                                            --     ------------          ----          ----       ----
 Total: .............................................      140     $814,388,116         100.0%         1.38x      68.3%
                                                           ===     ============         =====          ====       ====

Weighted Average UW DSCR: 1.38x
----------
(1) Herndon Village Shoppes (Loan Number 95) has a UW DSCR of 1.16x with a 16-year amortization period. RiteAid -- Dayton (Loan Number 119) is a credit tenant lease loan with a UW DSCR of 1.07x.

                            GEOGRAPHIC DISTRIBUTION




                                                              PERCENT BY
                                              AGGREGATE        AGGREGATE
                               NUMBER         PRINCIPAL        PRINCIPAL                   WEIGHTED
                                 OF            BALANCE          BALANCE       WEIGHTED     AVERAGE
                              MORTGAGED       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
GEOGRAPHIC DISTRIBUTION      PROPERTIES     CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-------------------------   ------------   --------------   --------------   ----------   ---------
California ..............         26       $145,372,868           17.9%          1.46x       64.5%
New York ................         12         97,359,852           12.0           1.37        65.7
Illinois ................          8         68,757,586            8.4           1.27        73.1
Maryland ................          8         66,441,508            8.2           1.43        68.9
Florida .................         11         65,512,867            8.0           1.31        70.6
Texas ...................         17         44,658,735            5.5           1.28        72.4
New Jersey ..............          6         40,835,753            5.0           1.30        65.3
Massachusetts ...........          6         30,373,752            3.7           1.38        66.6
North Carolina ..........          7         28,972,220            3.6           1.43        66.5
Nevada ..................          4         27,932,532            3.4           1.26        73.0
Colorado ................          5         27,839,747            3.4           1.56        64.2
Pennsylvania ............          7         22,732,097            2.8           1.33        66.7
Canada ..................         10         22,559,278            2.8           1.88        61.7
Michigan ................          4         21,828,529            2.7           1.31        76.1
Ohio ....................          5         19,599,094            2.4           1.24        71.6
Indiana .................          3         18,137,876            2.2           1.41        64.7
Arizona .................          2         13,749,730            1.7           1.26        73.7
Virginia ................          5         11,651,061            1.4           1.30        70.2
Georgia .................          2          5,309,006            0.7           1.26        71.8
Alabama .................          1          4,688,695            0.6           1.25        79.5
Wisconsin ...............          2          4,494,190            0.6           1.23        74.7
Rhode Island ............          1          4,240,067            0.5           1.41        69.6
New Hampshire ...........          1          3,889,927            0.5           1.46        70.7
Tennessee ...............          2          3,755,357            0.5           1.58        61.1
Oklahoma ................          2          3,414,357            0.4           1.39        79.4
Connecticut .............          2          3,194,902            0.4           1.55        74.4
Oregon ..................          2          2,896,894            0.4           1.25        75.1
Kentucky ................          1          1,784,329            0.2           1.30        71.4
Minnesota ...............          1          1,264,689            0.2           1.30        71.3
Missouri ................          1          1,140,618            0.1           1.37        79.2
                                  --       ------------           ----           ----        ----
 Total: .................        164       $814,388,116          100.0%          1.38x       68.3%
                                 ===       ============          =====           ====        ====

                                PROPERTY TYPES


                                                                           PERCENT BY
                                                       AGGREGATE            AGGREGATE                     WEIGHTED
                                     NUMBER OF         PRINCIPAL            PRINCIPAL        WEIGHTED     AVERAGE
                                     MORTGAGED       BALANCE AS OF        BALANCE AS OF       AVERAGE     CUT-OFF
PROPERTY TYPE                       PROPERTIES     THE CUT-OFF DATE     THE CUT-OFF DATE       DSCR       DATE LTV
--------------------------------   ------------   ------------------   ------------------   ----------   ---------
Multifamily
 Multifamily ...................         45          $183,242,204              22.5%            1.33x       72.7%
 Manufactured Housing ..........          1            13,985,254               1.7             1.20        71.7
 Mobile Home Park ..............          3             5,812,417               0.7             1.32        62.7
                                         --          ------------              ----             ----        ----
   Subtotal ....................         49          $203,039,876              24.9%            1.32x       72.3%
Retail
 Anchored ......................         15          $102,892,766              12.6%            1.36x       71.1%
 Unanchored ....................         21            46,933,858               5.8             1.36        66.6
 Factory Outlet ................          3            22,753,296               2.8             1.45        55.8
 Specialty .....................          1             5,050,168               0.6             1.45        68.2
                                         --          ------------              ----             ----        ----
   Subtotal ....................         40          $177,630,087              21.8%            1.37x       67.9%
Office
 CBD ...........................          6          $111,907,572              13.7%            1.36x       64.4%
 Suburban ......................         18            60,981,010               7.5             1.38        69.0
                                         --          ------------              ----             ----        ----
   Subtotal ....................         24          $172,888,583              21.2%            1.37x       66.0%
Industrial
 Flex Space ....................         15          $ 79,543,735               9.8%            1.32x       70.3%
 Warehouse .....................          6            63,900,621               7.8             1.30        69.4
                                         --          ------------              ----             ----        ----
   Subtotal ....................         21          $143,444,356              17.6%            1.31x       69.9%
Hotel
 Limited Service ...............         16          $ 44,530,876               5.5%            1.61x       63.1%
 Full Service ..................          4            14,249,292               1.7             1.87        58.4
                                         --          ------------              ----             ----        ----
   Subtotal ....................         20          $ 58,780,168               7.2%            1.67x       62.0%
Mixed Use
 Multifamily/Hotel .............          1          $ 13,776,427               1.7%            1.33x       67.2%
 Office/Retail .................          4             9,746,531               1.2             1.54        63.0
                                         --          ------------              ----             ----        ----
   Subtotal ....................          5          $ 23,522,959               2.9%            1.42x       65.5%
Nursing Home ...................          1          $ 13,918,633               1.7%            1.75x       61.6%
Congregate Care ................          2          $ 12,637,276               1.6%            1.49x       67.0%
Self-Storage ...................          2          $  8,526,178               1.0%            1.41x       60.8%
                                         --          ------------              ----             ----        ----
Total/Weighted Average .........        164          $814,388,116             100.0%            1.38x       68.3%
                                        ===          ============             =====             ====        ====

              YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT(1)



                                                                                      PERCENT BY
                                                                      AGGREGATE        AGGREGATE
                                                       NUMBER         PRINCIPAL        PRINCIPAL                   WEIGHTED
                                                         OF            BALANCE          BALANCE       WEIGHTED     AVERAGE
                                                      MORTGAGED       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT      PROPERTIES     CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-------------------------------------------------   ------------   --------------   --------------   ----------   ---------
 5 or less ......................................         24       $130,839,461           16.1%          1.33x       70.0%
 6 - 10 .........................................         12         69,843,772            8.6           1.39        67.6
11 - 15 .........................................         33        132,655,044           16.3           1.42        69.6
16 - 20 .........................................         25        117,495,025           14.4           1.35        69.1
21 - 25 .........................................         12         35,349,563            4.3           1.37        66.8
26 - 30 .........................................         18         73,894,432            9.1           1.47        64.7
31 or more ......................................         40        254,310,819           31.2           1.37        67.7
                                                          --       ------------           ----           ----        ----
 Total: .........................................        164       $814,388,116          100.0%          1.38x       68.3%
                                                         ===       ============          =====           ====        ====

Weighted Average Property Age: 20(2)
----------
(1)   For Properties constructed in stages, the earliest date was used.

(2) Eleven properties originally constructed prior to 1930 were excluded from the weighted average calculation due to significant renovations that have occured since then and/or due to the historical nature of the property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                  MULTIFAMILY




                                                                          PERCENT BY
                                                        AGGREGATE         AGGREGATE
                                         NUMBER         PRINCIPAL         PRINCIPAL                    WEIGHTED
                                           OF         BALANCE AS OF     BALANCE AS OF     WEIGHTED     AVERAGE
PHYSICAL OCCUPANCY PERCENTAGES(1)       MORTGAGED      THE CUT-OFF       THE CUT-OFF       AVERAGE     CUT-OFF
MULTIFAMILY                            PROPERTIES          DATE              DATE           DSCR       DATE LTV
-----------------------------------   ------------   ---------------   ---------------   ----------   ---------
85.01% - 90.00% ...................         6         $ 14,410,558           7.10%           1.26x       70.2%
90.01% - 95.00% ...................         8             60245843           29.7            1.26        73.2
95.01% - 100.00% ..................        35            128383476           63.2            1.35        72.2
                                           --         ------------           ----            ----        ----
 Total: ...........................        49         $203,039,876          100.0%           1.32x       72.3%
                                           ==         ============          =====            ====        ====

Weighted Average Occupancy Percentage: 95.93%
----------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                    RETAIL


                                                                        PERCENT BY
                                                        AGGREGATE        AGGREGATE
                                         NUMBER         PRINCIPAL        PRINCIPAL                   WEIGHTED
                                           OF            BALANCE          BALANCE       WEIGHTED     AVERAGE
PHYSICAL OCCUPANCY PERCENTAGES(1)       MORTGAGED       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
RETAIL                                 PROPERTIES     CUT-OFF DATE     CUT-OFF DATE       DSCR       DATELTV
-----------------------------------   ------------   --------------   --------------   ----------   ---------
60.01% - 65.00%(2) ................         2        $  4,258,335            2.4%          1.57x       52.7%
75.01% - 80.00%(2) ................         2          15,171,376            8.5           1.55        57.6
80.01% - 85.00% ...................         2           5,950,618            3.4           1.63        59.2
85.01% - 90.00% ...................         2           8,088,900            4.6           1.74        59.0
90.01% - 95.00% ...................         7          36,983,326           20.8           1.34        72.5
95.01% - 100.00% ..................        25         107,177,533           60.3           1.31        69.5
                                           --        ------------           ----           ----        ----
 Total: ...........................        40        $177,630,087          100.0%          1.37x       67.9%
                                           ==        ============          =====           ====        ====

Weighted Average Occupancy Percentage: 93.90%
----------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

(2) See "-- Largest Mortgage Loans" for a description of the Abbey Company Loans and the Horizon Outlet Loans.


                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                     OFFICE




                                                                        PERCENT BY
                                                        AGGREGATE        AGGREGATE
                                         NUMBER         PRINCIPAL        PRINCIPAL                   WEIGHTED
                                           OF            BALANCE          BALANCE       WEIGHTED     AVERAGE
PHYSICAL OCCUPANCY PERCENTAGES(1)       MORTGAGED       AS OF THE        AS OF THE       AVERAGE     CUT-OFF
OFFICE                                 PROPERTIES     CUT-OFF DATE     CUT-OFF DATE       DSCR       DATE LTV
-----------------------------------   ------------   --------------   --------------   ----------   ---------
80.01% - 85.00% ...................         4        $ 14,428,703            8.3%          1.34x       72.4%
90.01% - 95.00% ...................         5          49,252,005           28.5           1.29        70.3
95.01% - 100.00% ..................        15         109,207,875           63.2           1.41        63.2
                                           --        ------------           ----           ----        ----
 Total: ...........................        24        $172,888,583          100.0%          1.37x       66.0%
                                           ==        ============          =====           ====        ====

Weighted Average Occupancy Percentage: 95.61%
----------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                  INDUSTRIAL




                                                                         PERCENT BY
                                                       AGGREGATE         AGGREGATE
                                        NUMBER         PRINCIPAL         PRINCIPAL                    WEIGHTED
                                          OF         BALANCE AS OF     BALANCE AS OF     WEIGHTED     AVERAGE
PHYSICAL OCCUPANCY PERCENTAGE(1)       MORTGAGED      THE CUT-OFF       THE CUT-OFF       AVERAGE     CUT-OFF
INDUSTRIAL                            PROPERTIES          DATE              DATE           DSCR       DATE LTV
----------------------------------   ------------   ---------------   ---------------   ----------   ---------
85.01% - 90.00% ..................         1         $  2,286,250            1.6%           1.82x       59.0%
90.01% - 95.00% ..................         1           27,512,617           19.2            1.30        71.3
95.01% - 100.00% .................        19          113,645,489           79.2            1.31        69.8
                                          --         ------------           ----            ----        ----
 Total: ..........................        21         $143,444,356          100.0%           1.31x       69.9%
                                          ==         ============          =====            ====        ====

Weighted Average Occupancy Percentage: 98.66%
----------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.


                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                     HOTEL




                                                                          PERCENT BY
                                                        AGGREGATE         AGGREGATE
                                         NUMBER         PRINCIPAL         PRINCIPAL                    WEIGHTED
                                           OF         BALANCE AS OF     BALANCE AS OF     WEIGHTED     AVERAGE
PHYSICAL OCCUPANCY PERCENTAGES(1)       MORTGAGED      THE CUT-OFF       THE CUT-OFF       AVERAGE     CUT-OFF
HOTEL                                  PROPERTIES          DATE              DATE           DSCR       DATE LTV
-----------------------------------   ------------   ---------------   ---------------   ----------   ---------
55.01% - 60.00% ...................         1          $ 4,598,974            7.8%           1.40x       63.2%
60.01% - 65.00% ...................         3            9,380,043           16.0            1.57        64.6
65.01% - 70.00% ...................         4           14,198,745           24.2            1.50        63.0
70.01% - 75.00% ...................         5           15,007,671           25.5            1.81        60.1
75.01% - 80.00% ...................         3            7,030,954           12.0            2.06        60.8
80.01% - 85.00% ...................         2            6,193,400           10.5            1.62        62.7
85.01% - 90.00% ...................         2            2,370,382            4.0            1.79        55.6
                                            -          -----------           ----            ----        ----
 Total: ...........................        20          $58,780,168          100.0%           1.67x       62.0%
                                           ==          ===========          =====            ====        ====

Weighted Average Occupancy Percentage: 71.01%
----------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.


     With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the Mortgagor's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date"). Thereafter, each Mortgage Loan provides that until a date specified in the related Mortgage Note the related Mortgagor will be required to pay a yield maintenance penalty (a "Prepayment Premium") upon any voluntary principal prepayment of a Mortgage Loan or provide for Defeasance, in whole and/or in part. The following table sets forth the percentage of the declining aggregate principal balance of all the Mortgage Loans that on January 1 of each of the years indicated will be within their related Lock-out Period, are subject to Defeasance and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                             PREPAYMENT PROTECTION
                  PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING
              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE THAT HAVE
         PREPAYMENT LOCK-OUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)*




                                               JANUARY    JANUARY    JANUARY    JANUARY
                                   CURRENT      2001       2002       2003       2004
                                 ----------- ---------- ---------- ---------- ----------
Lock-Out/Defeasance(1) .........     100.0%      99.1%      99.1%      99.1%      96.9%
YM(2) ..........................       0.0        0.9        0.9        0.9        3.1
                                     -----       ----       ----       ----       ----
Total Lock-Out/ Defeasance
 and YM ........................    100.00      100.0      100.0      100.0      100.0
1.00%(3) .......................       0.0        0.0        0.0        0.0        0.0
No Prepayment Premium ..........       0.0        0.0        0.0        0.0        0.0
                                    ------      -----      -----      -----      -----
Total ..........................     100.0%     100.0%     100.0%     100.0%     100.0%
                                    ======      =====      =====      =====      =====
Aggregate Mortgage Loan
 Balance(4) ....................  $  814.4    $ 807.0    $ 798.5    $ 789.3    $ 779.3
Percentage of Balance
 Outstanding ...................     100.0%      99.1%      98.1%      96.9%      95.7%



                                   JANUARY    JANUARY    JANUARY    JANUARY    JANUARY    JANUARY
                                    2005       2006       2007       2008       2009       2110
                                 ---------- ---------- ---------- ---------- ---------- ----------
Lock-Out/Defeasance(1) .........     97.3%      97.2%      97.1%      96.8%      96.5%       43.5%
YM(2) ..........................      1.8        1.8        1.8        2.2        2.3        56.5
                                     ----       ----       ----       ----       ----        ----
Total Lock-Out/ Defeasance
 and YM ........................     99.1       99.0       99.0       99.0       98.8       100.0
1.00%(3) .......................      0.9        1.0        1.0        0.0        0.0         0.0
No Prepayment Premium ..........      0.0        0.0        0.0        1.0        1.2         0.0
                                     ----       ----       ----       ----       ----       -----
Total ..........................    100.0%     100.0%     100.0%     100.0%     100.0%      100.0%
                                    =====      =====      =====      =====      =====       =====
Aggregate Mortgage Loan
 Balance(4) ....................  $ 752.9    $ 679.8    $ 646.5    $ 634.8    $ 590.6    $   24.7
Percentage of Balance
 Outstanding ...................     92.4%      83.5%      79.4%      78.0%      72.5%        3.0%

----------
(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period (not less than two years from the Delivery Date) to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable obligations of the United States providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in the case of certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer shall, on behalf of the related Mortgagor, purchase such obligations of the United States for deposit into the Trust Fund. Any such substitution shall be subject to, among other things, certain conditions set forth in the Pooling and Servicing Agreement. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such Mortgage Loan will be reflected in the "Lock-Out/Defeasance" category.

(2) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate (or with respect to the Canadian Loans, a Canadian Treasury rate) specified therein, minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to 1% of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance" or "YM").

(3) The Mortgage Loan requires a Prepayment Premium equal to the indicated percentage of the amount that is prepaid.

(4)   Millions of dollars.

* See Annex A and the Diskette for additional, detailed information on the Mortgage Loans' Prepayment Penalties.

LARGEST MORTGAGE LOANS

     Set forth below are the Mortgage Loans or groups of cross-collateralized and cross-defaulted Mortgage Loans which represent in excess of 2.0% of the Initial Pool Balance.


THE 711 THIRD AVENUE LOAN

     The Loan. The largest Mortgage Loan (the "711 Third Avenue Loan"), which represents approximately 6.0% of the Initial Pool Balance, was originated by MGT on September 10, 1999 and has a principal balance as of the Cut-off Date of $49,225,000 (Loan Number 1). The 711 Third Avenue Loan is secured by a first mortgage encumbering a 100% leasehold interest and an undivided 50% interest in the fee estate of a 20-story office building located at 711 Third Avenue, in New York, New York (the "711 Third Avenue Property"). The 711 Third Avenue Loan was made to SLG 711 Third LLC and SLG 711 Fee LLC, special purpose limited liability companies (collectively, the "711 Third Avenue Borrower") which are controlled by SL Green Realty Corp. (NYSE Symbol: SLG) ("SL Green"), a real estate investment trust that owns, manages, leases, acquires, and repositions office properties in Manhattan. At September 30, 1999, SL Green reported its portfolio consisted of 24 properties, 21 of which are wholly owned, comprising approximately 8.5 million square feet and had a portfolio occupancy rate of 95%. At September 30, 1999, SL Green reported total assets of $1.0 billion, total debt of $422.4 million, and a debt-to-total market capitalization of 39%.


     The 711 Third Avenue Loan has an initial twelve-month interest only period ending October 1, 2000, followed by a 360-month amortization term and matures on October 1, 2030. The 711 Third Avenue Loan is an ARD Loan with an Anticipated Repayment Date of October 1, 2005. The 711 Third Avenue Loan may not be prepaid prior to April 1, 2005 and may be prepaid, in whole or in part, without payment of a Prepayment Premium, at any time thereafter. The 711 Third Avenue Loan is subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Property. The 711 Third Avenue Property is a 20-story Class A office building comprising 528,357 square feet of net rentable area. The 711 Third Avenue Property was built in 1955 with several subsequent improvements and includes a 165-space parking garage that is leased to a third party operator. The 711 Third Avenue Property is located on approximately 1.09 acres at the eastern side of Third Avenue between East 44th and East 45th Streets, in the Grand Central District of Manhattan. The 711 Third Avenue Property is leased to 25 tenants. Approximately 37% of the net rentable space is leased to Parade Publications, Crain's Communications and Chicago Title (rated "Baa1" and "BBB" by Moody's and Standard & Poor's Ratings Services, a division of the McGraw--Hill Companies, Inc. ("S&P"), respectively) and street-level retail tenants Eddie Bauer and The Avenue. The 711 Third Avenue Property occupancy was 96.0% as of September 8, 1999.

     Property Management. The 711 Third Avenue Property is managed by SL Green Management LLC, an affiliate of the 711 Third Avenue Borrower, which manages approximately 30 properties comprising ten million square feet for its own portfolio and third parties.


  Operating History.


                                                                TRAILING 12       TRAILING 12       ORIGINATOR'S
                                             1997 ACTUAL       MOS. -- 6/99      MOS. -- 10/99      UNDERWRITTEN
                                          ----------------   ----------------   ---------------   ----------------
Effective Gross Income ................     $ 11,297,000       $ 14,016,280      $ 15,329,745       $ 14,778,011
Expenses ..............................        8,108,000          7,627,578         7,634,817          7,852,154
                                            ------------       ------------      ------------       ------------
NOI ...................................     $  3,189,000       $  6,388,702      $  7,694,928       $  6,925,857
                                            ============       ============      ============       ============
UW Cash Flow ..........................         N/A                N/A                N/A           $  5,902,107
Occupancy .............................             76.0%              95.8%             95.8%              92.5%
Operating Expense Ratio(1) ............             71.8%              54.4%             49.8%              53.1%
Debt Service Coverage Ratio based on
 NOI ..................................             0.77x              1.54x             1.86x              1.67x
UW DSCR based on UW Cash Flow .........         N/A                N/A                N/A                   1.42x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Lockbox and Reserves. All rents payable by the tenants in the 711 Third Avenue Property are paid directly into a lockbox account which will be controlled by the Master Servicer. Funds in the lockbox are allocated monthly to a debt service account, a recurring replacement reserve account and a tenant improvement account. The 711 Third Avenue Loan documents require monthly deposit into the tenant improvement account of $76,236 until the aggregate amount on deposit is equal to $1.0 million. An additional $850,000 was deposited at closing for tenant improvements and leasing commissions.


     Additional terms and escrows for the 711 Third Avenue Loan are set forth on Annexes A and C.


THE ABBEY COMPANY LOANS


     The Loan. Two of the Mortgage Loans (the "Abbey Company Loans"), representing in the aggregate approximately 4.6% of the Initial Pool Balance, were originated by MGT on August 31, 1999, and have an aggregate principal balance as of the Cut-off Date of $37,503,350 (Loan Numbers 6 and 8). The Abbey Company Loans, if deemed one Mortgage Loan, would represent the second largest Mortgage Loan. The Abbey Company Loans are cross-defaulted and cross-collateralized loans secured by mortgages encumbering eleven properties located in Southern California (collectively, the "Abbey Company Properties"). Each of the Abbey Company Loans was made to a special purpose limited liability company (the "Abbey Company Borrowers") which are wholly-owned by Abbey Properties, LLC, the managing member. Abbey Properties, LLC is owned by Donald
G. Abbey and a wholly owned subsidiary of Rodamco North America NV ("RNA"). RNA is a real estate investment company that is listed on the Amsterdam stock exchange. The market value of RNA's real estate assets was $3.3 billion at February 28, 1999. RNA primarily owns super-regional and regional shopping malls located in the United States. In addition, RNA has investments in several private real estate companies, including The Abbey Company, an affiliate of the Abbey Company Borrowers, and equity holdings in public real estate companies. The Abbey Company currently owns or manages a portfolio of properties totaling approximately 2.8 million square feet in Southern California.


     The Abbey Company Loans are Balloon Mortgage Loans which require interest-only payments through August 1, 2009 and mature on September 1, 2009. The Abbey Company Loans may not be prepaid prior to June 1, 2009 and may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The Abbey Company Loans are subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date.

     The Properties. The Abbey Company Properties consist of 11 office, industrial and retail properties:

ABBEY POOL I



  LOAN   PROPERTY                                           SQUARE        TYPE OF                         APPRAISED
 NUMBER  NAME                          LOCATION            FOOTAGE        PROPERTY       OCCUPANCY(1)       VALUE
-------- ------------------- ---------------------------- --------- ------------------- -------------- --------------
         Colton Commerce     Colton, CA                    122,081  Anchored Retail          88.0%      $12,310,000
         Center
         Palmdale Place      Palmdale, CA                   84,051  Anchored Retail          82.0         7,550,000
         Commerce Center
         Tenth Street        Lancaster, CA                  96,767  Anchored Retail          80.0         7,360,000
         Commerce Center
         Fountain Plaza      Palmdale, CA                   33,022  Unanchored Retail        63.0         2,745,000
         (Palmdale II)
         Diamond Bar         Diamond Bar, CA                20,618  Unanchored Retail        94.0         2,600,000
         Commerce Center
         Palm Plaza          Palmdale, CA                   17,488  Unanchored Retail        87.0         1,400,000
         (Palmdale III)                                    -------                           ------     -----------
                             Sub Total/Average             374,027                           82.7%(2)   $33,965,000
ABBEY POOL II
         Cityview Plaza      Garden Grove, CA              135,920  Office                   96.0       $10,800,000
         Glendora            Glendora, CA                   70,180  Office/Retail            96.0         7,400,000
         Commerce Center
         Anaheim Stadium     Anaheim, CA                    89,480  Industrial              100.0         4,300,000
         Industrial Park
         Arlington Airpark   Riverside, CA                  86,154  Industrial               90.0         3,875,000
         Plaza
         Edinger             Santa Ana, CA                  29,800  Office                  100.0         3,225,000
                                                           -------                          --------    -----------
                             Sub Total/Weighted Average    411,534                           95.9%(2)   $29,600,000
                                                           -------                          --------    -----------
                             Total/Weighted Average        785,561                           89.6%(2)   $63,565,000

----------
(1)   Occupancy percentages as of September 1, 1999.

(2)   Based upon weighted average square footage.


     Property Management. The Abbey Company Properties are managed by The Abbey Company. The Abbey Company currently manages a portfolio of properties totaling approximately 2.8 million square feet. The Abbey Company has established a strong local presence in the Southern California market with offices in Los Angeles, Orange, Riverside, and San Bernardino counties.

  Operating History:



                                                                                 6 MOS. 1999       ORIGINATOR'S
                                           1997 ACTUAL(1)      1998 ACTUAL        ANNUALIZED       UNDERWRITTEN
                                          ----------------   ---------------   ---------------   ---------------
Effective Gross Income ................     $ 5,999,081        $ 8,280,218       $ 8,734,244       $ 8,824,761
Expenses ..............................       2,338,933          2,892,522         2,713,414         3,008,233
                                            -----------        -----------       -----------       -----------
NOI ...................................     $ 3,660,148        $ 5,387,696       $ 6,020,830       $ 5,816,528
                                            ===========        ===========       ===========       ===========
UW Cash Flow ..........................         N/A                N/A               N/A           $ 5,044,646
Occupancy .............................            88.7%              90.4%             89.2%             89.5%
Operating Expense Ratio(2) ............            39.0%              34.9%             31.1%             34.1%
Debt Service Coverage Ratio based on
 NOI(3) ...............................         N/A                   1.92x             2.12x             2.05x
UW DSCR based on UW Cash Flow .........         N/A                N/A               N/A                  1.78x

----------
(1) 1997 Actual Operating History does not reflect the operations of Diamond Bar Commerce Center, Edinger and Glendora Commerce Center, which were acquired in 1998.

(2)   Expenses as percentage of Effective Gross Income.

(3) The Abbey Company Loans require interest-only payments until their maturity date.

     Lockbox and Reserves. The Abbey Company Loan documents provide for reserves for taxes, insurance and on-going replacements. The Abbey Company Loan documents do not require the establishment of a lockbox or cash collateral account.

     Additional terms and escrows for the Abbey Company Loans are set forth on Annexes A and C.


THE INTERNATIONAL AIRPORT CENTER LOS ANGELES LOAN

     The Loan. The second largest Mortgage Loan (the "IACLA Loan,"), which represents approximately 3.4% of the Initial Pool Balance, was originated by LaSalle on December 28, 1998 and has a principal balance as of the Cut-off Date of $27,512,617 (Loan Number 2). The IACLA Loan is encumbered by a first Mortgage secured by a multi-tenant industrial/distribution property (the "IACLA Property"). The IACLA Loan was made to IAC Los Angeles LLC, a special purpose entity (the "IACLA Borrower"). The IACLA Property is managed by International Airport Centers LLC, ("IAC"), a privately held company formed in 1995 which specializes in the acquisition, development, ownership and management of similar industrial and office properties located in close proximity to large international U.S. airports. IAC recently completed projects similar to the IACLA Property in Charlotte, North Carolina and Seattle, Washington.

     The IACLA Loan has a remaining amortization term of 348 months and matures on January 1, 2009. The IACLA Loan may not be prepaid prior to October 1, 2008. The IACLA Loan may be prepaid in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The IACLA Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The IACLA Property is an industrial warehouse/distribution property totaling 317,184 square feet and consisting of two Class A buildings. It is located approximately 1000 feet from the LAX International Airport Air Cargo area in Los Angeles, California. The IACLA Property has direct access to Interstates 105 and 405, which are approximately 1/4 mile from the site. These routes are major east/west or north/south corridors spanning southern California. The IACLA Property was constructed in 1997 and is one of the newest warehouses in the area. The IACLA Property includes 153 docks/bays and a 180 foot turnaround space. The IACLA Property had an occupancy percentage of 95.0% as of August 1, 1999. Of the 11 current tenants, major tenants at the IACLA Property include BAX Global (94,363 square feet), Expeditors International (45,491 square feet) and Hankyu International (37,011 square feet).

     Property Management. The IACLA Property is managed by IAC. IAC currently has ownership interests in and manages five warehouse/distribution properties totaling more than one million square feet of rentable space.


  Operating History.


                                                                        TRAILING 12      ORIGINATOR'S
                                                       1998 ACTUAL      MOS. - 8/99      UNDERWRITTEN
                                                     --------------   --------------   ---------------
Effective Gross Income ...........................    $ 2,875,990      $ 3,670,606       $ 3,880,067
Expenses .........................................        623,518          723,807           718,004
                                                      -----------      -----------       -----------
NOI ..............................................    $ 2,252,472      $ 2,946,799       $ 3,162,063
                                                      ===========      ===========       ===========
UW Cash Flow .....................................        N/A              N/A           $ 2,978,957
Occupancy ........................................           88.3%           91.78%            95.00%
Operating Expense Ratio(1) .......................           21.7%            19.7%             18.5%
Debt Service Coverage Ratio based on NOI .........           0.99x            1.29x             1.39x
UW DSCR based on UW Cash Flow ....................        N/A              N/A                  1.30x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Lockbox and Reserves. The IACLA Loan documents provide for monthly reserves for real estate taxes, replacement reserves and tenant improvements/leasing commissions reserves. The IACLA Loan documents do not require the establishment of a lockbox or cash collateral account.

     Additional terms and escrows for the IACLA Loan are set forth on Annexes A and C.

THE ATLANTIC DEVELOPMENT LOAN

     The Loan. The third largest Mortgage Loan (the "Atlantic Development Loan"), which represents approximately 2.8% of the Initial Pool Balance, was originated by MGT on September 15, 1999 and has a principal balance as of the Cut-off Date of $23,113,978 (Loan Number 3). The Atlantic Development Loan is secured by a first mortgage encumbering three industrial/office buildings located at 40 Technology Drive, 100 Randolph Road, and 50 Randolph Road in Warren and Franklin, New Jersey (each an "Atlantic Development Property" and, collectively, the "Atlantic Development Properties"). The Atlantic Development Loan was made to MBCC 40, LLC, WCA 50, LLC and WCA 100, LLC, each a special purpose limited liability company (collectively, the "Atlantic Development Borrower"), owned by Atlantic Development and Management Corporation ("ADMC").

     The Atlantic Development Loan has a remaining amortization term of 357 months and matures on October 1, 2029. The Atlantic Development Loan is an ARD Loan with an Anticipated Repayment Date of October 1, 2009. The Atlantic Development Loan may not be prepaid prior to July 1, 2009. The Atlantic Development Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time thereafter. The Atlantic Development Loan is subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Properties. The Atlantic Development Properties consist of three office/industrial buildings:




  LOAN   PROPERTY                     SQUARE        TYPE OF                                                  APPRAISED
 NUMBER  NAME            LOCATION    FOOTAGE        PROPERTY           MAJOR TENANTS       OCCUPANCY(1)        VALUE
-------- ------------- ------------ --------- ------------------- ----------------------- --------------  --------------
   3.1   40            Warren, NJ     93,336  Industrial/Office        Cordis Corp.            100%          $15,280,000
         Technology                                               (subsidiary of Johnson
         Dr.                                                            & Johnson)
   3.2   100           Franklin      152,472  Industrial/Office    Fountain Technologies       100             9,900,000
         Randolph      Township,                                    Union Carbide Corp.
         Road          NJ
   3.3   50 Randolph   Franklin       89,024  Industrial/Office    Fountain Technologies       100             7,000,000
         Road          Township, NJ  -------                                                   ---           -----------
                       Total/Avg.    334,832                                                   100%(2)       $32,180,000

----------
(1)   Occupancy percentages as of August 1, 1999.

(2)   Weighted Average based on square footage.

     Property Management. The Atlantic Development Properties are managed by ADMC. ADMC owns and manages a portfolio of seven office, research and development and warehouse properties totaling approximately 825,000 square feet located in central New Jersey.


  Operating History.




                                                                                6 MOS. 1999       ORIGINATOR'S
                                            1997 ACTUAL       1998 ACTUAL        ANNUALIZED       UNDERWRITTEN
                                          ---------------   ---------------   ---------------   ---------------
Effective Gross Income ................     $ 3,551,144       $ 4,003,170       $ 3,908,122       $ 3,967,963
Expenses ..............................         990,242           989,403           929,810           964,883
                                            -----------       -----------       -----------       -----------
NOI ...................................     $ 2,560,902       $ 3,013,767       $ 2,978,312       $ 3,003,080
                                            ===========       ===========       ===========       ===========
UW Cash Flow ..........................         N/A               N/A               N/A           $ 2,610,321
Occupancy .............................              93%              100%              100%               95%
Operating Expense Ratio(1) ............            27.9%             24.7%             23.8%             24.3%
Debt Service Coverage Ratio based on
 NOI ..................................            1.25x             1.47x             1.45x             1.47x
UW DSCR based on UW Cash Flow .........         N/A               N/A               N/A                  1.27x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Release. Any Atlantic Development Property may be released from the lien of the mortgage provided (a) an amount equal to 125% of the adjusted release amount of such Atlantic Development Property is defeased and (b) after giving effect to such release (i) the Debt Service Coverage Ratio for the Atlantic Development Properties is not less than 1.25x and (ii) the loan to value ratio is less than or equal to 75%.


     Lockbox and Reserves. All rents payable by the tenants in the Atlantic Development Properties are paid directly into a lockbox account controlled by the Master Servicer. Funds in the lockbox are allocated monthly to a tax and insurance account, a debt service account and a recurring replacement reserve account.


     Additional terms and escrows for the Atlantic Development Loan are set forth on Annexes A and C.


THE CIRCLE PARK APARTMENTS LOAN


     The Loan. The fourth largest Mortgage Loan (the "Circle Park Apartments Loan"), which represents approximately 2.8% of the Initial Pool Balance, was originated by LaSalle on August 30, 1999 and has a principal balance as of the Cut-off Date of $22,924,768 (Loan Number 4). The Circle Park Apartments Loan is secured by a first mortgage encumbering a multifamily community (the "Circle Park Apartments Property"). The Circle Park Apartments Property, including the land, improvements and real estate fixtures, is owned by an Illinois land trust with Amalgamated Trust and Savings Bank as the land trustee and University Center Associates, an Illinois special purpose limited partnership, as the beneficiary. The Circle Park Apartments Loan is secured by the land trustee's legal and equitable title to the Circle Park Apartments Property and the beneficiary's beneficial interest in the land trust. The land trustee has covenanted not to take any action with respect to the Circle Park Apartments Property without the lender's consent. The principals of the beneficiary are Jeffrey Zarem and HGK Management Co.


     The Circle Park Apartments Loan has a remaining amortization term of 356 months and matures on September 1, 2009. The Circle Park Apartments Loan may not be prepaid prior to June 1, 2009. The Circle Park Apartments Loan may be prepaid in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Circle Park Apartments Loan is subject to Defeasance, in whole, but not in part, at any time after September 1, 2002.


     The Property. The Circle Park Apartments Property is located approximately two miles from the Chicago Loop central business district, in the Illinois Medical District/University of Illinois -- Chicago neighborhood. The site is improved by a 418 unit multi-family garden apartment community including one, two and three bedroom townhouses, midrise and age restricted units. The Circle Park Apartments Property was built in 1983. Amenities at the Circle Park Apartments Property include a swimming pool, tennis court, volleyball court, mature landscaped grounds and 24-hour security. When the Circle Park Apartments Property was developed it included a portion of Section 8 housing. The original contract covering 239 units expires in January 2003. The age restricted midrise building will remain subsidized (120 units, 29% of total units) however, current plans are to discontinue the contract for the other 119 subsidized units and convert these to market rate rentals (179 units have never been subject to subsidies and are currently rented at market rates). Underwritten Cash Flow is based on the current level of operations at the Circle Park Apartments Property assuming no conversion.


     Property Management. The Circle Park Apartments Property is managed by New Frontier Management. Since 1977, New Frontier Management has managed a diverse portfolio of 17,500 units located throughout the United States.

  Operating History.




                                                                                TRAILING 12      ORIGINATOR'S
                                            1997 ACTUAL       1998 ACTUAL      MOS. -- 7/99      UNDERWRITTEN
                                          ---------------   ---------------   --------------   ---------------
Effective Gross Income ................     $ 4,533,544       $ 4,567,809      $ 4,453,511       $ 4,482,215
Expenses ..............................       2,407,155         2,147,354        2,173,709         1,904,901
                                            -----------       -----------      -----------       -----------
NOI ...................................     $ 2,126,389       $ 2,420,455      $ 2,279,802       $ 2,577,314
                                            ===========       ===========      ===========       ===========
UW Cash Flow ..........................         N/A               N/A              N/A           $ 2,472,814
Occupancy .............................            92.7%             95.9%            92.4%             89.9%
Operating Expense Ratio(1) ............            53.1%             47.0%            48.8%             42.0%
Debt Service Coverage Ratio based on
 NOI ..................................            1.04x             1.18x            1.11x             1.26x
UW DSCR based on UW Cash Flow .........         N/A               N/A              N/A                  1.21x

----------
(1)   Expenses as a percentage of Effective Gross Income.


     Lockbox and Reserves. The Circle Park Apartments Loan documents provide for reserves for taxes, insurance and on-going replacements. In addition, a reserve in the amount of $81,510 is being collected over three years to cover potential shortfalls associated with the conversion of the 119 subsidized units to market rental rates. This reserve may only be released if the Debt Service Coverage Ratio for the Circle Park Apartments Property is maintained at 1.20x for the nine consecutive months following the conversion of the last subsidized unit. The Circle Park Apartments Loan documents do not require the establishment of a lockbox or cash collateral account.


     Additional terms and escrows for the Circle Park Apartments Loan are set forth on Annexes A and C.


THE HORIZON OUTLET LOANS


     The Loans. Three of the Mortgage Loans (the "Horizon Outlet Loans"), representing in the aggregate approximately 2.8% of the Initial Pool Balance, were originated by MGT on July 9, 1999, and have an aggregate principal balance as of the Cut-off Date of $22,753,296 (Loan Numbers 22, 27, and 92). The Horizon Outlet Loans, if deemed one Mortgage Loan, would represent the fifth largest Mortgage Loan. The Horizon Outlet Loans are cross-defaulted and cross-collateralized loans secured by first mortgages encumbering retail outlet shopping centers located in Daleville, Indiana; Tulare, California; and Sommerset, Pennsylvania; (collectively, the "Horizon Outlet Properties"). Each of the Horizon Outlet Loans was made to a special purpose limited partnership (the "Horizon Borrowers"), which are affiliated with Horizon Group Properties, Inc. ("Horizon Group"), a Nasdaq listed real estate investment trust (Nasdaq symbol: HGPI). Horizon Group owns and operates 12 factory outlet centers and one power center in ten states totaling more than 2.6 million square feet. At September 30, 1999, Horizon Group reported total assets of approximately $153.7 million.


     Each of the Horizon Outlet Loans has a remaining amortization term of 295 months and matures on August 1, 2024. Each of the Horizon Outlet Loans is an ARD Loan with an Anticipated Repayment Date of August 1, 2009. The Horizon Outlet Loans may not be prepaid prior to May 1, 2009. The Horizon Outlet Loans may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The Horizon Outlets Loans are subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Properties. The Horizon Outlet Properties consist of three factory outlet retail centers:



  LOAN   PROPERTY                              SQUARE    TYPE OF                                           APPRAISED
 NUMBER  NAME                LOCATION         FOOTAGE   PROPERTY      MAJOR TENANTS      OCCUPANCY(1)        VALUE
-------- ------------ ---------------------- --------- ---------- --------------------- --------------  --------------
   22    Indiana      Daleville, IN          234,149   Factory     Polo Factory Outlet       77.8%       $19,000,000
         Outlet                                        Outlet         Bass Co. Store
         Center
   27    Horizon      Tulare, CA             138,647   Factory      Gap Factory Outlet      100.0         16,500,000
         Outlet                                        Outlet           Linen Barn
         Center-
         Tulare
   92    Shoppes at   Sommerset, PA          199,962   Factory         Levis Outlet          62.4          5,400,000
         Georgian                                      Outlet       Polo Factory Outlet
         Terrace                             -------                                        -----        -----------
                      Total/ Weighted Avg.   572,758                                         77.8%(2)    $40,900,000

----------
(1)   Occupancy percentages as of November 1, 1999.

(2)   Weighted Average based on square footage.

     Property Management. Each of the Horizon Outlet Properties is managed by the Horizon Group Properties, L.P., an affiliate of the Horizon Borrower.


  Operating History.




                                                                                TRAILING 12       ORIGINATOR'S
                                            1997 ACTUAL       1998 ACTUAL      MOS. -- 10/99      UNDERWRITTEN
                                          ---------------   ---------------   ---------------   ---------------
Effective Gross Income ................     $ 7,588,426       $ 7,223,067       $ 6,689,654       $ 6,243,122
Expenses ..............................       2,688,079         2,545,463         2,636,096         2,666,052
                                            -----------       -----------       -----------       -----------
NOI ...................................     $ 4,900,347       $ 4,677,604       $ 4,053,558       $ 3,577,070
                                            ===========       ===========       ===========       ===========
UW Cash Flow ..........................         N/A               N/A               N/A           $ 3,198,725
Occupancy .............................            81.7%             77.5%             75.8%             71.3%
Operating Expense Ratio(1) ............            35.4%             35.2%             39.4%             42.7%
Debt Service Coverage Ratio based on
 NOI ..................................            2.23x             2.13x             1.84x             1.63x
UW DSCR based on UW Cash Flow .........         N/A               N/A               N/A                  1.45x

----------
(1)   Expenses as percentage of Effective Gross Income.

     Release and Substitution. Any Horizon Outlet Property may be released from the lien of the mortgage provided (a) an amount equal to one hundred percent (100%) of the allocated loan amount of such Horizon Outlet Property plus twenty-five percent (25%) of the initial allocated loan amount of such Horizon Outlet Property is defeased and (b) after giving effect to such release, the Debt Service Coverage Ratio for the Horizon Outlet Properties may be not less than the greater of (i) 1.48x for the Daleville, Indiana property, 1.46x for the Sommerset, Pennsylvania property and 1.43x for the Tulare, California property, as applicable, and (ii) the aggregate debt service coverage for the four fiscal quarter period immediately prior to effectuating such release.

     A Horizon Outlet Property may be substituted with a new property if, among other things, a written confirmation is obtained from each Rating Agency that such release will not cause such Rating Agency to downgrade, qualify or withdraw any of its then current ratings of any Certificates.

     Lockbox and Reserves. All rents payable by tenants in the Horizon Outlet Properties will be paid directly into a lockbox account controlled by the Master Servicer. Funds in the lockbox account will be allocated monthly to a tax and insurance account, a debt service payment account and a recurring replacement reserve account. Additionally, at closing $200,000 was deposited into a reserve account for tenant improvements and lease commissions.

     Additional terms and escrows for the Horizon Outlet Loans are set forth on Annexes A and C.


THE PENN MAR SHOPPING CENTER LOAN

     The Loan. The fifth largest Mortgage Loan (the "Penn Mar Shopping Center Loan"), which represents approximately 2.7% of the Initial Pool Balance, was originated by MGT on October 13, 1999 and has a principal balance as of the Cut-off Date of $22,302,499 (Loan Number 5). The Penn Mar Shopping Center Loan is secured by a mortgage encumbering an anchored shopping center located in Forestville, Maryland (the "Penn Mar Shopping Center Property"). The Penn Mar Shopping Center Loan was made to Penn Mar Associates, L.L.C., a special purpose limited liability company (the "Penn Mar Shopping Center Borrower"), the principal of which is Gary Rappaport. Mr. Rappaport is also the managing member of a limited liability company which filed a voluntary bankruptcy petition in July 1999 in connection with a $2.4 million note to a family trust providing seller financing for the acquisition of an undeveloped parcel. The total acquisition price was $3.4 million. The limited liability company filed its petition when it was unable to obtain a rezoning approval for the parcel by the note's maturity date and the family trust was unwilling to extend the term of the note. The limited liability company continues to seek approval to rezone the acquired property. Mr. Rappaport is the sole owner of Rappaport Management Company and a member of the Board of Trustees for the International Counsel of Shopping Centers. The Rappaport Management Company manages 20 shopping centers in Maryland and Virginia totaling over 2.5 million square feet.

     The Penn Mar Shopping Center Loan has a remaining amortization term of 358 months and matures on November 1, 2029. The Penn Mar Shopping Center Loan is an ARD Loan with an Anticipated Repayment Date of November 1, 2009. The Penn Mar Shopping Center Loan may not be prepaid prior to August 1, 2009. The Penn Mar Shopping Center Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The Penn Mar Shopping Center Loan is subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Penn Mar Shopping Center Property is a 373,592 square foot anchored shopping center located in Forestville, Maryland. Forestville is primarily a residential area located just outside Washington D.C. The Penn Mar Shopping Center Property, originally built in 1958, was purchased by the Penn Mar Shopping Center Borrower in 1995 and has been continually renovated and expanded since that time. The Penn Mar Shopping Center Property has 46 inline tenants and eight pad site tenants. The Penn Mar Shopping Center Property is anchored by Superfresh (rated "Ba1" and "BBB--" by Moody's and S&P, respectively), Marshalls (rated "A3" and "A--" by Moody's and S&P, respectively), CVS (rated "A3" and "A" by Moody's and S&P, respectively) and Burlington Coat Factory which occupy approximately 42% of the net rentable space. The Penn Mar Shopping Center Property's occupancy was 97.0% as of July 20, 1999.

     Property Management. The Penn Mar Shopping Center Property is managed by Rappaport Management Company.


  Operating History.



                                                                                TRAILING 12      ORIGINATOR'S
                                            1997 ACTUAL       1998 ACTUAL      MOS. -- 8/99      UNDERWRITTEN
                                          ---------------   ---------------   --------------   ---------------
Effective Gross Income ................     $ 2,740,473       $ 3,172,910      $ 3,308,893       $ 3,800,371
Expenses ..............................         674,966           677,984          700,629           777,764
                                            -----------       -----------      -----------       -----------
NOI ...................................     $ 2,065,507       $ 2,494,927      $ 2,608,264       $ 3,022,607
                                            ===========       ===========      ===========       ===========
UW Cash Flow ..........................         N/A               N/A              N/A           $ 2,819,296
Occupancy .............................            89.6%             84.0%            91.0%             93.0%
Operating Expense Ratio(1) ............            24.6%             21.4%            21.2%             20.5%
Debt Service Coverage Ratio based on
 NOI ..................................            1.01x             1.22x            1.28x             1.48x
UW DSCR based on UW Cash Flow .........         N/A               N/A              N/A                  1.38x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Mezzanine Debt. A mezzanine loan with a principal balance of $2,976,347 as of January 1, 2000, an original principal balance of $3,000,000, a maturity date of November 1, 2009 and an amortization term of 120 months, was made by MGT to PM Investors, LLC, secured by general partnership interest in the Penn Mar Shopping Center Borrower.


     Lockbox and Reserves. All rents payable by the tenants in the Penn Mar Shopping Center Property are paid directly into a lockbox account in the name of the Penn Mar Shopping Center Borrower. Prior to the Anticipated Repayment Date and provided there is no event of default under the loan documents, all deposits in the lockbox account are remitted to the Penn Mar Shopping Center Borrower. The Penn Mar Shopping Center Loan documents provide for reserves for taxes, insurance, on-going replacements and tenant improvements/leasing commissions.


     Additional terms and escrows for the Penn Mar Shopping Center Loan are set forth on Annexes A and C.


THE 332 SOUTH MICHIGAN LOAN


     The Loan. The seventh largest Mortgage Loan (the "332 South Michigan Loan"), which represents 2.3% of the Initial Pool Balance, was originated by MGT on June 1, 1999, and has a principal balance as of the Cut-off Date of $18,689,849 (Loan Number 7). The 332 South Michigan Loan is secured by a first mortgage encumbering the first fourteen floors of an office building located in Chicago, Illinois (the "332 South Michigan Property"). The 332 South Michigan Loan was made to 332 South Michigan Avenue Office, LLC, a special purpose limited liability corporation (the "332 South Michigan Borrower"), the principal of which is Louis D. Angelo.


     The 332 South Michigan Loan has a remaining amortization term of 354 months and matures on July 1, 2029. The 332 South Michigan Loan is an ARD Loan with an Anticipated Repayment Date of July 1, 2009. The 332 South Michigan Loan may not be prepaid prior to April 1, 2009. The 332 South Michigan Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The 332 South Michigan Loan is subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date.


     The Property. The 332 South Michigan Property is a 20 story, 318,266 square foot building, situated on a 0.725 acre tract at the northwest corner of South Michigan Avenue and East Van Buren Street in Chicago, Illinois. The collateral for the 332 South Michigan Loan is contained within the first fourteen stories of the building, housing retail and office tenants. The remaining six stories are privately owned residential condominiums. The 332 South Michigan Property is located directly across from Grant Park in the Chicago central business district. The 332 South Michigan Property was constructed in 1912 and renovated between 1980 and 1985, and had an occupancy of 95.0% as of November 30, 1999.


     Property Management. The 332 South Michigan Property is managed by Metropolitan Properties of Chicago, an affiliate of the 332 South Michigan Borrower. Metropolitan Properties of Chicago has several years of experience managing this and other properties in the immediate area of the 332 South Michigan Property.

  Operating History.




                                                                                 9 MOS. 1999       ORIGINATOR'S
                                           1997 ACTUAL(1)      1998 ACTUAL        ANNUALIZED       UNDERWRITTEN
                                          ----------------   ---------------   ---------------   ---------------
Effective Gross Income ................     $ 6,172,303        $ 5,641,270       $ 5,556,147       $ 5,504,646
Expenses ..............................       4,368,673          3,386,422         3,143,125         2,987,477
                                            -----------        -----------       -----------       -----------
NOI ...................................     $ 1,803,630        $ 2,254,848       $ 2,413,022       $ 2,517,169
                                            ===========        ===========       ===========       ===========
UW Cash Flow ..........................         N/A                N/A               N/A           $ 2,100,691
Occupancy .............................         N/A                N/A                  95.0%             94.3%
Operating Expense Ratio(2) ............            70.8%              60.0%             56.6%             54.3%
Debt Service Coverage Ratio based on
 NOI ..................................            1.09x              1.37x             1.46x             1.53x
UW DSCR based on UW Cash Flow .........         N/A                N/A               N/A                  1.27x

----------
(1) 1997 Actual Operating History figures include all 20 stories of the building.

(2)   Expenses as a percentage of Effective Gross Income.

     Lockbox and Reserves. All rents payable by the tenants in the 332 South Michigan Property are paid directly into a lockbox account in the name of the 332 South Michigan Borrower. Prior to the Anticipated Repayment Date and provided there is no event of default under the loan documents, all deposits into the lockbox account are remitted to the 332 South Michigan Borrower. The 332 South Michigan Loan documents provide for reserves for taxes, insurance and on-going replacements.

     Additional terms and escrows for the 332 South Michigan Loan are set forth on Annexes A and C.


THE ALPINE COMMONS SHOPPING CENTER LOAN

     The Loan. The ninth largest Mortgage Loan (the "Alpine Commons Shopping Center Loan"), which represents approximately 2.1% of the Initial Pool Balance, was originated by MGT on September 24, 1999 and has a principal balance as of the Cut-off Date of $16,772,760 (Loan Number 9). The Alpine Commons Shopping Center Loan is secured by a first mortgage encumbering an anchored shopping center located at 1357 Route 9 in Wappingers Falls, New York (the "Alpine Commons Shopping Center Property"). The Alpine Commons Shopping Center Loan was made to Alpine Improvements, LLC, a special purpose limited liability company (the "Alpine Commons Shopping Center Borrower"), the principal of which is Adam
W. Ifshin. Mr. Ifshin is President of DLC Management Corp., which owns and/or operates 22 shopping centers and three office properties in eleven states totaling approximately 4.2 million square feet.

     The Alpine Commons Shopping Center Loan has a remaining amortization term of 357 months and matures on October 1, 2029. The Alpine Commons Shopping Center Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2009. The Alpine Commons Shopping Center Loan may not be prepaid prior to July 1, 2009. The Alpine Commons Shopping Center Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium, at any time thereafter. The Alpine Commons Shopping Center Loan is subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Property. Alpine Commons Shopping Center Property is a 209,950 square foot anchored shopping center built in 1994 and as of June 1, 1999 is 93% occupied. The shopping center's two major tenants are BJ's Wholesale Club, Inc. and Stop & Shop. BJ's Wholesale Club, Inc. leases 106,664 square feet and reported sales of $345 per square foot for 1998. The lease expires on May 31, 2013. BJ's Wholesale Club, Inc. (NYSE symbol: BJ) is a leading wholesale club chain operating in the eastern United States with approximately 103 stores. Stop & Shop leases 64,898 square feet and reported sales of $442 per square foot for 1998. The lease expires on August 26, 2013. Stop & Shop is owned by the Dutch company Royal Ahold (NYSE Symbol: AHO) an international food retailer with leading supermarket companies in the United States, Europe, Latin America and Asia. Royal Ahold operates more than 3,600 stores worldwide and is rated "A3" and "A" by Moody's and S&P, respectively. In the United States, the company is the leading supermarket operator on the east coast with more than 1,000 stores, operating under the following names: Stop & Shop, Giant Food Stores, Tops Markets and BI-LO.

     Property Management. The Alpine Commons Shopping Center Property is managed by DLC Management Corp., an affiliate of the Alpine Commons Shopping Center Borrower.


  Operating History.




                                                                                                  ORIGINATOR'S
                                            1996 ACTUAL       1997 ACTUAL       1998 ACTUAL       UNDERWRITTEN
                                          ---------------   ---------------   ---------------   ---------------
Effective Gross Income ................     $ 2,368,590       $ 2,294,829       $ 2,261,389       $ 2,700,130
Expenses ..............................         668,287           702,269           651,769           765,615
                                            -----------       -----------       -----------       -----------
NOI ...................................     $ 1,700,303       $ 1,592,560       $ 1,969,620       $ 1,934,515
                                            ===========       ===========       ===========       ===========
UW Cash Flow ..........................         N/A               N/A               N/A           $ 1,839,378
Occupancy .............................         N/A                  92.0%             93.0%             93.0%
Operating Expense Ratio(1) ............            28.2%             30.6%             28.8%             28.3%
Debt Service Coverage Ratio based on
 NOI ..................................            1.16x             1.09x             1.34x             1.32x
UW DSCR based on UW Cash Flow .........         N/A               N/A               N/A                  1.25x

----------
(1)   Expenses as percentage of Effective Gross Income.

     Lockbox and Reserves. All rents payable by the tenants in the Alpine Commons Shopping Center are paid into a lockbox. Prior to the Anticipated Repayment Date and provided there is no event of default under the loan documents, all deposits into the lockbox account are remitted to the Alpine Commons Shopping Center Borrower. The Alpine Commons Shopping Center Loan documents provide for monthly reserves for taxes, insurance and ongoing replacements.

     Additional terms and escrows for the Alpine Commons Shopping Center Loan are set forth on Annexes A and C.


THE CANADIAN LOANS

     Ten of the Mortgage Loans, which represent 2.8% of the Initial Pool Balance, are secured by properties in Canada.

     The Westmont Canadian Loans. Eight of the Mortgage Loans (the "Westmont Loans") are secured by eight hotels located in Canada (collectively, the "Westmont Properties"). The Westmont Loans are payable in Canadian dollars ("C$"). The information set forth below is in U.S. dollars, unless otherwise indicated, calculated based on an exchange rate of US$1.00 for C$1.4750. The Westmont Loans, which represent approximately 1.9% of the Initial Pool Balance, were originated by MGT on June 30, 1998 and August 11, 1998 and had an aggregate principal balance as of the Cut-off Date of $15,578,384 (Loan Numbers 62, 97, 101, 106, 117, 126, 134 and 137). The Westmont Loans are secured by cross-collateralized and cross-defaulted first mortgages encumbering the Westmont Properties.

     Additionally, a Mortgage Loan (Loan Number 79, the "Additional Westmont Loan") which represents approximately 0.4% of the Initial Pool Balance (and, together with the Westmont Loans, represents approximately 2.3% of the Initial Pool Balance, and together with the Westmont Loans is referred to as the "Westmont Canadian Loans") was originated by MGT on December 4, 1997 and has a principal balance as of the Cut-off Date of $3,429,290. The Additional Westmont Loan is secured by a first mortgage encumbering one hotel (the "Additional Westmont Property" and together with the Westmont Properties is referred to herein collectively as the "Westmont Canadian Properties"). The Additional Westmont Loan is not cross-collateralized or cross-defaulted with any of the Westmont Loans.

     The Westmont Canadian Loans were made to nine individual special purpose entities (collectively, the "Westmont Canadian Borrowers") controlled by the W-Westmont Corporation ("W-Westmont"). The

Westmont Canadian Loans, if deemed one Mortgage Loan, would represent the eighth largest Mortgage Loan. On May 21, 1999, W-Westmont acquired the UniHost Corporation, the previous controlling entity. W-Westmont was formed by the Westmont Partnership, which owns or manages 45 hotel properties totaling over 8,500 rooms. The Westmont Partnership is a partnership between Westmont Hospitality Group, which holds ownership interests in and/or manages over 300 hotels in Canada, the United States and Europe, and the Whitehall Street Real Estate Funds, which are managed by The Goldman Sachs Group Inc.


     Each Westmont Loan has a remaining amortization term of 222 or 224 months and matures on either September 1, 2005 or July 1, 2005. The Additional Westmont Loan has a remaining amortization term of 276 months and matures on January 1, 2005. Each Westmont Loan may not be prepaid prior to either December 1, 2003 or October 1, 2003, and the Additional Westmont Loan may not be prepaid prior to April 1, 2003. On or after the aforementioned dates upon which prepayment is permitted, the Westmont Canadian Loans may be prepaid, in whole but not in part, upon payment of a Prepayment Premium equal to the greater of
(i) 1% of the outstanding principal balance of the applicable Mortgage Loan and
(ii) an amount calculated based upon a Yield Maintenance formula based on a Canadian Treasury rate. Each of the Westmont Loans may be prepaid, in whole but not in part, without payment of a Prepayment Premium any time on or after either June 1, 2005 or April 1, 2005, and the Additional Westmont Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time after July 1, 2004.


     The Properties. The Westmont Properties consist of eight hotels and the Additional Westmont Property is one hotel:


WESTMONT PROPERTIES




  LOAN   PROPERTY                                  # OF          TYPE OF          NATIONAL CHAIN                     APPRAISED
 NUMBER  NAME                      LOCATION       ROOMS          PROPERTY           AFFILIATION    OCCUPANCY(1)        VALUE
-------- ------------------- ------------------- ------- ----------------------- ---------------- --------------   -------------
   62    Quality Suites --   Windsor, Ontario      128   Full Service Hotel       Quality Suites       74.8         $7,457,627
         Windsor
   97    Comfort Inn --      Boucherville,         100   Limited Service Hotel      Comfort Inn        70.8          3,627,119
         Boucherville        Quebec
   101   Comfort Inn --      Sault Ste. Marie,      82   Limited Service Hotel      Comfort Inn        76.6          2,915,254
         Sault Ste. Marie    Ontario
   106   Comfort Inn --      Thunder Bay,           80   Limited Service Hotel      Comfort Inn        82.3          3,389,831
         Thunder Bay         Ontario
   117   Comfort Inn --      Saskatoon,             80   Limited Service Hotel      Comfort Inn        76.7          2,711,864
         Saskatoon           Saskatchewan
   126   Comfort Inn --      London, Ontario        80   Limited Service Hotel      Comfort Inn        85.7          2,576,271
         London
   134   Comfort Inn --      Drummondville,         59   Limited Service Hotel      Comfort Inn        75.0          1,762,712
         Drummondville       Quebec
   137   Comfort Inn --      New Glasgow, Nova      62   Limited Service Hotel      Comfort Inn        86.5          1,694,915
         New Glasgow         Scotia                ---                                                 ----
                             Sub Total/Average     671                                                 77.9%(2)
ADDITIONAL WESTMONT PROPERTY
   79    Oshawa Holiday      Oshawa, Ontario       193   Full Service Hotel         Holiday Inn        78.7%        $6,000,000
         Inn                                       ---                                                 ----
                             Total/Average         864                                                 78.1%(2)

----------
(1)   Occupancy percentages on September 30, 1999.

(2)   Based upon weighted average number of rooms.

     Property Management. The Westmont Canadian Properties are managed by Journey's End Management, Inc., an affiliate of the Westmont Canadian Borrowers.


  Operating History.




                                                                                   9 MOS. 1999       ORIGINATOR'S
                                             1997 ACTUAL        1998 ACTUAL        ANNUALIZED        UNDERWRITTEN
                                          ----------------   ----------------   ----------------   ----------------
Effective Gross Income ................     $ 12,845,098       $ 14,567,689       $ 13,869,320       $ 13,195,295
Expenses ..............................        8,581,802          9,241,256          8,445,365          8,682,854
                                            ------------       ------------       ------------       ------------
NOI ...................................     $  4,263,296       $  5,326,432       $  5,423,956       $  4,512,441
                                            ============       ============       ============       ============
UW Cash Flow ..........................         N/A                N/A                N/A            $  3,838,044
Occupancy .............................             74.6%              79.2%              78.4%              77.5%
Operating Expense Ratio(1) ............             66.8%              63.4%              60.9%              65.8%
Debt Service Coverage Ratio based on
 NOI ..................................             2.22x              2.78x              2.83x              2.35x
UW DSCR based on UW Cash Flow .........         N/A                N/A                N/A                    1.99x

----------
(1)   Expenses as a percentage of Effective Gross Income.


     Release. Notwithstanding that any Westmont Loan may be prepaid in full without prepayment of the other Westmont Loans, no Westmont Property may be released from the lien thereon securing the remaining Westmont Loans until all the Westmont Loans are paid in full.


     Lockbox and Reserves. The Westmont Canadian Loans documents provide for reserves for taxes and ongoing replacements. Insurance escrows are not required, as the Westmont Canadian Properties are covered under W-Westmont's blanket insurance policy. The Westmont Canadian Borrowers were required at closing to escrow three months insurance premiums on the related Westmont Canadian Property.


     Additional terms and escrows for the Westmont Canadian Loans are as set forth on Annex A.


     Foreign Currency Exchange Contracts. On the Delivery Date, the Depositor will enter into and assign to the Trustee an ISDA master agreement (including a schedule thereto) and a confirmation relating to each Westmont Canadian Loan (each such transaction, a "Foreign Currency Exchange Contract"). In accordance with each Foreign Currency Exchange Contract, the Master Servicer on behalf of the Trustee will be required to pay MGT, as exchange contract counterparty, on the second business day prior to each Distribution Date (each an "F/X Payment Date") all amounts collected on the related Westmont Canadian Loan during the Remittance Period ending on the related Determination Date in Canadian dollars. On each F/X Payment Date, MGT, as exchange contract counterparty, will be required to pay the Trustee in exchange for payments received in Canadian dollars an amount in U.S. dollars at the related Interest F/X Rate, with respect to amounts allocated to interest on the related Westmont Canadian Loan, and at the Principal F/X Rate, with respect to amounts allocated to principal and any other amounts collected on the related Westmont Canadian Loan.

     The "Interest F/X Rate" for each Westmont Canadian Loan (expressed as Canadian dollars per US$1.00) will be:




                                                     INTEREST
 LOAN NUMBER              PROPERTY NAME              F/X RATE
-------------   ---------------------------------   ---------
      62        Quality Suites -- Windsor           1.4107
      97        Comfort Inn -- Boucherville         1.4259
     101        Comfort Inn -- Sault Ste. Marie     1.4259
     106        Comfort Inn -- Thunder Bay          1.4259
     117        Comfort Inn -- Saskatoon            1.4259
     126        Comfort Inn -- London               1.4259
     134        Comfort Inn -- Drummondville        1.4259
     137        Comfort Inn -- New Glasgow          1.4259
      79        Oshawa Holiday Inn                  1.4176

The "Principal F/X Rate" for each Westmont Canadian Loan (expressed as Canadian dollars per US$1.00) will be 1.4750.

     The Schedule attached as Annex D hereto (the "F/X Schedule") sets forth the U.S. dollar payments that would be made by MGT, as exchange contract counterparty, in exchange for payments in Canadian dollars equal to those made under each indicated Mortgage Loan based on the terms of such Mortgage Loans as of the Cut-off Date. Any payments in excess of or less than the scheduled amounts or pursuant to payment terms modified after the Cut-off Date would result in payments, if any, under the related Foreign Currency Exchange Contract different from those set forth in the F/X Schedule. THE MASTER SERVICER ON BEHALF OF THE TRUSTEE WILL ONLY BE REQUIRED TO MAKE CANADIAN DOLLAR PAYMENTS UNDER EACH FOREIGN CURRENCY EXCHANGE CONTRACT TO THE EXTENT COLLECTED ON THE RELATED WESTMONT CANADIAN LOAN. MGT WILL ONLY BE REQUIRED TO MAKE U.S. DOLLAR PAYMENTS ON ANY F/X PAYMENT DATE TO THE EXTENT THE MASTER SERVICER ON BEHALF OF THE TRUSTEE HAS MADE THE CORRESPONDING PAYMENTS UNDER EACH FOREIGN CURRENCY EXCHANGE CONTRACT IN CANADIAN DOLLARS. Each Foreign Currency Exchange Contract will remain in effect while the related Mortgage Loan is outstanding.

     In the event that MGT fails to make a corresponding U.S. dollar payment under any Foreign Currency Exchange Contract, such failure would not be a default under any Westmont Canadian Loan; however, the Trustee will have the right to terminate all of the Foreign Currency Exchange Contracts. If the Foreign Currency Exchange Contracts are terminated, future distributions related to the Westmont Canadian Loans would be subject to the Canadian dollar/U.S. dollar exchange rate prevailing from time to time after such termination. However, if any such termination occurred at the time when such exchange rate had changed adversely to the trust, MGT would owe a termination payment to the trust, payable in U.S. dollars, which if collected by the trust would mitigate the adverse effect of the change. Also, if any such termination occurred at a time when such exchange rate had changed beneficially to the trust, the trust would owe a similar termination payment to MGT.

     Neither the Certificates nor any of the Westmont Canadian Loans represent an obligation of MGT or J.P. Morgan & Co. Incorporated. Certificateholders will not have any right to proceed directly against MGT in respect of its obligations under the Foreign Currency Exchange Contracts. The Master Servicer will administer and perform all of the Trustee's obligations under the Foreign Currency Exchange Contracts on behalf of the Trustee for the benefit of the Certificateholders.

     One other Mortgage Loan (Loan Number 72, together with the Westmont Canadian Loans, the "Canadian Loans"), which represents 0.4% of the Initial Pool Balance, is also secured by property in Canada. Collections thereon are subject to the terms of a foreign currency exchange contract similar to the Foreign Currency Exchange Contracts described above and subject to the master agreement referred to above. The related Interest F/X Rate (expressed as Canadian dollars per US$1.00) is 1.4095 and the related Principal F/X Rate (expressed as Canadian dollars per US$1.00) is 1.4750. As described above, the F/X Schedule sets forth the interest and principal payments that would be made under such Mortgage Loan and the payments which would be made by MGT in exchange therefor based on the terms of such Mortgage Loan as of the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     ARD Loans. Seventy-one of the Mortgage Loans representing approximately 56.2% of the Initial Pool Balance are "ARD Loans." The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates (as defined below). If the related borrower thereunder (the "Mortgagor") elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a Mortgagor elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined below) collected after such date shall be applied towards the prepayment of such ARD Loan. ARD Loans generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the term "Mortgage Interest Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Interest Rate (together with interest thereon) is referred to herein as Excess Interest. The date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of such loan and on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date."

     Once the principal balance of an ARD Loan has been reduced to zero, all Excess Cash Flow will be applied to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full.

     Commencing on the respective Anticipated Repayment Date each ARD Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a specified percentage (no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Each Mortgagor under the ARD Loans has agreed to have all revenue from the related Mortgaged Property deposited after the Anticipated Repayment Date into a Lockbox Account controlled by the Master Servicer.

     From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), the related Mortgagor generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments for the tax and insurance fund and ground lease escrows fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer or in an amount which is capped at 1/12 of 105% of the prior year's operating expenses, (v) principal on the Mortgage Loan until such principal is paid in full and (vi) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (iv) above is referred to herein as "Excess Cash Flow." Each ARD Loan provides that the related Mortgagor is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The failure to pay an ARD Loan, including any Excess Interest due, by the related Anticipated Repayment Date will not result in an event of default or acceleration of the related Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     Balloon Mortgage Loans. Sixty-six of the Mortgage Loans (including two interest-only mortgage loans) representing approximately 43.0% of the Initial Pool Balance provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its Maturity Date, unless prepaid prior thereto. See Annex A for additional information regarding the Balloon Mortgage Loans.

     Crossed Loans. Twenty-two Mortgage Loans representing approximately 12.0% of the Initial Pool Balance are cross-defaulted and cross-collateralized with another Mortgage Loan (the "Crossed Loans"). No group of Crossed Loans represents in the aggregate more than 4.6% of the Initial Pool Balance. A default under one of the Crossed Loans will result in a default under all of the other Mortgage Loans which are cross-collateralized and cross-defaulted with such Crossed Loan. See Annex A for additional information regarding the Crossed Loans.

     Additional Debt. Except with respect to one Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, the Mortgage Loans were made to Mortgagors which are generally restricted under the related loan documents or by its governing documents from incurring any indebtedness other than the related Mortgage Loan, normal trade accounts payable and certain purchase financing debt.

     The existence of such other debt could:

     o  adversely affect the financial viability of the Mortgagor;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

     o  complicate bankruptcy proceedings; and

     o  delay foreclosure on the Mortgaged Property.

     In cases where one or more junior liens are imposed on a mortgaged property or the mortgagor incurs other unsecured indebtedness, the trust fund is subjected to additional risks, including, the risks that the mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the mortgagor to refinance the mortgage loan or to sell the mortgaged property for purposes of making a balloon payment upon the maturity of the mortgage loan.

     Escrows. One hundred and thirty-seven Mortgage Loans which represent approximately 97.7% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties and 131 of the Mortgage Loans, which represent approximately 88.2% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. With respect to the Mortgage Loans which do not require monthly escrows to cover insurance premiums, if the Mortgagor does not maintain the required insurance, then (i) the Master Servicer may obtain such coverage at the cost of the Mortgagor or (ii) with respect to most of the Mortgage Loans, the Master Servicer may require monthly escrows in addition to providing force-placed coverage.

     One hundred and twenty-nine of the Mortgage Loans, which represent approximately 90.5% of the Initial Pool Balance, also require monthly escrows to cover ongoing replacements of furniture, fixtures and equipment and/or capital expenditures.

     Fifty-one of the Mortgage Loans, which represent approximately 75.9% of the Initial Pool Balance for office, retail, industrial and mixed use (excluding Loan Number 14) properties, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Twenty-nine of the Mortgage Loans, which represent approximately 31.3% of the Initial Pool Balance, have front-end escrows to cover various other contingencies.

     See Annex A for additional information pertaining to Mortgage Loan escrows.

     Related Borrowers. Thirty-eight of the Mortgage Loans, representing 12.4% of the Initial Pool Balance, have Mortgagors which are related to one or more other Mortgagors but are not cross-collateralized or cross-defaulted with other mortgage loans. There are twelve such groups of related Mortgagors. No group of Mortgage Loans with related Mortgagors represents in the aggregate more than 2.7% of the Initial Pool Balance. See Annex A for a description of the related loan groups.

     Earthquake Analysis. Thirty of the Mortgaged Properties in California, Nevada and Oregon are located in seismic zones three and four. An architectural and engineering consultant performed an analysis on all of such Mortgaged Properties (except for Frontier Village Mobile Home Park (Loan

Number 33.2) located in Nevada) in order to evaluate the structural and seismic condition of such properties and to assess, based on a 475-year return period, a 50-year window and a 10% probability of exceedance, the probable maximum loss ("PML") for such properties in a hypothetical earthquake scenario. The resulting analysis indicated that in a hypothetical earthquake scenario, only four of such Mortgaged Properties, which represent 1.2% of the allocated Initial Pool Balance, are likely to suffer a PML in excess of 20% of the amount of the estimated replacement cost of the improvements. Six of the Mortgaged Properties described above, which represent 3.6% of the allocated Initial Pool Balance are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan, including two of the four Mortgaged Properties likely to suffer a PML in excess of 20%. The remaining two Mortgaged Properties likely to suffer a PML in excess of 20% represent 0.4% of the allocated Initial Pool Balance.


MEZZANINE DEBT

     The owners of the Mortgagors under four Mortgage Loans representing 7.6% of the Initial Pool Balance have pledged their ownership interest in such Mortgagor as collateral for "mezzanine debt." Such "mezzanine debt" is separately secured by a lien on the corresponding ownership interest in the borrower. No such "mezzanine debt" currently exceeds $2,976,347 or 13.3% of the related Mortgage Loan. Upon a default under a "mezzanine debt", the related lender would be entitled to foreclose upon the equity pledged to secure such loan. Such transfer of equity would not trigger a "due on sale" clause. If the mezzanine lender attempts to foreclose upon such pledged equity, the obligor may file for bankruptcy. No holder of "mezzanine debt" has a lien on, or has the power to foreclose on, any of the Mortgaged Properties.


UNDERWRITING GUIDELINES AND PROCESS

     Each Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it, as described more fully below. All of the Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. With respect to the seven of the Mortgage Loans not originated by the Sellers, the Mortgage Loans generally conformed to the underwriting standards established by the related Seller.

     Property Analysis. The Seller performs a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the Seller evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool -- Certain
Characteristics of the Mortgage Loans" herein.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, the Seller obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The Seller determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.


     Environmental Site Assessment. At origination, the Seller obtains or updates an environmental site assessment ("ESA") for each mortgaged property prepared by a qualified environmental firm. The Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within twelve months.


     Physical Assessment Report. At origination, the Seller obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. The Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.


     Title Insurance Policy. The mortgagor is required to provide, and the Seller reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.


     Property Insurance. The mortgagor is required to provide, and the Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Seller may require based on the specific characteristics of the mortgaged property.


ADDITIONAL INFORMATION


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Mortgage Pass-Through Certificates, Series 2000-C9 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Certificates designated as the Class A1, Class A2 (together, the "Class A Certificates"), Class B, Class C, Class D, Class E, Class F and Class X Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class G, Class H, Class J, Class K, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

     The Class A Certificates will evidence approximately an initial 74.25% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 4.50% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 4.75% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 1.25% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 3.50% undivided interest in the Trust Fund. The Class F Certificates will evidence approximately an initial 1.75% undivided interest in the Trust Fund.

     The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates (other than the Class X Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount in excess thereof.

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "-- Book-Entry Registration of the Offered Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Persons acquiring beneficial ownership interests in the Certificates (the "Certificateholders") with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or Cedelbank or the Euroclear system ("Euroclear"), in Europe, through participants of such systems, or indirectly through organizations which are participants in such systems.


BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     Book-Entry Registration. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or Cedelbank or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered

Certificates, the record holder of such Certificates will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the Cedelbank and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

     Because of time zone differences, the securities account of a Cedelbank or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedelbank Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

     Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Euroclear is under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.


     Distributions in respect of the DTC Registered Certificates will be forwarded by the Bond Administrator to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, the Bond Administrator or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Beneficial Owners will not be recognized by the Trustee or the Bond Administrator as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Bond Administrator subject to receipt by the Bond Administrator of a certification in form and substance acceptable to the Bond Administrator stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See Annex G for additional information regarding global clearance, settlement and tax documentation procedures.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Bond Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of an event described in the preceding paragraph, the Bond Administrator is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Bond Administrator will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Bond Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in February 2000 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Bond Administrator with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period, (ii) the aggregate amount of any P&I Advances made by a Servicer or the Trustee in respect of such Distribution Date and payments made by the Master Servicer to cover related Prepayment Interest Shortfalls (not otherwise included in clause
(i) above) and (iii) for Distribution Dates occurring in March the Withheld Amounts for the immediately preceding January, if applicable, and February net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer, the Bond Administrator or the Trustee, (iii) any servicing, bond administrator and trustee compensation or (iv) for Distribution Dates occurring in February and, if in a year that is not a leap year, January, the Withheld Amounts (as defined herein) with respect to the Interest Reserve Loans (as defined herein) to be deposited into the Interest Reserve Account (as defined herein) and held for future distribution.

     Pass-Through Rate on the Offered Certificates. The rate per annum at which any class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rate for each class of Certificates (except the Class X Certificates) will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the Mortgage Loans. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance) of the Pass-Through Rates on all other classes of Certificates. The Pass-Through Rate on the Class X
Certificates for the initial Distribution Date will be approximately    % per
annum. The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-off Date) over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate; provided, however, that with respect to each Interest Reserve Loan, (i) the Remittance Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Remittance Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan, provided, further, however, that with respect to the Canadian Loans, the Remittance Rate will be equal to the interest rate derived from interest payments in U.S. dollars specified in the related Foreign Currency Exchange Contract over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate. See "-- Interest Reserve Account" herein. For purposes of calculating the Remittance Rate, the Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

     Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, if any, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to (a) the sum of (i) interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), and (ii) any unpaid Interest Distribution Amount shortfall for a prior Distribution Date together with interest thereon, less (b) such class' pro rata share, based on the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the Private Certificates. The Notional Amount does not entitle the Class X to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the Pass-Through Rate in effect for subsequent Distribution Dates.

     In addition, to the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, each class of Certificates (other than the Class X Certificates) will receive on each Distribution Date the product of (a) any Net Prepayment Premium paid with respect to the Mortgage Loans if such Net Prepayment Premium is calculated by reference to a U.S. Treasury rate, (b) the related Class Prepayment Fraction and (c) the related Allocation Fraction. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of a class of Certificates, other than the Class X Certificates, will be paid to the holders of the Class X Certificates. On each Distribution Date, any Net Prepayment Premium not payable to the Master Servicer or the holders of the Offered Certificates will be paid the holders of one or more classes of the Private Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over (b) the discount rate used to calculate the related Net Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above. To the extent not necessary to reimburse the Master Servicer, as described above, any Net Prepayment Premium paid with respect to a Mortgage Loan which is not calculated by reference to a U.S. Treasury rate will be distributed solely to the holders of the Class X Certificates.

     To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest paid in connection with such prepayment will be included in the Available Distribution Amount for the immediately following Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date calculated assuming a Master Servicing Fee Rate of 0.02% per annum. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

     The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) all Prepayment Premiums received during the related Remittance Period over (b) all Prepayment Interest Shortfalls to the extent not offset by all Prepayment Interest Excesses for such Remittance Period.

     The Pass-Through Rate on the Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related Mortgagor. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

     Interest Reserve Account. The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan which does not provide for the computation of interest on a 30/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Interest Rate (net of the Master Servicing Fee payable therefrom) on the respective Stated Principal Balances as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

     Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to, in each case to the extent not previously advanced the aggregate of
(i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the date on which the related Mortgage Loan becomes due (the "Maturity Date") thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the

Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause (iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial principal balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "-- Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.


PRIORITY OF DISTRIBUTIONS

     The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (e) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (f) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

     (g) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (h) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (i) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (j) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (k) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (l) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (m) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

     (n) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (o) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero;

     (p) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (q) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (r) to distributions of the Interest Distribution Amount for such Distribution Date on the Class J Certificates;

     (s) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class J Certificates, until the Class Balance thereof is reduced to zero;

     (t) to distributions of the Interest Distribution Amount for such Distribution Date on the Class K Certificates;

     (u) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class J Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class K Certificates, until the Class Balance thereof is reduced to zero;

     (v) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR Certificates; and

     (w) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class K Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

     To the extent only the Class A1 and Class A2 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1 and Class A2 Certificates pro rata based on their respective Class Balances.


PRIVATE CERTIFICATES

     The Class G, Class H, Class J, Class K, Class NR, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") are not offered hereby. The Pass-Through Rates on the Class G, Class H, Class J, Class K and Class NR Certificates for any Distribution Date will equal %, %, %,
   % and    %, respectively, per annum. The Class Balances for the Class G,
Class H, Class J, Class K and Class NR Certificates will equal $14,251,000, $20,359,000, $26,467,000, $6,107,000 and $14,259,116, respectively.

     The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance and are not entitled to distribution of principal or interest.

     An affiliate of the Depositor intends to purchase and make an investment in the Private Certificates. The Private Certificates may be sold in whole or in part by such affiliate at any time and from time to time.


SUBORDINATION

     Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Sellers, the Trustee, the Bond Administrator, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

     In addition to the payment priorities described under "-- Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class K, Class J, Class H and Class G Certificates, in that order, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Realized Losses will be allocated to a class of Certificate by reducing its Class Balance on the Distribution Date in the month following the occurrence of the Realized Loss by the excess of the aggregate Class Balance of the Certificates over the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to all distributions on such Distribution Date.

     In addition to Realized Losses, shortfalls will also occur as a result of each Servicer's and the Trustee's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

     A "Realized Loss," (a) in the case of any Mortgage Loan described in clause (a) or clause (b) of the succeeding sentence, is equal to the sum of (i) the Stated Principal Balance of any Loss Mortgage Loan, (ii) interest thereon not previously distributed or advanced to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (iii) any advances made by a Servicer or the Trustee which remain unreimbursed and
(iv) any interest accrued on such advances (see "-- Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and (b), in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which a determination has been made that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or
(c) with respect to which a portion of the principal balance thereof has been permanently forgiven, whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss previously allocated with respect to such Mortgage Loan.


COLLATERAL VALUE ADJUSTMENT

     Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property, (iii) the date on which a Mortgaged Property becomes an REO Property, (iv) the date on which a borrower declares bankruptcy or (v) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), the Special Servicer will use reasonable efforts to obtain an appraisal from an independent MAI appraiser, (except if an appraisal has been conducted within the twelve-month period preceding such event) the cost of which shall be advanced by the Special Servicer and reimbursed thereto from the Trust Fund. As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described below. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve-month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

     The "Collateral Value Adjustment" with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon, (C) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan) and (D) the Master Servicer's good faith estimate of the items in clauses (B) and (C) that will be incurred during the next twelve months. The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value." A Collateral Value Adjustment may result in a reduction of the Interest Distribution Amount of one or more classes of Certificates, but shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

     A Collateral Value Adjustment for a Mortgage Loan will reduce any P&I Advance otherwise required for such Mortgage Loan. This will have the effect of reducing the amount of interest available for distribution to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes. See "-- Advances" below. In addition, any Collateral Value Adjustment will be allocated to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the Monitoring Certificateholders. See "Description of the Pooling and Servicing Agreement -- Voting Rights" below and "Master Servicer and Special Servicer -- Responsibilities of the Special Servicer" below. The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Master Servicer, the Bond Administrator and the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will further reduce any P&I Advances for the related Mortgage Loan. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase.


ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer (and under certain circumstances, the Special Servicer) will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available

Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Master Servicing
Fee) due over the amount actually received, subject to the limitations described herein.


     Notwithstanding the foregoing, if a Collateral Value Adjustment has been made with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date, to the extent such Collateral Value Adjustment has not been reversed, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Collateral Value Adjustment, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "-- Subordination" above.


     To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, as provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance (a "Property Protection Advance") is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to a Servicer and the Trustee from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, a Servicer and the Trustee will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. None of the Servicers and the Trustee will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer and the Trustee are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by a Servicer to make a P&I Advance or Property Protection Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance or Property Protection Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers.


     Each Servicer and the Trustee shall be entitled to interest on the aggregate amount of all advances made by such Servicer or the Trustee at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors -- Effect of Mortgagor Delinquencies and Defaults" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS


GENERAL

     The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Sellers, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loan" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors -- Special Prepayment Considerations" herein, "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

     The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

     The Pass-Through Rate for the Offered Certificates will be either a fixed rate or a rate based on the weighted average of the Remittance Rates on the Mortgage Loans. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the weighted average Remittance Rates on the Mortgage Loans for such Distribution Date. Accordingly, the yield on the Offered Certificates, to the extent the related Pass-Through Rate is calculated based on the weighted average of the Remittance Rates, will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Remittance Rates could result in a reduction in the weighted average of the Remittance Rates on the Mortgage Loans reducing the Pass-Through Rates on such classes of Offered Certificates.

     See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein.

     ARD Loans may be prepaid in full on or after the Anticipated Repayment Date without the payment of any Prepayment Premium. Excess Cash Flow on an ARD Loan will be applied to reduce the principal thereof after its Anticipated Repayment Date and the related Mortgage Interest Rate will be reset at the related Revised Rate. There can be no assurance that any of such Mortgage Loan will be prepaid on that date or any date prior to maturity. The failure to pay an ARD Loan by the related Anticipated Repayment Date is not an event of default.

     In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered

Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.


     If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.


     The "Rated Final Distribution Date" for the Certificates will be the Distribution Date in October 2032, which is the first Distribution Date succeeding the second anniversary of the date at which all the Mortgage Loans are scheduled to have zero balances, assuming no prepayments, defaults or delinquencies, and that the Mortgage Loans which are Balloon Loans or ARD Loans fully amortize according to their amortization schedule without a Balloon Payment or final payment on the Anticipated Repayment Date, respectively.


WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES


     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).


     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.


     The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the Mortgage Loans in Annex A and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the Maturity Date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in February 2000; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement -- Termination" or otherwise; (vii) the Offered Certificates are purchased on January 25, 2000; and (viii) all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their Maturity Date.


     Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)




                            CLASS A1                 CLASS A2                 CLASS B                  CLASS C
    DISTRIBUTION    ------------------------ ------------------------ ------------------------ ------------------------
        DATE          0%   25%   50%   100%    0%   25%   50%   100%    0%   25%   50%   100%    0%   25%   50%   100%
------------------- ----- ----- ----- ------ ----- ----- ----- ------ ----- ----- ----- ------ ----- ----- ----- ------
Initial
 percentage .......  100   100   100   100    100   100   100   100    100   100   100   100    100   100   100   100
January 2001 ......   96    96    96    96    100   100   100   100    100   100   100   100    100   100   100   100
January 2002 ......   92    92    92    92    100   100   100   100    100   100   100   100    100   100   100   100
January 2003 ......   87    87    87    87    100   100   100   100    100   100   100   100    100   100   100   100
January 2004 ......   82    82    82    82    100   100   100   100    100   100   100   100    100   100   100   100
January 2005 ......   69    68    68    66    100   100   100   100    100   100   100   100    100   100   100   100
January 2006 ......   33    31    30    29    100   100   100   100    100   100   100   100    100   100   100   100
January 2007 ......   16    14    13    13    100   100   100   100    100   100   100   100    100   100   100   100
January 2008 ......   10     8     7     7    100   100   100   100    100   100   100   100    100   100   100   100
January 2009 ......    0     0     0     0     94    94    94    92    100   100   100   100    100   100   100   100
January 2010 ......    0     0     0     0      0     0     0     0      0     0     0     0      0     0     0     0
Weighted
 Average life
 in years (2) .....  5.5   5.4   5.4   5.2    9.5   9.5   9.5   9.3    9.7   9.7   9.7   9.5    9.7   9.7   9.7   9.5



                            CLASS D                  CLASS E                  CLASS F
    DISTRIBUTION    ------------------------ ------------------------ -----------------------
        DATE          0%   25%   50%   100%    0%   25%   50%   100%    0%   25%   50%   100%
------------------- ----- ----- ----- ------ ----- ----- ----- ------ ----- ----- ----- -----
Initial
 percentage .......  100   100   100   100    100   100   100   100    100   100   100   100
January 2001 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2002 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2003 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2004 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2005 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2006 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2007 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2008 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2009 ......  100   100   100   100    100   100   100   100    100   100   100   100
January 2010 ......    0     0     0     0      0     0     0     0      0     0     0     0
Weighted
 Average life
 in years (2) .....  9.7   9.7   9.7   9.5    9.8   9.8   9.8   9.6    9.8   9.8   9.8   9.6

-------
(1) Prepayments are assumed to occur after the Lock-out/Defeasance Period and/or Yield Maintenance penalty period.

(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

CLASS X CERTIFICATES YIELD CONSIDERATIONS

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses
(i) through (viii) in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of the Offered Certificates" herein, including the assumptions regarding the performance of the Mortgage Loans which may differ from the actual performance thereof and assuming the aggregate purchase price and Pass-Through Rate set forth below and assuming further that the initial Notional Amount of the Class X Certificates is as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


             PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES




     ASSUMED
  PURCHASE PRICE                              CPR PREPAYMENT ASSUMPTION
 AS A PERCENTAGE                                      RATE (2)
 OF THE NOTIONAL            ASSUMED          ---------------------------
      AMOUNT         PASS-THROUGH RATE (1)    0%     %     %     %     %
-----------------   ----------------------   ----   ---   ---   ---   --
        %                     %               %     %     %     %     %

----------
(1) Calculated based on the weighted average of the Remittance Rates on the Mortgage Loans as of the Cut-off Date and the initial weighted average of the Pass-Through Rates of the Certificates. The Pass-Through Rate on the Class X Certificates will be subject to adjustment on each Distribution Date.

(2) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Yield Maintenance penalty period.


     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Accrued interest is included in the assumed purchase price of the Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates; thus, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than the yield on the other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

     The yield to maturity on the Class X Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because any such losses will be allocated to reduce the Class Balance of the Certificates and therefore will reduce the Notional Amount of the Class X Certificates.

     Investors in the Class X Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments.


                      MASTER SERVICER AND SPECIAL SERVICER


THE MASTER SERVICER AND THE SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC ("ORECM") will be acting as the Master Servicer and the Special Servicer (together, the "Servicers") under the Pooling and Servicing Agreement. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with an aggregate principal balance, as of September 30, 1999, of approximately $32.3 billion, the collateral for which is located in 50 states, Puerto Rico, the District of Columbia, Canada, the Dominican Republic and the Virgin Islands. As of September 30, 1999, ORECM served as the named special servicer on 71 securitized transactions encompassing in excess of 18,000 loans, with an aggregate principal balance of approximately $48.286 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth above concerning the Master Servicer and the Special Servicer has been provided by ORECM. The Depositor, the Underwriters, the Trustee, the Bond Administrator and the Sellers make no representations or warranties as to its accuracy.


RESPONSIBILITIES OF MASTER SERVICER

     Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself or its affiliates and any Mortgagor, (b) any ownership of the Certificates, (c) its obligation to make advances, (d) any debt that it extended to any Mortgagor and (e) any servicing compensation to which the Master Servicer may be entitled.

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein to the extent such insurance is available at commercially reasonable rates and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing, in consultation with the Special Servicer, assumptions or substitutions in accordance with the Servicing Standard; demanding that the Mortgagor cure delinquencies; inspecting Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.


RESPONSIBILITIES OF SPECIAL SERVICER

     The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is more than 30 days delinquent in whole or in part in respect of the related Balloon Payment; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for the applicable grace period specified in the related Mortgage Note; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related Mortgagor of the Mortgaged Property. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan." The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

     Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself or its Affiliates and any Mortgagor, (b) any ownership of the Certificates, (c) any debt that it extended to any Mortgagor and (d) any servicing compensation to which the Special Servicer may be entitled.

     The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Note, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard.

The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust
Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

     The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loans. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loans.

     The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Specially Serviced Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date or ten years prior to the expiration of any Ground Lease. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such Maturity

Date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 2.0% interest (by Class Balance (adjusted for Collateral Value Adjustments)) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within ten business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within ten business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report except as described above, provided, however, the Special Servicer will implement the last submitted report if 60 days have elapsed since the Mortgage Loan has become a Specially Serviced Mortgage Loan, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder, other than the Mortgagor on the related Specially Serviced Mortgage Loan, an affiliate thereof or a person acting on behalf of the Mortgagor, may request and obtain a copy of any Asset Strategy Report, except to the extent prohibited by applicable law or the related Mortgage Loan documents, upon execution of a confidentiality agreement.

     The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified (if applicable), downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Directing Certificateholder) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Workout Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee, the Workout Fee and the Liquidation Fee for all other Specially Serviced Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Master Servicing Fee." The Master Servicing Fee will be payable monthly and will accrue at the applicable Master Servicing Fee Rate (as defined below) and will be computed on the basis of the same principal balance and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The "Basic Master Servicing Fee Rate" will be 0.07% per annum. The Master Servicer will also receive as part of its Master Servicing Fee an additional fee calculated based on the following rates (each, an "Additional Servicing Fee Rate"): (i) a primary servicing fee rate of 0.07% per annum with respect to 16.9% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) a primary servicing fee rate of 0.05% per annum with respect to 13.6% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iii) a primary servicing fee rate of 0.025% per annum with respect to 11.0% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iv) a primary servicing fee of 0.06% per annum with respect to 4.2% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date and
(v) a primary servicing fee of 0.10% per annum with respect to 1.5% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. With respect to each Mortgage Loan, the sum of the Basic Master Servicing Fee Rate and the related Additional Servicing Fee Rate, if any, is referred to herein as the "Master Servicing Fee Rate."


     In the event that the initial Master Servicer shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree to perform the services of the Master Servicer for an amount less than the Master Servicing Fee, no part of any excess of such portion of the Master Servicing Fee over the amount payable to such successor will be available for payment to Certificateholders.


     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will equal 0.25% per annum. The Special Servicing Fee will be computed on the basis of the same principal balance and for the same period respecting which any interest payment on each Specially Serviced Mortgage Loan is computed. The "Workout Fee" will equal 1.00% of all amounts collected with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan and was subsequently returned to, and remains in, a performing status. The "Liquidation Fee" will equal 1.00% of the net payments or net proceeds obtained by the Special Servicer in connection with payment in full or discounted payoff from the borrower or, except under circumstances described in the Pooling and Servicing Agreement, 1.00% of the net proceeds in connection with any liquidation of the Mortgage Loan.


     The Master Servicer or, with respect to the Specially Serviced Mortgaged Loans, the Special Servicer will be entitled to retain any other fees or charges (other than late payment charges to the extent necessary to cover interest on Advances) actually paid by a Borrower.


     The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action or claim relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.


CONFLICTS OF INTEREST


     The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Master Servicer, the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of January 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Bond Administrator and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Bond Administrator will provide to a prospective or actual Certificateholder, upon written request and at the expense of the requesting party, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to a custodian, acting on behalf of the Trustee, among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Sellers, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the applicable Seller, in blank or to the order of the Trustee, in complete and recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Sellers, in blank or to the order of the Trustee, in complete and recordable form; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements (including originals of assignments thereof to the Trustee in form that is complete and suitable for filing); (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property;
(xi) originals or certified copies of any environmental liabilities agreement;
(xii) originals or copies of any escrow agreements; (xiii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record and (xiv) any collateral assignments of property management agreements and other servicing agreements. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii), clause (v), and clause (viii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.


TRUSTEE

     Norwest Bank Minnesota, National Association shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. The Trustee's fee will equal a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement. The "Trustee Fee Rate" will equal 0.003% per annum of the outstanding principal balance of the Mortgage Loans. The offices of the Trustee's corporate trust department with respect to this trust are located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Service (CMBS) -- J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 2000-C9.


BOND ADMINISTRATOR

     LaSalle Bank National Association ("LaSalle") will serve as Bond Administrator. In addition, LaSalle will serve as paying agent and registrar for the Certificates. The Bond Administrator's fee will equal a portion of the fee calculated at the Trustee Fee Rate as described in the Pooling and Servicing Agreement. The office of LaSalle responsible for performing its duties under the Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9.


ACCOUNTS

     The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to remit to the Bond Administrator for deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Bond Administrator. The Bond Administrator will be entitled to make withdrawals from the Certificate Account to pay the Trustee and the Bond Administrator their respective portions of the fee calculated at the Trustee Fee Rate or to reimburse the Trustee and the Bond Administrator for expenses not otherwise reimbursed from a Collection Account. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Loans" and "Description of the Agreements -- Distribution Account and Other Collection Accounts" in the Prospectus.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, based upon information provided by the Servicers, the Bond Administrator shall make available to each Certificateholder, the Trustee, the Sellers, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Bond Administrator shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede, as nominee for DTC; provided, however, that the Bond Administrator shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Bond Administrator a certification, in form acceptable to the Bond Administrator, stating that it is the Beneficial Owner of a Certificate. The Bond Administrator shall provide access to the information available on the monthly statement to Certificateholders through the Bond Administrator's ASAP System, or such other mechanism that the Bond Administrator may have in place from time to time. The Bond Administrator's ASAP System may be accessed by calling (714) 282-5518 and requesting statement number 480. Certain information regarding the Mortgage Loans will be available to Certificateholders in electronic format through the Bond Administrator's dial-up bulletin board service by dialing telephone number

(714) 282-3990 and using an assigned log-on i.d. and password. The Bond Administrator may (at its discretion and with the consent of the Depositor) make the information that is available on its ASAP System also available via the Internet site of the Bond Administrator at "http://www.lnbabs.com" or by such other means as the Bond Administrator may have in place from time to time. Any Asset Strategy Report that has been delivered to the Trustee and the Bond Administrator shall be made available by the Bond Administrator, upon written request and at the expense of the requesting party, to any Beneficial Owner of an Offered Certificate subject to receipt by the Bond Administrator of evidence satisfactory to it that the request is made by a Beneficial Owner and the receipt by the Bond Administrator of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, if the Depositor so directs the Bond Administrator and on terms acceptable to the Bond Administrator, the Bond Administrator will make certain information and certain financial reports related to the mortgage loans available through its Corporate Trust web site.


VOTING RIGHTS

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Trustee, the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. 98.0% of all Voting Rights shall be allocated among the classes of Certificates, including the Private Certificates, (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.33 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

     As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.


TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by and at the option of any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates -- Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon together with any unreimbursed advances (including any interest thereon). Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that (i) the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than 1% of the Initial Pool Balance and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code with respect to REMICs I, II and III.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code").

     For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates (other than the Class X Certificates), the Private Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC
III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.


     The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans, except that ARD Loans prepay on their Anticipated Repayment Dates. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount" in the Prospectus.

     Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.


                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities and Keogh plans) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code, or of any collective investment fund or separate account or other entity in which such plans are invested (each, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of any Offered Certificate could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption (Prohibited Transaction Exemption 90-23 (May 17, 1990) to J.P. Morgan Securities Inc., which was amended by Prohibited Transaction Exemption 97-34 (July 21, 1997) (collectively, the "Exemption")), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and other penalties imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, provided that certain conditions set forth in such exemptions are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemption include mortgage loans such as the Mortgage Loans. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant Mortgage Loan. Under the Exemption, trust assets must generally be limited to certain secured obligations. However, trust assets may also include cash or investments made therewith which are credited to an account to provide payments to certificateholders pursuant to a yield supplement agreement or similar yield maintenance arrangement to supplement the interest rates otherwise payable on obligations contained in the trust, provided that such arrangements do not involve swap agreements or other notional principal contracts. The Depositor believes that the Foreign Currency Exchange Contracts should not be viewed as prohibited swap agreements or other prohibited notional principal contracts within the meaning of the Exemption, and thus should not jeopardize the applicability of the Exemption to the purchase of the Class A1, Class A2 and Class X Certificates, provided that the transactions surrounding the Foreign Currency Exchange Contracts satisfy the requirements of Prohibited Transaction Class Exemption 94-20 (59 Fed. Reg. 8022, February 17, 1994)("PTCE 94-20," relating to certain employee benefit plan foreign exchange transactions). In this regard, the Depositor has received a representation from MGT that it satisfies each of the conditions of PTCE 94-20 that are within the control of MGT. Moreover, each purchaser of an Offered Certificate will be deemed to represent that neither MGT nor any of its affiliates has discretionary authority or control with respect to the investment of the Plan's assets invested in the Offered Certificate, or gives investment advice with respect to the investment of such assets.

     The Exemption sets forth six general conditions which must be satisfied, among others, for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Offered Certificates must not be subordinate to the rights and interests evidenced by other certificates of the same trust. Third, such Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriters, the Depositor, the Sellers, the Master Servicer, the Special Servicer, any insurer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Sub-Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Offered Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemption. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management, and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Because the Class A1, Class A2 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is likely to be satisfied with respect to such Offered Certificates as of the initial closing date. It is a condition of the issuance of the Class A1, Class A2 and Class X Certificates that they be rated "AAA" by Fitch and "Aaa" by Moody's. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Offered Certificates. A fiduciary of a Plan contemplating purchasing any of such class of Offered Certificate must make its own determination that all of the general conditions set forth above will be satisfied with respect to any such class of Offered Certificates. Each purchaser purchasing Class A1, Class A2 or Class X Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

     The Class B, Class C, Class D, Class E and Class F Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class X Certificates; furthermore the Class D, Class E and Class F Certificates are not expected to satisfy the third condition described above. Because the characteristics of the Class B, Class C, Class D, Class E and Class F Certificates will not meet the requirements of the Exemption and may not meet the requirements of any other exemption issued under ERISA, the purchase and holding of the Class B, Class C, Class D, Class E and Class F Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B, Class C, Class D, Class E and Class F Certificates will not be registered by the Bond Administrator unless the Bond Administrator receives:
(i) a representation from the transferee of such Offered Certificate, acceptable to and in form and substance satisfactory to the Bond Administrator, to the effect that such transferee is not a Plan or a person investing on behalf of or using the assets of a Plan to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Offered Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) ("PTCE 95-60")) and that the purchase and holding of such Offered Certificates by such transferee is eligible for, and meets all of the requirements of, relief under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee and the Bond Administrator that the purchase and holding of such Offered Certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee or the Bond Administrator to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Such representation as described above in (i) or (ii) shall be deemed to have been made to the Bond Administrator by the transferee's acceptance of a Class B, Class C, Class D, Class E or Class F Certificate. In the event that such representation is violated or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     In addition, to prevent prohibited transactions from arising in connection with any Foreign Currency Exchange Contract, each purchaser of an Offered Certificate will be deemed to represent that neither MGT nor any of its affiliates has discretionary authority or control with respect to the investment of the Plan's assets invested in the Offered Certificate, or gives investment advice with respect to the investment of such assets.

     Before purchasing any of such Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

     Purchasers using insurance company general account funds to effect such purchase should consider the availability of PTCE 95-60 issued by the U.S. Department of Labor.

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Furthermore, any Plan fiduciary considering a purchase of Offered Certificates should consider whether, under the general fiduciary standards of investment prudence and diversification, such an investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.


                                LEGAL INVESTMENT

     The Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgaged backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

     The Depositor and the Underwriters make no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the legal liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, J.P. Morgan Securities Holdings Inc., J.P. Morgan Securities Inc. and ABN AMRO Incorporated (the "Underwriting Agreement"), the Depositor has agreed to sell to J.P. Morgan Securities Inc. and ABN AMRO Incorporated (the "Underwriters"), and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor, the portion of the Offered Certificates of each class listed opposite its name in the table below.


                                ALLOCATION TABLE




        UNDERWRITER           CLASS A1     CLASS A2     CLASS X     CLASS B     CLASS C     CLASS D     CLASS E     CLASS F
--------------------------   ----------   ----------   ---------   ---------   ---------   ---------   ---------   --------
J.P. Morgan
 Securities Inc. .........
ABN AMRO
 Incorporated ............
                                 ----         ----         ----        ----        ----        ----        ----       ----
Total ....................       100%         100%         100%        100%        100%        100%        100%       100%
                                 ====         ====         ====        ====        ====        ====        ====       ====

     In the Underwriting Agreement, the Underwriters have severally, but not jointly, agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the underwriting commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

     J.P. Morgan Securities Inc. and ABN AMRO Incorporated are acting as co-managers. J.P. Morgan Securities Inc. is the sole bookrunner of all of the Offered Certificates.

     The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered
Certificates will be   % of the initial aggregate principal balance thereof.

     The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates; however, they have no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor and J.P. Morgan Securities Holdings Inc. have agreed to indemnify the Underwriters against, or make contributions with respect to, certain liabilities, including liabilities under the Securities Act of 1933. The Underwriters have agreed severally, but not jointly, to indemnify the Depositor against, or make contributions to the Depositor with respect to, certain liabilities, including liabilities under the Securities Act of 1933, under limited circumstances.

     The Sellers have agreed to pay the expenses of the Depositor incurred in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. J.P. Morgan Securities Inc. is an affiliate of the Depositor and one of the Sellers and ABN AMRO Incorporated is an affiliate of the other Seller and the Bond Administrator.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and J.P. Morgan Securities Inc. by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for ABN AMRO Incorporated by Mayer, Brown & Platt, New York, New York.


                                     RATING

     It is a condition of the issuance of the Class A1, Class A2 and Class X Certificates that they be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with Fitch, the "Rating Agencies"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and "Aa2" by Moody's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and "A2" by Moody's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "A-" by Fitch and "A3" by Moody's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB" by Fitch and "Baa2" by Moody's. It is a condition of the issuance of the Class F Certificates that they be rated not lower than "BBB-" by Fitch and "Baa3" by Moody's.

     A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Loans in the Trust Fund, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make required payments on the Certificates. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance charges, Excess Interest and default interest will be received or net aggregate Prepayment Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).

     In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders nevertheless will have been paid, and such result is consistent with the "AAA" and "Aaa" ratings received on the Class X Certificates by Fitch and Moody's, respectively. The Class X Certificate notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch or Moody's pursuant to the Depositor's request.


     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification (if applicable) or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                            INDEX OF PRINCIPAL TERMS



30/360 basis ....................................  S-64
332 South Michigan Borrower .....................  S-50
332 South Michigan Loan .........................  S-50
332 South Michigan Property .....................  S-50
711 Third Avenue Borrower .......................  S-41
711 Third Avenue Loan ...........................  S-41
711 Third Avenue Property .......................  S-41
Abbey Company Borrowers .........................  S-42
Abbey Company Loans .............................  S-42
Abbey Company Properties ........................  S-42
Additional Servicing Fee Rate ...................  S-79
Additional Westmont Loan ........................  S-52
Additional Westmont Property ....................  S-52
Adjusted Available Distribution Amount ..........  S-64
Adjusted Collateral Value. ......................  S-69
ADMC ............................................  S-45
Allocation Fraction .............................  S-64
Alpine Commons Shopping Center Borrower .........  S-51
Alpine Commons Shopping Center Loan .............  S-51
Alpine Commons Shopping Center Property .........  S-51
Anticipated Repayment Date ......................  S-56
ARD Loans .......................................  S-56
Asset Strategy Report ...........................  S-78
Atlantic Development Borrower ...................  S-45
Atlantic Development Loan .......................  S-45
Atlantic Development Properties .................  S-45
Atlantic Development Property ...................  S-45
Available Distribution Amount ...................  S-63
Balloon Mortgage Loan ...........................  S-56
Balloon Payment .................................  S-56
Basic Master Servicing Fee Rate .................  S-79
Beneficial Owner ................................  S-60
Bond Administrator ..............................  S-2
C$ ..............................................  S-52
Canadian Loans ..................................  S-55
Cede ............................................  S-60
Cedelbank Participants ..........................  S-61
Certificate Account .............................  S-81
Certificateholders ..............................  S-60
Certificates ....................................  S-60
Circle Park Apartments Loan .....................  S-46
Circle Park Apartments Property .................  S-46
Class A Certificates ............................  S-60
Class Balance ...................................  S-66
Class Prepayment Fraction .......................  S-64
Clearance Cooperative ...........................  S-61
Code ............................................  S-83
Collateral Value Adjustment .....................  S-69
Collection Account ..............................  S-81

CPR ........................................  S-72
Crossed Loans ..............................  S-57
Cut-off Date LTV Ratio .....................  S-33
Debt Service Coverage Ratio ................  S-34
Defaulted Mortgage Loan ....................  S-76
Defeasance .................................  S-40
Definitive Certificates ....................  S-62
Delivery Date ..............................  S-2
Depositories ...............................  S-61
Determination Date .........................  S-54
Directing Certificateholder ................  S-78
Distribution Date ..........................  S-63
DTC ........................................  S-60
DTC Participants ...........................  S-61
DTC Registered Certificates ................  S-60
Due Date ...................................  S-27
Effective Gross Income .....................  S-34
ERISA ......................................  S-84
ESA ........................................  S-59
Euroclear ..................................  S-60
Euroclear Operator .........................  S-61
Euroclear Participants .....................  S-61
Excess Cash Flow ...........................  S-56
Excess Interest ............................  S-56
Exemption ..................................  S-84
F/X Payment Date ...........................  S-54
F/X Schedule ...............................  S-55
FIRREA .....................................  S-33
Fitch ......................................  S-88
Foreign Currency Exchange Contract .........  S-54
Form 8-K ...................................  S-59
Global Securities ..........................  G-1
Horizon Borrowers ..........................  S-47
Horizon Group ..............................  S-47
Horizon Outlet Loans .......................  S-47
Horizon Outlet Properties ..................  S-47
IAC ........................................  S-44
IACLA Borrower .............................  S-44
IACLA Loan .................................  S-44
IACLA Property .............................  S-44
Indirect Participants ......................  S-61
Initial Pool Balance .......................  S-27
Interest Accrual Amount ....................  S-64
Interest Distribution Amount ...............  S-64
Interest F/X Rate ..........................  S-55
Interest Reserve Loans .....................  S-65
LaSalle ....................................  S-27
Liquidation Fee ............................  S-79
Loan Sale Agreement ........................  S-27
Lock-out Date ..............................  S-39
Lock-out Period ............................  S-39

Loss Mortgage Loan .........................................  S-68
Master Servicing Fee .......................................  S-78
Master Servicing Fee Rate ..................................  S-79
Maturity Date ..............................................  S-65
Maturity Date/Anticipated Repayment Date LTV Ratio .........  S-33
MGT ........................................................  S-27
Monitoring Certificateholders ..............................  S-78
Monthly Payments ...........................................  S-27
Moody's, ...................................................  S-88
Mortgage ...................................................  S-27
Mortgage Interest Rate .....................................  S-56
Mortgage Loan File .........................................  S-80
Mortgage Loans .............................................  S-27
Mortgage Note ..............................................  S-27
Mortgage Pool ..............................................  S-27
Mortgaged Property .........................................  S-27
Mortgagor ..................................................  S-56
Most Subordinate Class of Certificates .....................  S-82
Net Operating Income .......................................  S-35
Net Prepayment Premium .....................................  S-65
NOI ........................................................  S-35
Notional Amount ............................................  S-64
Offered Certificates .......................................  S-60
Operating Statements .......................................  S-35
ORECM ......................................................  S-75
P&I Advance ................................................  S-70
PAR ........................................................  S-59
Participants ...............................................  S-61
Pass-Through Rate ..........................................  S-63
Penn Mar Shopping Center Borrower ..........................  S-49
Penn Mar Shopping Center Loan ..............................  S-49
Penn Mar Shopping Center Property ..........................  S-49
Percentage Interest ........................................  S-63
Plan .......................................................  S-84
PML ........................................................  S-58
Pooling and Servicing Agreement ............................  S-80
Prepayment .................................................  S-71
Prepayment Interest Excess .................................  S-65
Prepayment Interest Shortfall ..............................  S-65
Prepayment Premium .........................................  S-39
Principal Distribution Amount ..............................  S-65
Principal F/X Rate .........................................  S-55
Priority of Distributions ..................................  S-65
Private Certificates .......................................  S-67
Property Protection Advance ................................  S-70
Property Protection Expenses ...............................  S-70
PTCE 94-20 .................................................  S-85
PTCE 95-60 .................................................  S-86
Rated Final Distribution Date ..............................  S-72
Rating Agencies ............................................  S-88
Realized Loss ..............................................  S-68

Record Date ................................................  S-63
REMIC ......................................................  S-83
REMIC Regulations ..........................................  S-83
Remittance Period ..........................................  S-3
Remittance Rate ............................................  S-63
REO Account ................................................  S-60
REO Property ...............................................  S-60
Replacement Special Servicer ...............................  S-78
Required Appraisal Date ....................................  S-69
Restricted Group ...........................................  S-85
Revised Rate ...............................................  S-56
Risk Factors ...............................................  S-9
RNA ........................................................  S-42
S&P ........................................................  S-41
Servicers ..................................................  S-75
Servicing Standard .........................................  S-75
Servicing Transfer Event ...................................  S-76
SL Green ...................................................  S-41
SMMEA ......................................................  S-86
Special Servicing Fee ......................................  S-79
Specially Serviced Mortgage Loan ...........................  S-76
Stated Principal Balance ...................................  S-68
Terms and Conditions .......................................  S-62
Trustee Fee Rate ...........................................  S-81
U.S. Person ................................................  G-3
Underwriter ................................................  S-84
Underwriters ...............................................  S-87
Underwriting Agreement .....................................  S-87
Underwritten Cash Flow .....................................  S-34
Underwritten Cash Flow Debt Service Coverage Ratio .........  S-34
Underwritten NOI ...........................................  S-34
UW DSCR ....................................................  S-34
UW NOI .....................................................  S-34
Voting Rights ..............................................  S-82
W-Westmont .................................................  S-52
Westmont Canadian Borrowers ................................  S-52
Westmont Canadian Loans ....................................  S-52
Westmont Canadian Properties ...............................  S-52
Westmont Loans .............................................  S-52
Westmont Properties ........................................  S-52
Withheld Amounts ...........................................  S-65
Workout Fee ................................................  S-79
Yield Maintenance ..........................................  S-40
YM .........................................................  S-40

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



 Loan Number     Seller   Property Name                                                Address
-----------------------------------------------------------------------------------------------------------------------------------
      1           MGT     711 Third Avenue                                             711 Third Avenue
      2         LaSalle   International Airport Center Los Angeles                     5353/5343 Imperial Highway
      3           MGT     Atlantic Development I                                       Various
     3.1          MGT     40 Technology Drive                                          40 Technology Drive
     3.2          MGT     100 Randolph Road                                            100 Randolph Road
     3.3          MGT     50 Randolph Road                                             50 Randolph Road
      4         LaSalle   Circle Park Apartments                                       1111 South Ashland Avenue
      5           MGT     Penn Mar Shopping Center                                     3000-4000 Donnell Dr
      6           MGT     Abbey Portfolio I                                            Various
     6.1          MGT     Colton Commerce Center                                       1200-1350 East Washington Street
     6.2          MGT     Palmdale Place Commerce Center                               2211-2361 East Palmdale Boulevard
     6.3          MGT     Tenth Street Commerce Center                                 44204-44288 Tenth Street West
     6.4          MGT     Fountain Plaza (Palmdale II)                                 3005 East Palmdale Boulevard
     6.5          MGT     Diamond Bar Commerce Center (Palomino Plaza)                 23525-23555 Palomino Drive
     6.6          MGT     Palm Plaza  (Palmdale III)                                   2501-2505 East Palmdale Boulevard
      7           MGT     332 South Michigan Avenue                                    332 South Michigan Avenue
      8           MGT     Abbey Portfolio II                                           Various
     8.1          MGT     Cityview Plaza                                               12391-12465 Lewis Street
     8.2          MGT     Glendora Commerce Center                                     1309-1397 Grand Avenue
     8.3          MGT     Anaheim Stadium Industrial Park                              2419 Winston Rd & 1321, 1342 S. Sunkist St.
     8.4          MGT     Arlington Airpark Plaza                                      7201-7209 Arlington Avenue
     8.5          MGT     Edinger                                                      2009 East Edinger Avenue
      9           MGT     Alpine Commons Shopping Center                               1357 Route 9
      10          MGT     Pirate's Cove Apartments                                     7200 Pirates Cove Road
      11          MGT     Toledo Apartments Portfolio                                  Various
     11.1         MGT     Hunter's Ridge Apartments                                    3407 Gibralter Heights Drive
     11.2         MGT     Miracle Manor                                                5066 Jamleson Drive
     11.3         MGT     Toledo Arms Apartments                                       3355 W. Alexis
     11.4         MGT     Adrian Manor                                                 1387 W. Maple Avenue
      12        LaSalle   Buttonwood Bay MHC                                           10001US Highway 27 South
      13          MGT     Salisbury Center                                             200 Civic Avenue
      14          MGT     Henderson's Wharf Complex                                    1000 Fell Street
      15          MGT     Hickory Hospitality Portfolio                                Various
     15.1         MGT     Comfort Suites - Hickory                                     1127 13th Avenue Drive SE
     15.2         MGT     Holiday Inn Express - Pineville                              9820 Leitner Drive
     15.3         MGT     Sleep Inn - Hickory                                          1123 13th Avenue Drive SE
     15.4         MGT     Comfort Inn - Lincolnton                                     1550 East Main Street
      16          MGT     8500 Wilshire                                                8500 Wilshire Boulevard
      17          MGT     Phoenix Northgate Business Center                            2401 & 2501 West Grandview Road
      18          MGT     Montclair East Shopping Center                               9191 Central Avenue
      19          MGT     Wilshire Hobart Building                                     3660 Wilshire Boulevard
      20          MGT     Twelve Oaks at Northbrook                                    3200 Sanders Road
      21        LaSalle   GATX Food Distribution                                       4412 Coloma Road
      22          MGT     Indiana Outlet Center                                        9301, 9401 S. Factory Shops Boulevard
      23          MGT     Cory Industries                                              666 South Front Street
      24          MGT     24 Farnsworth Street                                         24 Farnsworth Street
      25          MGT     Sprint Spectrum Building                                     2745 Whitehall Park Dr.
      26          MGT     Park Terrace Apartments                                      12201-12405 North 50th Street
      27          MGT     Horizon Outlet Center - Tulare                               1407 Horizon Dr
      28          MGT     Hydra Warehouse                                              16600 Table Mountain Parkway
      29          MGT     Moody Ramblin Portfolio                                      Various
     29.1         MGT     Briarwood                                                    19 Briar Hollow Lane
     29.2         MGT     Barker's Point                                               16000 Bakers Point Lane
     29.3         MGT     Bali Park  II                                                9575 Katy Freeway
     29.4         MGT     Bali Park III                                                9601 Katy Freeway
      30          MGT     Bridgewater Place                                            500 Plum Street
      31          MGT     Heritage at North Andover                                    700 Chickering Road
      32          MGT     Green Tree Place Apartments                                  4211 Clay Hill Drive
      33          MGT     Frontier Portfolio                                           Various
     33.1         MGT     Frontier Plaza                                               1901-1987 North Carson
     33.2         MGT     Frontier Village Mobile Home Park                            1923 North Carson
      34        LaSalle   Habitat Apartments                                           6125-6255 Habitat Drive
      35        LaSalle   Timber Creek Apartments                                      3300 E. Deerfield Rd.
      36          MGT     Coffee Tree Plaza                                            130-170 Nut Tree Parkway
      37          MGT     Sun Pointe Lake Apartments                                   14200 Bruce B. Downs Blvd.
      38          MGT     Delaware County Medical Hospital (DCMH)                      2100 Keystone Avenue
      39          MGT     Westminster Chase I & II                                     6910 & 6911 Interbay Boulevard
      40          MGT     Best Western Heritage Inn - Rancho Cordova                   11269 Point East Drive
      41          MGT     Rustic Hills Park Apartments                                 1220 Potter Drive
      42          MGT     DSS Building                                                 21445 Beaumeade Circle
      43          MGT     Countryside Shopping Center                                  PA Route 819
      44          MGT     Fortress - Miami                                             1629 N.E. 1st Avenue
      45          MGT     9020 Junction Drive                                          9020 Junction Drive
      46          MGT     Malibu Center                                                17871 Castleston St.
      47          MGT     English Park Village                                         334-348 Harris Hill Road
      48          MGT     S & S Graphics                                               14880 Sweitzer Lane
      49          MGT     Promenade at Bay Colony Shopping Center                      6200 N. Federal Hwy.
      50          MGT     Shoppes at Temple Terrace                                    9219 56th Street North
      51          MGT     Wooster Place                                                3749-3853 Burbank Road
      52          MGT     Moutainside Apartments                                       1900 South 11th Place
      53          MGT     Ramada Inn - Homestead                                       990 Homestead Boulevard
      54          MGT     Howard Johnson - Cutler Ridge                                10775 Caribbean Boulevard
      55          MGT     Denton Town Center                                           2215 - 2219 S. Loop 288
      56          MGT     Tropicana Plaza                                              3420-3430 East Tropicana Plaza
      57          MGT     Embassy Place - Phase II                                     2219 Teakwood Circle
      58          MGT     Mission Grove Office                                         1545 & 1565 Hotel Circle South
      59        LaSalle   Champlain Plaza                                              7 Pyramid Drive
      60        LaSalle   2300 Maywood                                                 2300 Maywood Dr.
      61          MGT     Sheldahl Facility                                            1285 S. Fordham Street
      62          MGT     Quality Suites - Windsor                                     250 Dougall Avenue
      63          MGT     301 Metro Center Boulevard                                   301 Metro Center Boulevard
      64          MGT     Comfort Inn - Newburgh                                       5 Lakeside Road
      65          MGT     Pleasant View Retirement Home                                227 Pleasant View Street
      66        LaSalle   Hart Gallery                                                 2301 South Voss Rd
      67        LaSalle   West Oak Office                                              2151 NW Military Drive
      68          MGT     Base Ten Systems Building                                    One Electronics Drive
      69          MGT     Best Western Heritage Inn - Chico                            25 Heritage Lane
      70          MGT     KMart - Baltimore                                            222 North Point Boulevard
      71          MGT     Lakeville Corporate Park                                     10-20 Riverside Drive
      72          MGT     C-MAC-Metallek Building                                      12 Hotel de Ville Street
      73          MGT     100 Passaic Avenue                                           100 Passaic Avenue
      74          MGT     400 Lapp Road                                                400 Lapp Road
      75          MGT     Executive Apartments                                         91 Veterans Road
      76        LaSalle   Highland House Apartments                                    717-721 West ighland Ave.
      77          MGT     Spanish Apartments                                           Various
      78        LaSalle   9 West Jackson                                               9 West Jackson Avenue
      79          MGT     Oshawa Holiday Inn                                           1101 Bloor Street
      80          MGT     Brentwood/Greentree Apartments                               Various
     80.1         MGT     Brentwood Pointe Apartments                                  2900 Chatauqua Avenue
     80.2         MGT     Greentree Apartments                                         817 Biloxi Drive
      81          MGT     Tiffany Square Apartments                                    774 Tiffany Boulevard
      82          MGT     Fortress - Boston                                            99 Boston Street
      83        LaSalle   Pineridge Apartments                                         2740 Wilson Ave NW
      84          MGT     Parthenon Apartments                                         800 Gaines School Road
      85          MGT     Park Place Apartments                                        621 Arcadia Street
      86        LaSalle   Prospect Heights Apartments                                  1646 North Prospect Heights Ave
      87          MGT     Betancourt III                                               1818-1838 Amsterdam Ave.
      88          MGT     5707 Corsa Avenue                                            5707 Corsa Ave.
      89          MGT     Oakmont Apartments                                           23 Oakmont Place
      90          MGT     Arbor Court Apartments                                       100 Arbor Court
      91          MGT     Shoppes at Georgian Terrace                                  707 Georgian Place
      92          MGT     Professional Office Building One                             1 Medical Center Boulevard
      93          MGT     Hanover / Hoopes Apartments                                  Various
     93.1         MGT     Hanover Apartments                                           12847 Jefferson Ave.
     93.2         MGT     Hoopes Place Apartments                                      22 Hoopes Road
      94          MGT     Hampton Inn - Goodlettsvile                                  202 Northgate Circle
      95          MGT     Herndon Village Shoppes                                      4900 East Colonial Drive
      96          MGT     Willard Square                                               34-50 Willard Street
      97          MGT     Comfort Inn - Boucherville                                   96 Boulevard de Mortangne
      98          MGT     Kingsland Village Shopping Center                            21930 Kingsland Blvd
      99          MGT     Betancourt I                                                 76 Wadsworth Avenue
     100          MGT     Pilgrim Mill/Holly Creek Apartments                          2750 Antioch Road
     101          MGT     Comfort Inn - Sault Ste. Marie                               333 Great Northern Road
     102          MGT     Hyde Park Apartments                                         1988, 1990, 1992 & 1994 Hyde Drive
     103          MGT     Woodstock Square Shopping Center                             SWQ State Rt.42 and interstate 81
     104          MGT     Hilltop Building                                             1310 College Avenue
     105          MGT     Technology Court                                             4200 Technology Court
     106          MGT     Comfort Inn - Thunder Bay                                    60 West Arthur Street
     107          MGT     Wyndham Pointe Apartments                                    6101 Boca Raton Boulevard
     108        LaSalle   Landmark Six Flex Center                                     6001 Randolph Road
     109          MGT     Medary Court & Stenton House Apartments                      6301 Old York Road & 6201 N. 15th Street
     110          MGT     Gateway Computer Store - Florence                            7149 Mall Road
     111          MGT     Greenmount Avenue Shopping Center                            3228-3232 Greenmount Ave.
     112          MGT     Douglas Center                                               4501 E. Carson Street
     113          MGT     Henry Plastics Building                                      41703 Albrae Street
     114        LaSalle   T.T.C. Park Ridge                                            951 and 991 West Touhy
     115          MGT     Glenwood Village MHP                                         521 Glenwood Village MHP
     116          MGT     Turtle Creek  Apartments                                     3114 Rex Cruse Drive
     117          MGT     Comfort Inn - Saskatoon                                      2155 Northridge Drive
     118          MGT     Santa Fe Mobile Home Park                                    10484 Valley Blvd
     119          MGT     RiteAid - Dayton                                             NEC Main St. & Fairview Ave
     120          MGT     La Habra Apartments                                          150 S. Beach Blvd & 1900 W. La Habra Blvd
     121          MGT     Sterling Knoll Plaza                                         15120 Texas Highway 3
     122          MGT     Brookside Apartments                                         5 Laurel Street
     123          MGT     Westmount Place Condominiums                                 1441 Westmount Avenue
     124          MGT     Betancourt II                                                Various
    124.1         MGT     25 West 170th Street                                         25 West 170th Street
    124.2         MGT     2416 Amsterdam Avenue                                        2416 Amsterdam Avenue
     125          MGT     Gateway 2000 Country Store - Madison                         301 Junction Road
     126          MGT     Comfort Inn - London                                         1156 Wellington Road South
     127          MGT     Holiday Inn - Clarksville                                    700 Sango road
     128          MGT     Highland Terrace Apartments                                  1108 East Highland Avenue
     129          MGT     Gateway Computer Store - Woodbury                            8411 Collier Way
     130          MGT     Meriweather Apartments                                       1548 SE Walnut St
     131        LaSalle   North Park Place                                             515 N.W. 72nd Street
     132          MGT     Chateau Crete Apartments                                     1818, 1835, & 1916 Stevens Forest Drive
     133          MGT     Gateway Computer Store - Dickson City                        918 Viewmont Drive
     134          MGT     Comfort Inn - Drummondville                                  1055 Rue Haines
     135          MGT     Salisbury Medical Office Building (SMOB)                     1104 Healthway Drive
     136          MGT     Gateway Computer Store - Henrietta                           360 Jay Scutti Boulevard
     137          MGT     Comfort Inn - New Glasgow                                    740 Westville Rd
     138          MGT     7 Meridian Street Apartments                                 7 Meridian Street
     139          MGT     Bear Creek Square Shopping Center                            4904-4934 State Hwy 6 North
     140          MGT     Willard Towers                                               12 Willard Street


 Loan Number     Seller                     City                     State            Zip Code          Property Type
-----------------------------------------------------------------------------------------------------------------------------------
      1           MGT                     New York                    NY                10017           Office
      2         LaSalle                 Los Angeles                   CA                90045           Industrial
      3           MGT             Franklin Township/Warren            NJ               Various          Industrial
     3.1          MGT             Franklin Township/Warren            NJ                07059           Industrial
     3.2          MGT             Franklin Township/Warren            NJ                08873           Industrial
     3.3          MGT             Franklin Township/Warren            NJ                08873           Industrial
      4         LaSalle                   Chicago                     IL                60607           Multifamily
      5           MGT                   Forestville                   MD                20747           Retail
      6           MGT                     Various                     CA               Various          Retail
     6.1          MGT                      Colton                     CA                92324           Retail
     6.2          MGT                     Palmdale                    CA                93550           Retail
     6.3          MGT                    Lancaster                    CA                93534           Retail
     6.4          MGT                     Palmdale                    CA                93550           Retail
     6.5          MGT                   Diamond Bar                   CA                91765           Retail
     6.6          MGT                     Palmdale                    CA                93550           Retail
      7           MGT                     Chicago                     IL                60604           Office
      8           MGT                     Various                     CA               Various          Various
     8.1          MGT                   Garden Grove                  CA                92640           Office
     8.2          MGT                     Glendora                    CA                91740           Mixed Use
     8.3          MGT                     Anaheim                     CA                92808           Industrial
     8.4          MGT                    Riverside                    CA                92503           Industrial
     8.5          MGT                    Santa Ana                    CA                92705           Office
      9           MGT                 Wappingers Falls                NY                12590           Retail
      10          MGT                    Las Vegas                    NV                89128           Multifamily
      11          MGT                     Various                   Various            Various          Multifamily
     11.1         MGT                      Toledo                     OH                43609           Multifamily
     11.2         MGT                      Toledo                     OH                43613           Multifamily
     11.3         MGT                   Toledo ARMS                   OH                43623           Multifamily
     11.4         MGT                      Adrian                     MI                49221           Multifamily
      12        LaSalle                   Sebring                     FL                33870           Multifamily
      13          MGT                    Salisbury                    MD                21801           Nursing Home
      14          MGT                    Baltimore                    MD                21231           Mixed Use
      15          MGT                     Various                     NC               Various          Hotel
     15.1         MGT                     Hickory                     NC                28602           Hotel
     15.2         MGT                    Pineville                    NC                28134           Hotel
     15.3         MGT                     Hickory                     NC                28602           Hotel
     15.4         MGT                    Lincolnton                   NC                28092           Hotel
      16          MGT                   Los Angeles                   CA                90211           Office
      17          MGT                     Phoenix                     AZ                85023           Industrial
      18          MGT                    Montclair                    CA                91763           Retail
      19          MGT                   Los Angeles                   CA                90010           Office
      20          MGT                    Northbrook                   IL                60062           Multifamily
      21        LaSalle                    Coloma                     MI                49038           Industrial
      22          MGT                    Daleville                    IN                47334           Retail
      23          MGT                    Elizabeth                    NJ                07202           Industrial
      24          MGT                      Boston                     MA                02110           Office
      25          MGT                    Charlotte                    NC                28273           Industrial
      26          MGT                      Tampa                      FL                33617           Multifamily
      27          MGT                      Tulare                     CA                93274           Retail
      28          MGT                      Golden                     CO                80403           Industrial
      29          MGT                     Houston                     TX               Various          Office
     29.1         MGT                     Houston                     TX                77027           Office
     29.2         MGT                     Houston                     TX                77027           Office
     29.3         MGT                     Houston                     TX                77024           Office
     29.4         MGT                     Houston                     TX                77024           Office
      30          MGT                     Syracuse                    NY                13204           Office
      31          MGT                  North Andover                  MA                01845           Congregate Care
      32          MGT                     Houston                     TX                77084           Multifamily
      33          MGT                   Carson City                   TX               Various          Various
     33.1         MGT                   Carson City                   NV                89701           Retail
     33.2         MGT                   Carson City                   NV                89701           Multifamily
      34        LaSalle                   Boulder                     CO                80301           Multifamily
      35        LaSalle                Union Township                 MI                48858           Multifamily
      36          MGT                    Vacaville                    CA                95687           Retail
      37          MGT                      Tampa                      FL                33613           Multifamily
      38          MGT                   Drexel Hill                   PA                19026           Office
      39          MGT                      Tampa                      FL                33616           Multifamily
      40          MGT                  Rancho Cordova                 CA                95670           Hotel
      41          MGT                 Colorado Springs                CO                80909           Multifamily
      42          MGT                     Ashburn                     VA                20147           Industrial
      43          MGT                   Mt. Pleasant                  PA                15666           Retail
      44          MGT                      Miami                      FL                33132           Self-Storage
      45          MGT                    Annapolis                    MD                20701           Industrial
      46          MGT                 City of Industry                CA                91748           Retail
      47          MGT                    Lancaster                    NY                14221           Office
      48          MGT                      Laurel                     MD                20707           Office
      49          MGT                  Ft. Lauderdale                 FL                33308           Retail
      50          MGT                  Tempe Terrace                  FL                33617           Retail
      51          MGT                  Wooster Place                  OH                44691           Retail
      52          MGT                    Birmingham                   AL                35205           Multifamily
      53          MGT                    Homestead                    FL                33030           Hotel
      54          MGT                      Miami                      FL                33189           Hotel
      55          MGT                      Denton                     TX                76205           Retail
      56          MGT                    Las Vegas                    NV                89121           Retail
      57          MGT                     Highland                    IN                46322           Multifamily
      58          MGT                    San Diego                    CA                92108           Office
      59        LaSalle                  Plattsburg                   NY                12901           Retail
      60        LaSalle                   Bellwood                    IL                60153           Industrial
      61          MGT                     Longmont                    CO                80503           Industrial
      62          MGT                     Windsor                     ON               N9A 7C6          Hotel
      63          MGT                     Warwick                     RI                02886           Office
      64          MGT                     Newburgh                    NY                12550           Hotel
      65          MGT                     Concord                     NH                03301           Congregate Care
      66        LaSalle                   Houston                     TX                77057           Retail
      67        LaSalle                 San Antonio                   TX                78224           Office
      68          MGT                Hamilton Township                NJ                08619           Industrial
      69          MGT                      Chico                      CA                95926           Hotel
      70          MGT                    Baltimore                    MD                21224           Retail
      71          MGT                    Lakeville                    MA                02347           Office
      72          MGT               Dollard-des-Osweaus               PQ               H9B 2P5          Industrial
      73          MGT                   Florham Park                  NJ                07932           Industrial
      74          MGT           Malvern/E. Whiteland Twnshp           PA                19355           Office
      75          MGT                     Winthrop                    MA                02152           Multifamily
      76        LaSalle                    Elgin                      IL                60123           Multifamily
      77          MGT                      Miami                      FL               Various          Multifamily
      78        LaSalle                  Naperville                   IL                60564           Retail
      79          MGT                      Oshawa                     ON               L1H 7K6          Hotel
      80          MGT                      Norman                     OK               Various          Multifamily
     80.1         MGT                      Norman                     OK                73072           Multifamily
     80.2         MGT                      Norman                     OK                73071           Multifamily
      81          MGT                   Rocky Mount                   NC                27804           Multifamily
      82          MGT                      Boston                     MA                02125           Self-Storage
      83        LaSalle                    Walker                     MI                49504           Multifamily
      84          MGT                      Athens                     GA                30605           Multifamily
      85          MGT                      Hurst                      TX                76053           Multifamily
      86        LaSalle                  Milwaukee                    WI                53202           Multifamily
      87          MGT                     New York                    NY                10031           Mixed Use
      88          MGT                 Westlake Village                CA                91362           Office
      89          MGT                    Batesville                   IN                47006           Multifamily
      90          MGT                     Wheeling                    IL                60090           Multifamily
      91          MGT                     Somerset                    PA                15501           Retail
      92          MGT                      Upland                     PA                19013           Office
      93          MGT                   Newport News                  VA               Various          Multifamily
     93.1         MGT                   Newport News                  VA                23608           Multifamily
     93.2         MGT                   Newport News                  VA                23608           Multifamily
      94          MGT                  Goodlettsville                 TN                37072           Hotel
      95          MGT                     Orlando                     FL                32803           Retail
      96          MGT                     Hartford                    CT                06105           Multifamily
      97          MGT                   Boucherville                  PQ               J4B 5M7          Hotel
      98          MGT                       Katy                      TX                77450           Retail
      99          MGT                     New York                    NY                10033           Office
     100          MGT                     Cumming                     GA                30040           Multifamily
     101          MGT                 Sault Ste. Marie                ON               P6B 4Z8          Hotel
     102          MGT                    Greenville                   NC                27858           Multifamily
     103          MGT                    Woodstock                    VA                22405           Retail
     104          MGT                     Boulder                     CO                80104           Retail
     105          MGT                    Chantilly                    VA                22021           Industrial
     106          MGT                   Thunder Bay                   ON               P7E 5R8          Hotel
     107          MGT                    Fort Worth                   TX                75146           Multifamily
     108        LaSalle                 San Antonio                   TX                78233           Industrial
     109          MGT                   Philadelphia                  PA                19141           Multifamily
     110          MGT                     Florence                    KY                41042           Retail
     111          MGT                    Baltimore                    MD                21218           Retail
     112          MGT                    Long Beach                   CA                90808           Mixed Use
     113          MGT                     Fremont                     CA                94538           Industrial
     114        LaSalle                  Park Ridge                   IL                60068           Retail
     115          MGT                    Warrenton                    OR                97146           Multifamily
     116          MGT                     Sherman                     TX                75092           Multifamily
     117          MGT                    Saskatoon                    SK               S7L 6X6          Hotel
     118          MGT                     El Monte                    CA                91731           Multifamily
     119          MGT                      Dayton                     OH                45405           Retail
     120          MGT                     La Habra                    CA                90631           Multifamily
     121          MGT                     Houston                     TX                77598           Retail
     122          MGT                       Rye                       NY                10580           Multifamily
     123          MGT                      Dallas                     TX                75208           Multifamily
     124          MGT                     New York                    NY                10452           Various
    124.1         MGT                      Bronx                      NY                10452           Retail
    124.2         MGT                      Bronx                      NY                10452           Mixed Use
     125          MGT                     Madison                     WI                53717           Retail
     126          MGT                      London                     ON               N6E 1M3          Hotel
     127          MGT                   Clarksville                   TN                37043           Hotel
     128          MGT                     Phoenix                     AZ                85014           Multifamily
     129          MGT                     Woodbury                    MN                55125           Retail
     130          MGT                    Hillsboro                    OR                97123           Multifamily
     131        LaSalle                 Kansas City                   MO                64118           Multifamily
     132          MGT                      Dallas                     TX                75208           Multifamily
     133          MGT                   Dickson City                  PA                18519           Retail
     134          MGT                  Drummondville                  PQ               J2C 6G6          Hotel
     135          MGT                    Salisbury                    MD                21804           Office
     136          MGT                    Henrietta                    NY                14623           Retail
     137          MGT                   New Glasgow                   NS               B2H 2J8          Hotel
     138          MGT                      Malden                     MA                02148           Multifamily
     139          MGT                     Houston                     TX                77084           Retail
     140          MGT                     Hartford                    CT                06105           Multifamily

 Loan Number      Seller                  Sub Property Type                         Year Built                Year Renovated
---------------------------------------------------------------------------------------------------------------------------------
      1            MGT      CBD                                                        1955
      2          LaSalle    Warehouse                                                  1997
      3            MGT      Flex Space                                               Various
     3.1           MGT      Flex Space                                                 1986
     3.2           MGT      Flex Space                                              1986, 1989
     3.3           MGT      Flex Space                                                 1989
      4          LaSalle    Multifamily                                                1983
      5            MGT      Anchored                                                   1958                        1998
      6            MGT      Unanchored/Anchored                                      Various
     6.1           MGT      Anchored                                                   1989
     6.2           MGT      Anchored                                                1986, 1988
     6.3           MGT      Anchored                                                   1980                        1992
     6.4           MGT      Unanchored                                                 1987
     6.5           MGT      Unanchored                                                 1980
     6.6           MGT      Unanchored                                                 1989
      7            MGT      CBD                                                        1912                     1980-1985
      8            MGT      Various                                                  Various                     Various
     8.1           MGT      Suburban                                                   1984
     8.2           MGT      Office/Retail                                              1986
     8.3           MGT      Flex Space                                                 1980
     8.4           MGT      Flex Space                                                 1988                        1989
     8.5           MGT      Suburban                                                   1970                        1997
      9            MGT      Anchored                                                   1994
      10           MGT      Multifamily                                                1988
      11           MGT      Multifamily                                              Various
     11.1          MGT      Multifamily                                            1972 & 1977
     11.2          MGT      Multifamily                                             1965-1968
     11.3          MGT      Multifamily                                                1969
     11.4          MGT      Multifamily                                                1969
      12         LaSalle    Manufactured Housing Community                           1984-89
      13           MGT      Nursing Home                                        1969, 1976 & 1985                  1995
      14           MGT      Multifamily/Hotel                                          1894                     1989/1990
      15           MGT      Limited Service                                          Various
     15.1          MGT      Limited Service                                            1988
     15.2          MGT      Limited Service                                            1997
     15.3          MGT      Limited Service                                            1990
     15.4          MGT      Limited Service                                            1992
      16           MGT      CBD                                                        1962
      17           MGT      Flex Space                                                 1999
      18           MGT      Anchored                                                   1991                     1998 &1999
      19           MGT      CBD                                                        1973                        1992
      20           MGT      Multifamily                                                1974                        1998
      21         LaSalle    Warehouse                                              1965 & 1987
      22           MGT      Factory Outlet                                         1994 & 1996
      23           MGT      Warehouse                                                  1926
      24           MGT      CBD                                                        1915                        1989
      25           MGT      Flex Space                                                 1999
      26           MGT      Multifamily                                          1986, 1998, 1999
      27           MGT      Factory Outlet                                             1995
      28           MGT      Warehouse                                                  1997
      29           MGT      Suburban                                                 Various                       1997
     29.1          MGT      Suburban                                                   1978
     29.2          MGT      Suburban                                                   1979
     29.3          MGT      Suburban                                                   1979
     29.4          MGT      Suburban                                                   1980
      30           MGT      CBD                                                        1920                        1989
      31           MGT      Congregate Care                                            1995
      32           MGT      Multifamily                                                1984
      33           MGT      Various                                                  Various
     33.1          MGT      Unanchored                                             1972 & 1980
     33.2          MGT      Mobile Home Park                                           1972
      34         LaSalle    Multifamily                                                1973
      35         LaSalle    Multifamily                                                1969                        1998
      36           MGT      Anchored                                               1995 & 1999
      37           MGT      Multifamily                                                1980
      38           MGT      Suburban                                                   1984                        1997
      39           MGT      Multifamily                                                1985
      40           MGT      Full Service                                               1985
      41           MGT      Multifamily                                                1968                        1972
      42           MGT      Flex Space                                                 1998
      43           MGT      Anchored                                                   1983                        1990
      44           MGT      Self-Storage                                            1983 &1987
      45           MGT      Flex Space                                                 1988
      46           MGT      Specialty                                                  1997
      47           MGT      Suburban                                                1987-1992
      48           MGT      Suburban                                                   1991                        1991
      49           MGT      Unanchored                                                 1978                   1989/1993/1998
      50           MGT      Anchored                                               1957 & 1999
      51           MGT      Anchored                                                   1998                        1999
      52           MGT      Multifamily                                                1975
      53           MGT      Limited Service                                            1963                        1998
      54           MGT      Limited Service                                            1971                        1998
      55           MGT      Unanchored                                                 1984
      56           MGT      Unanchored                                                 1975
      57           MGT      Multifamily                                                1999
      58           MGT      Suburban                                                   1984
      59         LaSalle    Anchored                                                   1989                        1997
      60         LaSalle    Warehouse                                                  1953                        1997
      61           MGT      Flex Space                                                 1994                         0
      62           MGT      Full Service                                               1991                        1997
      63           MGT      Suburban                                                   1999
      64           MGT      Limited Service                                            1990                        1997
      65           MGT      Congregate Care                                            1926                     1982-1984
      66         LaSalle    Unanchored                                              1972 &1999                     1995
      67         LaSalle    Suburban                                                   1983
      68           MGT      Flex Space                                           1980, 1982, 1985
      69           MGT      Limited Service                                            1985                        1999
      70           MGT      Anchored                                                   1974
      71           MGT      Suburban                                               1991 & 1993
      72           MGT      Flex Space                                                 1988                        1990
      73           MGT      Flex Space                                          1962, 1972 & 1978                  1998
      74           MGT      Suburban                                                   1999
      75           MGT      Multifamily                                                1969                        1997
      76         LaSalle    Multifamily                                                1963                        1998
      77           MGT      Multifamily                                         1923, 1925 & 1937
      78         LaSalle    Anchored                                                   1965                        1999
      79           MGT      Full Service                                               1971                        1997
      80           MGT      Multifamily                                              Various                     Various
     80.1          MGT      Multifamily                                                1968                        1998
     80.2          MGT      Multifamily                                                1974                        1997
      81           MGT      Multifamily                                             1979-1983
      82           MGT      Self-Storage                                               1988
      83         LaSalle    Multifamily                                                1988
      84           MGT      Multifamily                                            1972 & 1973                     1988
      85           MGT      Multifamily                                                1978
      86         LaSalle    Multifamily                                                1954                        1999
      87           MGT      Office/Retail                                              1887                        1997
      88           MGT      Suburban                                                   1981                        1997
      89           MGT      Multifamily                                             1983-1990
      90           MGT      Multifamily                                                1963
      91           MGT      Factory Outlet                                             1990
      92           MGT      Suburban                                                   1978
      93           MGT      Multifamily                                                1972
     93.1          MGT      Multifamily                                                1972
     93.2          MGT      Multifamily                                                1972
      94           MGT      Limited Service                                            1996
      95           MGT      Unanchored                                                 1986
      96           MGT      Multifamily                                                1970                        1981
      97           MGT      Limited Service                                            1986
      98           MGT      Unanchored                                                 1978
      99           MGT      Suburban                                                   1930                        1992
     100           MGT      Multifamily                                                1985
     101           MGT      Limited Service                                            1983
     102           MGT      Multifamily                                            1997 & 1999
     103           MGT      Unanchored                                                 1998
     104           MGT      Unanchored                                                 1965
     105           MGT      Flex Space                                                 1988
     106           MGT      Limited Service                                            1988                    1996 & 1998
     107           MGT      Multifamily                                                1977
     108         LaSalle    Flex Space                                                 1986
     109           MGT      Multifamily                                                1960
     110           MGT      Unanchored                                                 1984                        1998
     111           MGT      Unanchored                                                 1920                        1984
     112           MGT      Office/Retail                                              1991
     113           MGT      Warehouse                                                  1983                        1991
     114         LaSalle    Anchored                                                   1998
     115           MGT      Mobile Home Park                                     1968, 1980-1982
     116           MGT      Multifamily                                                1982                        1999
     117           MGT      Limited Service                                            1985                    1996 & 1997
     118           MGT      Mobile Home Park                                           1970                        1998
     119           MGT      Anchored                                                   1998
     120           MGT      Multifamily                                                1965
     121           MGT      Unanchored                                                 1984
     122           MGT      Multifamily                                                1941
     123           MGT      Multifamily                                                1984
     124           MGT      Various                                                  Various
    124.1          MGT      Unanchored                                                 1920
    124.2          MGT      Office/Retail                                           1924, 1930
     125           MGT      Unanchored                                                 1999
     126           MGT      Limited Service                                            1982                        1998
     127           MGT      Full Service                                               1995
     128           MGT      Multifamily                                                1985
     129           MGT      Unanchored                                                 1998
     130           MGT      Multifamily                                                1970
     131         LaSalle    Multifamily                                                1985
     132           MGT      Multifamily                                            1960 & 1961
     133           MGT      Unanchored                                                 1999
     134           MGT      Limited Service                                            1985
     135           MGT      Suburban                                                   1985
     136           MGT      Unanchored                                                 1998
     137           MGT      Limited Service                                            1987
     138           MGT      Multifamily                                                1968
     139           MGT      Unanchored                                                 1978
     140           MGT      Multifamily                                                1969                        1979


                                             Number of Sq.                        Occupancy                     Occupancy
 Loan Number      Seller                      Ft./Units                            Rate(1)                         Date
-----------------------------------------------------------------------------------------------------------------------------------
      1            MGT                         528,357                                96.00                       9/8/99
      2          LaSalle                       317,184                                95.00                       8/1/99
      3            MGT                         334,832                               100.00                      wtd avg
     3.1           MGT                          93,336                               100.00                       8/1/99
     3.2           MGT                         152,472                               100.00                       8/1/99
     3.3           MGT                          89,024                               100.00                       8/1/99
      4          LaSalle                         418                                  91.00                       9/1/99
      5            MGT                         373,592                                97.00                      7/20/99
      6            MGT                         374,027                                82.66                      wtd avg
     6.1           MGT                         122,081                                88.00                       9/1/99
     6.2           MGT                          84,051                                82.00                       9/1/99
     6.3           MGT                          96,767                                80.00                       9/1/99
     6.4           MGT                          33,022                                63.00                       9/1/99
     6.5           MGT                          20,618                                94.00                       9/1/99
     6.6           MGT                          17,488                                87.00                       9/1/99
      7            MGT                         318,266                                94.95                      11/30/99
      8            MGT                         411,534                                95.90                      wtd avg
     8.1           MGT                         135,920                                96.00                       9/1/99
     8.2           MGT                          70,180                                96.00                       9/1/99
     8.3           MGT                          89,480                               100.00                       9/1/99
     8.4           MGT                          86,154                                90.00                       9/1/99
     8.5           MGT                          29,800                               100.00                       9/1/99
      9            MGT                         209,950                                93.00                       6/1/99
      10           MGT                           428                                  94.68                      10/4/99
      11           MGT                           691                                  97.09                      wtd avg
     11.1          MGT                           346                                  97.68                      7/20/99
     11.2          MGT                           219                                  99.00                      7/20/99
     11.3          MGT                            82                                  89.00                      7/20/99
     11.4          MGT                            44                                  98.00                      7/19/99
      12         LaSalle                         941                                  99.90                       8/1/99
      13           MGT                           348                                  94.00                       5/1/99
      14           MGT                           167                                  97.70                       9/1/99
      15           MGT                           388                                  70.51                      wtd avg
     15.1          MGT                           116                                  62.33                      9/30/99
     15.2          MGT                            95                                  82.77                      9/30/99
     15.3          MGT                           100                                  65.68                      9/30/99
     15.4          MGT                            77                                  73.98                      9/30/99
      16           MGT                          99,904                                95.00                      9/24/99
      17           MGT                         144,745                               100.00                       8/1/99
      18           MGT                         135,762                                98.40                      11/12/99
      19           MGT                         258,684                                93.80                      9/30/99
      20           MGT                           160                                  98.00                       3/1/99
      21         LaSalle                       423,230                               100.00                       8/1/99
      22           MGT                         234,149                                77.80                      11/1/99
      23           MGT                        1,017,399                               97.00                      6/24/99
      24           MGT                          66,341                               100.00                      7/31/99
      25           MGT                         109,600                               100.00                      6/25/99
      26           MGT                           150                                  96.60                      8/26/99
      27           MGT                         138,647                               100.00                      11/1/99
      28           MGT                         260,385                               100.00                      7/12/99
      29           MGT                         185,834                                91.20                      wtd avg
     29.1          MGT                          45,937                                85.00                      12/1/99
     29.2          MGT                          41,607                               100.00                      9/30/99
     29.3          MGT                          52,890                                95.00                      5/31/99
     29.4          MGT                          45,400                                85.00                      9/30/99
      30           MGT                         140,177                                83.00                      8/19/99
      31           MGT                            97                                  95.85                       8/5/99
      32           MGT                           211                                  95.00                       9/1/99
      33           MGT                            0                                                              Various
     33.1          MGT                          104186                                97.00                      9/30/99
     33.2          MGT                           142                                 100.00                      8/20/99
      34         LaSalle                         200                                  97.20                       6/1/99
      35         LaSalle                         236                                  91.14                       8/1/99
      36           MGT                          41,979                               100.00                      7/12/99
      37           MGT                           350                                  96.00                       8/1/99
      38           MGT                          66,275                                99.00                      9/27/99
      39           MGT                           224                                  96.00                      10/6/99
      40           MGT                           123                                  73.00                      9/30/99
      41           MGT                           250                                  89.20                       9/7/99
      42           MGT                          80,138                               100.00                       4/1/99
      43           MGT                         170,211                               100.00                      7/16/99
      44           MGT                          46,546                                82.00                       4/2/99
      45           MGT                          96,666                               100.00                      10/1/99
      46           MGT                         448,232                               100.00                       7/1/99
      47           MGT                          77,948                                97.00                       6/1/99
      48           MGT                          73,000                               100.00                      7/12/99
      49           MGT                          58,620                                92.00                      8/31/99
      50           MGT                          72,773                                97.10                       4/6/99
      51           MGT                          78970                                100.00                      10/16/99
      52           MGT                           196                                 100.00                       7/3/99
      53           MGT                           148                                  70.00                      7/31/99
      54           MGT                           154                                  56.41                      7/31/99
      55           MGT                          77222                                 93.00                      7/29/99
      56           MGT                          115308                                91.00                      7/27/99
      57           MGT                            64                                  98.00                       8/1/99
      58           MGT                          66,028                               100.00                       7/2/99
      59         LaSalle                        51,918                               100.00                       7/1/99
      60         LaSalle                        234000                               100.00                       7/1/99
      61           MGT                         101,000                               100.00                      10/1/99
      62           MGT                           128                                  74.80                      9/30/99
      63           MGT                          45,644                               100.00                      7/16/99
      64           MGT                           130                                  67.00                       8/4/99
      65           MGT                            72                                  96.00                      7/22/99
      66         LaSalle                        60,870                                95.00                      10/1/99
      67         LaSalle                        52639                                 92.00                       8/1/99
      68           MGT                          81600                                100.00                       6/1/99
      69           MGT                           101                                  62.00                      9/30/99
      70           MGT                         120,810                               100.00                      11/10/99
      71           MGT                          47,626                                97.82                      9/30/99
      72           MGT                         164,808                               100.00                       6/9/99
      73           MGT                          59,754                               100.00                      12/1/99
      74           MGT                          26,980                               100.00                      5/21/99
      75           MGT                            63                                 100.00                      9/28/99
      76         LaSalle                         106                                  96.00                       8/1/99
      77           MGT                           190                                  98.00                      5/14/99
      78         LaSalle                        17300                                100.00                       9/1/99
      79           MGT                           193                                  78.70                      9/30/99
      80           MGT                           162                                  96.62                      wtd avg
     80.1          MGT                           112                                  96.00                      9/28/99
     80.2          MGT                            50                                  98.00                      9/28/99
      81           MGT                           184                                  91.85                      8/31/99
      82           MGT                          32816                                 78.00                      6/11/99
      83         LaSalle                         146                                 100.00                       9/1/99
      84           MGT                           166                                  97.60                      8/31/99
      85           MGT                           120                                 100.00                      10/1/99
      86         LaSalle                         105                                  90.00                       8/1/99
      87           MGT                          51015                                100.00                      8/12/99
      88           MGT                          21953                                100.00                      8/17/99
      89           MGT                           100                                 100.00                       9/7/99
      90           MGT                            78                                 100.00                      8/18/99
      91           MGT                         199,962                                62.40                      11/1/99
      92           MGT                          39,972                               100.00                       7/1/99
      93           MGT                           122                                 100.00                      wtd avg
     93.1          MGT                            63                                 100.00                       8/2/99
     93.2          MGT                            59                                 100.00                       8/2/99
      94           MGT                            61                                  70.00                      9/30/99
      95           MGT                          63,982                                97.00                       7/1/99
      96           MGT                           122                                  98.00                       8/1/99
      97           MGT                           100                                  70.80                      9/30/99
      98           MGT                          51,557                               100.00                      8/17/99
      99           MGT                          24,000                               100.00                      8/25/99
     100           MGT                            68                                 100.00                      10/22/99
     101           MGT                            82                                  76.60                      9/30/99
     102           MGT                            48                                  96.00                      8/20/99
     103           MGT                          27660                                100.00                      12/2/99
     104           MGT                          21758                                 97.00                       9/7/99
     105           MGT                          30573                                100.00                      7/15/99
     106           MGT                            80                                  82.30                      9/30/99
     107           MGT                           200                                  85.50                      8/31/99
     108         LaSalle                        69,300                               100.00                      10/1/99
     109           MGT                            94                                  97.00                      5/14/99
     110           MGT                          13,440                               100.00                       6/4/99
     111           MGT                          17488                                100.00                       8/1/99
     112           MGT                          18588                                 93.00                      7/21/99
     113           MGT                          34,000                               100.00                      8/12/99
     114         LaSalle                        11,100                               100.00                       9/1/99
     115           MGT                            76                                  96.00                      6/30/99
     116           MGT                            88                                 100.00                       8/1/99
     117           MGT                            80                                  76.70                      9/30/99
     118           MGT                            99                                 100.00                      8/12/99
     119           MGT                          11180                                100.00                       8/4/99
     120           MGT                           103                                  99.00                      9/17/99
     121           MGT                          30,210                                81.00                      9/27/99
     122           MGT                            19                                 100.00                       9/6/99
     123           MGT                            69                                  92.80                      8/31/99
     124           MGT                          38,272                               100.00                      wtd avg
    124.1          MGT                          28272                                100.00                      8/12/99
    124.2          MGT                          10000                                100.00                      10/3/99
     125           MGT                          8,000                                100.00                       6/1/99
     126           MGT                            80                                  85.70                      9/30/99
     127           MGT                            60                                  61.00                      9/30/99
     128           MGT                            39                                 100.00                       8/1/99
     129           MGT                           7500                                100.00                       6/4/99
     130           MGT                            39                                  95.00                       9/1/99
     131         LaSalle                          56                                  89.00                       9/1/99
     132           MGT                            93                                  86.00                      8/11/99
     133           MGT                           8000                                100.00                      6/29/99
     134           MGT                            59                                  75.00                      9/30/99
     135           MGT                          10961                                 83.00                       9/7/99
     136           MGT                          7,995                                100.00                       6/4/99
     137           MGT                            62                                  86.50                      9/30/99
     138           MGT                            16                                 100.00                       9/1/99
     139           MGT                          17,090                                94.00                      9/21/99
     140           MGT                            60                                  93.00                       8/1/99

                                             Appraisal                                                            Original Principal
 Loan Number       Seller                   Value($)(2)          Appraisal Date            Original LTV            Balance ($)(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
      1              MGT                    85,500,000               8/9/99                  57.57                    49,225,000
      2            LaSalle                  38,600,000               12/4/98                 71.89                    27,750,000
      3              MGT                    32,180,000               6/8/99                  71.94                    23,150,000
     3.1             MGT                    15,280,000               6/8/99                                           12,085,000
     3.2             MGT                     9,900,000               6/8/99                                            6,530,000
     3.3             MGT                     7,000,000               6/8/99                                            4,535,000
      4            LaSalle                  32,600,000               8/2/99                  70.48                    22,975,000
      5              MGT                    31,200,000               9/1/99                  71.55                    22,325,000
      6              MGT                    33,965,000               Various                 59.00                    20,039,350
     6.1             MGT                    12,310,000               7/16/99                                           7,262,900
     6.2             MGT                     7,550,000               6/24/99                                           4,454,500
     6.3             MGT                     7,360,000               6/28/99                                           4,342,400
     6.4             MGT                     2,745,000               6/28/99                                           1,619,550
     6.5             MGT                     2,600,000               7/15/99                                           1,534,000
     6.6             MGT                     1,400,000               6/28/99                                             826,000
      7              MGT                    24,300,000               3/26/99                 77.16                    18,750,000
      8              MGT                    29,600,000               Various                 59.00                    17,464,000
     8.1             MGT                    10,800,000               6/21/99                                           6,372,000
     8.2             MGT                     7,400,000               7/15/99                                           4,366,000
     8.3             MGT                     4,300,000               7/21/99                                           2,537,000
     8.4             MGT                     3,875,000               6/23/99                                           2,286,250
     8.5             MGT                     3,225,000               7/15/99                                           1,902,750
      9              MGT                    21,000,000               7/8/99                  80.00                    16,800,000
      10             MGT                    20,320,000               9/8/99                  77.76                    15,800,000
      11             MGT                    20,280,000               4/27/99                 70.73                    14,345,000
     11.1            MGT                     9,290,000               4/27/99                                           6,608,000
     11.2            MGT                     7,140,000               4/27/99                                           4,730,000
     11.3            MGT                     2,480,000               4/27/99                                           1,943,000
     11.4            MGT                     1,370,000               4/27/99                                           1,064,000
      12           LaSalle                  19,500,000               4/9/99                  71.95                    14,030,000
      13             MGT                    22,600,000               6/1/99                  61.95                    14,000,000
      14             MGT                    20,500,000               6/22/99                 67.32                    13,800,000
      15             MGT                    20,725,000               Various                 66.83                    13,850,000
     15.1            MGT                     7,285,000               6/10/98                                           4,432,000
     15.2            MGT                     6,216,000               6/3/98                                            4,376,600
     15.3            MGT                     4,285,000               6/10/98                                           2,977,750
     15.4            MGT                     2,939,000               6/2/98                                            2,063,650
      16             MGT                    19,700,000               9/15/99                 68.02                    13,400,000
      17             MGT                    16,850,000               7/19/99                 74.16                    12,496,000
      18             MGT                    17,000,000               5/10/99                 68.82                    11,700,000
      19             MGT                    19,400,000               10/1/99                 59.41                    11,525,000
      20             MGT                    16,900,000               4/14/99                 67.46                    11,400,000
      21           LaSalle                  14,250,000               4/28/99                 76.49                    10,900,000
      22             MGT                    19,000,000               5/20/99                 57.24                    10,875,000
      23             MGT                    21,000,000               7/1/99                  50.00                    10,500,000
      24             MGT                    15,300,000              11/14/99                 67.32                    10,300,000
      25             MGT                    14,350,000               8/1/99                  69.69                    10,000,000
      26             MGT                    12,200,000               2/17/99                 78.69                     9,600,000
      27             MGT                    16,500,000               6/1/99                  56.52                     9,325,000
      28             MGT                    12,000,000               3/24/99                 75.00                     9,000,000
      29             MGT                    12,600,000               Various                 70.24                     8,850,000
     29.1            MGT                     3,900,000               5/11/99                                           2,997,000
     29.2            MGT                     2,900,000               5/10/99                                           2,371,000
     29.3            MGT                     3,100,000               5/10/99                                           1,882,000
     29.4            MGT                     2,700,000               5/10/99                                           1,600,000
      30             MGT                    12,000,000               3/1/99                  73.96                     8,875,000
      31             MGT                    13,400,000               6/1/99                  65.45                     8,770,000
      32             MGT                    10,120,000               8/25/99                 79.84                     8,080,000
      33             MGT                    11,300,000               Various                 67.35                     7,610,000
     33.1            MGT                     7,400,000               6/14/99                                           5,030,000
     33.2            MGT                     3,900,000               6/15/99                                           2,580,000
      34           LaSalle                  15,500,000              11/11/97                 47.58                     7,374,891
      35           LaSalle                   8,750,000               9/25/98                 75.43                     6,600,000
      36             MGT                     8,800,000               8/1/99                  73.86                     6,500,000
      37             MGT                     8,300,000               6/7/99                  74.40                     6,175,000
      38             MGT                     8,500,000               6/1/99                  69.00                     5,865,000
      39             MGT                     7,250,000               9/7/99                  78.62                     5,700,000
      40             MGT                     9,100,000               4/15/99                 58.24                     5,300,000
      41             MGT                     7,900,000               7/20/99                 66.46                     5,250,000
      42             MGT                     7,650,000               8/11/99                 67.97                     5,200,000
      43             MGT                     7,564,000               7/3/99                  68.75                     5,200,000
      44             MGT                     8,000,000               3/1/99                  65.00                     5,200,000
      45             MGT                     6,700,000               8/24/99                 76.12                     5,100,000
      46             MGT                     7,400,000               6/3/99                  68.58                     5,075,000
      47             MGT                     6,750,000               7/6/99                  73.56                     4,965,000
      48             MGT                     6,925,000               3/31/99                 71.16                     4,927,500
      49             MGT                     8,200,000               7/28/99                 59.76                     4,900,000
      50             MGT                     6,985,000          3/12/99, 10/19/99            70.01                     4,890,000
      51             MGT                     6,600,000               3/18/99                 72.73                     4,800,000
      52             MGT                     5,900,000               7/13/99                 79.66                     4,700,000
      53             MGT                     7,350,000               6/17/99                 63.27                     4,650,000
      54             MGT                     7,275,000               6/17/99                 63.46                     4,617,000
      55             MGT                     6,700,000               7/11/99                 68.66                     4,600,000
      56             MGT                     6,825,000               6/24/99                 66.82                     4,560,634
      57             MGT                     5,830,000               7/21/99                 77.19                     4,500,000
      58             MGT                     6,700,000               4/19/99                 66.42                     4,450,000
      59           LaSalle                   5,800,000               6/10/99                 76.29                     4,425,000
      60           LaSalle                   5,635,000               7/15/99                 78.08                     4,400,000
      61             MGT                     6,800,000               10/1/99                 63.24                     4,300,000
      62             MGT                     7,457,627               5/25/98                 59.09                     4,406,780
      63             MGT                     6,096,000               7/19/99                 69.72                     4,250,000
      64             MGT                     6,500,000               8/2/99                  64.62                     4,200,000
      65             MGT                     5,500,000               6/1/99                  70.91                     3,900,000
      66           LaSalle                   5,150,000               8/4/99                  73.79                     3,800,000
      67           LaSalle                   4,725,000               6/25/99                 80.00                     3,780,000
      68             MGT                     6,000,000               6/24/99                 62.42                     3,745,000
      69             MGT                     6,000,000               4/15/99                 62.50                     3,750,000
      70             MGT                     4,900,000               8/25/99                 74.49                     3,650,000
      71             MGT                     5,100,000               7/7/99                  70.59                     3,600,000
      72             MGT                     4,813,559               5/1/99                  73.94                     3,559,322
      73             MGT                     4,900,000               2/10/99                 72.45                     3,550,000
      74             MGT                     4,900,000               6/1/99                  71.82                     3,519,000
      75             MGT                     4,760,000               9/28/99                 73.76                     3,511,000
      76           LaSalle                   4,400,000               7/23/99                 79.55                     3,500,000
      77             MGT                     4,700,000               7/2/99                  74.47                     3,500,000
      78           LaSalle                   4,500,000               5/1/99                  77.78                     3,500,000
      79             MGT                     6,000,000               9/25/97                 58.76                     3,525,424
      80             MGT                     4,300,000               7/27/99                 79.53                     3,420,000
     80.1            MGT                     2,975,000               7/27/99                                           2,380,000
     80.2            MGT                     1,325,000               7/27/99                                           1,040,000
      81             MGT                     6,350,000               8/27/99                 53.54                     3,400,000
      82             MGT                     6,100,000               3/1/99                  55.74                     3,400,000
      83           LaSalle                   4,200,000               6/3/99                  79.76                     3,350,000
      84             MGT                     4,500,000               5/28/97                 77.78                     3,500,000
      85             MGT                     4,100,000               8/17/99                 76.83                     3,150,000
      86           LaSalle                   4,050,000               7/23/99                 76.54                     3,100,000
      87             MGT                     4,800,000               5/27/99                 63.13                     3,030,000
      88             MGT                     4,000,000               7/21/99                 75.00                     3,000,000
      89             MGT                     3,775,000               6/17/99                 74.83                     2,825,000
      90             MGT                     3,700,000               6/10/99                 75.68                     2,800,000
      91             MGT                     5,400,000               5/13/99                 49.07                     2,650,000
      92             MGT                     4,300,000               6/1/99                  60.12                     2,585,000
      93             MGT                     3,270,000               8/19/99                 78.75                     2,575,000
     93.1            MGT                     1,750,000               8/19/99                                           1,400,000
     93.2            MGT                     1,520,000               8/19/99                                           1,175,000
      94             MGT                     4,270,000               6/14/99                 57.61                     2,460,000
      95             MGT                     3,800,000               6/23/99                 64.74                     2,460,000
      96             MGT                     3,300,000               5/17/99                 72.73                     2,400,000
      97             MGT                     3,627,119               5/25/98                 66.36                     2,406,780
      98             MGT                     3,550,000               8/9/99                  60.56                     2,150,000
      99             MGT                     2,900,000               5/27/99                 69.31                     2,010,000
     100             MGT                     2,900,000               9/29/99                 68.97                     2,000,000
     101             MGT                     2,915,254               5/25/98                 70.58                     2,057,627
     102             MGT                     2,500,000               5/28/99                 80.00                     2,000,000
     103             MGT                     2,850,000               5/10/99                 70.18                     2,000,000
     104             MGT                     2,650,000               8/24/99                 74.49                     1,974,000
     105             MGT                     2,900,000               8/11/99                 65.52                     1,900,000
     106             MGT                     3,389,831               5/25/98                 57.40                     1,945,763
     107             MGT                     2,900,000               6/30/99                 64.66                     1,875,000
     108           LaSalle                   2,400,000               7/6/99                  78.13                     1,875,000
     109             MGT                     2,360,000               1/9/98                  78.98                     1,864,000
     110             MGT                     2,500,000               5/26/99                 71.56                     1,789,000
     111             MGT                     2,700,000               7/17/99                 65.00                     1,755,000
     112             MGT                     2,450,000               8/4/99                  71.43                     1,750,000
     113             MGT                     2,550,000               7/1/99                  66.67                     1,700,000
     114           LaSalle                   2,300,000               2/12/99                 73.04                     1,680,000
     115             MGT                     2,200,000               9/3/99                  75.00                     1,650,000
     116             MGT                     2,350,000               6/28/99                 70.21                     1,650,000
     117             MGT                     2,711,864               5/26/98                 60.88                     1,650,847
     118             MGT                     3,700,000               4/2/99                  43.24                     1,600,000
     119             MGT                     2,010,000               7/15/99                 79.60                     1,600,000
     120             MGT                     2,150,000               6/29/99                 70.70                     1,520,000
     121             MGT                     2,500,000               8/9/99                  60.00                     1,500,000
     122             MGT                     2,000,000               8/6/99                  75.00                     1,500,000
     123             MGT                     2,250,000               7/13/99                 65.11                     1,465,000
     124             MGT                     2,120,000               5/27/99                 68.87                     1,460,000
    124.1            MGT                     1,220,000               5/27/99                                             845,000
    124.2            MGT                       900,000               5/27/99                                             615,000
     125             MGT                     1,975,000               6/1/99                  71.14                     1,405,000
     126             MGT                     2,576,271               5/25/98                 55.26                     1,423,729
     127             MGT                     1,910,000               6/15/99                 68.06                     1,300,000
     128             MGT                     1,800,000               7/5/99                  70.83                     1,275,000
     129             MGT                     1,775,000               5/26/99                 71.44                     1,268,000
     130             MGT                     1,655,000               6/16/99                 75.53                     1,250,000
     131           LaSalle                   1,440,000               11/9/98                 79.86                     1,150,000
     132             MGT                     1,600,000               4/12/99                 70.94                     1,135,000
     133             MGT                     1,600,000               6/14/99                 70.88                     1,134,000
     134             MGT                     1,762,712               5/25/98                 65.38                     1,152,542
     135             MGT                     1,400,000               6/1/99                  75.00                     1,050,000
     136             MGT                     1,460,000               5/19/99                 71.85                     1,049,000
     137             MGT                     1,694,915               5/25/98                 60.00                     1,016,949
     138             MGT                     1,225,000               9/28/99                 71.43                       875,000
     139             MGT                     1,200,000               8/9/99                  70.83                       850,000
     140             MGT                     1,000,000               5/17/99                 80.00                       800,000

                                               Current                                                     Current Mortgage
                                         Principal Balance   Crossed Loan           Related Loan               Interest
 Loan Number       Seller                    ($)(2)(3)         Group(4)               Group(5)                Rate (%)(6)
--------------------------------------------------------------------------------------------------------------------------
      1              MGT                       49,225,000                                                        8.1300
      2            LaSalle                     27,512,617                                                        7.3000
      3              MGT                       23,113,978                                                        8.0500
     3.1             MGT
     3.2             MGT
     3.3             MGT
      4            LaSalle                     22,924,768                                                        8.1300
      5              MGT                       22,302,499                                                        8.4000
      6              MGT                       20,039,350         1                                              7.4700
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT                       18,689,849                                                        7.9800
      8              MGT                       17,464,000         1                                              7.4700
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT                       16,772,760                                                        7.9100
      10             MGT                       15,789,005                                                        7.8200
      11             MGT                       14,304,119                                                        7.8400
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle                     13,985,254                                                        8.0000
      13             MGT                       13,918,633                                                        8.6900
      14             MGT                       13,776,427                                                        8.1200
      15             MGT                       13,619,235                                                        7.4000
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT                       13,394,778                                                        8.3700
      17             MGT                       12,477,918                                                        8.2900
      18             MGT                       11,662,631                                                        7.9950
      19             MGT                       11,521,187                                                        8.7600
      20             MGT                       11,317,072                                                        8.5900
      21           LaSalle                     10,865,543                                                        8.0300
      22             MGT                       10,828,976         2                                              8.4600
      23             MGT                       10,463,562                                                        8.4600
      24             MGT                       10,278,264                                                        8.2600
      25             MGT                        9,968,013                                                        7.9900
      26             MGT                        9,575,874                                                        7.6000
      27             MGT                        9,285,536         2                                              8.4600
      28             MGT                        8,975,405                                                        7.9900
      29             MGT                        8,823,006                                                        8.1500
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT                        8,798,495                                                        7.9800
      31             MGT                        8,747,349                               A                        8.2600
      32             MGT                        8,071,417                                                        8.2100
      33             MGT                        7,582,893                                                        8.3300
     33.1            MGT
     33.2            MGT

      34           LaSalle                      7,361,125                                                        6.5300
      35           LaSalle                      6,560,916                                                        7.4100
      36             MGT                        6,483,127                                                        8.1700
      37             MGT                        6,159,600                                                        7.6300
      38             MGT                        5,854,669                               A                        8.3500
      39             MGT                        5,693,895                                                        8.1800
      40             MGT                        5,261,788                               B                        8.6500
      41             MGT                        5,235,131                                                        7.8200
      42             MGT                        5,192,312                                                        8.2200
      43             MGT                        5,163,713                                                        7.3900
      44             MGT                        5,155,363         3                                              8.6500
      45             MGT                        5,094,296                                                        8.0200
      46             MGT                        5,050,168                                                        8.2900
      47             MGT                        4,955,391                                                        8.5700
      48             MGT                        4,903,078                                                        8.5000
      49             MGT                        4,891,822                                                        7.8100
      50             MGT                        4,888,018                                                        8.2700
      51             MGT                        4,767,651                                                        7.9000
      52             MGT                        4,688,695                                                        7.7700
      53             MGT                        4,631,002                               C                        8.9000
      54             MGT                        4,598,974                               C                        9.1900
      55             MGT                        4,590,266                                                        8.2500
      56             MGT                        4,560,634                               D                        7.7300
      57             MGT                        4,487,188                                                        7.1000
      58             MGT                        4,430,120                                                        8.2000
      59           LaSalle                      4,404,739                                                        8.0800
      60           LaSalle                      4,393,275                                                        7.8500
      61             MGT                        4,296,873                                                        8.5300
      62             MGT                        4,259,809         4                     E                        8.0930
      63             MGT                        4,240,067                                                        7.8800
      64             MGT                        4,182,654                                                        8.8300
      65             MGT                        3,889,927                               A                        8.2600
      66           LaSalle                      3,786,083                                                        8.1900
      67           LaSalle                      3,769,931                               F                        8.0800
      68             MGT                        3,731,527                                                        8.2800
      69             MGT                        3,723,483                               B                        8.7800
      70             MGT                        3,648,445                                                        8.1400
      71             MGT                        3,593,424                                                        8.1600
      72             MGT                        3,551,603                                                        8.5390
      73             MGT                        3,526,686                                                        8.0300
      74             MGT                        3,509,786                                                        8.1400
      75             MGT                        3,509,319                               G                        7.8200
      76           LaSalle                      3,491,949                               H                        7.9400
      77             MGT                        3,490,668                                                        8.1100
      78           LaSalle                      3,485,431                                                        7.7500
      79             MGT                        3,429,290                               E                        8.3240
      80             MGT                        3,414,357                                                        7.8500
     80.1            MGT
     80.2            MGT

      81             MGT                        3,389,745                                                        7.5100
      82             MGT                        3,370,814         3                                              8.6500
      83           LaSalle                      3,341,102                                                        8.0900
      84             MGT                        3,310,110                                                        8.3100
      85             MGT                        3,146,353                                                        7.8900
      86           LaSalle                      3,092,869                               H                        7.9400
      87             MGT                        3,020,150         5                                              8.7800
      88             MGT                        2,995,645                               I                        8.2800
      89             MGT                        2,821,712                                                        7.8700
      90             MGT                        2,789,582                                                        8.1100
      91             MGT                        2,638,785         2                                              8.4600
      92             MGT                        2,580,447                               A                        8.3500
      93             MGT                        2,570,751                                                        7.8500
     93.1            MGT
     93.2            MGT

      94             MGT                        2,456,953         6                                              9.0400
      95             MGT                        2,442,396                                                        8.2500
      96             MGT                        2,396,176         7                                              7.9700
      97             MGT                        2,337,460         4                     E                        8.2030
      98             MGT                        2,144,340                               J                        8.1700
      99             MGT                        2,003,466         5                                              8.7800
     100             MGT                        1,998,896                                                        8.3600
     101             MGT                        1,998,364         4                     E                        8.2030
     102             MGT                        1,995,227                                                        7.8000
     103             MGT                        1,990,936                                                        8.1300
     104             MGT                        1,971,213                                                        8.3700
     105             MGT                        1,897,061                                                        8.0700
     106             MGT                        1,889,721         4                     E                        8.2030
     107             MGT                        1,871,879                               K                        7.8200
     108           LaSalle                      1,870,217                               F                        8.2300
     109             MGT                        1,853,727                                                        8.0000
     110             MGT                        1,784,329                               L                        8.1500
     111             MGT                        1,750,900                                                        8.7200
     112             MGT                        1,747,381                               I                        8.1800
     113             MGT                        1,690,220                                                        8.7600
     114           LaSalle                      1,665,660                                                        8.0300
     115             MGT                        1,648,189                                                        8.0900
     116             MGT                        1,646,204                                                        7.9400
     117             MGT                        1,603,300         4                     E                        8.2030
     118             MGT                        1,593,418                               D                        7.5900
     119             MGT                        1,588,291                                                        8.1300
     120             MGT                        1,517,418                                                        8.5300
     121             MGT                        1,496,118                               J                        8.2500
     122             MGT                        1,495,752                                                        7.8200
     123             MGT                        1,462,562                               K                        7.8200
     124             MGT                        1,455,254         5                                              8.7800
    124.1            MGT
    124.2            MGT

     125             MGT                        1,401,321                               L                        8.1400
     126             MGT                        1,382,723         4                     E                        8.2030
     127             MGT                        1,298,404         6                                              9.0900
     128             MGT                        1,271,812                                                        7.6200
     129             MGT                        1,264,689                               L                        8.1500
     130             MGT                        1,248,705                                                        8.3000
     131           LaSalle                      1,140,618                                                        7.5000
     132             MGT                        1,132,598                                                        8.2500
     133             MGT                        1,130,971                               L                        8.0700
     134             MGT                        1,119,347         4                     E                        8.2030
     135             MGT                        1,047,230                               A                        8.1600
     136             MGT                        1,046,193                               L                        8.0640
     137             MGT                          987,659         4                     E                        8.2030
     138             MGT                          874,581                               G                        7.8200
     139             MGT                          847,762                               J                        8.1700
     140             MGT                          798,725         7                                              7.9700

                                           Net Mortgage              Mortgage Interest         Annual Debt         Remaining
                                             Interest                   Rate Accrual             Service         Interest Only
 Loan Number       Seller                   Rate(%)(7)                    Basis(8)              ($)(2)(9)       Period (months)
------------------------------------------------------------------------------------------------------------------------------------
      1              MGT                      8.007                       ACT/360               4,142,961                 9
      2            LaSalle                    7.202                       ACT/360               2,282,951
      3              MGT                      7.977                       ACT/360               2,048,089
     3.1             MGT
     3.2             MGT
     3.3             MGT
      4            LaSalle                    8.032                       ACT/360               2,048,030
      5              MGT                      8.327                       ACT/360               2,040,963
      6              MGT                      7.397                       ACT/360               1,517,730               115
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT                      7.907                       ACT/360               1,647,834
      8              MGT                      7.397                       ACT/360               1,322,680               115
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT                      7.837                       ACT/360               1,466,640
      10             MGT                      7.677                       30/360                1,367,500
      11             MGT                      7.767                       ACT/360               1,243,955
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle                    7.867                       ACT/360               1,235,366
      13             MGT                      8.617                       ACT/360               1,478,208
      14             MGT                      8.047                       ACT/360               1,239,103
      15             MGT                      7.327                       ACT/360               1,217,413
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT                      8.227                       ACT/360               1,221,629
      17             MGT                      8.147                       ACT/360               1,130,759
      18             MGT                      7.922                       ACT/360               1,029,716
      19             MGT                      8.617                       ACT/360               1,088,995
      20             MGT                      8.517                       ACT/360               1,194,986
      21           LaSalle                    7.932                       ACT/360                 962,501
      22             MGT                      8.387                       ACT/360               1,047,306
      23             MGT                      8.387                       ACT/360               1,011,192
      24             MGT                      8.187                       ACT/360                 929,435
      25             MGT                      7.847                       ACT/360                 879,681
      26             MGT                      7.527                       ACT/360                 813,398
      27             MGT                      8.387                       ACT/360                 898,035
      28             MGT                      7.847                       ACT/360                 791,713
      29             MGT                      8.077                       ACT/360                 790,392
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT                      7.837                       ACT/360                 820,574
      31             MGT                      8.137                       ACT/360                 830,468
      32             MGT                      8.137                       ACT/360                 725,703
      33             MGT                      8.257                       ACT/360                 724,901
     33.1            MGT
     33.2            MGT

      34           LaSalle                    6.432                       ACT/360                 571,949
      35           LaSalle                    7.277                       ACT/360                 548,905
      36             MGT                      8.047                       ACT/360                 581,607
      37             MGT                      7.457                       ACT/360                 524,730
      38             MGT                      8.227                       ACT/360                 559,622
      39             MGT                      8.037                       ACT/360                 510,504
      40             MGT                      8.577                       ACT/360                 557,988
      41             MGT                      7.677                       ACT/360                 478,756
      42             MGT                      8.147                       ACT/360                 467,475
      43             MGT                      7.247                       ACT/360                 498,501
      44             MGT                      8.577                       ACT/360                 547,460
      45             MGT                      7.897                       ACT/360                 449,917
      46             MGT                      8.147                       ACT/360                 487,895
      47             MGT                      8.497                       ACT/360                 461,078
      48             MGT                      8.427                       ACT/360                 476,131
      49             MGT                      7.737                       ACT/360                 423,691
      50             MGT                      8.127                       ACT/360                 441,669
      51             MGT                      7.827                       ACT/360                 440,757
      52             MGT                      7.697                       ACT/360                 404,836
      53             MGT                      8.827                       ACT/360                 498,464
      54             MGT                      9.117                       ACT/360                 505,274
      55             MGT                      8.107                       ACT/360                 414,699
      56             MGT                      7.657                       ACT/360                 414,028
      57             MGT                      7.027                       ACT/360                 362,897
      58             MGT                      8.127                       ACT/360                 419,250
      59           LaSalle                    7.947                       ACT/360                 412,653
      60           LaSalle                    7.752                       ACT/360                 391,484
      61             MGT                      8.457                       ACT/360                 416,541
      62             MGT                       7.97                       30/360                  433,803
      63             MGT                      7.807                       ACT/360                 369,962
      64             MGT                      8.757                       ACT/360                 447,966
      65             MGT                      8.137                       ACT/360                 369,307
      66           LaSalle                    8.057                       ACT/360                 357,707
      67           LaSalle                    7.947                       ACT/360                 335,369
      68             MGT                      8.157                       ACT/360                 355,231
      69             MGT                      8.707                       ACT/360                 398,532
      70             MGT                      8.067                       ACT/360                 325,674
      71             MGT                      8.087                       ACT/360                 338,016
      72             MGT                      8.466                       ACT/360                 318,182
      73             MGT                      7.957                       ACT/360                 329,641
      74             MGT                      7.997                       ACT/360                 313,985
      75             MGT                      7.747                       ACT/360                 303,879
      76           LaSalle                    7.842                       ACT/360                 306,426
      77             MGT                      7.967                       ACT/360                 327,229
      78           LaSalle                    7.652                       ACT/360                 300,893
      79             MGT                      8.201                       30/360                  326,517
      80             MGT                      7.777                       ACT/360                 296,857
     80.1            MGT
     80.2            MGT

      81             MGT                      7.367                       ACT/360                 301,774
      82             MGT                      8.577                       ACT/360                 357,955
      83           LaSalle                    7.992                       ACT/360                 297,499
      84             MGT                      8.187                       30/360                  359,451
      85             MGT                      7.747                       ACT/360                 274,470
      86           LaSalle                    7.842                       ACT/360                 271,406
      87             MGT                      8.707                       ACT/360                 299,673
      88             MGT                      8.207                       ACT/360                 271,216
      89             MGT                      7.727                       ACT/360                 245,681
      90             MGT                      7.937                       ACT/360                 261,783
      91             MGT                      8.387                       ACT/360                 255,206
      92             MGT                      8.227                       ACT/360                 246,654
      93             MGT                      7.777                       ACT/360                 223,510
     93.1            MGT
     93.2            MGT

      94             MGT                      8.967                       ACT/360                 266,359
      95             MGT                      8.177                       ACT/360                 277,385
      96             MGT                      7.897                       ACT/360                 210,722
      97             MGT                       8.08                       30/360                  240,319
      98             MGT                      7.997                       ACT/360                 202,043
      99             MGT                      8.707                       ACT/360                 198,793
     100             MGT                      8.287                       ACT/360                 186,018
     101             MGT                       8.08                       30/360                  205,455
     102             MGT                      7.727                       ACT/360                 172,769
     103             MGT                      8.057                       ACT/360                 187,308
     104             MGT                      8.227                       ACT/360                 179,962
     105             MGT                      7.997                       ACT/360                 168,412
     106             MGT                       8.08                       30/360                  194,286
     107             MGT                      7.747                       ACT/360                 162,282
     108           LaSalle                    8.097                       ACT/360                 168,719
     109             MGT                      7.857                       ACT/360                 172,640
     110             MGT                      8.077                       ACT/360                 159,775
     111             MGT                      8.577                       ACT/360                 172,714
     112             MGT                      8.107                       ACT/360                 156,734
     113             MGT                      8.687                       ACT/360                 180,407
     114           LaSalle                    7.932                       ACT/360                 155,999
     115             MGT                      8.017                       ACT/360                 146,530
     116             MGT                      7.797                       ACT/360                 144,458
     117             MGT                       8.08                       30/360                  164,838
     118             MGT                      7.517                       ACT/360                 143,012
     119             MGT                      8.057                       30/360                  164,852
     120             MGT                      8.407                       ACT/360                 147,242
     121             MGT                      8.177                       ACT/360                 141,921
     122             MGT                      7.747                       ACT/360                 136,787
     123             MGT                      7.747                       ACT/360                 126,797
     124             MGT                      8.707                       ACT/360                 144,397
    124.1            MGT
    124.2            MGT

     125             MGT                      8.067                       ACT/360                 125,362
     126             MGT                       8.08                       30/360                  142,160
     127             MGT                      9.017                       ACT/360                 141,261
     128             MGT                      7.477                       ACT/360                 108,240
     129             MGT                      8.077                       ACT/360                 113,245
     130             MGT                      8.227                       ACT/360                 113,218
     131           LaSalle                    7.402                       ACT/360                  96,492
     132             MGT                      8.107                       ACT/360                 102,323
     133             MGT                      7.997                       ACT/360                 100,515
     134             MGT                       8.08                       30/360                  115,082
     135             MGT                      8.037                       ACT/360                  98,588
     136             MGT                      7.991                       ACT/360                  92,928
     137             MGT                       8.08                       30/360                  101,543
     138             MGT                      7.747                       ACT/360                  75,732
     139             MGT                      7.997                       ACT/360                  79,877
     140             MGT                      7.897                       ACT/360                  70,241


                                                               Remaining                                         Maturity Date/
                                          Remaining Term      Amortization                                        Anticipated
                                             (months)        Term (months)                                         Repayment
 Loan Number       Seller                    (10)(11)          (10)(11)             Origination Date                Date(12)
-----------------------------------------------------------------------------------------------------------------------------------
      1              MGT                         60               360                    9/10/99                    10/1/05
      2            LaSalle                      108               348                   12/28/98                     1/1/09
      3              MGT                        117               357                    9/15/99                    10/1/09
     3.1             MGT
     3.2             MGT
     3.3             MGT
      4            LaSalle                      116               356                    8/30/99                     9/1/09
      5              MGT                        118               358                   10/13/99                    11/1/09
      6              MGT                          1                 1                    8/31/99                     9/1/09
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT                        114               354                     6/1/99                     7/1/09
      8              MGT                          1                 1                    8/31/99                     9/1/09
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT                        116               357                    9/24/99                     9/1/09
      10             MGT                         83               359                   10/29/99                    12/1/06
      11             MGT                        115               355                    7/30/99                     8/1/09
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle                      114               354                    6/16/99                     7/1/09
      13             MGT                        116               236                    8/24/99                     9/1/09
      14             MGT                        117               345                     9/9/99                    10/1/09
      15             MGT                        165               285                    9/21/98                    10/1/13
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT                        118               358                    11/9/99                    11/1/09
      17             MGT                        117               357                    9/24/99                    10/1/09
      18             MGT                        114               354                    6/25/99                     7/1/09
      19             MGT                        119               359                   11/17/99                    12/1/09
      20             MGT                        115               235                    7/14/99                     8/1/09
      21           LaSalle                      174               354                    6/28/99                     7/1/14
      22             MGT                        115               295                     7/9/99                     8/1/09
      23             MGT                        116               296                    8/16/99                     9/1/09
      24             MGT                        116               356                    8/31/99                     9/1/09
      25             MGT                        114               354                    6/25/99                     7/1/09
      26             MGT                        116               356                     8/6/99                     9/1/09
      27             MGT                        115               295                     7/9/99                     8/1/09
      28             MGT                        115               355                    7/27/99                     8/1/09
      29             MGT                        114               354                    6/11/99                     7/1/09
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT                        111               291                    3/29/99                     4/1/09
      31             MGT                        117               297                     9/9/99                    10/1/09
      32             MGT                        118               358                   10/13/99                    11/1/09
      33             MGT                        116               296                    8/31/99                     9/1/09
     33.1            MGT
     33.2            MGT

      34           LaSalle                       98               338                   10/18/99                     3/1/08
      35           LaSalle                      111               351                    3/31/99                     4/1/09
      36             MGT                        115               355                    7/15/99                     8/1/09
      37             MGT                        116               356                    8/27/99                     9/1/09
      38             MGT                        118               298                    10/5/99                    11/1/09
      39             MGT                        118               358                    11/1/99                    11/1/09
      40             MGT                         55               235                    7/13/99                     8/1/04
      41             MGT                        117               297                    9/28/99                    10/1/09
      42             MGT                        117               357                    9/22/99                    10/1/09
      43             MGT                        116               236                     8/2/99                     9/1/09
      44             MGT                        114               234                    6/30/99                     7/1/09
      45             MGT                        118               358                   10/22/99                    11/1/09
      46             MGT                        115               283                    7/20/99                     8/1/09
      47             MGT                        116               356                    8/23/99                     9/1/09
      48             MGT                        114               294                    6/18/99                     7/1/09
      49             MGT                        117               357                     9/7/99                    10/1/09
      50             MGT                        119               359                   11/19/99                    12/1/09
      51             MGT                        113               293                    5/20/99                     6/1/09
      52             MGT                        116               356                    8/18/99                     9/1/09
      53             MGT                        117               237                    9/17/99                    10/1/09
      54             MGT                        117               237                    9/17/99                    10/1/09
      55             MGT                        116               356                     8/9/99                     9/1/09
      56             MGT                        116               297                   12/10/99                     9/1/09
      57             MGT                        116               356                     8/6/99                     9/1/09
      58             MGT                        115               295                     7/7/99                     8/1/09
      59           LaSalle                      115               295                    7/29/99                     8/1/09
      60           LaSalle                      117               326                     9/9/99                    10/1/09
      61             MGT                        119               299                   11/16/99                    12/1/09
      62             MGT                         66               222                    6/30/98                     7/1/05
      63             MGT                        116               356                    8/17/99                     9/1/09
      64             MGT                        117               237                    9/15/99                    10/1/09
      65             MGT                        117               297                     9/9/99                    10/1/09
      66           LaSalle                      116               296                    8/26/99                     9/1/09
      67           LaSalle                       55               355                    7/15/99                     8/1/04
      68             MGT                        116               296                    8/11/99                     9/1/09
      69             MGT                        115               235                    7/13/99                     8/1/09
      70             MGT                        119               359                   11/15/99                    12/1/09
      71             MGT                         82               298                   10/22/99                    11/1/06
      72             MGT                         80               356                     8/3/99                     9/1/06
      73             MGT                        113               293                    5/27/99                     6/1/09
      74             MGT                        115               355                     7/2/99                     8/1/09
      75             MGT                        119               359                   11/19/99                    12/1/09
      76           LaSalle                      116               356                    8/24/99                     9/1/09
      77             MGT                        117               297                     9/1/99                    10/1/09
      78           LaSalle                      113               353                    5/18/99                     6/1/09
      79             MGT                         60               276                    12/4/97                     1/1/05
      80             MGT                        117               357                    9/30/99                    10/1/09
     80.1            MGT
     80.2            MGT

      81             MGT                        117               297                    9/30/99                    10/1/09
      82             MGT                        114               234                    6/30/99                     7/1/09
      83           LaSalle                      115               355                    6/28/99                     8/1/09
      84             MGT                        210               210                    6/30/97                     7/1/17
      85             MGT                        118               358                   10/14/99                    11/1/09
      86           LaSalle                      116               356                    8/24/99                     9/1/09
      87             MGT                        116               296                    8/26/99                     9/1/09
      88             MGT                        117               357                    9/23/99                    10/1/09
      89             MGT                        118               358                    10/4/99                    11/1/09
      90             MGT                         56               296                    8/20/99                     9/1/04
      91             MGT                        115               295                     7/9/99                     8/1/09
      92             MGT                        118               298                    10/5/99                    11/1/09
      93             MGT                        117               357                    9/20/99                    10/1/09
     93.1            MGT
     93.2            MGT

      94             MGT                        119               239                   11/24/99                    12/1/09
      95             MGT                         69               189                    9/16/99                    10/1/05
      96             MGT                        117               357                     9/3/99                    10/1/09
      97             MGT                         68               224                    8/11/98                     9/1/05
      98             MGT                        117               297                    9/23/99                    10/1/09
      99             MGT                        116               296                    8/26/99                     9/1/09
     100             MGT                        119               329                    11/3/99                    12/1/09
     101             MGT                         68               224                    8/11/98                     9/1/05
     102             MGT                        116               356                    8/20/99                     9/1/09
     103             MGT                        115               295                     7/2/99                     8/1/09
     104             MGT                        117               357                    9/15/99                    10/1/09
     105             MGT                        117               357                    9/17/99                    10/1/09
     106             MGT                         68               224                    8/11/98                     9/1/05
     107             MGT                        117               357                    9/24/99                    10/1/09
     108           LaSalle                       55               355                    7/30/99                     8/1/04
     109             MGT                        114               294                     6/3/99                     7/1/09
     110             MGT                        115               355                    7/16/99                     8/1/09
     111             MGT                        117               297                    9/15/99                    10/1/09
     112             MGT                        117               357                    9/23/99                    10/1/09
     113             MGT                        236               236                    8/12/99                     9/1/19
     114           LaSalle                      111               291                    3/29/99                     4/1/09
     115             MGT                        118               358                   10/13/99                    11/1/09
     116             MGT                        116               356                    8/27/99                     9/1/09
     117             MGT                         68               224                    8/11/98                     9/1/05
     118             MGT                        116               296                    8/19/99                     9/1/09
     119             MGT                        227               227                    8/26/99                    12/1/18
     120             MGT                        118               298                   10/21/99                    11/1/09
     121             MGT                        117               297                     9/1/99                    10/1/09
     122             MGT                        117               297                    9/29/99                    10/1/09
     123             MGT                        117               357                    9/24/99                    10/1/09
     124             MGT                        116               296                    8/26/99                     9/1/09
    124.1            MGT
    124.2            MGT

     125             MGT                        115               355                    7/19/99                     8/1/09
     126             MGT                         68               224                    8/11/98                     9/1/05
     127             MGT                        119               239                   11/24/99                    12/1/09
     128             MGT                        116               356                    8/13/99                     9/1/09
     129             MGT                        115               355                    7/16/99                     8/1/09
     130             MGT                        118               358                    10/1/99                    11/1/09
     131           LaSalle                      108               348                    12/4/98                     1/1/09
     132             MGT                         80               356                    8/16/99                     9/1/06
     133             MGT                        115               355                    7/20/99                     8/1/09
     134             MGT                         68               224                    8/11/98                     9/1/05
     135             MGT                        117               297                     9/9/99                    10/1/09
     136             MGT                        115               355                    7/21/99                     8/1/09
     137             MGT                         68               224                    8/11/98                     9/1/05
     138             MGT                        119               359                   11/19/99                    12/1/09
     139             MGT                        117               297                    9/23/99                    10/1/09
     140             MGT                        117               357                     9/3/99                    10/1/09


                                                                                                                         Lock-out
                                           ARD Final         Balloon Balance                   Ending                   Period End
 Loan Number       Seller                Maturity Date         ($)(2)(13)                      LTV(13)                   Date(14)
-----------------------------------------------------------------------------------------------------------------------------------
      1              MGT                    10/1/30            47,200,990                       55.21                    3/31/05
      2            LaSalle                                     24,390,228                       63.19                    9/30/08
      3              MGT                    10/1/29            20,733,856                       64.43                    6/30/09
     3.1             MGT
     3.2             MGT
     3.3             MGT
      4            LaSalle                                     20,612,984                       63.23                    5/31/09
      5              MGT                    11/1/29            20,154,835                       64.60                    7/31/09
      6              MGT                                       20,039,350                       59.00                    5/31/09
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT                     7/1/29            16,768,800                       69.01                    3/31/09
      8              MGT                                       17,464,000                       59.00                    5/31/09
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT                    10/1/29            15,019,453                       71.52                    6/30/09
      10             MGT                    12/1/29            14,575,611                       71.73                    9/30/06
      11             MGT                     8/1/29            12,783,616                       63.04                    4/30/09
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle                                     12,553,554                       64.38                    3/31/09
      13             MGT                     9/1/19            10,108,805                       44.73                    5/31/09
      14             MGT                                       12,224,060                       59.63                    6/30/09
      15             MGT                                        8,948,222                       43.18                    3/31/05
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT                                       12,108,405                       61.46                    7/31/09
      17             MGT                                       11,255,045                       66.80                    6/30/09
      18             MGT                     7/1/29            10,467,497                       61.57                    3/31/09
      19             MGT                                       10,490,963                       54.08                    8/31/09
      20             MGT                     8/1/19             8,206,515                       48.56                    4/30/09
      21           LaSalle                                      8,731,549                       61.27                    3/31/14
      22             MGT                     8/1/24             9,084,472                       47.81                    4/30/09
      23             MGT                     9/1/24             8,769,132                       41.76                    5/31/09
      24             MGT                     9/1/29             9,269,205                       60.58                    5/31/09
      25             MGT                     7/1/29             8,945,506                       62.34                    3/31/09
      26             MGT                     9/1/29             8,503,252                       69.70                    5/31/09
      27             MGT                     8/1/24             7,789,674                       47.21                    4/30/09
      28             MGT                     8/1/29             8,049,467                       67.08                    4/30/09
      29             MGT                     7/1/29             7,946,954                       63.07                    3/31/09
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT                     4/1/24             7,314,082                       60.95                    1/31/09
      31             MGT                    10/1/24             7,284,707                       54.36                    6/30/09
      32             MGT                    11/1/29             7,262,615                       71.76                    7/31/09
      33             MGT                                        6,332,498                       56.04                    5/31/09
     33.1            MGT
     33.2            MGT

      34           LaSalle                                      6,450,090                       41.61                    2/29/00
      35           LaSalle                   4/1/29             5,819,424                       66.51                   12/31/08
      36             MGT                     8/1/29             5,838,367                       66.35                    4/30/09
      37             MGT                     9/1/29             5,473,617                       65.95                    5/31/09
      38             MGT                    11/1/24             4,882,935                       57.45                    7/31/09
      39             MGT                    11/1/29             5,119,790                       70.62                    7/31/09
      40             MGT                                        4,721,064                       51.88                    6/30/04
      41             MGT                    10/1/24             4,306,010                       54.51                    6/30/09
      42             MGT                    10/1/29             4,675,974                       61.12                    6/30/09
      43             MGT                                        3,589,968                       47.46                    5/31/09
      44             MGT                     7/1/19             3,752,015                       46.90                    3/31/09
      45             MGT                    11/1/29             4,563,599                       68.11                    7/31/09
      46             MGT                     8/1/23             4,124,108                       55.73                    4/30/09
      47             MGT                     9/1/24             4,499,868                       66.66                    5/31/09
      48             MGT                                        4,121,766                       59.52                    3/31/09
      49             MGT                                        4,363,308                       53.21                    6/30/09
      50             MGT                    12/1/29             4,402,153                       63.02                    8/31/09
      51             MGT                                        3,946,454                       59.79                    2/28/09
      52             MGT                                        4,180,543                       70.86                    5/31/09
      53             MGT                                        3,381,889                       46.01                    6/30/09
      54             MGT                                        3,389,939                       46.60                    6/30/09
      55             MGT                     9/1/29             4,138,684                       61.77                    5/31/09
      56             MGT                                        3,749,254                       54.93                    5/31/09
      57             MGT                                        3,935,288                       67.50                    5/31/09
      58             MGT                     8/1/24             3,690,237                       55.08                    4/30/09
      59           LaSalle                                      3,656,956                       63.05                    4/30/09
      60           LaSalle                                      3,782,753                       67.13                    6/30/09
      61             MGT                    12/1/24             3,598,643                       52.92                    8/31/09
      62             MGT                                        3,548,948                       47.59                    9/30/03
      63             MGT                                        3,790,399                       62.18                    5/31/09
      64             MGT                    10/1/19             3,047,546                       46.89                    6/30/09
      65             MGT                    10/1/24             3,239,494                       58.90                    6/30/09
      66           LaSalle                                      3,149,618                       61.16                    5/31/09
      67           LaSalle                                      3,623,945                       76.70                    4/30/04
      68             MGT                     9/1/24             3,111,943                       51.87                    5/31/09
      69             MGT                                        2,716,696                       45.28                    4/30/09
      70             MGT                    12/1/29             3,275,887                       66.85                    8/31/09
      71             MGT                    11/1/24             3,222,694                       63.19                    8/31/06
      72             MGT                     9/1/29             3,337,563                       69.34                    6/30/06
      73             MGT                                        2,929,740                       59.79                    2/28/09
      74             MGT                     8/1/29             3,158,572                       64.46                    4/30/09
      75             MGT                                        3,127,087                       65.70                    8/31/09
      76           LaSalle                                      3,126,019                       71.05                    5/31/09
      77             MGT                                        2,894,862                       61.59                    6/30/09
      78           LaSalle                                      3,112,299                       69.16                    2/28/09
      79             MGT                                        3,109,824                       51.83                    3/31/03
      80             MGT                                        3,048,376                       70.89                    6/30/09
     80.1            MGT
     80.2            MGT

      81             MGT                                        2,763,159                       43.51                    6/30/09
      82             MGT                     7/1/19             2,453,240                       40.22                    3/31/09
      83           LaSalle                                      3,003,332                       71.51                    4/30/09
      84             MGT                                                2                           -                    7/31/07
      85             MGT                                        2,809,926                       68.53                    7/31/09
      86           LaSalle                                      2,768,760                       68.36                    5/31/09
      87             MGT                     9/1/24             2,552,839                       53.18                    5/31/09
      88             MGT                                        2,701,449                       67.54                    6/30/09
      89             MGT                                        2,518,795                       66.72                    7/31/09
      90             MGT                     9/1/24             2,607,055                       70.46                    7/31/04
      91             MGT                     8/1/24             2,213,688                       40.99                    4/30/09
      92             MGT                    11/1/24             2,152,155                       50.05                    7/31/09
      93             MGT                                        2,295,196                       70.19                    6/30/09
     93.1            MGT
     93.2            MGT

      94             MGT                    12/1/19             1,797,256                       42.09                    8/31/09
      95             MGT                    10/1/15             1,905,803                       50.15                    6/30/05
      96             MGT                    10/1/29             2,145,413                       65.01                    6/30/09
      97             MGT                                        1,945,891                       53.65                   11/30/03
      98             MGT                    10/1/24             1,781,320                       50.18                    8/31/09
      99             MGT                     9/1/24             1,693,467                       58.40                    5/31/09
     100             MGT                                        1,743,844                       60.13                    8/31/09
     101             MGT                                        1,663,599                       57.07                   11/30/03
     102             MGT                                        1,780,258                       71.21                    5/31/09
     103             MGT                                        1,655,229                       58.08                    4/30/09
     104             MGT                                        1,781,253                       67.22                    6/30/09
     105             MGT                    10/1/29             1,702,508                       58.71                    6/30/09
     106             MGT                                        1,573,157                       46.41                   11/30/03
     107             MGT                    10/1/29             1,670,040                       57.59                    6/30/09
     108           LaSalle                                      1,800,310                       75.01                    4/30/04
     109             MGT                                        1,537,251                       65.14                    3/31/09
     110             MGT                     8/1/29             1,606,143                       64.25                    4/30/09
     111             MGT                    10/1/24             1,476,511                       54.69                    6/30/09
     112             MGT                                        1,572,172                       64.17                    6/30/09
     113             MGT                                           91,311                        3.58                    9/30/09
     114           LaSalle                                      1,386,525                       60.28                   12/31/08
     115             MGT                    11/1/29             1,478,911                       67.22                    7/31/09
     116             MGT                     9/1/29             1,473,695                       62.71                    5/31/09
     117             MGT                                        1,334,717                       49.22                   11/30/03
     118             MGT                                        1,303,226                       35.22                    5/31/09
     119             MGT                                                -                           -                    8/31/18
     120             MGT                    11/1/24             1,271,836                       59.16                    7/31/09
     121             MGT                    10/1/24             1,245,607                       49.82                    6/30/09
     122             MGT                                        1,230,289                       61.51                    6/30/09
     123             MGT                    10/1/29             1,304,859                       57.99                    6/30/09
     124             MGT                     9/1/24             1,230,081                       58.02                    5/31/09
    124.1            MGT
    124.2            MGT

     125             MGT                     8/1/29             1,261,096                       63.85                    4/30/09
     126             MGT                                        1,151,090                       44.68                   11/30/03
     127             MGT                    12/1/19               951,324                       49.81                    8/31/09
     128             MGT                                        1,129,897                       62.77                    5/31/09
     129             MGT                     8/1/29             1,138,395                       64.13                    4/30/09
     130             MGT                                        1,125,898                       68.03                    7/31/09
     131           LaSalle                                      1,015,909                       70.55                    9/30/08
     132             MGT                                        1,065,708                       66.61                    5/31/06
     133             MGT                     8/1/29             1,016,169                       63.51                    4/30/09
     134             MGT                                          931,835                       52.86                   11/30/03
     135             MGT                    10/1/24               869,699                       62.12                    6/30/09
     136             MGT                     8/1/29               939,867                       64.37                    4/30/09
     137             MGT                                          822,208                       48.51                   11/30/03
     138             MGT                                          779,322                       63.62                    8/31/09
     139             MGT                    10/1/24               704,243                       58.69                    6/30/09
     140             MGT                    10/1/29               715,138                       71.51                    6/30/09

                                 Yield Maintenance
 Loan Number       Seller            End Date                 1% Penalty End Date    NOI 97($)(2)                   Months 97
----------------------------------------------------------------------------------------------------------------------------------
      1              MGT                                                              3,189,000                         12
      2            LaSalle                                                              392,665                          2
      3              MGT                                                              2,560,902                         12
     3.1             MGT                                                              1,512,600                         12
     3.2             MGT                                                                386,483                         12
     3.3             MGT                                                                661,819                         12
      4            LaSalle                                                            2,126,389                         12
      5              MGT                                                              2,065,507                         12
      6              MGT                                                              2,289,296                         12
     6.1             MGT                                                                991,190                         12
     6.2             MGT                                                                639,710                         12
     6.3             MGT                                                                482,797                         12
     6.4             MGT                                                                 87,135                         12
     6.5             MGT
     6.6             MGT                                                                 88,464                         12
      7              MGT                                                              1,803,630                         12
      8              MGT                                                              1,370,852                         12
     8.1             MGT                                                                740,633                         12
     8.2             MGT
     8.3             MGT                                                                410,774                         12
     8.4             MGT                                                                219,445                         12
     8.5             MGT
      9              MGT                                                              1,592,560                         12
      10             MGT
      11             MGT                                                              1,389,099                         12
     11.1            MGT                                                                739,373                         12
     11.2            MGT                                                                347,127                         12
     11.3            MGT                                                                196,312                         12
     11.4            MGT                                                                106,287                         12
      12           LaSalle                                                            1,435,485                         12
      13             MGT                                                              2,781,938                         12
      14             MGT                                                              1,485,610                         12
      15             MGT              6/30/13                                         1,548,836                         12
     15.1            MGT                                                                737,646                         12
     15.2            MGT
     15.3            MGT                                                                485,286                         12
     15.4            MGT                                                                325,904                         12
      16             MGT                                                              1,352,889                         12
      17             MGT
      18             MGT                                                              1,489,032                         12
      19             MGT                                                                946,533                         12
      20             MGT                                                              2,060,911                         12
      21           LaSalle
      22             MGT                                                              2,475,151                         12
      23             MGT                                                                802,630                         12
      24             MGT                                                                534,487                         12
      25             MGT

      26             MGT                                                                331,685                         12
      27             MGT                                                              1,234,302                         12
      28             MGT
      29             MGT                                                                368,633                    Various
     29.1            MGT                                                                224,423                         12
     29.2            MGT                                                                 92,291                         12
     29.3            MGT                                                                116,334                          6
     29.4            MGT                                                                (64,415)                         6
      30             MGT                                                              1,066,887                         12
      31             MGT                                                                425,167                         12
      32             MGT                                                                784,847                         12
      33             MGT                                                              1,000,343                         12
     33.1            MGT                                                                605,587                         12
     33.2            MGT                                                                394,756                         12
      34           LaSalle            2/29/2004             8/31/2007                 1,353,753                         12
      35           LaSalle                                                              587,871                         12
      36             MGT                                                                168,047                         12
      37             MGT                                                                794,841                         12
      38             MGT
      39             MGT                                                                648,682                         12
      40             MGT                                                              1,238,283                         12
      41             MGT                                                                771,053                         12
      42             MGT

      43             MGT                                                                807,338                         12
      44             MGT                                                                692,203                         12
      45             MGT                                                                597,636                         12
      46             MGT                                                               (634,306)                         6
      47             MGT                                                                549,197                         12
      48             MGT

      49             MGT                                                                615,461                         12
      50             MGT                                                                323,712                         12
      51             MGT                                                                320,762                         12
      52             MGT                                                                537,870                         12
      53             MGT                                                                667,167                         12
      54             MGT                                                                470,517                         12
      55             MGT                                                                512,100                         12
      56             MGT                                                                827,668                         12
      57             MGT

      58             MGT                                                                637,694                         12
      59           LaSalle                                                              533,264                         12
      60           LaSalle
      61             MGT

      62             MGT              3/31/05                                           918,369                         12
      63             MGT
      64             MGT                                                                817,676                         12
      65             MGT                                                                467,602                         12
      66           LaSalle                                                             (154,915)                        12
      67           LaSalle                                                              383,088                         12
      68             MGT                                                                560,000                         12
      69             MGT                                                                819,257                         12
      70             MGT                                                                430,326                         12
      71             MGT                                                                434,401                         12
      72             MGT                                                                543,006                         12
      73             MGT
      74             MGT

      75             MGT
      76           LaSalle
      77             MGT
      78           LaSalle
      79             MGT              6/30/04                                           805,256                         12
      80             MGT                                                                418,749                         12
     80.1            MGT                                                                282,727                         12
     80.2            MGT                                                                136,022                         12
      81             MGT                                                                552,455                         12
      82             MGT                                                                571,451                         12
      83           LaSalle                                                              345,851                         12
      84             MGT              6/30/14                                           467,475                         12
      85             MGT                                                                386,606                         12
      86           LaSalle                                                              335,347                         12
      87             MGT                                                                137,461                         12
      88             MGT
      89             MGT                                                                284,974                         12
      90             MGT                                                                369,464                         12
      91             MGT                                                              1,190,894                         12
      92             MGT
      93             MGT                                                                304,138                         12
     93.1            MGT                                                                154,463                         12
     93.2            MGT                                                                149,675                         12
      94             MGT                                                                468,311                         12
      95             MGT
      96             MGT
      97             MGT              5/31/05                                           427,645                         12
      98             MGT                                                                326,696                         12
      99             MGT                                                                256,313                         12
     100             MGT                                                                256,931                         12
     101             MGT              5/31/05                                           496,818                         12
     102             MGT
     103             MGT

     104             MGT                                                                227,693                         12
     105             MGT                                                                138,272                         12
     106             MGT              5/31/05                                           496,420                         12
     107             MGT                                                                255,596                         12
     108           LaSalle                                                              191,012                         12
     109             MGT                                                                276,869                         12
     110             MGT

     111             MGT                                                                238,350                         12
     112             MGT                                                                200,466                         12
     113             MGT              5/31/19

     114           LaSalle

     115             MGT                                                                152,390                         12
     116             MGT                                                                252,242                         12
     117             MGT              5/31/05                                           379,545                         12
     118             MGT                                                                247,991                         12
     119             MGT

     120             MGT                                                                221,015                         12
     121             MGT                                                                204,916                         12
     122             MGT                                                                171,270                         12
     123             MGT                                                                214,103                         12
     124             MGT                                                                186,656                         12
    124.1            MGT                                                                112,031                         12
    124.2            MGT                                                                 74,625                         12
     125             MGT

     126             MGT              5/31/05                                           317,350                         12
     127             MGT                                                                316,551                         12
     128             MGT                                                                161,738                         12
     129             MGT

     130             MGT                                                                148,649                         12
     131           LaSalle                                                              147,353                         12
     132             MGT                                                                 69,551                         12
     133             MGT

     134             MGT              5/31/05                                           222,433                         12
     135             MGT
     136             MGT

     137             MGT              5/31/05                                           199,460                         12
     138             MGT
     139             MGT                                                                122,398                         12
     140             MGT


 Loan Number       Seller                   NOI 98($)(2)             Months 98               NOI 99($)(2)                NOI 99 Date
------------------------------------------------------------------------------------------------------------------------------------
      1              MGT                     6,388,702                    12                   7,694,928                   10/31/99
      2            LaSalle                   2,252,472                    12                   2,946,799                    8/31/99
      3              MGT                     3,013,767                    12                   2,978,312                    6/30/99
     3.1             MGT                     1,513,021                    12                   1,627,125                    6/30/99
     3.2             MGT                       862,539                    12                     737,940                    6/30/99
     3.3             MGT                       638,207                    12                     613,247                    6/30/99
      4            LaSalle                   2,420,455                    12                   2,279,802                    7/31/99
      5              MGT                     2,494,927                    12                   2,608,264                    8/31/99
      6              MGT                     2,785,258               Various                   3,175,544                    6/30/99
     6.1             MGT                     1,068,184                    11                   1,179,346                    6/30/99
     6.2             MGT                       651,117                    12                     716,816                    6/30/99
     6.3             MGT                       480,753                    11                     673,372                    6/30/99
     6.4             MGT                       200,059                    11                     210,606                    6/30/99
     6.5             MGT                       269,375                    12                     255,596                    6/30/99
     6.6             MGT                       115,770                    10                     139,808                    6/30/99
      7              MGT                     2,254,848                    12                   2,413,022                    9/30/99
      8              MGT                     2,602,438                    12                   2,845,286                    6/30/99
     8.1             MGT                       872,205                    12                     986,454                    6/30/99
     8.2             MGT                       662,413                    12                     708,756                    6/30/99
     8.3             MGT                       452,020                    12                     452,752                    6/30/99
     8.4             MGT                       313,932                    12                     367,784                    6/30/99
     8.5             MGT                       301,868                    12                     329,540                    6/30/99
      9              MGT                     1,969,620                    12
      10             MGT                     1,525,746                    12                   1,878,438                    8/31/99
      11             MGT                     1,527,162                    12                   1,805,393                    3/31/99
     11.1            MGT                       769,217                    12                     890,422                    3/31/99
     11.2            MGT                       439,852                    12                     556,116                    3/31/99
     11.3            MGT                       211,564                    12                     240,726                    3/31/99
     11.4            MGT                       106,529                    12                     118,129                    3/31/99
      12           LaSalle                   1,541,221                    12                   1,550,031                    2/28/99
      13             MGT                     3,140,119                    12                   3,666,691                    5/31/99
      14             MGT                     1,730,387                    12                   1,666,789                    7/31/99
      15             MGT                     2,292,648                    12                   2,274,665                    4/30/99
     15.1            MGT                       646,800                    12                     648,341                    4/30/99
     15.2            MGT                       839,649                    12                     813,971                    4/30/99
     15.3            MGT                       467,370                    12                     452,706                    4/30/99
     15.4            MGT                       338,829                    12                     359,647                    4/30/99
      16             MGT                     1,640,915                    12                   1,628,162                    6/30/99
      17             MGT
      18             MGT                     1,499,985                    12                   1,511,248                    3/31/99
      19             MGT                       373,726                    12                   1,642,042                    8/31/99
      20             MGT                     2,061,228                    12                   2,032,935                    4/30/99
      21           LaSalle
      22             MGT                     2,179,394                    12                   1,894,632                    3/31/99
      23             MGT                       775,718                    12                   1,798,806                    6/30/99
      24             MGT                       512,806                    12                     500,422                    7/31/99
      25             MGT

      26             MGT                       450,716                    12                     726,536                    6/30/99
      27             MGT                     1,222,806                    12                   1,512,804                    3/31/99
      28             MGT                       983,968                    12                     825,206                    5/31/99
      29             MGT                       706,213                    12                   1,358,066                    9/30/99
     29.1            MGT                       192,564                    12                     379,471                    9/30/99
     29.2            MGT                       232,982                    12                     318,180                    9/30/99
     29.3            MGT                       158,812                    12                     319,327                    9/30/99
     29.4            MGT                       121,855                    12                     341,088                    9/30/99
      30             MGT                     1,010,469                    12                   1,099,921                    6/30/99
      31             MGT                       900,938                    12                   1,367,346                    6/30/99
      32             MGT                       824,683                    12                     931,787                    8/31/99
      33             MGT                       962,593                    12                   1,091,964                    6/30/99
     33.1            MGT                       583,888                    12                     697,034                    6/30/99
     33.2            MGT                       378,705                    12                     394,930                    6/30/99
      34           LaSalle                   1,371,728                    12                   1,438,098                    6/30/99
      35           LaSalle                     552,229                    12                     576,143                    7/31/99
      36             MGT                       207,976                    12                     308,778                    6/30/99
      37             MGT                       740,831                    12                     805,700                    7/31/99
      38             MGT                       754,441                    11                     862,396                    6/30/99
      39             MGT                       656,686                    12                     723,175                    8/31/99
      40             MGT                     1,205,156                    12                   1,213,513                    5/31/99
      41             MGT                       703,758                    12                     729,741                    6/30/99
      42             MGT                                                                         778,765                    7/31/99
      43             MGT                       817,548                    12                     822,946                    6/30/99
      44             MGT                       891,944                    12                     924,027                    3/31/99
      45             MGT                       636,079                    12                     588,851                    9/30/99
      46             MGT                     1,208,717                    12                   1,652,003                    5/31/99
      47             MGT                       542,171                    12                     572,054                    5/31/99
      48             MGT

      49             MGT                       636,684                    12                     757,888                    6/30/99
      50             MGT                       457,546                    12                     423,403                    9/30/99
      51             MGT                       584,978                    12                     610,929                    9/30/99
      52             MGT                       544,494                    12                     549,179                    7/31/99
      53             MGT                       851,715                    12                     886,576                    7/31/99
      54             MGT                       784,236                    12                     919,361                    7/31/99
      55             MGT                       520,425                    12                     566,215                    6/30/99
      56             MGT                       836,762                    12                     677,349                    7/31/99
      57             MGT

      58             MGT                       692,135                    12                     414,619                    5/31/99
      59           LaSalle                     551,989                    12                     559,406                   10/25/99
      60           LaSalle
      61             MGT

      62             MGT                     1,293,793                    12                     527,053                    9/30/99
      63             MGT
      64             MGT                       921,440                    12                   1,915,664                    7/31/99
      65             MGT                       622,829                    12                     635,291                    6/30/99
      66           LaSalle                    (158,270)                   12
      67           LaSalle                     383,022                    12
      68             MGT                       560,000                    12                     560,000                    5/31/99
      69             MGT                       893,817                    12                     882,406                    5/31/99
      70             MGT                       537,280                    12                     546,865                    8/31/99
      71             MGT                       537,188                    12                     575,955                    8/31/99
      72             MGT                       560,347                    12                     492,814                    3/31/99
      73             MGT
      74             MGT

      75             MGT                       396,591                    12                     480,210                    9/30/99
      76           LaSalle                      30,404                    12                      74,287                    7/31/99
      77             MGT                       924,646                    12
      78           LaSalle                                                                        96,652                    7/31/99
      79             MGT                     1,157,555                    12                   1,364,182                    9/30/99
      80             MGT                       454,818                    12                     485,960                    8/31/99
     80.1            MGT                       301,656                    12                     308,074                    8/31/99
     80.2            MGT                       153,162                    12                     177,886                    8/31/99
      81             MGT                       537,398                    12                     575,262                    7/31/99
      82             MGT                       678,602                    12                     675,718                    3/31/99
      83           LaSalle                     390,687                    12                     408,347                    8/31/99
      84             MGT                       466,954                    12                     491,722                    6/30/99
      85             MGT                       397,275                    12                     444,452                    9/30/99
      86           LaSalle                     306,054                    12                     347,163                    7/31/99
      87             MGT                       184,432                    12                     352,288                    6/30/99
      88             MGT                        54,860                    12                     383,143                    8/31/99
      89             MGT                       311,575                    12                     322,214                    6/30/99
      90             MGT                       418,451                    12                     415,306                    7/31/99
      91             MGT                     1,275,404                    12                   1,013,860                    3/31/99
      92             MGT                       428,847                    11                     422,397                    6/30/99
      93             MGT                       321,526                    12                     309,035                    5/31/99
     93.1            MGT                       171,143                    12                     163,590                    5/31/99
     93.2            MGT                       150,383                    12                     145,445                    5/31/99
      94             MGT                       607,991                    12                     623,453                    9/30/99
      95             MGT                       319,314                     9                     421,790                    7/31/99
      96             MGT                       390,120                    12                     580,882                    6/30/99
      97             MGT                       508,982                    12                     603,555                    9/30/99
      98             MGT                       316,620                    12                     390,011                    7/31/99
      99             MGT                       398,387                    12                     401,132                    6/30/99
     100             MGT                       279,121                    12                     303,219                    8/31/99
     101             MGT                       513,092                    12                     614,723                    9/30/99
     102             MGT                       108,262                    12                     103,330                    4/30/99
     103             MGT

     104             MGT                       244,295                    12                     213,992                    7/31/99
     105             MGT                       183,513                    12                     244,933                    6/30/99
     106             MGT                       481,656                    12                     613,702                    9/30/99
     107             MGT                       203,054                    12                     327,717                    8/31/99
     108           LaSalle                     191,269                    12                     256,465                   10/31/99
     109             MGT                       286,607                    12                     270,599                    4/30/99
     110             MGT                                                                         243,667                    5/31/99
     111             MGT                       151,423                    12                     212,633                    6/30/99
     112             MGT                       220,812                    12                     224,932                    6/30/99
     113             MGT

     114           LaSalle                                                                       176,073                    8/31/99
     115             MGT                       183,816                    12                     192,999                    7/31/99
     116             MGT                       267,496                     9                     309,744                    6/30/99
     117             MGT                       482,803                    12                     491,108                    9/30/99
     118             MGT                       245,297                    12                     303,487                    3/31/99
     119             MGT

     120             MGT                       228,039                    12                     229,146                    6/30/99
     121             MGT                       222,089                    12                     230,705                    7/31/99
     122             MGT                       188,373                    12                     186,159                    6/30/99
     123             MGT                       201,293                    12                     226,312                    5/31/99
     124             MGT                       259,890                    12                     265,086                    6/30/99
    124.1            MGT                       150,782                    12                     158,838                    6/30/99
    124.2            MGT                       109,108                    12                     106,248                    6/30/99
     125             MGT                                                                         190,808                    5/31/99
     126             MGT                       385,416                    12                     518,758                    9/30/99
     127             MGT                       304,503                    12                     278,012                    5/30/99
     128             MGT                       167,828                    12                     184,901                    7/31/99
     129             MGT                                                                         170,948                    5/31/99
     130             MGT                       153,889                    12                     174,589                    8/31/99
     131           LaSalle                     113,522                    10                     222,515                    7/31/99
     132             MGT                       131,423                    12                     170,676                    5/31/99
     133             MGT

     134             MGT                       252,809                    12                     309,179                    9/30/99
     135             MGT                       204,118                    12                     196,867                    6/30/99
     136             MGT                                                                         148,867                    5/31/99
     137             MGT                       250,327                    12                     381,696                    9/30/99
     138             MGT                                                                         117,070                    7/31/99
     139             MGT                       116,099                    12                     135,128                    7/31/99
     140             MGT                       207,480                    12                     247,366                    6/30/99


                                             Basis for                                                                    UW DSCR
 Loan Number       Seller                   NOI 99(15)                  UW NOI($)(2)            UW Cash Flow($)(2)        (x)(16)
-----------------------------------------------------------------------------------------------------------------------------------
      1              MGT                    Trailing 12                  6,925,857                   5,902,107             1.425
      2            LaSalle                  Trailing 12                  3,162,063                   2,978,957             1.305
      3              MGT                   6 Months Ann                  3,003,080                   2,610,321             1.275
     3.1             MGT                   6 Months Ann                  1,576,415                   1,385,833
     3.2             MGT                   6 Months Ann                    828,795                     722,695
     3.3             MGT                   6 Months Ann                    597,870                     501,793
      4            LaSalle                  Trailing 12                  2,577,314                   2,472,814             1.207
      5              MGT                    Trailing 12                  3,022,607                   2,819,296             1.381
      6              MGT                   6 Months Ann                  2,960,334                   2,634,865             1.736
     6.1             MGT                   6 Months Ann                  1,016,334                     926,741
     6.2             MGT                   6 Months Ann                    718,742                     634,203
     6.3             MGT                   6 Months Ann                    637,143                     551,136
     6.4             MGT                   6 Months Ann                    170,102                     141,602
     6.5             MGT                   6 Months Ann                    274,372                     254,984
     6.6             MGT                   6 Months Ann                    143,641                     126,199
      7              MGT                   9 Months Ann                  2,517,169                   2,100,691             1.275
      8              MGT                   6 Months Ann                  2,856,194                   2,409,781             1.822
     8.1             MGT                   6 Months Ann                    999,471                     796,625
     8.2             MGT                   6 Months Ann                    792,830                     737,800
     8.3             MGT                   6 Months Ann                    389,948                     313,389
     8.4             MGT                   6 Months Ann                    341,330                     259,916
     8.5             MGT                   6 Months Ann                    332,615                     302,051
      9              MGT                                                 1,934,515                   1,839,378             1.254
      10             MGT                   8 Months Ann                  1,793,251                   1,673,925             1.224
      11             MGT                   3 Months Ann                  1,707,615                   1,551,050             1.247
     11.1            MGT                   3 Months Ann                    801,099                     713,561
     11.2            MGT                   3 Months Ann                    535,080                     491,258
     11.3            MGT                   3 Months Ann                    247,679                     231,274
     11.4            MGT                   3 Months Ann                    123,757                     114,957
      12           LaSalle                  Trailing 12                  1,530,551                   1,483,501             1.201
      13             MGT                    Trailing 12                  2,674,294                   2,587,294             1.750
      14             MGT                    Trailing 12                  1,686,407                   1,654,157             1.335
      15             MGT                    Trailing 12                  2,079,751                   1,824,895             1.499
     15.1            MGT                    Trailing 12                    631,434                     550,195
     15.2            MGT                    Trailing 12                    678,391                     601,806
     15.3            MGT                    Trailing 12                    457,110                     404,085
     15.4            MGT                    Trailing 12                    312,816                     268,809
      16             MGT                   6 Months Ann                  1,744,686                   1,587,705             1.300
      17             MGT                                                 1,528,270                   1,413,498             1.250
      18             MGT                    Trailing 12                  1,381,514                   1,282,829             1.246
      19             MGT                    Trailing 12                  1,784,764                   1,421,329             1.305
      20             MGT                    Trailing 12                  1,877,664                   1,681,614             1.407
      21           LaSalle                                               1,384,363                   1,253,331             1.302
      22             MGT                   3 Months Ann                  1,688,108                   1,545,473             1.476
      23             MGT                   6 Months Ann                  1,693,004                   1,368,196             1.353
      24             MGT                    Trailing 12                  1,310,385                   1,210,287             1.302
      25             MGT                                                 1,216,582                   1,145,566             1.302
      26             MGT                   6 Months Ann                  1,069,790                   1,024,790             1.260
      27             MGT                   3 Months Ann                  1,377,939                   1,279,953             1.425
      28             MGT                   5 Months Ann                  1,119,567                     995,612             1.258
      29             MGT                   4 Months Ann                  1,234,388                   1,019,577             1.290
     29.1            MGT                   4 Months Ann                    387,431                     328,925
     29.2            MGT                   4 Months Ann                    324,774                     276,204
     29.3            MGT                   4 Months Ann                    283,861                     225,000
     29.4            MGT                   4 Months Ann                    238,322                     189,448
      30             MGT                   6 Months Ann                  1,255,830                   1,122,144             1.368
      31             MGT                   6 Months Ann                  1,249,420                   1,249,420             1.504
      32             MGT                   8 Months Ann                    931,535                     872,139             1.202
      33             MGT                    Trailing 12                  1,018,151                     914,710             1.262
     33.1            MGT                    Trailing 12                    706,295                     609,953
     33.2            MGT                    Trailing 12                    311,856                     304,757
      34           LaSalle                  Trailing 12                  1,371,577                   1,321,577             2.311
      35           LaSalle                 7 Months Ann                    828,492                     745,892             1.359
      36             MGT                   6 Months Ann                    774,978                     727,281             1.250
      37             MGT                    Trailing 12                    775,863                     679,613             1.295
      38             MGT                    Trailing 12                    841,146                     752,445             1.345
      39             MGT                    Trailing 12                    723,415                     667,415             1.307
      40             MGT                   5 Months Ann                  1,003,963                     898,215             1.610
      41             MGT                   6 Months Ann                    681,905                     611,837             1.278
      42             MGT                   4 Months Ann                    676,966                     628,030             1.343
      43             MGT                    Trailing 12                    760,174                     647,588             1.299
      44             MGT                    Trailing 12                    777,608                     765,972             1.399
      45             MGT                   9 Months Ann                    638,897                     585,846             1.302
      46             MGT                    Trailing 12                    770,279                     705,222             1.445
      47             MGT                    Trailing 12                    679,769                     599,997             1.301
      48             MGT                                                   669,085                     617,481             1.297
      49             MGT                   6 Months Ann                    690,061                     637,971             1.506
      50             MGT                   9 Months Ann                    608,001                     551,243             1.248
      51             MGT                   9 Months Ann                    612,761                     558,351             1.267
      52             MGT                    Trailing 12                    553,660                     504,660             1.247
      53             MGT                    Trailing 12                    824,587                     744,568             1.494
      54             MGT                    Trailing 12                    793,564                     709,825             1.405
      55             MGT                    Trailing 12                    606,572                     518,256             1.250
      56             MGT                   7 Months Ann                    662,469                     560,881             1.355
      57             MGT                                                   505,240                     489,240             1.348
      58             MGT                   5 Months Ann                    676,952                     593,463             1.416
      59           LaSalle                 10 Months Ann                   520,385                     506,958             1.229
      60           LaSalle                                                 576,436                     497,012             1.270
      61             MGT                                                   635,059                     577,362             1.386
      62             MGT                   9 Months Ann                  1,083,972                     964,005             2.222
      63             MGT                                                   573,556                     523,295             1.414
      64             MGT                    Trailing 12                    745,805                     649,143             1.449
      65             MGT                   9 Months Ann                    538,614                     538,614             1.458
      66           LaSalle                                                 521,224                     509,511             1.424
      67           LaSalle                                                 469,465                     410,296             1.223
      68             MGT                   5 Months Ann                    554,227                     474,737             1.336
      69             MGT                    Trailing 12                    725,169                     657,250             1.649
      70             MGT                    Trailing 12                    472,509                     419,548             1.288
      71             MGT                   8 Months Ann                    465,314                     418,259             1.237
      72             MGT                   3 Months Ann                    441,180                     396,655             1.247
      73             MGT                                                   472,458                     428,988             1.301
      74             MGT                                                   423,524                     387,889             1.235
      75             MGT                   9 Months Ann                    441,128                     425,378             1.400
      76           LaSalle                  Trailing 12                    401,224                     380,024             1.240
      77             MGT                                                   507,337                     459,837             1.405
      78           LaSalle                 7 Months Ann                    391,863                     376,120             1.250
      79             MGT                   9 Months Ann                    871,450                     640,149             1.961
      80             MGT                    Trailing 12                    455,731                     411,540             1.386
     80.1            MGT                    Trailing 12                    297,027                     269,027
     80.2            MGT                    Trailing 12                    158,704                     142,513
      81             MGT                    Trailing 12                    547,019                     501,019             1.660
      82             MGT                    Trailing 12                    519,642                     511,438             1.429
      83           LaSalle                  Trailing 12                    411,040                     374,540             1.259
      84             MGT                   6 Months Ann                    497,926                     455,326             1.267
      85             MGT                    Trailing 12                    386,002                     353,095             1.286
      86           LaSalle                  Trailing 12                    346,977                     325,977             1.201
      87             MGT                   6 Months Ann                    434,951                     390,681             1.304
      88             MGT                    Trailing 12                    383,474                     353,831             1.305
      89             MGT                    Trailing 12                    334,670                     308,970             1.258
      90             MGT                    Trailing 12                    349,145                     326,369             1.247
      91             MGT                   3 Months Ann                    511,033                     373,298             1.463
      92             MGT                    Trailing 12                    390,715                     339,165             1.375
      93             MGT                   5 Months Ann                    314,263                     280,863             1.257
     93.1            MGT                   5 Months Ann                    176,314                     160,314
     93.2            MGT                   5 Months Ann                    137,949                     120,549
      94             MGT                    Trailing 12                    478,604                     424,678             1.594
      95             MGT                    Trailing 12                    380,234                     322,561             1.163
      96             MGT                   6 Months Ann                    361,107                     314,657             1.493
      97             MGT                   9 Months Ann                    481,494                     432,763             1.801
      98             MGT                   7 Months Ann                    323,803                     265,234             1.313
      99             MGT                   6 Months Ann                    291,175                     265,611             1.336
     100             MGT                    Trailing 12                    258,530                     230,950             1.242
     101             MGT                   9 Months Ann                    474,626                     420,763             2.048
     102             MGT                    Trailing 12                    221,892                     209,892             1.215
     103             MGT                                                   268,993                     236,632             1.263
     104             MGT                    Trailing 12                    255,421                     233,229             1.296
     105             MGT                  8.5 Months Ann                   246,517                     217,467             1.291
     106             MGT                   9 Months Ann                    419,623                     369,513             1.902
     107             MGT                    Trailing 12                    257,902                     207,902             1.281
     108           LaSalle                  Trailing 12                    225,082                     209,244             1.240
     109             MGT                   4 Months Ann                    255,706                     219,880             1.274
     110             MGT                   5 Months Ann                    222,578                     207,535             1.299
     111             MGT                   6 Months Ann                    250,762                     227,184             1.315
     112             MGT                    Trailing 12                    231,999                     206,999             1.321
     113             MGT                                                   256,900                     235,370             1.305
     114           LaSalle                 8 Months Ann                    221,336                     210,779             1.351
     115             MGT                    Trailing 12                    187,324                     183,074             1.249
     116             MGT                   11 Months Ann                   215,310                     189,810             1.314
     117             MGT                   9 Months Ann                    423,673                     379,601             2.303
     118             MGT                   3 Months Ann                    215,603                     210,653             1.473
     119             MGT                                                   178,992                     177,110             1.074
     120             MGT                    Trailing 12                    215,927                     190,694             1.295
     121             MGT                   7 Months Ann                    214,744                     184,155             1.298
     122             MGT                    Trailing 12                    179,242                     174,492             1.276
     123             MGT                   5 Months Ann                    186,372                     168,435             1.328
     124             MGT                   6 Months Ann                    216,885                     196,143             1.358
    124.1            MGT                   6 Months Ann                    120,737                     110,485
    124.2            MGT                   6 Months Ann                     96,148                      85,658
     125             MGT                   5 Months Ann                    171,779                     163,497             1.304
     126             MGT                   9 Months Ann                    313,210                     257,265             1.810
     127             MGT                    Trailing 12                    253,431                     219,802             1.556
     128             MGT                    Trailing 12                    160,768                     149,068             1.377
     129             MGT                    Trailing 12                    155,373                     147,089             1.299
     130             MGT                    Trailing 12                    152,799                     140,425             1.240
     131           LaSalle                 7 Months Ann                    149,037                     132,461             1.373
     132             MGT                    Trailing 12                    151,996                     128,740             1.258
     133             MGT                                                   143,107                     131,632             1.310
     134             MGT                   9 Months Ann                    230,156                     195,959             1.703
     135             MGT                    Trailing 12                    149,509                     133,453             1.354
     136             MGT                    Trailing 12                    131,476                     121,235             1.305
     137             MGT                   9 Months Ann                    214,237                     178,026             1.753
     138             MGT                    Trailing 12                    110,134                     106,054             1.400
     139             MGT                   7 Months Ann                    120,703                     104,748             1.311
     140             MGT                   6 Months Ann                    140,142                     119,654             1.703

                                                                      Upfront Deposits($)(2)
                                       ---------------------------------------------------------------------------------------------
 Loan Number       Seller              Repairs & Remediation           TI/LC             Environmental                Other
------------------------------------------------------------------------------------------------------------------------------------
      1              MGT                                              850,000                                        750,000
      2            LaSalle

      3              MGT                                                                      450
     3.1             MGT
     3.2             MGT
     3.3             MGT

      4            LaSalle

      5              MGT                        339,375                                                              239,000
      6              MGT                         58,144
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT                        127,375                                    15,000
      8              MGT                         61,918
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT                        102,000
      10             MGT                        353,300
      11             MGT                          9,863
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle
      13             MGT

      14             MGT                                                                    6,000
      15             MGT                        152,647
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT                                            1,400,000
      17             MGT
      18             MGT                         10,840                                                              300,000
      19             MGT                         21,750                                                              126,000
      20             MGT                         10,125
      21           LaSalle                       15,625
      22             MGT                          3,125                66,667
      23             MGT                        155,238                                    37,500                    375,000
      24             MGT                                                                                             215,400
      25             MGT                                                                                               1,000
      26             MGT                                                                                           1,250,000
      27             MGT                                               66,667
      28             MGT
      29             MGT                        620,900               150,000
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT                         22,750                 4,583                                        400,000
      31             MGT
      32             MGT                          6,250
      33             MGT
     33.1            MGT
     33.2            MGT

      34           LaSalle                        3,875
      35           LaSalle
      36             MGT                                              106,735
      37             MGT                         38,750
      38             MGT

      39             MGT                        114,396
      40             MGT
      41             MGT                        522,684
      42             MGT                                                                                             233,738
      43             MGT
      44             MGT                          5,820                                                               30,000
      45             MGT                          1,875
      46             MGT                                                                                              40,658
      47             MGT
      48             MGT                         22,260
      49             MGT                         47,231
      50             MGT

      51             MGT                          4,875                                                              250,000
      52             MGT                         52,750
      53             MGT                          6,250
      54             MGT
      55             MGT

      56             MGT                        128,625
      57             MGT
      58             MGT                          6,281
      59           LaSalle                                                                  7,500
      60           LaSalle                        4,500               200,000
      61             MGT

      62             MGT                         36,542
      63             MGT
      64             MGT                                                                                             127,500
      65             MGT

      66           LaSalle
      67           LaSalle

      68             MGT                          8,125
      69             MGT
      70             MGT                         48,438
      71             MGT

      72             MGT                          1,831
      73             MGT
      74             MGT

      75             MGT                         11,813
      76           LaSalle                       41,375
      77             MGT                          5,625                                                              163,615
      78           LaSalle

      79             MGT                        605,976                                     1,356
      80             MGT                         21,000
     80.1            MGT
     80.2            MGT

      81             MGT

      82             MGT                          2,904                                                               30,000
      83           LaSalle                        8,438
      84             MGT                         27,900                                     5,000
      85             MGT

      86           LaSalle                       27,913
      87             MGT                          6,563                                                               14,000
      88             MGT
      89             MGT

      90             MGT                         50,000                                     1,000
      91             MGT                         64,875                66,667
      92             MGT

      93             MGT                          1,615
     93.1            MGT
     93.2            MGT
      94             MGT
      95             MGT
      96             MGT                          4,375
      97             MGT                         34,513
      98             MGT                          1,625
      99             MGT                                               25,000
     100             MGT
     101             MGT                         45,339
     102             MGT
     103             MGT

     104             MGT                                                                                             100,000
     105             MGT
     106             MGT                         32,373
     107             MGT                         82,375
     108           LaSalle

     109             MGT                          2,500
     110             MGT
     111             MGT                          1,000                                    14,560
     112             MGT
     113             MGT                          6,250
     114           LaSalle                                             35,000
     115             MGT                                               60,000
     116             MGT

     117             MGT                         23,601
     118             MGT
     119             MGT

     120             MGT                         12,500                                                               25,000
     121             MGT                          1,800
     122             MGT

     123             MGT                          1,650
     124             MGT                         12,500                                                               10,000
    124.1            MGT
    124.2            MGT
     125             MGT

     126             MGT                        155,932
     127             MGT
     128             MGT
     129             MGT

     130             MGT                         67,875
     131           LaSalle

     132             MGT                        240,000
     133             MGT
     134             MGT                         22,966
     135             MGT                          5,000
     136             MGT                          1,750
     137             MGT                         39,820
     138             MGT

     139             MGT                          2,062
     140             MGT                          3,125                                       615

                               Upfront Deposits($)(2)                       Monthly Escrows(2)
                               ----------------------         ----------------------------------------
 Loan Number       Seller              Total                   Capital Expenses($)             TI/LC($)
-------------------------------------------------------------------------------------------------------
      1              MGT             1,600,000                        6,962                     76,236
      2            LaSalle                                            1,584                     11,085
      3              MGT                   450                        5,591                     27,196
     3.1             MGT
     3.2             MGT
     3.3             MGT
      4            LaSalle                                            9,729
      5              MGT               578,375                        2,491                      6,227
      6              MGT                58,144                        4,689
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT               142,375                        5,296                     13,500
      8              MGT                61,918                        5,144
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT               102,000                        1,083
      10             MGT               353,300                        9,944
      11             MGT                 9,863                       13,071
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle

      13             MGT                                              7,250
      14             MGT                 6,000                        3,207
      15             MGT               152,647                       18,368
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT             1,400,000
      17             MGT                                                924                      4,167
      18             MGT               310,840                        1,698                      6,526
      19             MGT               147,750                                                  26,000
      20             MGT                10,125                        3,546
      21           LaSalle              15,625                        5,290
      22             MGT                69,792                        2,927
      23             MGT               567,737                        5,935                      8,333
      24             MGT               215,400                        1,339                      8,333
      25             MGT                 1,000                          349                      4,667
      26             MGT             1,250,000                        3,750
      27             MGT                66,667                        2,080
      28             MGT                                                153                      3,900
      29             MGT               770,900                        2,323
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT               427,333                        1,074                      4,583
      31             MGT                                              1,550
      32             MGT                 6,250                        4,950
      33             MGT                                              2,241                      3,333
     33.1            MGT
     33.2            MGT

      34           LaSalle               3,875
      35           LaSalle
      36             MGT               106,735                          185
      37             MGT                38,750                        7,974
      38             MGT                                              1,975
      39             MGT               114,396                        3,806
      40             MGT                                              8,812
      41             MGT               522,684                        5,839
      42             MGT               233,738                          485                      3,733
      43             MGT
      44             MGT                35,820
      45             MGT                 1,875                        1,208                      2,685
      46             MGT                40,658
      47             MGT                                              2,052
      48             MGT                22,260                        1,095                      3,407
      49             MGT                47,231                          733
      50             MGT                                                995                      3,678
      51             MGT               254,875                        1,000
      52             MGT                52,750                        4,083
      53             MGT                 6,250                        6,622
      54             MGT                                              6,978
      55             MGT                                              1,000                      5,600
      56             MGT               128,625                        2,231                      4,000
      57             MGT                                                533
      58             MGT                 6,281                        1,207                      5,500
      59           LaSalle               7,500                          649                      1,084
      60           LaSalle             204,500                        1,950
      61             MGT                                              1,683                      3,125
      62             MGT                36,542                        8,153
      63             MGT                                                216                      3,417
      64             MGT               127,500                        8,055
      65             MGT                                                946
      66           LaSalle                                              761                      1,015
      67           LaSalle                                              965                      2,193
      68             MGT                 8,125                        2,244                      2,917
      69             MGT                                              5,660
      70             MGT                48,438                        1,372                      2,903
      71             MGT                                                794                      3,127
      72             MGT                 1,831
      73             MGT                                                747                      1,083
      74             MGT                                                139                      1,079
      75             MGT                11,813                        1,313
      76           LaSalle              41,375                        1,325
      77             MGT               169,240                        3,960
      78           LaSalle                                              228
      79             MGT               607,332                       19,275
      80             MGT                21,000                        3,406
     80.1            MGT
     80.2            MGT

      81             MGT                                              2,847
      82             MGT                32,904
      83           LaSalle               8,438                        2,433
      84             MGT                32,900                        3,850
      85             MGT                                              2,742
      86           LaSalle              27,913                        2,188
      87             MGT                20,563                          447
      88             MGT                                                569
      89             MGT                                              2,142
      90             MGT                51,000                        1,898
      91             MGT               131,542                        3,666
      92             MGT                                                625
      93             MGT                 1,615                        2,106
     93.1            MGT
     93.2            MGT

      94             MGT                                              4,000
      95             MGT                                                800                      4,006
      96             MGT                 4,375                        3,871
      97             MGT                34,513                        4,061
      98             MGT                 1,625                        1,167                      1,250
      99             MGT                25,000                          411                      1,500
     100             MGT                                              1,915
     101             MGT                45,339                        3,763
     102             MGT                                                600
     103             MGT                                                346                        917
     104             MGT               100,000                          363                      1,450
     105             MGT                                                514                      1,907
     106             MGT                32,373                        4,176
     107             MGT                82,375
     108           LaSalle                                              866                      1,320
     109             MGT                 2,500                        2,986
     110             MGT                                                 73                      2,688
     111             MGT                15,560                          548                      1,428
     112             MGT                                                583                      1,555
     113             MGT                 6,250                          381                        708
     114           LaSalle              35,000                          156
     115             MGT                60,000                          121
     116             MGT                                              2,125
     117             MGT                23,601                        3,673
     118             MGT                                                250
     119             MGT                                                196
     120             MGT                37,500                        2,103
     121             MGT                 1,800                          504
     122             MGT                                                146
     123             MGT                 1,650                        1,880
     124             MGT                22,500                          728
    124.1            MGT
    124.2            MGT

     125             MGT                                                 58
     126             MGT               155,932                        4,662
     127             MGT                                              2,800
     128             MGT                                                782
     129             MGT                                                 20
     130             MGT                67,875                        1,031
     131           LaSalle                                            1,381
     132             MGT               240,000                        1,938
     133             MGT                                                 59
     134             MGT                22,966                        2,849
     135             MGT                 5,000                          240
     136             MGT                 1,750                           38
     137             MGT                39,820                        3,018
     138             MGT                                                340
     139             MGT                 2,062                          391                        795
     140             MGT                 3,740                        1,707

                                                                            Monthly Escrows(2)
                                         ------------------------------------------------------------------------------------------
 Loan Number       Seller                Environmental($)                 Other($)           Tax(17)                 Insurance(17)
-----------------------------------------------------------------------------------------------------------------------------------
      1              MGT                                                                      1/12                        1/12
      2            LaSalle                                                                    1/12
      3              MGT                                                                      1/12                        1/12
     3.1             MGT
     3.2             MGT
     3.3             MGT
      4            LaSalle                                                   2,264            1/12                        1/12
      5              MGT                                                                      1/12                        1/12
      6              MGT                                                                      1/12
     6.1             MGT
     6.2             MGT
     6.3             MGT
     6.4             MGT
     6.5             MGT
     6.6             MGT
      7              MGT                                                                      1/12                        1/12
      8              MGT                                                                      1/12
     8.1             MGT
     8.2             MGT
     8.3             MGT
     8.4             MGT
     8.5             MGT
      9              MGT                                                                      1/12                        1/12
      10             MGT                                                                      1/12                        1/12
      11             MGT                                                                      1/12                        1/12
     11.1            MGT
     11.2            MGT
     11.3            MGT
     11.4            MGT
      12           LaSalle                                                                    1/12                        1/12
      13             MGT                                                                      1/12                        1/12
      14             MGT                                                                      1/12                        1/12
      15             MGT                                                                      1/12                        1/12
     15.1            MGT
     15.2            MGT
     15.3            MGT
     15.4            MGT
      16             MGT                                                                      1/12                        1/12
      17             MGT                                                                      1/12                        1/12
      18             MGT                                                                      1/12                        1/12
      19             MGT                                                                      1/12                        1/12
      20             MGT                                                                      1/12                        1/12
      21           LaSalle
      22             MGT                                                                      1/12                        1/12
      23             MGT                                                                      1/12                        1/12
      24             MGT                                                                      1/12                        1/12
      25             MGT                                                                      1/12                        1/12
      26             MGT                                                                      1/12                        1/12
      27             MGT                                                                      1/12                        1/12
      28             MGT                                                                      1/12                        1/12
      29             MGT                                                                      1/12                        1/12
     29.1            MGT
     29.2            MGT
     29.3            MGT
     29.4            MGT
      30             MGT                                                                      1/12                        1/12
      31             MGT                                                                      1/12                        1/12
      32             MGT                                                                      1/12                        1/12
      33             MGT                                                                      1/12                        1/12
     33.1            MGT
     33.2            MGT

      34           LaSalle                                                                    1/12

      35           LaSalle                                                                    1/12                        1/12
      36             MGT                                                                      1/12                        1/12
      37             MGT                                                                      1/12                        1/12
      38             MGT                                                                      1/12                        1/12
      39             MGT                                                                      1/12                        1/12
      40             MGT                                                                      1/12                        1/12
      41             MGT                                                                      1/12                        1/12
      42             MGT                                                                      1/12                        1/12
      43             MGT                                                                      1/12                        1/12
      44             MGT                                                                      1/12                        1/12
      45             MGT                                                                      1/12                        1/12
      46             MGT                                                                      1/12                        1/12
      47             MGT                                                                      1/12                        1/12
      48             MGT                                                                      1/12                        1/12
      49             MGT                                                                      1/12                        1/12
      50             MGT                                                                      1/12                        1/12
      51             MGT                                                                      1/12                        1/12
      52             MGT                                                                      1/12                        1/12
      53             MGT                                                                      1/12                        1/12
      54             MGT                                                                      1/12                        1/12
      55             MGT                                                                      1/12                        1/12
      56             MGT                                                                      1/12                        1/12
      57             MGT                                                                      1/12                        1/12
      58             MGT                                                                      1/12                        1/12
      59           LaSalle
      60           LaSalle                                                                    1/12                        1/12
      61             MGT                                                                      1/12                        1/12
      62             MGT                                                                      1/12                        1/12
      63             MGT                                                                      1/12                        1/12
      64             MGT                                                                      1/12                        1/12
      65             MGT                                                                      1/12                        1/12
      66           LaSalle                                                                    1/12                        1/12
      67           LaSalle                                                                    1/12                        1/12
      68             MGT                                                                      1/12                        1/12
      69             MGT                                                                      1/12                        1/12
      70             MGT                                                                      1/12                        1/12
      71             MGT                                                                      1/12                        1/12
      72             MGT                                                                      1/12                        1/12
      73             MGT                                                                      1/12                        1/12
      74             MGT                                                                      1/12                        1/12
      75             MGT                                                                      1/12                        1/12
      76           LaSalle                                                                    1/12                        1/12
      77             MGT                                                                      1/12                        1/12
      78           LaSalle
      79             MGT                                                                      1/12
      80             MGT                                                                      1/12                        1/12
     80.1            MGT
     80.2            MGT

      81             MGT                                                                      1/12                        1/12
      82             MGT                                                                      1/12                        1/12
      83           LaSalle                                                                    1/12                        1/12
      84             MGT                                                                      1/12                        1/12
      85             MGT                                                                      1/12                        1/12
      86           LaSalle                                                                    1/12                        1/12
      87             MGT                                                                      1/12                        1/12
      88             MGT                                                                      1/12                        1/12
      89             MGT                                                                      1/12                        1/12
      90             MGT                                         350                          1/12                        1/12
      91             MGT                                                                      1/12                        1/12
      92             MGT                                                                      1/12                        1/12
      93             MGT                                                                      1/12                        1/12
     93.1            MGT
     93.2            MGT

      94             MGT                                                                      1/12                        1/12
      95             MGT                                                                      1/12                        1/12
      96             MGT                                                                      1/12                        1/12
      97             MGT                                                                      1/12                        1/12
      98             MGT                                                                      1/12                        1/12
      99             MGT                                                                      1/12                        1/12
     100             MGT                                                                      1/12                        1/12
     101             MGT                                                                      1/12                        1/12
     102             MGT                                                                      1/12                        1/12
     103             MGT                                                                      1/12                        1/12
     104             MGT                                                                      1/12                        1/12
     105             MGT                                                                      1/12                        1/12
     106             MGT                                                                      1/12                        1/12
     107             MGT                                                                      1/12                        1/12
     108           LaSalle                                                                    1/12                        1/12
     109             MGT                                                                      1/12                        1/12
     110             MGT                                                                      1/12                        1/12
     111             MGT                                                                      1/12                        1/12
     112             MGT                                                                      1/12                        1/12
     113             MGT                                                                      1/12                        1/12
     114           LaSalle                                                                    1/12                        1/12
     115             MGT                                                                      1/12                        1/12
     116             MGT                                                                      1/12                        1/12
     117             MGT                                                                      1/12                        1/12
     118             MGT                                                                      1/12                        1/12
     119             MGT                                                                      1/12                        1/12
     120             MGT                                                                      1/12                        1/12
     121             MGT                                                                      1/12                        1/12
     122             MGT                                                                      1/12                        1/12
     123             MGT                                                                      1/12                        1/12
     124             MGT                                                                      1/12                        1/12
    124.1            MGT
    124.2            MGT

     125             MGT                                                                      1/12                        1/12
     126             MGT                                                                      1/12                        1/12
     127             MGT                                                                      1/12                        1/12
     128             MGT                                                                      1/12                        1/12
     129             MGT                                                                      1/12                        1/12
     130             MGT                                                                      1/12                        1/12
     131           LaSalle                                                                    1/12
     132             MGT                                                                      1/12                        1/12
     133             MGT                                                                      1/12                        1/12
     134             MGT                                                                      1/12                        1/12
     135             MGT                                                                      1/12                        1/12
     136             MGT                                                                      1/12                        1/12
     137             MGT                                                                      1/12                        1/12
     138             MGT                                                                      1/12                        1/12
     139             MGT                                                                      1/12                        1/12
     140             MGT                                                                      1/12                        1/12

(1) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square feet, units or number of units thereof.

(2)  For the Canadian Loans (Loan Numbers 62, 72, 79, 97, 101, 106, 117, 126,
     134 and 137) all dollar amounts are US$ and based on a conversion rate of US$1.00 to C$1.4750.

(3) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties. The Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on: 1) the terms of the Mortgage Loan, 2) the Appraised Values of the Mortgaged Properties or 3) the square footage, units or number of units of the Mortgaged Properties.

(4)  Each number identifies one of seven groups of Crossed Loans.

(5)  Each letter identifies one of twelve groups of related Mortgagors.

(6) For the Canadian Loans, the Current Mortgage Interest Rate is the rate calculated based on the interest payments set forth in the related F/X
     Schedule in Annex D.

(7) For each Mortgage Loan, the excess of the related Mortgage Interest Rate over the related Master Servicing Fee Rate and the Trustee Fee Rate.

(8) "ACT/360" means interest accrues on the basis of the actual number of days elapsed and a 360-day year.

(9) For Loan Numbers 1, 6 and 8, calculated as the aggregate of the 12 Monthly Payments beginning on February 1, 2000 and ending on January 1, 2001; for all other Mortgage Loans, calculated as 12 times the Monthly Payment in effect as of the Cut-off Date.

(10) One ARD Loan (Loan Number 1) is an interest-only Mortgage Loan until November 1, 2000. On such date and thereafter, payments of interest and principal equal to $365,666.56 will be required. The Remaining Term and the Remaining Amortization Term do not include the interest only period. For all other Mortgage Loans, the Remaining Term and the Remaining Amortization Term are equal to the original term and the original amortization term, respectively, less the number of scheduled payments through the Cut-off Date.

(11) "1" refers to an interest-only Mortgage Loan.

(12) For ARD Loans, the related Anticipated Repayment Date.

(13) For ARD Loans, calculated as of the related Anticipated Repayment Date.

(14) Certain of the Mortgage Loans allow for Defeasance no earlier than the second anniversary of the Delivery Date.

(15) "Trailing 12" indicates NOI 99 is based on NOI for the twelve months preceding the NOI 99 Date. "Months Ann" indicates NOI has been annualized based on NOI for the number of months specified preceding the NOI 99 Date.

(16) Calculated as the ratio of UW Cash Flow to the Annual Debt Service.

(17) 1/12 refers to 1/12th of the annual amount.

                                    ANNEX B

  Loan Number   Property Name                                    City          State       Zip Code      Detailed Property Type
-----------------------------------------------------------------------------------------------------------------------------------
       4        Circle Park Apartments                          Chicago          IL          60607            Multifamily
      10        Pirate's Cove Apartments                       Las Vegas         NV          89128            Multifamily
     11.1       Hunter's Ridge Apartments                       Toledo           OH          43609            Multifamily
     11.2       Miracle Manor                                   Toledo           OH          43613            Multifamily
     11.3       Toledo Arms Apartments                        Toledo ARMS        OH          43623            Multifamily
     11.4       Adrian Manor                                    Adrian           MI          49221            Multifamily
      12        Buttonwood Bay MHC                              Sebring          FL          33870   Manufactured Housing Community
      13        Salisbury Center                               Salisbury         MD          21801            Nursing Home
      20        Twelve Oaks at Northbrook                     Northbrook         IL          60062            Multifamily
      26        Park Terrace Apartments(4)                       Tampa           FL          33617            Multifamily
      31        Heritage at North Andover                    North Andover       MA          01845          Congregate Care
      32        Green Tree Place Apartments                     Houston          TX          77084            Multifamily
     33.2       Frontier Village Mobile Home Park             Carson City        NV          89701          Mobile Home Park
      34        Habitat Apartments                              Boulder          CO          80301            Multifamily
      35        Timber Creek Apartments                     Union Township       MI          48858            Multifamily
      37        Sun Pointe Lake Apartments                       Tampa           FL          33613            Multifamily
      39        Westminster Chase I & II                         Tampa           FL          33616            Multifamily
      41        Rustic Hills Park Apartments               Colorado Springs      CO          80909            Multifamily
      52        Moutainside Apartments                        Birmingham         AL          35205            Multifamily
      57        Embassy Place - Phase II                       Highland          IN          46322            Multifamily
      65        Pleasant View Retirement Home                   Concord          NH          03301          Congregate Care
      75        Executive Apartments                           Winthrop          MA          02152            Multifamily
      76        Highland House Apartments                        Elgin           IL          60123            Multifamily
      77        Spanish Apartments                               Miami           FL         Various           Multifamily
     80.1       Brentwood Pointe Apartments                     Norman           OK          73072            Multifamily
     80.2       Greentree Apartments                            Norman           OK          73071            Multifamily
      81        Tiffany Square Apartments                     Rocky Mount        NC          27804            Multifamily
      83        Pineridge Apartments                            Walker           MI          49504            Multifamily
      84        Parthenon Apartments                            Athens           GA          30605            Multifamily
      85        Park Place Apartments                            Hurst           TX          76053            Multifamily
      86        Prospect Heights Apartments                    Milwaukee         WI          53202            Multifamily
      89        Oakmont Apartments                            Batesville         IN          47006            Multifamily
      90        Arbor Court Apartments                         Wheeling          IL          60090            Multifamily
     93.1       Hanover Apartments                           Newport News        VA          23608            Multifamily
     93.2       Hoopes Place Apartments                      Newport News        VA          23608            Multifamily
      96        Willard Square                                 Hartford          CT          06105            Multifamily
      100       Pilgrim Mill/Holly Creek Apartments             Cumming          GA          30040            Multifamily
      102       Hyde Park Apartments                          Greenville         NC          27858            Multifamily
      107       Wyndham Pointe Apartments                     Fort Worth         TX          75146            Multifamily
      109       Medary Court & Stenton House Apartments      Philadelphia        PA          19141            Multifamily
      115       Glenwood Village MHP                           Warrenton         OR          97146          Mobile Home Park
      116       Turtle Creek  Apartments                        Sherman          TX          75092            Multifamily
      118       Santa Fe Mobile Home Park                      El Monte          CA          91731          Mobile Home Park
      120       La Habra Apartments                            La Habra          CA          90631            Multifamily
      122       Brookside Apartments                              Rye            NY          10580            Multifamily
      123       Westmount Place Condominiums                    Dallas           TX          75208            Multifamily
      128       Highland Terrace Apartments                     Phoenix          AZ          85014            Multifamily
      130       Meriweather Apartments                         Hillsboro         OR          97123            Multifamily
      131       North Park Place                              Kansas City        MO          64118            Multifamily
      132       Chateau Crete Apartments                        Dallas           TX          75208            Multifamily
      138       7 Meridian Street Apartments                    Malden           MA          02148            Multifamily
      140       Willard Towers                                 Hartford          CT          06105            Multifamily


                                                                     Original     Initial
                                                                    Allocated       Pool
                                                                      Loan        Balance        Utilities Paid
  Loan Number   Property Name                                       Balance(2)    per Unit         by Tenant
------------------------------------------------------------------------------------------------------------------------
       4        Circle Park Apartments                              22,975,000     54,844        Electric
      10        Pirate's Cove Apartments                            15,800,000     36,890        Electricity
     11.1       Hunter's Ridge Apartments                            6,608,000     19,044        Electricity
     11.2       Miracle Manor                                        4,730,000     21,537        Electricity
     11.3       Toledo Arms Apartments                               1,943,000     23,628        Electricity
     11.4       Adrian Manor                                         1,064,000     24,113        Electricity
      12        Buttonwood Bay MHC                                  14,030,000     14,862        Electric, Water
      13        Salisbury Center                                    14,000,000     39,996        None
      20        Twelve Oaks at Northbrook                           11,400,000     70,732        None
      26        Park Terrace Apartments(4)                           9,600,000     63,839        Electricity, Phone
      31        Heritage at North Andover                            8,770,000     90,179        None
      32        Green Tree Place Apartments                          8,080,000     38,253        Electricity
     33.2       Frontier Village Mobile Home Park                    2,580,000     18,104        Electricity, Gas
      34        Habitat Apartments                                   7,374,891     36,806        Electric, Gas
      35        Timber Creek Apartments                              6,600,000     27,800        None
      37        Sun Pointe Lake Apartments                           6,175,000     17,599        None
      39        Westminster Chase I & II                             5,700,000     25,419        Electricity, Gas
      41        Rustic Hills Park Apartments                         5,250,000     20,941        Electricity, Gas
      52        Moutainside Apartments                               4,700,000     23,922        Electricity
      57        Embassy Place - Phase II                             4,500,000     70,112        Electricity, Gas
      65        Pleasant View Retirement Home                        3,900,000     54,027        None
      75        Executive Apartments                                 3,511,000     55,703        None
      76        Highland House Apartments                            3,500,000     32,943        Electric
      77        Spanish Apartments                                   3,500,000     18,372        None
     80.1       Brentwood Pointe Apartments                          2,380,000     21,215        Electricity
     80.2       Greentree Apartments                                 1,040,000     20,766        Electricity
      81        Tiffany Square Apartments                            3,400,000     18,423        Electricity
      83        Pineridge Apartments                                 3,350,000     22,884        Electric
      84        Parthenon Apartments                                 3,500,000     19,940        Electricity
      85        Park Place Apartments                                3,150,000     26,220        Electricity
      86        Prospect Heights Apartments                          3,100,000     29,456        Electric
      89        Oakmont Apartments                                   2,825,000     28,217        Electricity
      90        Arbor Court Apartments                               2,800,000     35,764        Electricity and Gas
     93.1       Hanover Apartments                                   1,400,000     22,186        Electricity, Gas
     93.2       Hoopes Place Apartments                              1,175,000     19,882        Electricity, Gas
      96        Willard Square                                       2,400,000     19,641        Electricity
      100       Pilgrim Mill/Holly Creek Apartments                  2,000,000     29,396        Electricity
      102       Hyde Park Apartments                                 2,000,000     41,567        Electricity
      107       Wyndham Pointe Apartments                            1,875,000      9,359        Electricity
      109       Medary Court & Stenton House Apartments              1,864,000     19,720        Electricity
      115       Glenwood Village MHP                                 1,650,000     21,687        Electricity, Gas
      116       Turtle Creek  Apartments                             1,650,000     18,707        Electricity
      118       Santa Fe Mobile Home Park                            1,600,000     16,095        Electricity
      120       La Habra Apartments                                  1,520,000     14,732        Electricity and Gas
      122       Brookside Apartments                                 1,500,000     78,724        Electricity, Gas
      123       Westmount Place Condominiums                         1,465,000     21,197        Electricity
      128       Highland Terrace Apartments                          1,275,000     32,611        Electricity
      130       Meriweather Apartments                               1,250,000     32,018        Electricity
      131       North Park Place                                     1,150,000     20,368        None
      132       Chateau Crete Apartments                             1,135,000     12,178        Electricity
      138       7 Meridian Street Apartments                           875,000     54,661        Electricity
      140       Willard Towers                                          800000      13312        Electricity



                                                                                       Studios/Beds/Pads (1)
                                                            ------------------------------------------------------------------------
                                                                           Avg. Rent
                                                                            per mo.         Min. Rent                 Max. Rent
  Loan Number   Property Name                               # of units      ($)(3)          per mo.($)                per mo.($)
------------------------------------------------------------------------------------------------------------------------------------
       4        Circle Park Apartments
      10        Pirate's Cove Apartments
     11.1       Hunter's Ridge Apartments                        15           250               250                      250
     11.2       Miracle Manor                                    10           302               290                      320
     11.3       Toledo Arms Apartments                            5           295               295                      295
     11.4       Adrian Manor
      12        Buttonwood Bay MHC                              941           234               205                      262
      13        Salisbury Center                                370           149
      20        Twelve Oaks at Northbrook
      26        Park Terrace Apartments(4)
      31        Heritage at North Andover                        97           103
      32        Green Tree Place Apartments
     33.2       Frontier Village Mobile Home Park               142           280               275                      290
      34        Habitat Apartments                               12           759               600                      775
      35        Timber Creek Apartments
      37        Sun Pointe Lake Apartments
      39        Westminster Chase I & II
      41        Rustic Hills Park Apartments
      52        Moutainside Apartments                            2           365
      57        Embassy Place - Phase II
      65        Pleasant View Retirement Home                    72            80
      75        Executive Apartments
      76        Highland House Apartments                        10           473               455                      485
      77        Spanish Apartments                               68           512               497                      518
     80.1       Brentwood Pointe Apartments
     80.2       Greentree Apartments
      81        Tiffany Square Apartments
      83        Pineridge Apartments                             14           340               340                      340
      84        Parthenon Apartments
      85        Park Place Apartments
      86        Prospect Heights Apartments
      89        Oakmont Apartments
      90        Arbor Court Apartments
     93.1       Hanover Apartments
     93.2       Hoopes Place Apartments
      96        Willard Square
      100       Pilgrim Mill/Holly Creek Apartments
      102       Hyde Park Apartments
      107       Wyndham Pointe Apartments
      109       Medary Court & Stenton House Apartments          14           381               299                      425
      115       Glenwood Village MHP                             76           252               248                      258
      116       Turtle Creek  Apartments
      118       Santa Fe Mobile Home Park                        99           457               381                      670
      120       La Habra Apartments                             103           458               445                      500
      122       Brookside Apartments                              2          1063              1025                     1100
      123       Westmount Place Condominiums
      128       Highland Terrace Apartments
      130       Meriweather Apartments
      131       North Park Place
      132       Chateau Crete Apartments                          3           357               325                      390
      138       7 Meridian Street Apartments
      140       Willard Towers                                    3           363               325                      390


                                                                                           1 Bedroom
                                                            ------------------------------------------------------------------------
                                                                               Avg. Rent
                                                                                 per mo.           Min. Rent         Max. Rent
  Loan Number   Property Name                                  # of units        ($)(3)            per mo.($)        per mo.($)
------------------------------------------------------------------------------------------------------------------------------------
        4        Circle Park Apartments                              120               995            800              1010
      10        Pirate's Cove Apartments                             160               575            565               585
     11.1       Hunter's Ridge Apartments                             56               344            332               347
     11.2       Miracle Manor                                         55               398            387               406
     11.3       Toledo Arms Apartments                                11               397            397               397
     11.4       Adrian Manor                                          11               437            437               437
      12        Buttonwood Bay MHC
      13        Salisbury Center
      20        Twelve Oaks at Northbrook                             52        $75.00/Day
      26        Park Terrace Apartments(4)
      31        Heritage at North Andover
      32        Green Tree Place Apartments                          135               559            525               610
     33.2       Frontier Village Mobile Home Park
      34        Habitat Apartments                                    61               809            700               850
      35        Timber Creek Apartments                               23               573            525               615
      37        Sun Pointe Lake Apartments                           349               471            429               619
      39        Westminster Chase I & II                             156               438            379               550
      41        Rustic Hills Park Apartments                          14               398            375               415
      52        Moutainside Apartments                               123               383            345               435
      57        Embassy Place - Phase II
      65        Pleasant View Retirement Home
      75        Executive Apartments                                  39               788            660               855
      76        Highland House Apartments                             42               603            575               650
      77        Spanish Apartments                                   117               616            564               630
     80.1       Brentwood Pointe Apartments                           32               383            350               425
     80.2       Greentree Apartments                                   4               325            325               325
      81        Tiffany Square Apartments                             56               422            410               450
      83        Pineridge Apartments                                 118               417            409               429
      84        Parthenon Apartments                                  75               444            420               480
      85        Park Place Apartments                                 80               500            485               555
      86        Prospect Heights Apartments                          105               540            490               580
      89        Oakmont Apartments                                     8               408            405               410
      90        Arbor Court Apartments                                 9               700            680               760
     93.1       Hanover Apartments                                    31               386            347               395
     93.2       Hoopes Place Apartments                               28               354            344               373
      96        Willard Square                                        74               485            450               570
      100       Pilgrim Mill/Holly Creek Apartments
      102       Hyde Park Apartments                                  24               537            505               540
      107       Wyndham Pointe Apartments                            100               329            240               455
      109       Medary Court & Stenton House Apartments               63               478            420               525
      115       Glenwood Village MHP
      116       Turtle Creek  Apartments                              32               405            405               415
      118       Santa Fe Mobile Home Park
      120       La Habra Apartments
      122       Brookside Apartments                                   9              1180            850              1350
      123       Westmount Place Condominiums                          51               509            440               539
      128       Highland Terrace Apartments                           27               571            565               585
      130       Meriweather Apartments
      131       North Park Place                                      44               394            350               425
      132       Chateau Crete Apartments                              20               434            370               455
      138       7 Meridian Street Apartments                           2               813            675               950
      140       Willard Towers                                        57               460            450               485

                                                                                           2 Bedrooms
                                                            ------------------------------------------------------------------------
                                                                               Avg. Rent
                                                                                 per mo.           Min. Rent         Max. Rent
  Loan Number   Property Name                                  # of units        ($)(3)            per mo.($)        per mo.($)
------------------------------------------------------------------------------------------------------------------------------------
       4        Circle Park Apartments                              180               919             730            1200
      10        Pirate's Cove Apartments                            208               700             700             700
     11.1       Hunter's Ridge Apartments                           275               389             367             411
     11.2       Miracle Manor                                       154               433             428             452
     11.3       Toledo Arms Apartments                               66               437             437             437
     11.4       Adrian Manor                                         33               476             476             476
      12        Buttonwood Bay MHC
      13        Salisbury Center
      20        Twelve Oaks at Northbrook                           108        $85.00/Day
      26        Park Terrace Apartments(4)                           56               800             670             850
      31        Heritage at North Andover
      32        Green Tree Place Apartments                          76               771             760             795
     33.2       Frontier Village Mobile Home Park
      34        Habitat Apartments                                   97               912             750            1100
      35        Timber Creek Apartments                             181               678             550             750
      37        Sun Pointe Lake Apartments                            1               629
      39        Westminster Chase I & II                             68               570             405             645
      41        Rustic Hills Park Apartments                        163               477             399             515
      52        Moutainside Apartments                               57               437             390             515
      57        Embassy Place - Phase II                             64              1030             995            1115
      65        Pleasant View Retirement Home
      75        Executive Apartments                                 24               983             950            1020
      76        Highland House Apartments                            54               693             645             725
      77        Spanish Apartments                                    5               665             450             725
     80.1       Brentwood Pointe Apartments                          80               445             391             475
     80.2       Greentree Apartments                                 46               475             450             500
      81        Tiffany Square Apartments                           104               509             430             795
      83        Pineridge Apartments                                 14               541             529             549
      84        Parthenon Apartments                                 69               520             505             530
      85        Park Place Apartments                                32               600             585             605
      86        Prospect Heights Apartments
      89        Oakmont Apartments                                   92               500             460             550
      90        Arbor Court Apartments                               60               802             755             890
     93.1       Hanover Apartments                                   32               448             394             469
     93.2       Hoopes Place Apartments                              31               382             309             430
      96        Willard Square                                       45               660             635             685
      100       Pilgrim Mill/Holly Creek Apartments                  68               553             525             610
      102       Hyde Park Apartments                                 24               573             565             580
      107       Wyndham Pointe Apartments                            84               435             365             450
      109       Medary Court & Stenton House Apartments              17               595             550             610
      115       Glenwood Village MHP
      116       Turtle Creek  Apartments                             56               485             485             510
      118       Santa Fe Mobile Home Park
      120       La Habra Apartments
      122       Brookside Apartments                                  7              1544            1002            2200
      123       Westmount Place Condominiums                         12               639             590             659
      128       Highland Terrace Apartments                          12               682             670             710
      130       Meriweather Apartments                               38               580             550             600
      131       North Park Place                                     12               492             425             525
      132       Chateau Crete Apartments                             70               499             378             545
      138       7 Meridian Street Apartments                         14               875             790            1100
      140       Willard Towers                                        1               600

                                                                                           3 Bedrooms
                                                            -------------------------------------------------------------
                                                                               Avg. Rent
                                                                                 per mo.      Min. Rent        Max. Rent   Elevator
  Loan Number   Property Name                                  # of units        ($)(3)       per mo.($)       per mo.($)  (Yes/No)
------------------------------------------------------------------------------------------------------------------------------------
       4        Circle Park Apartments                                118         1074            930              1207      Yes
      10        Pirate's Cove Apartments                               60          800            800               800      No
     11.1       Hunter's Ridge Apartments                                                                                    No
     11.2       Miracle Manor                                                                                                No
     11.3       Toledo Arms Apartments                                                                                       No
     11.4       Adrian Manor                                                                                                 No
      12        Buttonwood Bay MHC                                                                                           No
      13        Salisbury Center                                                                                             No
      20        Twelve Oaks at Northbrook                                                                                    No
      26        Park Terrace Apartments(4)                             94          976            770              1300      No
      31        Heritage at North Andover                                                                                    No
      32        Green Tree Place Apartments                                                                                  No
     33.2       Frontier Village Mobile Home Park                                                                            No
      34        Habitat Apartments                                     30         1214           1000              1300      No
      35        Timber Creek Apartments                                32          861            750              1000      No
      37        Sun Pointe Lake Apartments                                                                                   No
      39        Westminster Chase I & II                                                                                     No
      41        Rustic Hills Park Apartments                           80          583            550               615      No
      52        Moutainside Apartments                                 14          515            510               580      No
      57        Embassy Place - Phase II                                                                                     No
      65        Pleasant View Retirement Home                                                                                No
      75        Executive Apartments                                                                                        Yes
      76        Highland House Apartments                                                                                   Yes
      77        Spanish Apartments                                                                                           No
     80.1       Brentwood Pointe Apartments                                                                                  No
     80.2       Greentree Apartments                                                                                         No
      81        Tiffany Square Apartments                              24          549            535               595      No
      83        Pineridge Apartments                                                                                         No
      84        Parthenon Apartments                                   24          624            590               630      No
      85        Park Place Apartments                                   8          670                                       No
      86        Prospect Heights Apartments                                                                                 Yes
      89        Oakmont Apartments                                                                                           No
      90        Arbor Court Apartments                                  9          896            865               976      No
     93.1       Hanover Apartments                                                                                           No
     93.2       Hoopes Place Apartments                                                                                      No
      96        Willard Square                                          3          833            825               850     Yes
      100       Pilgrim Mill/Holly Creek Apartments                                                                          No
      102       Hyde Park Apartments                                                                                         No
      107       Wyndham Pointe Apartments                              16          579            563               585      No
      109       Medary Court & Stenton House Apartments                                                                     Yes
      115       Glenwood Village MHP                                                                                         No
      116       Turtle Creek  Apartments                                                                                     No
      118       Santa Fe Mobile Home Park                                                                                    No
      120       La Habra Apartments                                                                                          No
      122       Brookside Apartments                                                                                         No
      123       Westmount Place Condominiums                            6          715            705               729      No
      128       Highland Terrace Apartments                                                                                  No
      130       Meriweather Apartments                                  1          700            700               700      No
      131       North Park Place                                                                                             No
      132       Chateau Crete Apartments                                                                                     No
      138       7 Meridian Street Apartments                                                                                 No
      140       Willard Towers                                                                                               Yes

(1) Number of studios with respect to multifamily properties, number of beds with respect to nursing homes and congregate care facilities and number of pads with respect to mobile home parks.

(2) For mortgage loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on either: 1) the terms of the Mortgage Loan; 2) the Appraised Value of the Mortgaged Properties.

(3) Average rents were determined based on an average of the current asking rents set forth in the appraisal for the related Mortgaged Property.

(4) Total number of 3-bedroom apartments includes 8 4-bedroom units with a monthly rent payment of $1400. The rents were not included under 3 Bedrooms
     - Avg. Rent per mo., Min. Rent per mo. or Max. Rent per mo.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


  Loan Number   Property Name                                                           City                 State   Zip Code
--------------------------------------------------------------------------------------------------------------------------------
       1        711 Third Avenue                                                      New York                NY       10017
       2        International Airport Center Los Angeles                            Los Angeles               CA       90045
      3.1       40 Technology Drive                                           Franklin Township/Warren        NJ       07059
      3.2       100 Randolph Road                                             Franklin Township/Warren        NJ       08873
      3.3       50 Randolph Road                                              Franklin Township/Warren        NJ       08873
       5        Penn Mar Shopping Center                                            Forestville               MD       20747
      6.1       Colton Commerce Center                                                 Colton                 CA       92324
      6.2       Palmdale Place Commerce Center                                        Palmdale                CA       93550
      6.3       Tenth Street Commerce Center                                         Lancaster                CA       93534
      6.4       Fountain Plaza (Palmdale II)                                          Palmdale                CA       93550
      6.5       Diamond Bar Commerce Center (Palomino Plaza)                        Diamond Bar               CA       91765
      6.6       Palm Plaza  (Palmdale III)                                            Palmdale                CA       93550
       7        332 South Michigan Avenue                                             Chicago                 IL       60604
      8.1       Cityview Plaza                                                      Garden Grove              CA       92640
      8.2       Glendora Commerce Center                                              Glendora                CA       91740
      8.3       Anaheim Stadium Industrial Park                                       Anaheim                 CA       92808
      8.4       Arlington Airpark Plaza                                              Riverside                CA       92503
      8.5       Edinger                                                              Santa Ana                CA       92705
       9        Alpine Commons Shopping Center                                    Wappingers Falls            NY       12590
      16        8500 Wilshire                                                       Los Angeles               CA       90211
      17        Phoenix Northgate Business Center                                     Phoenix                 AZ       85023
      18        Montclair East Shopping Center                                       Montclair                CA       91763
      19        Wilshire Hobart Building                                            Los Angeles               CA       90010
      21        GATX Food Distribution                                                 Coloma                 MI       49038
      22        Indiana Outlet Center                                                Daleville                IN       47334
      23        Cory Industries                                                      Elizabeth                NJ       07202
      24        24 Farnsworth Street                                                   Boston                 MA       02110
      25        Sprint Spectrum Building                                             Charlotte                NC       28273
      27        Horizon Outlet Center - Tulare                                         Tulare                 CA       93274
      28        Hydra Warehouse                                                        Golden                 CO       80403
     29.1       Briarwood                                                             Houston                 TX       77027
     29.2       Barker's Point                                                        Houston                 TX       77027
     29.3       Bali Park  II                                                         Houston                 TX       77024
     29.4       Bali Park III                                                         Houston                 TX       77024
      30        Bridgewater Place                                                     Syracuse                NY       13204
     33.1       Frontier Plaza                                                      Carson City               NV       89701
      36        Coffee Tree Plaza                                                    Vacaville                CA       95687
      38        Delaware County Medical Hospital (DCMH)                             Drexel Hill               PA       19026
      42        DSS Building                                                          Ashburn                 VA       20147
      43        Countryside Shopping Center                                         Mt. Pleasant              PA       15666
      45        9020 Junction Drive                                                  Annapolis                MD       20701
      46        Malibu Center                                                     City of Industry            CA       91748
      47        English Park Village                                                 Lancaster                NY       14221
      48        S & S Graphics                                                         Laurel                 MD       20707
      49        Promenade at Bay Colony Shopping Center                            Ft. Lauderdale             FL       33308
      50        Shoppes at Temple Terrace                                          Tempe Terrace              FL       33617
      51        Wooster Place                                                      Wooster Place              OH       44691
      55        Denton Town Center                                                     Denton                 TX       76205
      56        Tropicana Plaza                                                      Las Vegas                NV       89121
      58        Mission Grove Office                                                 San Diego                CA       92108
      59        Champlain Plaza                                                      Plattsburg               NY       12901
      60        2300 Maywood                                                          Bellwood                IL       60153
      61        Sheldahl Facility                                                     Longmont                CO       80503
      63        301 Metro Center Boulevard                                            Warwick                 RI       02886
      66        Hart Gallery                                                          Houston                 TX       77057
      67        West Oak Office                                                     San Antonio               TX       78224
      68        Base Ten Systems Building                                        Hamilton Township            NJ       08619
      70        KMart - Baltimore                                                    Baltimore                MD       21224
      71        Lakeville Corporate Park                                             Lakeville                MA       02347
      72        C-MAC-Metallek Building                                         Dollard-des-Osweaus           PQ      H9B 2P5
      73        100 Passaic Avenue                                                  Florham Park              NJ       07932
      74        400 Lapp Road                                               Malvern/E. Whiteland Twnshp       PA       19355
      78        9 West Jackson                                                       Naperville               IL       60564
      87        Betancourt III                                                        New York                NY       10031
      88        5707 Corsa Avenue                                                 Westlake Village            CA       91362
      91        Shoppes at Georgian Terrace                                           Somerset                PA       15501
      92        Professional Office Building One                                       Upland                 PA       19013
      95        Herndon Village Shoppes                                               Orlando                 FL       32803
      98        Kingsland Village Shopping Center                                       Katy                  TX       77450
      99        Betancourt I                                                          New York                NY       10033
      103       Woodstock Square Shopping Center                                     Woodstock                VA       22405
      104       Hilltop Building                                                      Boulder                 CO       80104
      105       Technology Court                                                     Chantilly                VA       22021
      108       Landmark Six Flex Center                                            San Antonio               TX       78233
      110       Gateway Computer Store - Florence                                     Florence                KY       41042
      111       Greenmount Avenue Shopping Center                                    Baltimore                MD       21218
      112       Douglas Center                                                       Long Beach               CA       90808
      113       Henry Plastics Building                                               Fremont                 CA       94538
      114       T.T.C. Park Ridge                                                    Park Ridge               IL       60068
      119       RiteAid - Dayton                                                       Dayton                 OH       45405
      121       Sterling Knoll Plaza                                                  Houston                 TX       77598
     124.1      25 West 170th Street                                                   Bronx                  NY       10452
     124.2      2416 Amsterdam Avenue                                                  Bronx                  NY       10452
      125       Gateway 2000 Country Store - Madison                                  Madison                 WI       53717
      129       Gateway Computer Store - Woodbury                                     Woodbury                MN       55125
      133       Gateway Computer Store - Dickson City                               Dickson City              PA       18519
      135       Salisbury Medical Office Building (SMOB)                             Salisbury                MD       21804
      136       Gateway Computer Store - Henrietta                                   Henrietta                NY       14623
      139       Bear Creek Square Shopping Center                                     Houston                 TX       77084

                                                                                                         Original/
                                                                                                         Allocated
                                                                                                           Loan      Initial Pool
                                                                       Sub-property                       Balance     Balance per
  Loan Number   Property Name                                              Type                            ($)(2)      Sq. Ft.($)
------------------------------------------------------------------------------------------------------------------------------------
       1        711 Third Avenue                                         CBD Off                         49,225,000      93.17
       2        International Airport Center Los Angeles                 Warehouse                       27,750,000      86.74
      3.1       40 Technology Drive                                      Flex Space                      12,085,000      129.28
      3.2       100 Randolph Road                                        Flex Space                       6,530,000      42.76
      3.3       50 Randolph Road                                         Flex Space                       4,535,000      50.86
       5        Penn Mar Shopping Center                                 Anchored                        22,325,000      59.70
      6.1       Colton Commerce Center                                   Anchored                         7,262,900      59.49
      6.2       Palmdale Place Commerce Center                           Anchored                         4,454,500      53.00
      6.3       Tenth Street Commerce Center                             Anchored                         4,342,400      44.87
      6.4       Fountain Plaza (Palmdale II)                             Unanchored                       1,619,550      49.04
      6.5       Diamond Bar Commerce Center (Palomino Plaza)             Unanchored                       1,534,000      74.40
      6.6       Palm Plaza  (Palmdale III)                               Unanchored                         826,000      47.23
       7        332 South Michigan Avenue                                CBD Off                         18,750,000      58.72
      8.1       Cityview Plaza                                           Suburban Off                     6,372,000      46.88
      8.2       Glendora Commerce Center                                 Office/Retail                    4,366,000      62.21
      8.3       Anaheim Stadium Industrial Park                          Flex Space                       2,537,000      28.35
      8.4       Arlington Airpark Plaza                                  Flex Space                       2,286,250      26.54
      8.5       Edinger                                                  Suburban Off                     1,902,750      63.85
       9        Alpine Commons Shopping Center                           Anchored                        16,800,000      79.89
      16        8500 Wilshire                                            CBD Off                         13,400,000      134.08
      17        Phoenix Northgate Business Center                        Flex Space                      12,496,000      86.21
      18        Montclair East Shopping Center                           Anchored                        11,700,000      85.90
      19        Wilshire Hobart Building                                 CBD Off                         11,525,000      44.54
      21        GATX Food Distribution                                   Warehouse                       10,900,000      25.67
      22        Indiana Outlet Center                                    Factory Outlet                  10,875,000      46.25
      23        Cory Industries                                          Warehouse                       10,500,000      10.28
      24        24 Farnsworth Street                                     CBD Off                         10,300,000      154.93
      25        Sprint Spectrum Building                                 Flex Space                      10,000,000      90.95
      27        Horizon Outlet Center - Tulare                           Factory Outlet                   9,325,000      66.97
      28        Hydra Warehouse                                          Warehouse                        9,000,000      34.47
     29.1       Briarwood                                                Suburban Off                     2,997,000      65.04
     29.2       Barker's Point                                           Suburban Off                     2,371,000      56.81
     29.3       Bali Park  II                                            Suburban Off                     1,882,000      35.47
     29.4       Bali Park III                                            Suburban Off                     1,600,000      35.13
      30        Bridgewater Place                                        CBD Off                          8,875,000      62.77
     33.1       Frontier Plaza                                           Unanchored                       5,030,000      48.11
      36        Coffee Tree Plaza                                        Anchored                         6,500,000      154.44
      38        Delaware County Medical Hospital (DCMH)                  Suburban Off                     5,865,000      88.34
      42        DSS Building                                             Flex Space                       5,200,000      64.79
      43        Countryside Shopping Center                              Anchored                         5,200,000      30.34
      45        9020 Junction Drive                                      Flex Space                       5,100,000      52.70
      46        Malibu Center                                            Specialty Ret                    5,075,000      11.27
      47        English Park Village                                     Suburban Off                     4,965,000      63.57
      48        S & S Graphics                                           Suburban Off                     4,927,500      67.17
      49        Promenade at Bay Colony Shopping Center                  Unanchored                       4,900,000      83.45
      50        Shoppes at Temple Terrace                                Anchored                         4,890,000      67.17
      51        Wooster Place                                            Anchored                         4,800,000      60.37
      55        Denton Town Center                                       Unanchored                       4,600,000      59.44
      56        Tropicana Plaza                                          Unanchored                       4,560,634      39.55
      58        Mission Grove Office                                     Suburban Off                     4,450,000      67.09
      59        Champlain Plaza                                          Anchored                         4,425,000      84.84
      60        2300 Maywood                                             Warehouse                        4,400,000      18.77
      61        Sheldahl Facility                                        Flex Space                       4,300,000      42.54
      63        301 Metro Center Boulevard                               Suburban Off                     4,250,000      92.89
      66        Hart Gallery                                             Unanchored                       3,800,000      62.20
      67        West Oak Office                                          Suburban Off                     3,780,000      71.62
      68        Base Ten Systems Building                                Flex Space                       3,745,000      45.73
      70        KMart - Baltimore                                        Anchored                         3,650,000      30.20
      71        Lakeville Corporate Park                                 Suburban Off                     3,600,000      75.45
      72        C-MAC-Metallek Building                                  Flex Space                       3,559,322      21.55
      73        100 Passaic Avenue                                       Flex Space                       3,550,000      59.02
      74        400 Lapp Road                                            Suburban Off                     3,519,000      130.09
      78        9 West Jackson                                           Anchored                         3,500,000      201.47
      87        Betancourt III                                           Office/Retail                    3,030,000      59.20
      88        5707 Corsa Avenue                                        Suburban Off                     3,000,000      136.46
      91        Shoppes at Georgian Terrace                              Factory Outlet                   2,650,000      13.20
      92        Professional Office Building One                         Suburban Off                     2,585,000      64.56
      95        Herndon Village Shoppes                                  Unanchored                       2,460,000      38.17
      98        Kingsland Village Shopping Center                        Unanchored                       2,150,000      41.59
      99        Betancourt I                                             Suburban Off                     2,010,000      83.48
      103       Woodstock Square Shopping Center                         Unanchored                       2,000,000      71.98
      104       Hilltop Building                                         Unanchored                       1,974,000      90.60
      105       Technology Court                                         Flex Space                       1,900,000      62.05
      108       Landmark Six Flex Center                                 Flex Space                       1,875,000      26.99
      110       Gateway Computer Store - Florence                        Unanchored                       1,789,000      132.76
      111       Greenmount Avenue Shopping Center                        Unanchored                       1,755,000      100.12
      112       Douglas Center                                           Office/Retail                    1,750,000      94.01
      113       Henry Plastics Building                                  Warehouse                        1,700,000      49.71
      114       T.T.C. Park Ridge                                        Anchored                         1,680,000      150.06
      119       RiteAid - Dayton                                         Anchored                         1,600,000      142.07
      121       Sterling Knoll Plaza                                     Unanchored                       1,500,000      49.52
     124.1      25 West 170th Street                                     Unanchored                         845,000      29.79
     124.2      2416 Amsterdam Avenue                                    Office/Retail                      615,000      61.30
      125       Gateway 2000 Country Store - Madison                     Unanchored                       1,405,000      175.17
      129       Gateway Computer Store - Woodbury                        Unanchored                       1,268,000      168.63
      133       Gateway Computer Store - Dickson City                    Unanchored                       1,134,000      141.37
      135       Salisbury Medical Office Building (SMOB)                 Suburban Off                     1,050,000      95.54
      136       Gateway Computer Store - Henrietta                       Unanchored                       1,049,000      130.86
      139       Bear Creek Square Shopping Center                        Unanchored                         850,000      49.61

                                                                                         Largest Tenant(1)
                                                              ----------------------------------------------------------------------
                                                                                                                        Lease Exp.
  Loan Number   Property Name                                                Name                            Sq. Ft.       Date
------------------------------------------------------------------------------------------------------------------------------------
       1        711 Third Avenue                              Parade Publications                             82,444     8/1/2000
       2        International Airport Center Los Angeles      BAX                                             94,363    11/30/2004
      3.1       40 Technology Drive                           Cordis Corp. (Aaa/AAA)                          93,336     4/15/2001
      3.2       100 Randolph Road                             Fountain Technology                            104,705    12/31/2002
      3.3       50 Randolph Road                              Fountain Technology                             89,024    12/31/2002
       5        Penn Mar Shopping Center                      Burlington Coat Factory                         59,200     8/31/2010
      6.1       Colton Commerce Center                        Rite-Aid  (Ba3/BB)                              23,672     7/13/2014
      6.2       Palmdale Place Commerce Center                Thrifty Drug  (Ba3/BB)                          19,120     5/31/2006
      6.3       Tenth Street Commerce Center                  Lucky Stores, Inc.  (A2/A)                      28,217     9/30/2005
      6.4       Fountain Plaza (Palmdale II)                  Chief Auto Parts                                 3,920     5/31/2004
      6.5       Diamond Bar Commerce Center (Palomino Plaza)  Sizzler Restaurant                               5,200     9/4/2005
      6.6       Palm Plaza  (Palmdale III)                    Siam Market                                      3,664     6/30/2005
       7        332 South Michigan Avenue                     American Art Academy                            40,758    12/31/2003
      8.1       Cityview Plaza                                Ask Southern California, INC.                    5,872     7/31/2001
      8.2       Glendora Commerce Center                      Mann Theaters                                   22,877     5/15/2006
      8.3       Anaheim Stadium Industrial Park               Lunada Bay                                      41,931     8/31/2002
      8.4       Arlington Airpark Plaza                       Greensteel, INC.                                31,021    12/31/2002
      8.5       Edinger                                       County of Orange                                29,800    11/30/2005
       9        Alpine Commons Shopping Center                BJ's Wholesale Club                            106,684     5/31/2013
      16        8500 Wilshire                                 CCT                                             25,794    12/31/1999
      17        Phoenix Northgate Business Center             EFTC                                           144,745     7/31/2007
      18        Montclair East Shopping Center                Sportmart                                       41,515     1/31/2011
      19        Wilshire Hobart Building                      NOS Communications                              33,042     5/31/2002
      21        GATX Food Distribution                        GATX Logistics Inc  (Baa1/BBB+)                423,230     6/30/2013
      22        Indiana Outlet Center                         Dress Barn                                       9,010     1/31/2005
      23        Cory Industries                               Crate & Barrel                                 605,000     1/31/2004
      24        24 Farnsworth Street                          Commonwealth of Massachusetts  (AA3/AA-)        64,254    11/12/2004
      25        Sprint Spectrum Building                      Sprint Spectrum  (Baa1/BBB+)                    90,000     4/30/2009
      27        Horizon Outlet Center - Tulare                Linen Barn                                      10,163    11/30/2002
      28        Hydra Warehouse                               Hydra Warehouse                                260,000     6/30/2011
     29.1       Briarwood                                     Mobilecomm of the SW                            16,011    12/31/2002
     29.2       Barker's Point                                Kelman Seismic Processing                       14,478     8/14/2003
     29.3       Bali Park  II                                 Association Management                          11,417    12/31/1999
     29.4       Bali Park III                                 Langham Creek Bank                               9,611     8/31/2002
      30        Bridgewater Place                             Eric Mower & Associates                         29,500    12/31/2009
     33.1       Frontier Plaza                                State of Nevada(AA2/AA)                         23,744     5/31/2004
      36        Coffee Tree Plaza                             CompUSA                                         26,683     4/11/2014
      38        Delaware County Medical Hospital (DCMH)       DCMH - Radiation                                 7,808    12/31/2001
      42        DSS Building                                  DSS, Inc.                                       80,000     3/31/2014
      43        Countryside Shopping Center                   County Market                                   56,416     1/31/2002
      45        9020 Junction Drive                           OSICOM                                          37,384    10/31/2004
      46        Malibu Center                                 Malibu Centers, Inc.                           448,232     6/30/2023
      47        English Park Village                          Parliament                                      13,172     3/31/2002
      48        S & S Graphics                                S & S Graphics                                  73,000     1/31/2008
      49        Promenade at Bay Colony Shopping Center       TGIF                                             8,120     6/26/2003
      50        Shoppes at Temple Terrace                     Moran Foods Inc.                                14,425     8/31/2002
      51        Wooster Place                                 Staples  (Baa2/BBB-)                            24,000     2/29/2012
      55        Denton Town Center                            Matress Giant                                    6,255     3/31/2004
      56        Tropicana Plaza                               MacFrugals                                      28,050    11/30/2004
      58        Mission Grove Office                          Corona & Balistre                               20,123     3/31/2014
      59        Champlain Plaza                               Hannaford Brothers                              51,918     9/30/2010
      60        2300 Maywood                                  American Logistics Services                    234,000     1/31/2005
      61        Sheldahl Facility                             Sheldahl Manufacturing                         101,000     1/0/2000
      63        301 Metro Center Boulevard                    G-Tech                                          22,650     4/30/2009
      66        Hart Gallery                                  Hart Galleries                                  50,430     7/31/2012
      67        West Oak Office                               SJ Wood                                          8,636     8/31/2003
      68        Base Ten Systems Building                     Base Ten Systems                                81,600    10/27/2009
      70        KMart - Baltimore                             Kmart  (Ba1/BB+)                                95,810    11/30/2004
      71        Lakeville Corporate Park                      Environ. Protect. Dept.                         25,488     4/4/2003
      72        C-MAC-Metallek Building                       C-Mac Metalket                                 164,808    12/31/2010
      73        100 Passaic Avenue                            Immedica                                        16,100     1/30/2004
      74        400 Lapp Road                                 Lucent Technologies  (A2/A)                     26,980     5/31/2006
      78        9 West Jackson                                Williams-Sonoma                                 17,300     4/30/2011
      87        Betancourt III                                NYC Church of Christ                            18,658     5/30/2004
      88        5707 Corsa Avenue                             Masry & Vititoe Law Office                      11,300    12/31/2013
      91        Shoppes at Georgian Terrace                   Levis  (Ba1/BBB-)                                9,476     1/31/2000
      92        Professional Office Building One              Clinical Renal Assoc.                            3,102    12/31/2002
      95        Herndon Village Shoppes                       Blockbuster Music  (Baa3/BBB-)                  12,600     5/31/2002
      98        Kingsland Village Shopping Center             Excel Gyms, Inc.                                17,670     2/28/2004
      99        Betancourt I                                  Northern Manhattan Improvement                  22,000    12/31/2000
      103       Woodstock Square Shopping Center              Cato                                             4,160     3/31/2004
      104       Hilltop Building                              Quinns                                           5,000     3/31/2005
      105       Technology Court                              Computer Resources                               5,838    10/31/2008
      108       Landmark Six Flex Center                      Southwestern Bell  (Aa3/AA-)                    34,650     3/31/2004
      110       Gateway Computer Store - Florence             Gateway 2000 Country Stores, Inc.               13,440    11/30/2003
      111       Greenmount Avenue Shopping Center             Just for Feet                                    5,888    12/31/2008
      112       Douglas Center                                Saigon Express                                   2,100     3/31/2004
      113       Henry Plastics Building                       Henry Plastics Molding                          34,000     6/30/2019
      114       T.T.C. Park Ridge                             Hollywood Video                                  6,160    12/31/2008
      119       RiteAid - Dayton                              Rite-Aid  (Ba3/BB)                              11,180    12/16/2018
      121       Sterling Knoll Plaza                          Clear Lake Grocery                               3,750    11/30/2003
     124.1      25 West 170th Street                          170th Street Auto Repair                        14,272     2/28/2013
     124.2      2416 Amsterdam Avenue                         A.R.T.C                                          5,000     9/30/2009
      125       Gateway 2000 Country Store - Madison          Gateway Computer Store                           8,000    12/31/2003
      129       Gateway Computer Store - Woodbury             Gateway 2000 Country Stores, Inc.                7,500    12/31/2003
      133       Gateway Computer Store - Dickson City         Gateway 2000 Country Stores, Inc.                8,000     5/31/2004
      135       Salisbury Medical Office Building (SMOB)      Genesis                                          9,101     1/29/2003
      136       Gateway Computer Store - Henrietta            Gateway 2000 Country Stores, Inc.                7,995    11/30/2003
      139       Bear Creek Square Shopping Center             Bear Creek Animal Clinic                         3,400     8/31/2002

                                                                                         2nd Largest Tenant(1)
                                                              ----------------------------------------------------------------------
                                                                                                                        Lease Exp.
  Loan Number   Property Name                                                Name                            Sq. Ft.       Date
------------------------------------------------------------------------------------------------------------------------------------
       1        711 Third Avenue                                Crain's Communications                        66,735      2/1/2009
       2        International Airport Center Los Angeles        Expeditors International                      45,491      6/18/2003
      3.1       40 Technology Drive                             NA                                            NA             NA
      3.2       100 Randolph Road                               Union Carbide Corporation  (Baa2)             24,160     11/30/2005
      3.3       50 Randolph Road                                NA                                            NA             NA
       5        Penn Mar Shopping Center                        Super Fresh (Ba1/BBB-)                        57,457     11/30/2016
      6.1       Colton Commerce Center                          Beverly Fabrics                               17,500     10/25/2009
      6.2       Palmdale Place Commerce Center                  Molina Medical Center                           5,620     7/31/2002
      6.3       Tenth Street Commerce Center                    Whole Wheatery                                  9,800    10/31/2000
      6.4       Fountain Plaza (Palmdale II)                    Less than $1                                    3,580     2/28/2001
      6.5       Diamond Bar Commerce Center (Palomino Plaza)    Kindercare Learning Center                      5,000     9/30/2000
      6.6       Palm Plaza  (Palmdale III)                      $.98 Store                                      2,800     1/12/2001
       7        332 South Michigan Avenue                       Beacon Information                            38,542      1/31/2004
      8.1       Cityview Plaza                                  O.C. Access Program                             4,715     9/30/2004
      8.2       Glendora Commerce Center                        Lazer Star                                    10,951     12/31/2002
      8.3       Anaheim Stadium Industrial Park                 Elliott Auto Supply                           17,280      8/31/2002
      8.4       Arlington Airpark Plaza                         Netseller                                       5,864    12/31/2000
      8.5       Edinger                                         NA                                            NA             NA
       9        Alpine Commons Shopping Center                  Stop & Shop  (A3/A)                           64,898      8/26/2013
      16        8500 Wilshire                                   Symbolic Motor Car                              8,105     7/31/2003
      17        Phoenix Northgate Business Center               NA                                            NA             NA
      18        Montclair East Shopping Center                  Ross Dress For Less                           23,994      1/31/2004
      19        Wilshire Hobart Building                        Hanmi Bank                                    23,870     11/30/2003
      21        GATX Food Distribution                          NA                                            NA             NA
      22        Indiana Outlet Center                           Bass Company Store                              8,589    11/30/2001
      23        Cory Industries                                 Domain                                       227,599      3/31/2000
      24        24 Farnsworth Street                            Daniel F. Kelleher Co.                          2,087     5/30/2004
      25        Sprint Spectrum Building                        Maintenance Team                              19,600      6/30/2002
      27        Horizon Outlet Center - Tulare                  Gap Outlet  (A2/A)                            10,000      6/30/2001
      28        Hydra Warehouse                                 NA                                            NA             NA
     29.1       Briarwood                                       Robert C. Wilson                              11,833     12/31/2000
     29.2       Barker's Point                                  Enercon Engineering                           13,768      4/14/2000
     29.3       Bali Park  II                                   Sunland                                         4,971     6/14/2003
     29.4       Bali Park III                                   Martin, Farr, et al                             3,376    12/27/2001
      30        Bridgewater Place                               The Young Agency                              25,652      5/31/2004
     33.1       Frontier Plaza                                  Cue-Phoria                                      8,800     6/30/2002
      36        Coffee Tree Plaza                               Kinko's                                         4,954     3/16/2009
      38        Delaware County Medical Hospital (DCMH)         Suburban Cardiologists, Ltd                     3,966    12/31/2001
      42        DSS Building                                    NA                                            NA             NA
      43        Countryside Shopping Center                     AMES                                          54,000      3/31/2012
      45        9020 Junction Drive                             Earthshell Corporation                        34,956      9/30/2004
      46        Malibu Center                                   NA                                            NA             NA
      47        English Park Village                            MJW Corporation, Inc.                           6,600     9/30/2003
      48        S & S Graphics                                  NA                                            NA             NA
      49        Promenade at Bay Colony Shopping Center         Vision Works                                    6,688     12/1/2008
      50        Shoppes at Temple Terrace                       Eckerds  (A3/BBB+)                            13,556      9/1/2019
      51        Wooster Place                                   MC Sporting Goods                             18,000      6/26/2007
      55        Denton Town Center                              Eyemasters                                      5,126     8/31/2003
      56        Tropicana Plaza                                 Peter Piper Pizza                             12,000     12/31/2004
      58        Mission Grove Office                            SGPA                                            7,317     3/31/2001
      59        Champlain Plaza                                 NA                                            NA             NA
      60        2300 Maywood                                    NA                                            NA             NA
      61        Sheldahl Facility                               NA                                            NA             NA
      63        301 Metro Center Boulevard                      CSC Outsourcing, Inc.                         14,285      1/31/2004
      66        Hart Gallery                                    Best of Time and Gifts                          2,030     7/31/2002
      67        West Oak Office                                 La Scala                                        6,315    10/31/2000
      68        Base Ten Systems Building                       NA                                            NA             NA
      70        KMart - Baltimore                               Fashsion Bug                                  10,000      3/31/2003
      71        Lakeville Corporate Park                        More Solutions, Inc                             4,650    10/31/2003
      72        C-MAC-Metallek Building                         NA                                            NA             NA
      73        100 Passaic Avenue                              BEM Systems (sub. of Berger Engineering)      14,979      5/31/2006
      74        400 Lapp Road                                   NA                                            NA             NA
      78        9 West Jackson                                  NA                                            NA             NA
      87        Betancourt III                                  Technique Step Up to Basics                     7,448     4/15/2003
      88        5707 Corsa Avenue                               Keenan & Assoc.                                 3,200     7/31/2003
      91        Shoppes at Georgian Terrace                     Polo  (Baa2/BBB)                                7,728    11/30/2002
      92        Professional Office Building One                Opthalmic Surgery                               2,740    12/31/2002
      95        Herndon Village Shoppes                         Party City                                      9,760     4/30/2003
      98        Kingsland Village Shopping Center               Hi-Lo Auto Supply                             12,537      2/29/2004
      99        Betancourt I                                    Licey Supermarket                               2,000     5/31/2008
      103       Woodstock Square Shopping Center                Dollar Tree                                     4,000     3/31/2004
      104       Hilltop Building                                Stanley Kaplan                                  3,073     5/31/2002
      105       Technology Court                                Digital Systems                                 5,705    12/31/2001
      108       Landmark Six Flex Center                        Lack's Stores, Inc.                           10,325      5/31/2000
      110       Gateway Computer Store - Florence               NA                                            NA             NA
      111       Greenmount Avenue Shopping Center               Blockbuster Video  (Baa3/BBB-)                  4,133     9/30/2000
      112       Douglas Center                                  Hair Salon                                      2,000     6/30/2004
      113       Henry Plastics Building                         NA                                            NA             NA
      114       T.T.C. Park Ridge                               Coldwell Banker                                 4,940    12/31/2003
      119       RiteAid - Dayton                                NA                                            NA             NA
      121       Sterling Knoll Plaza                            JMT Computers                                   2,500     8/31/2001
     124.1      25 West 170th Street                            Leon Martinez                                   5,000    10/31/2005
     124.2      2416 Amsterdam Avenue                           Apartment House Supply                          5,000     10/9/2007
      125       Gateway 2000 Country Store - Madison            NA                                            NA             NA
      129       Gateway Computer Store - Woodbury               NA                                            NA             NA
      133       Gateway Computer Store - Dickson City           NA                                            NA             NA
      135       Salisbury Medical Office Building (SMOB)        NA                                            NA             NA
      136       Gateway Computer Store - Henrietta              NA                                            NA             NA
      139       Bear Creek Square Shopping Center               Safelite Glass                                  2,600     4/30/2002

                                                                                        3rd Largest Tenant(1)
                                                              ----------------------------------------------------------------------
                                                                                                                        Lease Exp.
  Loan Number   Property Name                                                Name                            Sq. Ft.       Date
------------------------------------------------------------------------------------------------------------------------------------
       1        711 Third Avenue                                Newport News                                    50,830     3/1/2011
       2        International Airport Center Los Angeles        Hankyu Int's                                    37,011     7/31/2004
      3.1       40 Technology Drive                             NA                                             NA             NA
      3.2       100 Randolph Road                               Silk Blossom Corporation                        16,317     3/30/2002
      3.3       50 Randolph Road                                NA                                             NA             NA
       5        Penn Mar Shopping Center                        Marshalls  (A3/A-)                              30,450     5/31/2009
      6.1       Colton Commerce Center                          Berean Christian Stores                         13,000    12/31/2000
      6.2       Palmdale Place Commerce Center                  Family Christian Bookstore, Inc.                  4,639    4/30/2002
      6.3       Tenth Street Commerce Center                    Edwards Fed Credit Union                          8,520   12/31/2006
      6.4       Fountain Plaza (Palmdale II)                    H. Hawatmeh & N. Dugom                            2,500   12/31/2002
      6.5       Diamond Bar Commerce Center (Palomino Plaza)    Max Throckmorton                                  2,325    1/1/2003
      6.6       Palm Plaza  (Palmdale III)                      Palm Plaza Pet Hospital                           2,588    8/31/2003
       7        332 South Michigan Avenue                       Lexecon, Inc.                                   31,479     2/14/2007
      8.1       Cityview Plaza                                  Concord Credit                                    4,527    6/30/2001
      8.2       Glendora Commerce Center                        Tutortime Corporation                           10,001    10/17/2007
      8.3       Anaheim Stadium Industrial Park                 Optical Science                                 12,000     9/30/2002
      8.4       Arlington Airpark Plaza                         Cole Vocational Services                          4,018    7/31/2002
      8.5       Edinger                                         NA                                             NA             NA
       9        Alpine Commons Shopping Center                  A.C. Moore Arts & Crafts                        23,000     2/22/2007
      16        8500 Wilshire                                   Peterson Medical Institute                        3,610    5/31/2002
      17        Phoenix Northgate Business Center               NA                                             NA             NA
      18        Montclair East Shopping Center                  Office Depot  (Baa1/BBB)                        22,498    12/31/2007
      19        Wilshire Hobart Building                        Levy, Stern & Ford                                8,320    8/30/2006
      21        GATX Food Distribution                          NA                                             NA             NA
      22        Indiana Outlet Center                           Mikasa Factory Store                              8,486   11/30/2004
      23        Cory Industries                                 Babb                                            84,000    11/30/2002
      24        24 Farnsworth Street                            NA                                             NA             NA
      25        Sprint Spectrum Building                        NA                                             NA             NA
      27        Horizon Outlet Center - Tulare                  Bass Co. Store                                    8,000   12/31/2005
      28        Hydra Warehouse                                 NA                                             NA             NA
     29.1       Briarwood                                       Viron Energy Services                             2,145   10/31/2001
     29.2       Barker's Point                                  United Steel Structures                           7,082   12/31/2000
     29.3       Bali Park  II                                   American Medical Adjusters                        3,617    3/31/2001
     29.4       Bali Park III                                   Houston Montessori                                3,164    6/30/2001
      30        Bridgewater Place                               Cox Radio                                       20,210     5/31/2001
     33.1       Frontier Plaza                                  Frontier Enterprises                              7,072   11/30/2002
      36        Coffee Tree Plaza                               Sleep Train                                       4,021    6/29/2004
      38        Delaware County Medical Hospital (DCMH)         HAN Barry Jacobson MD                             3,801   12/31/2001
      42        DSS Building                                    NA                                             NA             NA
      43        Countryside Shopping Center                     Fashion Bug                                       7,500   10/30/2002
      45        9020 Junction Drive                             Roberts Office Furniture                        14,630     9/30/2003
      46        Malibu Center                                   NA                                             NA             NA
      47        English Park Village                            C&C Plumbing & HTG                                5,300    1/31/2001
      48        S & S Graphics                                  NA                                             NA             NA
      49        Promenade at Bay Colony Shopping Center         Carmine's Gourmet Market                          6,000    9/1/2006
      50        Shoppes at Temple Terrace                       Auto Zone Inc.                                    7,992    1/31/2003
      51        Wooster Place                                   Factory Card Outlet                             12,170     7/4/2007
      55        Denton Town Center                              Castle Hill Communication                         4,365    1/31/2004
      56        Tropicana Plaza                                 University of Cosmetology                       10,083     12/1/2001
      58        Mission Grove Office                            Taylor Research                                   7,091   12/31/2002
      59        Champlain Plaza                                 NA                                             NA             NA
      60        2300 Maywood                                    NA                                             NA             NA
      61        Sheldahl Facility                               NA                                             NA             NA
      63        301 Metro Center Boulevard                      Current Context                                   4,010   11/30/2004
      66        Hart Gallery                                    K&P Interiors                                     1,740    7/31/2004
      67        West Oak Office                                 La Rosita                                         3,352    6/30/2002
      68        Base Ten Systems Building                       NA                                             NA             NA
      70        KMart - Baltimore                               Advanced Auto Parts                               7,000    8/31/2002
      71        Lakeville Corporate Park                        So. Mass. Library                                 3,285    5/31/2003
      72        C-MAC-Metallek Building                         NA                                             NA             NA
      73        100 Passaic Avenue                              Tallum Realty (Owner/Borrower)                  11,650     3/31/2009
      74        400 Lapp Road                                   NA                                             NA             NA
      78        9 West Jackson                                  NA                                             NA             NA
      87        Betancourt III                                  Words of Life Church                              4,721    2/28/2002
      88        5707 Corsa Avenue                               Wendland Group                                    1,770    7/31/2002
      91        Shoppes at Georgian Terrace                     Bugle Boy                                         6,364   12/31/2000
      92        Professional Office Building One                Pediatric Associates                              2,290   12/31/2002
      95        Herndon Village Shoppes                         Pier 1 Imports  (Baa3/BBB-)                       8,692    3/31/2006
      98        Kingsland Village Shopping Center               Star Cleaners                                     2,650    1/31/2004
      99        Betancourt I                                    NA                                             NA             NA
      103       Woodstock Square Shopping Center                Shoe Show                                         2,800    3/31/2004
      104       Hilltop Building                                College Corner                                    1,900   10/31/2007
      105       Technology Court                                Dietz Construction                                4,671    8/31/2001
      108       Landmark Six Flex Center                        Boise Cascade                                     8,925    1/31/2004
      110       Gateway Computer Store - Florence               NA                                             NA             NA
      111       Greenmount Avenue Shopping Center               The Joint                                         2,255    4/30/2001
      112       Douglas Center                                  Japan Restaurant                                  1,450    6/30/2004
      113       Henry Plastics Building                         NA                                             NA             NA
      114       T.T.C. Park Ridge                               NA                                             NA             NA
      119       RiteAid - Dayton                                NA                                             NA             NA
      121       Sterling Knoll Plaza                            Express Lane                                      2,475   12/31/2004
     124.1      25 West 170th Street                            Mickey's Auto Repair                              4,900    6/30/2003
     124.2      2416 Amsterdam Avenue                           NA                                             NA             NA
      125       Gateway 2000 Country Store - Madison            NA                                             NA             NA
      129       Gateway Computer Store - Woodbury               NA                                             NA             NA
      133       Gateway Computer Store - Dickson City           NA                                             NA             NA
      135       Salisbury Medical Office Building (SMOB)        NA                                             NA             NA
      136       Gateway Computer Store - Henrietta              NA                                             NA             NA
      139       Bear Creek Square Shopping Center               Long Lost Friends                                 1,920    5/31/2001

(1) The rating set forth next to the name of each tenant, as reported by the related Mortgagors, is the rating reported by Moody's or S&P (in that order) as listed by Bloomberg L.P. for the tenant, if not available, the senior unsecured debt thereof, or, will be the rating most recently reported by Moody's or S&P (in that order) for an affiliate of the tenant, if not available, the senior unsecured debt of such affiliate, or, if not available, the subordinated debt of such affiliate. To the extent su or any other arrangement to support the tenant, satisfy its obligation under the lease or otherwise assist the tenant in performing its obligations under the lease.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on: 1) the terms of the Mortgage Loan; 2) the Appraised Values of the Mortgaged Properties; or 3) the square footage of the Mortgaged Properties.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D
                                 F/X SCHEDULES


                                    LOAN NUMBER 62:                                  LOAN NUMBER 72:
                                QUALITY SUITES - WINDSOR                         C-MAC-METALLEK BUILDING
                    ------------------------------------------------ ------------------------------------------------
                          TOTAL          PRINCIPAL       INTEREST          TOTAL          PRINCIPAL       INTEREST
                           US$              US$             US$             US$              US$             US$
    PAYMENT DATE         PAYMENT          PAYMENT         PAYMENT         PAYMENT          PAYMENT         PAYMENT
------------------- ---------------- ---------------- -------------- ---------------- ---------------- --------------
February 1, 2000          37,403.30         8,674.44      28,728.86        27,674.24         1,559.20      26,115.04
March 1, 2000             37,400.76         8,730.39      28,670.36        27,598.98         3,179.51      24,419.47
April 1, 2000             37,398.18         8,786.70      28,611.48        27,672.69         1,592.50      26,080.19
May 1, 2000               37,395.60         8,843.38      28,552.22        27,634.84         2,407.28      25,227.56
June 1, 2000              37,393.00         8,900.41      28,492.58        27,671.38         1,620.60      26,050.78
July 1, 2000              37,390.38         8,957.82      28,432.56        27,633.57         2,434.67      25,198.90
August 1, 2000            37,387.74         9,015.60      28,372.14        27,670.06         1,649.10      26,020.96
September 1, 2000         37,385.09         9,073.75      28,311.34        27,669.52         1,660.68      26,008.84
October 1, 2000           37,382.42         9,132.28      28,250.15        27,631.76         2,473.74      25,158.02
November 1, 2000          37,379.74         9,191.18      28,188.56        27,668.17         1,689.74      25,978.44
December 1, 2000          37,377.03         9,250.46      28,126.57        27,630.45         2,502.05      25,128.40
January 1, 2001           37,374.31         9,310.13      28,064.18        27,666.81         1,719.19      25,947.61
February 1, 2001          37,371.57         9,370.18      28,001.39        27,666.25         1,731.27      25,934.97
March 1, 2001             37,368.82         9,430.62      27,938.20        27,554.34         4,140.70      23,413.64
April 1, 2001             37,366.04         9,491.44      27,874.60        27,664.33         1,772.54      25,891.80
May 1, 2001               37,363.25         9,552.66      27,810.59        27,626.70         2,582.73      25,043.96
June 1, 2001              37,360.44         9,614.28      27,746.16        27,662.91         1,803.14      25,859.77
July 1, 2001              37,357.61         9,676.29      27,681.32        27,625.31         2,612.56      25,012.75
August 1, 2001            37,354.77         9,738.71      27,616.06        27,661.47         1,834.16      25,827.30
September 1, 2001         37,351.90         9,801.52      27,550.38        27,660.87         1,847.05      25,813.82
October 1, 2001           37,349.02         9,864.74      27,484.28        27,623.32         2,655.36      24,967.97
November 1, 2001          37,346.12         9,928.37      27,417.75        27,659.40         1,878.69      25,780.71
December 1, 2001          37,343.19         9,992.40      27,350.79        27,621.90         2,686.19      24,935.71
January 1, 2002           37,340.26        10,056.85      27,283.40        27,657.91         1,910.77      25,747.14
February 1, 2002          37,337.30        10,121.72      27,215.58        27,657.28         1,924.19      25,733.09
March 1, 2002             37,334.32        10,187.00      27,147.31        27,546.18         4,316.17      23,230.02
April 1, 2002             37,331.32        10,252.71      27,078.61        27,655.25         1,968.04      25,687.21
May 1, 2002               37,328.31        10,318.84      27,009.47        27,617.85         2,773.27      24,844.58
June 1, 2002              37,325.27        10,385.40      26,939.87        27,653.70         2,001.36      25,652.35
July 1, 2002              37,322.22        10,452.39      26,869.83        27,616.34         2,805.73      24,810.61
August 1, 2002            37,319.14        10,519.80      26,799.34        27,652.13         2,035.13      25,617.00
September 1, 2002         37,316.05        10,587.65      26,728.39        27,651.46         2,049.43      25,602.03
October 1, 2002           37,312.93        10,655.95      26,656.99        27,614.16         2,852.58      24,761.58
November 1, 2002          37,309.80        10,724.68      26,585.12        27,649.87         2,083.88      25,565.99
December 1, 2002          37,306.64        10,793.85      26,512.79        27,612.61         2,886.16      24,726.45
January 1, 2003           37,303.47        10,863.47      26,440.00        27,648.24         2,118.80      25,529.44
February 1, 2003          37,300.27        10,933.54      26,366.73        27,647.55         2,133.69      25,513.87
March 1, 2003             37,297.06        11,004.06      26,293.00        27,537.34         4,506.73      23,030.61
April 1, 2003             37,293.82        11,075.04      26,218.78        27,645.39         2,180.35      25,465.04
May 1, 2003               37,290.56        11,146.47      26,144.09        27,608.24         2,980.17      24,628.07
June 1, 2003              37,287.28        11,218.37      26,068.92        27,643.70         2,216.61      25,427.09
July 1, 2003              37,283.98        11,290.73      25,993.26        27,606.60         3,015.51      24,591.09
August 1, 2003            37,280.66        11,363.55      25,917.11        27,642.00         2,253.38      25,388.62
September 1, 2003         37,277.32        11,436.85      25,840.47        27,641.26         2,269.21      25,372.05
October 1, 2003           37,273.95        11,510.61      25,763.34        27,604.22         3,066.77      24,537.45
November 1, 2003          37,270.57        11,584.85      25,685.71        27,639.52         2,306.71      25,332.82
December 1, 2003          37,267.16        11,659.58      25,607.58        27,602.52         3,103.31      24,499.21
January 1, 2004           37,263.73        11,734.78      25,528.95        27,637.75         2,344.72      25,293.04
February 1, 2004          37,260.28        11,810.47      25,449.81        27,636.99         2,361.19      25,275.80
March 1, 2004             37,256.81        11,886.65      25,370.15        27,563.89         3,935.03      23,628.86
April 1, 2004             37,253.30        11,963.32      25,289.99        27,634.94         2,405.44      25,229.50
May 1, 2004               37,249.79        12,040.48      25,209.31        27,598.05         3,199.53      24,398.53
June 1, 2004              37,246.25        12,118.14      25,128.10        27,633.11         2,444.82      25,188.29
July 1, 2004              37,242.68        12,196.31      25,046.38        27,596.27         3,237.91      24,358.36
August 1, 2004            37,239.09        12,274.97      24,964.12        27,631.25         2,484.75      25,146.50
September 1, 2004         37,235.48        12,354.14      24,881.34        27,630.44         2,502.21      25,128.23
October 1, 2004           37,231.85        12,433.83      24,798.02        27,593.67         3,293.84      24,299.84
November 1, 2004          37,228.19        12,514.03      24,714.16        27,628.55         2,542.94      25,085.61
December 1, 2004          37,224.51        12,594.74      24,629.77        27,591.83         3,333.53      24,258.30
January 1, 2005           37,220.81        12,675.98      24,544.83        27,626.63         2,584.23      25,042.40
February 1, 2005          37,217.07        12,757.74      24,459.34        27,625.79         2,602.39      25,023.40
March 1, 2005             37,213.32        12,840.03      24,373.30        27,517.53         4,933.04      22,584.50
April 1, 2005             37,209.54        12,922.84      24,286.70        27,623.33         2,655.34      24,967.99
May 1, 2005               37,205.75        13,006.20      24,199.55        27,586.74         3,443.06      24,143.68
June 1, 2005              37,201.92        13,090.09      24,111.83        27,621.33         2,698.18      24,923.15
July 1, 2005           3,586,146.48     3,562,122.93      24,023.55        27,584.80         3,484.82      24,099.98
August 1, 2005                 0.00             0.00           0.00        27,619.32         2,741.63      24,877.69
September 1, 2005              0.00             0.00           0.00        27,618.42         2,760.89      24,857.53
October 1, 2005                0.00             0.00           0.00        27,581.96         3,545.94      24,036.02
November 1, 2005               0.00             0.00           0.00        27,616.37         2,805.21      24,811.15
December 1, 2005               0.00             0.00           0.00        27,579.96         3,589.13      23,990.83
January 1, 2006                0.00             0.00           0.00        27,614.28         2,850.14      24,764.13
February 1, 2006               0.00             0.00           0.00        27,613.35         2,870.17      24,743.18
March 1, 2006                  0.00             0.00           0.00        27,506.22         5,176.61      22,329.61
April 1, 2006                  0.00             0.00           0.00        27,610.72         2,926.71      24,684.01
May 1, 2006                    0.00             0.00           0.00        27,574.46         3,707.53      23,866.92
June 1, 2006                   0.00             0.00           0.00        27,608.56         2,973.33      24,635.23
July 1, 2006                   0.00             0.00           0.00        27,572.35         3,752.96      23,819.39
August 1, 2006                 0.00             0.00           0.00        27,606.36         3,020.59      24,585.77
September 1, 2006              0.00             0.00           0.00     3,365,168.16     3,340,604.60      24,563.56



                                    LOAN NUMBER 79:                                  LOAN NUMBER 97:
                                   OSHAWA HOLIDAY INN                           COMFORT INN - BOUCHERVILLE
                    ------------------------------------------------ ------------------------------------------------
                          TOTAL          PRINCIPAL       INTEREST          TOTAL          PRINCIPAL       INTEREST
                           US$              US$             US$             US$              US$             US$
    PAYMENT DATE         PAYMENT          PAYMENT         PAYMENT         PAYMENT          PAYMENT         PAYMENT
------------------- ---------------- ---------------- -------------- ---------------- ---------------- --------------
February 1, 2000          28,135.70         4,347.86      23,787.84        20,558.31         4,579.82      15,978.49
March 1, 2000             28,134.52         4,376.84      23,757.68        20,557.27         4,610.09      15,947.18
April 1, 2000             28,133.34         4,406.02      23,727.32        20,556.22         4,640.56      15,915.67
May 1, 2000               28,132.15         4,435.39      23,696.76        20,555.17         4,671.22      15,883.95
June 1, 2000              28,130.96         4,464.96      23,665.99        20,554.10         4,702.09      15,852.01
July 1, 2000              28,129.75         4,494.73      23,635.02        20,553.04         4,733.17      15,819.87
August 1, 2000            28,128.53         4,524.69      23,603.84        20,551.96         4,764.44      15,787.52
September 1, 2000         28,127.32         4,554.86      23,572.46        20,550.87         4,795.93      15,754.95
October 1, 2000           28,126.08         4,585.22      23,540.86        20,549.78         4,827.62      15,722.16
November 1, 2000          28,124.84         4,615.79      23,509.06        20,548.69         4,859.53      15,689.16
December 1, 2000          28,123.60         4,646.56      23,477.04        20,547.58         4,891.63      15,655.94
January 1, 2001           28,122.34         4,677.54      23,444.81        20,546.46         4,923.96      15,622.51
February 1, 2001          28,121.08         4,708.73      23,412.36        20,545.35         4,956.50      15,588.85
March 1, 2001             28,119.81         4,740.12      23,379.70        20,544.22         4,989.25      15,554.96
April 1, 2001             28,118.53         4,771.72      23,346.82        20,543.08         5,022.22      15,520.86
May 1, 2001               28,117.24         4,803.53      23,313.72        20,541.94         5,055.42      15,486.53
June 1, 2001              28,115.95         4,835.55      23,280.40        20,540.79         5,088.82      15,451.97
July 1, 2001              28,114.64         4,867.79      23,246.85        20,539.64         5,122.45      15,417.18
August 1, 2001            28,113.32         4,900.24      23,213.09        20,538.47         5,156.31      15,382.17
September 1, 2001         28,112.00         4,932.91      23,179.09        20,537.30         5,190.38      15,346.92
October 1, 2001           28,110.67         4,965.80      23,144.88        20,536.12         5,224.68      15,311.44
November 1, 2001          28,109.33         4,998.90      23,110.43        20,534.92         5,259.20      15,275.72
December 1, 2001          28,107.98         5,032.22      23,075.76        20,533.73         5,293.96      15,239.77
January 1, 2002           28,106.62         5,065.78      23,040.85        20,532.53         5,328.94      15,203.58
February 1, 2002          28,105.25         5,099.55      23,005.71        20,531.31         5,364.16      15,167.16
March 1, 2002             28,103.88         5,133.55      22,970.33        20,530.09         5,399.61      15,130.49
April 1, 2002             28,102.49         5,167.77      22,934.73        20,528.87         5,435.29      15,093.58
May 1, 2002               28,101.09         5,202.22      22,898.88        20,527.63         5,471.21      15,056.42
June 1, 2002              28,099.69         5,236.90      22,862.79        20,526.38         5,507.36      15,019.02
July 1, 2002              28,098.28         5,271.81      22,826.47        20,525.13         5,543.76      14,981.37
August 1, 2002            28,096.85         5,306.96      22,789.90        20,523.87         5,580.39      14,943.48
September 1, 2002         28,095.42         5,342.34      22,753.08        20,522.60         5,617.27      14,905.33
October 1, 2002           28,093.98         5,377.95      22,716.03        20,521.32         5,654.39      14,866.93
November 1, 2002          28,092.52         5,413.80      22,678.72        20,520.04         5,691.76      14,828.28
December 1, 2002          28,091.07         5,449.90      22,641.17        20,518.74         5,729.37      14,789.37
January 1, 2003           28,089.59         5,486.23      22,603.36        20,517.43         5,767.23      14,750.21
February 1, 2003          28,088.11         5,522.81      22,565.31        20,516.13         5,805.34      14,710.78
March 1, 2003             28,086.62         5,559.63      22,527.00        20,514.80         5,843.70      14,671.10
April 1, 2003             28,085.12         5,596.69      22,488.43        20,513.47         5,882.32      14,631.15
May 1, 2003               28,083.61         5,634.00      22,449.61        20,512.14         5,921.19      14,590.94
June 1, 2003              28,082.09         5,671.56      22,410.53        20,510.79         5,960.33      14,550.47
July 1, 2003              28,080.56         5,709.37      22,371.19        20,509.43         5,999.71      14,509.72
August 1, 2003            28,079.01         5,747.43      22,331.58        20,508.07         6,039.36      14,468.71
September 1, 2003         28,077.46         5,785.75      22,291.71        20,506.69         6,079.27      14,427.43
October 1, 2003           28,075.90         5,824.32      22,251.58        20,505.31         6,119.44      14,385.87
November 1, 2003          28,074.33         5,863.15      22,211.18        20,503.92         6,159.88      14,344.04
December 1, 2003          28,072.75         5,902.24      22,170.51        20,502.52         6,200.59      14,301.93
January 1, 2004           28,071.15         5,941.59      22,129.57        20,501.11         6,241.57      14,259.54
February 1, 2004          28,069.55         5,981.19      22,088.35        20,499.69         6,282.81      14,216.88
March 1, 2004             28,067.93         6,021.07      22,046.86        20,498.26         6,324.33      14,173.93
April 1, 2004             28,066.31         6,061.21      22,005.10        20,496.82         6,366.12      14,130.70
May 1, 2004               28,064.67         6,101.62      21,963.05        20,495.37         6,408.19      14,087.18
June 1, 2004              28,063.02         6,142.30      21,920.73        20,493.92         6,450.54      14,043.37
July 1, 2004              28,061.37         6,183.25      21,878.12        20,492.44         6,493.17      13,999.28
August 1, 2004            28,059.70         6,224.47      21,835.23        20,490.97         6,536.07      13,954.89
September 1, 2004         28,058.02         6,265.97      21,792.05        20,489.48         6,579.27      13,910.21
October 1, 2004           28,056.32         6,307.74      21,748.59        20,487.98         6,622.75      13,865.24
November 1, 2004          28,054.62         6,349.79      21,704.83        20,486.48         6,666.52      13,819.97
December 1, 2004          28,052.91         6,392.12      21,660.79        20,484.96         6,710.57      13,774.39
January 1, 2005        3,137,874.79     3,116,258.35      21,616.45        20,483.44         6,754.92      13,728.52
February 1, 2005               0.00             0.00           0.00        20,481.90         6,799.55      13,682.35
March 1, 2005                  0.00             0.00           0.00        20,480.35         6,844.49      13,635.87
April 1, 2005                  0.00             0.00           0.00        20,478.79         6,889.72      13,589.08
May 1, 2005                    0.00             0.00           0.00        20,477.23         6,935.25      13,541.98
June 1, 2005                   0.00             0.00           0.00        20,475.65         6,981.08      13,494.57
July 1, 2005                   0.00             0.00           0.00        20,474.06         7,027.21      13,446.85
August 1, 2005                 0.00             0.00           0.00        20,472.46         7,073.65      13,398.81
September 1, 2005              0.00             0.00           0.00     1,966,361.89     1,953,011.43      13,350.46
October 1, 2005                0.00             0.00           0.00             0.00             0.00           0.00
November 1, 2005               0.00             0.00           0.00             0.00             0.00           0.00
December 1, 2005               0.00             0.00           0.00             0.00             0.00           0.00
January 1, 2006                0.00             0.00           0.00             0.00             0.00           0.00
February 1, 2006               0.00             0.00           0.00             0.00             0.00           0.00
March 1, 2006                  0.00             0.00           0.00             0.00             0.00           0.00
April 1, 2006                  0.00             0.00           0.00             0.00             0.00           0.00
May 1, 2006                    0.00             0.00           0.00             0.00             0.00           0.00
June 1, 2006                   0.00             0.00           0.00             0.00             0.00           0.00
July 1, 2006                   0.00             0.00           0.00             0.00             0.00           0.00
August 1, 2006                 0.00             0.00           0.00             0.00             0.00           0.00
September 1, 2006              0.00             0.00           0.00             0.00             0.00           0.00



                                    LOAN NUMBER 101:
                             COMFORT INN - SAULT STE. MARIE
                    ------------------------------------------------
                          TOTAL          PRINCIPAL       INTEREST
                           US$              US$             US$
    PAYMENT DATE         PAYMENT          PAYMENT         PAYMENT
------------------- ---------------- ---------------- --------------
February 1, 2000          17,575.91         3,915.43      13,660.48
March 1, 2000             17,575.03         3,941.31      13,633.72
April 1, 2000             17,574.13         3,967.36      13,606.77
May 1, 2000               17,573.23         3,993.57      13,579.65
June 1, 2000              17,572.31         4,019.96      13,552.36
July 1, 2000              17,571.40         4,046.53      13,524.88
August 1, 2000            17,570.48         4,073.27      13,497.21
September 1, 2000         17,569.55         4,100.18      13,469.37
October 1, 2000           17,568.62         4,127.28      13,441.34
November 1, 2000          17,567.68         4,154.56      13,413.13
December 1, 2000          17,566.74         4,182.01      13,384.73
January 1, 2001           17,565.79         4,209.65      13,356.14
February 1, 2001          17,564.83         4,237.46      13,327.36
March 1, 2001             17,563.86         4,265.46      13,298.40
April 1, 2001             17,562.89         4,293.65      13,269.24
May 1, 2001               17,561.92         4,322.03      13,239.89
June 1, 2001              17,560.93         4,350.59      13,210.34
July 1, 2001              17,559.95         4,379.34      13,180.60
August 1, 2001            17,558.95         4,408.28      13,150.67
September 1, 2001         17,557.94         4,437.41      13,120.53
October 1, 2001           17,556.94         4,466.74      13,090.20
November 1, 2001          17,555.92         4,496.25      13,059.67
December 1, 2001          17,554.90         4,525.97      13,028.93
January 1, 2002           17,553.87         4,555.88      12,997.99
February 1, 2002          17,552.83         4,585.98      12,966.85
March 1, 2002             17,551.78         4,616.28      12,935.50
April 1, 2002             17,550.74         4,646.79      12,903.94
May 1, 2002               17,549.68         4,677.50      12,872.18
June 1, 2002              17,548.62         4,708.41      12,840.20
July 1, 2002              17,547.54         4,739.53      12,808.02
August 1, 2002            17,546.47         4,770.85      12,775.62
September 1, 2002         17,545.38         4,802.37      12,743.01
October 1, 2002           17,544.29         4,834.11      12,710.18
November 1, 2002          17,543.19         4,866.05      12,677.13
December 1, 2002          17,542.08         4,898.21      12,643.87
January 1, 2003           17,540.97         4,930.58      12,610.39
February 1, 2003          17,539.85         4,963.17      12,576.68
March 1, 2003             17,538.71         4,995.96      12,542.76
April 1, 2003             17,537.58         5,028.98      12,508.60
May 1, 2003               17,536.44         5,062.21      12,474.23
June 1, 2003              17,535.28         5,095.66      12,439.62
July 1, 2003              17,534.12         5,129.34      12,404.79
August 1, 2003            17,532.96         5,163.23      12,369.73
September 1, 2003         17,531.79         5,197.36      12,334.43
October 1, 2003           17,530.60         5,231.70      12,298.90
November 1, 2003          17,529.41         5,266.27      12,263.14
December 1, 2003          17,528.21         5,301.07      12,227.14
January 1, 2004           17,527.00         5,336.10      12,190.90
February 1, 2004          17,525.80         5,371.37      12,154.43
March 1, 2004             17,524.57         5,406.86      12,117.71
April 1, 2004             17,523.34         5,442.60      12,080.75
May 1, 2004               17,522.11         5,478.56      12,043.54
June 1, 2004              17,520.86         5,514.77      12,006.09
July 1, 2004              17,519.60         5,551.21      11,968.39
August 1, 2004            17,518.34         5,587.89      11,930.45
September 1, 2004         17,517.07         5,624.82      11,892.25
October 1, 2004           17,515.79         5,661.99      11,853.80
November 1, 2004          17,514.50         5,699.40      11,815.09
December 1, 2004          17,513.21         5,737.07      11,776.13
January 1, 2005           17,511.90         5,774.98      11,736.92
February 1, 2005          17,510.59         5,813.15      11,697.44
March 1, 2005             17,509.26         5,851.56      11,657.70
April 1, 2005             17,507.93         5,890.23      11,617.70
May 1, 2005               17,506.59         5,929.15      11,577.44
June 1, 2005              17,505.24         5,968.33      11,536.91
July 1, 2005              17,503.88         6,007.78      11,496.11
August 1, 2005            17,502.52         6,047.48      11,455.04
September 1, 2005      1,681,100.47     1,669,686.77      11,413.70
October 1, 2005                0.00             0.00           0.00
November 1, 2005               0.00             0.00           0.00
December 1, 2005               0.00             0.00           0.00
January 1, 2006                0.00             0.00           0.00
February 1, 2006               0.00             0.00           0.00
March 1, 2006                  0.00             0.00           0.00
April 1, 2006                  0.00             0.00           0.00
May 1, 2006                    0.00             0.00           0.00
June 1, 2006                   0.00             0.00           0.00
July 1, 2006                   0.00             0.00           0.00
August 1, 2006                 0.00             0.00           0.00
September 1, 2006              0.00             0.00           0.00

                                    ANNEX D
                                 F/X SCHEDULES


                                    LOAN NUMBER 106:                                 LOAN NUMBER 117:
                               COMFORT INN - THUNDER BAY                         COMFORT INN - SASKATOON
                    ------------------------------------------------ ------------------------------------------------
                          TOTAL          PRINCIPAL       INTEREST          TOTAL          PRINCIPAL       INTEREST
                           US$              US$             US$             US$              US$             US$
PAYMENT DATE             PAYMENT          PAYMENT         PAYMENT         PAYMENT          PAYMENT         PAYMENT
------------------- ---------------- ---------------- -------------- ---------------- ---------------- --------------
February 1, 2000          16,620.38         3,702.56      12,917.82        14,101.27         3,141.38      10,959.89
March 1, 2000             16,619.54         3,727.03      12,892.51        14,100.55         3,162.14      10,938.42
April 1, 2000             16,618.69         3,751.66      12,867.03        14,099.83         3,183.03      10,916.80
May 1, 2000               16,617.84         3,776.45      12,841.39        14,099.11         3,204.06      10,895.04
June 1, 2000              16,616.98         3,801.41      12,815.57        14,098.38         3,225.23      10,873.14
July 1, 2000              16,616.12         3,826.54      12,789.59        14,097.64         3,246.55      10,851.10
August 1, 2000            16,615.25         3,851.82      12,763.43        14,096.91         3,268.01      10,828.90
September 1, 2000         16,614.37         3,877.27      12,737.10        14,096.16         3,289.60      10,806.56
October 1, 2000           16,613.49         3,902.89      12,710.59        14,095.42         3,311.34      10,784.08
November 1, 2000          16,612.60         3,928.68      12,683.91        14,094.66         3,333.22      10,761.44
December 1, 2000          16,611.71         3,954.65      12,657.06        14,093.90         3,355.25      10,738.65
January 1, 2001           16,610.81         3,980.79      12,630.03        14,093.14         3,377.42      10,715.72
February 1, 2001          16,609.90         4,007.09      12,602.81        14,092.37         3,399.74      10,692.63
March 1, 2001             16,608.99         4,033.57      12,575.42        14,091.60         3,422.21      10,669.39
April 1, 2001             16,608.07         4,060.22      12,547.85        14,090.82         3,444.82      10,646.00
May 1, 2001               16,607.15         4,087.06      12,520.09        14,090.04         3,467.59      10,622.45
June 1, 2001              16,606.22         4,114.07      12,492.16        14,089.25         3,490.50      10,598.75
July 1, 2001              16,605.29         4,141.25      12,464.03        14,088.45         3,513.57      10,574.88
August 1, 2001            16,604.34         4,168.62      12,435.72        14,087.65         3,536.79      10,550.87
September 1, 2001         16,603.40         4,196.17      12,407.23        14,086.85         3,560.16      10,526.69
October 1, 2001           16,602.44         4,223.90      12,378.54        14,086.04         3,583.69      10,502.35
November 1, 2001          16,601.48         4,251.81      12,349.67        14,085.23         3,607.37      10,477.86
December 1, 2001          16,600.51         4,279.91      12,320.60        14,084.40         3,631.21      10,453.20
January 1, 2002           16,599.54         4,308.19      12,291.35        14,083.57         3,655.20      10,428.37
February 1, 2002          16,598.56         4,336.66      12,261.90        14,082.74         3,679.36      10,403.39
March 1, 2002             16,597.57         4,365.32      12,232.25        14,081.91         3,703.67      10,378.24
April 1, 2002             16,596.57         4,394.16      12,202.41        14,081.07         3,728.15      10,352.92
May 1, 2002               16,595.57         4,423.20      12,172.37        14,080.22         3,752.79      10,327.43
June 1, 2002              16,594.57         4,452.43      12,142.14        14,079.37         3,777.59      10,301.78
July 1, 2002              16,593.56         4,481.86      12,111.70        14,078.51         3,802.55      10,275.96
August 1, 2002            16,592.54         4,511.47      12,081.06        14,077.64         3,827.67      10,249.96
September 1, 2002         16,591.51         4,541.29      12,050.23        14,076.77         3,852.97      10,223.80
October 1, 2002           16,590.48         4,571.29      12,019.18        14,075.89         3,878.43      10,197.46
November 1, 2002          16,589.44         4,601.51      11,987.93        14,075.01         3,904.06      10,170.95
December 1, 2002          16,588.39         4,631.91      11,956.48        14,074.12         3,929.86      10,144.26
January 1, 2003           16,587.34         4,662.52      11,924.82        14,073.23         3,955.83      10,117.40
February 1, 2003          16,586.28         4,693.34      11,892.94        14,072.33         3,981.97      10,090.35
March 1, 2003             16,585.21         4,724.35      11,860.86        14,071.42         4,008.28      10,063.13
April 1, 2003             16,584.14         4,755.57      11,828.57        14,070.51         4,034.77      10,035.73
May 1, 2003               16,583.05         4,787.00      11,796.06        14,069.59         4,061.44      10,008.15
June 1, 2003              16,581.96         4,818.63      11,763.33        14,068.67         4,088.28       9,980.39
July 1, 2003              16,580.87         4,850.47      11,730.39        14,067.74         4,115.29       9,952.44
August 1, 2003            16,579.77         4,882.53      11,697.24        14,066.80         4,142.49       9,924.31
September 1, 2003         16,578.65         4,914.79      11,663.86        14,065.86         4,169.86       9,895.99
October 1, 2003           16,577.54         4,947.27      11,630.26        14,064.91         4,197.42       9,867.49
November 1, 2003          16,576.41         4,979.97      11,596.45        14,063.96         4,225.16       9,838.80
December 1, 2003          16,575.28         5,012.87      11,562.40        14,062.99         4,253.08       9,809.91
January 1, 2004           16,574.14         5,046.00      11,528.14        14,062.03         4,281.19       9,780.84
February 1, 2004          16,572.99         5,079.35      11,493.64        14,061.05         4,309.48       9,751.58
March 1, 2004             16,571.84         5,112.92      11,458.92        14,060.07         4,337.95       9,722.12
April 1, 2004             16,570.67         5,146.70      11,423.97        14,059.09         4,366.62       9,692.46
May 1, 2004               16,569.50         5,180.71      11,388.79        14,058.09         4,395.48       9,662.61
June 1, 2004              16,568.32         5,214.95      11,353.37        14,057.09         4,424.52       9,632.57
July 1, 2004              16,567.14         5,249.41      11,317.73        14,056.08         4,453.76       9,602.32
August 1, 2004            16,565.94         5,284.10      11,281.84        14,055.07         4,483.19       9,571.88
September 1, 2004         16,564.74         5,319.02      11,245.72        14,054.05         4,512.82       9,541.23
October 1, 2004           16,563.53         5,354.17      11,209.36        14,053.03         4,542.64       9,510.38
November 1, 2004          16,562.31         5,389.55      11,172.76        14,051.99         4,572.66       9,479.33
December 1, 2004          16,561.08         5,425.17      11,135.92        14,050.95         4,602.88       9,448.07
January 1, 2005           16,559.85         5,461.02      11,098.83        14,049.91         4,633.30       9,416.61
February 1, 2005          16,558.61         5,497.11      11,061.50        14,048.85         4,663.92       9,384.93
March 1, 2005             16,557.35         5,533.43      11,023.92        14,047.79         4,694.74       9,353.05
April 1, 2005             16,556.10         5,570.00      10,986.10        14,046.72         4,725.76       9,320.96
May 1, 2005               16,554.83         5,606.81      10,948.02        14,045.64         4,756.99       9,288.66
June 1, 2005              16,553.55         5,643.86      10,909.70        14,044.56         4,788.43       9,256.14
July 1, 2005              16,552.27         5,681.15      10,871.12        14,043.47         4,820.07       9,223.40
August 1, 2005            16,550.98         5,718.70      10,832.28        14,042.38         4,851.93       9,190.46
September 1, 2005      1,589,706.42     1,578,913.23      10,793.19     1,348,758.13     1,339,600.84       9,157.29
October 1, 2005                0.00             0.00           0.00             0.00             0.00           0.00
November 1, 2005               0.00             0.00           0.00             0.00             0.00           0.00
December 1, 2005               0.00             0.00           0.00             0.00             0.00           0.00
January 1, 2006                0.00             0.00           0.00             0.00             0.00           0.00
February 1, 2006               0.00             0.00           0.00             0.00             0.00           0.00
March 1, 2006                  0.00             0.00           0.00             0.00             0.00           0.00
April 1, 2006                  0.00             0.00           0.00             0.00             0.00           0.00
May 1, 2006                    0.00             0.00           0.00             0.00             0.00           0.00
June 1, 2006                   0.00             0.00           0.00             0.00             0.00           0.00
July 1, 2006                   0.00             0.00           0.00             0.00             0.00           0.00
August 1, 2006                 0.00             0.00           0.00             0.00             0.00           0.00
September 1, 2006              0.00             0.00           0.00             0.00             0.00           0.00



                                                                                                                AN NUMBER
                                                                                                                 LO 137:
                                   LOAN NUMBER 126:                             LOAN NUMBER 134:              COMFORT INN -
                                 COMFORT INN - LONDON                      COMFORT INN - DRUMMONDVILLE         NEW GLASGOW
                    ----------------------------------------------- ----------------------------------------- -------------
                          TOTAL          PRINCIPAL       INTEREST       TOTAL       PRINCIPAL      INTEREST       TOTAL
                           US$              US$            US$           US$           US$           US$           US$
PAYMENT DATE             PAYMENT          PAYMENT        PAYMENT       PAYMENT       PAYMENT       PAYMENT       PAYMENT
------------------- ---------------- ---------------- ------------- ------------- ------------- ------------- -------------
February 1, 2000          12,161.26         2,709.20      9,452.06      9,844.83      2,193.16      7,651.67      8,686.61
March 1, 2000             12,160.64         2,727.10      9,433.54      9,844.33      2,207.65      7,636.68      8,686.17
April 1, 2000             12,160.03         2,745.13      9,414.90      9,843.82      2,222.24      7,621.59      8,685.73
May 1, 2000               12,159.40         2,763.26      9,396.14      9,843.32      2,236.92      7,606.40      8,685.28
June 1, 2000              12,158.77         2,781.53      9,377.25      9,842.81      2,251.71      7,591.11      8,684.83
July 1, 2000              12,158.14         2,799.91      9,358.23      9,842.30      2,266.59      7,575.71      8,684.38
August 1, 2000            12,157.50         2,818.41      9,339.09      9,841.79      2,281.57      7,560.22      8,683.93
September 1, 2000         12,156.86         2,837.03      9,319.83      9,841.27      2,296.64      7,544.62      8,683.47
October 1, 2000           12,156.22         2,855.78      9,300.43      9,840.74      2,311.82      7,528.92      8,683.01
November 1, 2000          12,155.56         2,874.65      9,280.91      9,840.22      2,327.10      7,513.12      8,682.55
December 1, 2000          12,154.91         2,893.65      9,261.26      9,839.69      2,342.47      7,497.21      8,682.08
January 1, 2001           12,154.25         2,912.77      9,241.48      9,839.15      2,357.95      7,481.20      8,681.61
February 1, 2001          12,153.59         2,932.02      9,221.57      9,838.62      2,373.54      7,465.08      8,681.13
March 1, 2001             12,152.92         2,951.40      9,201.53      9,838.08      2,389.22      7,448.86      8,680.66
April 1, 2001             12,152.25         2,970.90      9,181.35      9,837.53      2,405.01      7,432.52      8,680.18
May 1, 2001               12,151.58         2,990.54      9,161.04      9,836.99      2,420.90      7,416.08      8,679.69
June 1, 2001              12,150.89         3,010.29      9,140.60      9,836.44      2,436.90      7,399.53      8,679.20
July 1, 2001              12,150.21         3,030.19      9,120.02      9,835.88      2,453.00      7,382.88      8,678.72
August 1, 2001            12,149.52         3,050.21      9,099.31      9,835.32      2,469.21      7,366.11      8,678.23
September 1, 2001         12,148.82         3,070.37      9,078.46      9,834.76      2,485.53      7,349.23      8,677.73
October 1, 2001           12,148.13         3,090.66      9,057.47      9,834.20      2,501.96      7,332.24      8,677.23
November 1, 2001          12,147.43         3,111.08      9,036.34      9,833.63      2,518.49      7,315.14      8,676.73
December 1, 2001          12,146.72         3,131.64      9,015.08      9,833.06      2,535.14      7,297.92      8,676.22
January 1, 2002           12,146.01         3,152.34      8,993.67      9,832.48      2,551.89      7,280.59      8,675.72
February 1, 2002          12,145.29         3,173.17      8,972.12      9,831.90      2,568.75      7,263.14      8,675.20
March 1, 2002             12,144.56         3,194.14      8,950.43      9,831.31      2,585.73      7,245.59      8,674.69
April 1, 2002             12,143.84         3,215.25      8,928.59      9,830.72      2,602.81      7,227.91      8,674.16
May 1, 2002               12,143.11         3,236.49      8,906.61      9,830.13      2,620.01      7,210.12      8,673.64
June 1, 2002              12,142.38         3,257.88      8,884.49      9,829.54      2,637.33      7,192.21      8,673.12
July 1, 2002              12,141.63         3,279.41      8,862.22      9,828.94      2,654.76      7,174.18      8,672.59
August 1, 2002            12,140.89         3,301.08      8,839.80      9,828.33      2,672.30      7,156.03      8,672.06
September 1, 2002         12,140.13         3,322.89      8,817.24      9,827.72      2,689.96      7,137.76      8,671.52
October 1, 2002           12,139.38         3,344.85      8,794.52      9,827.11      2,707.74      7,119.38      8,670.98
November 1, 2002          12,138.62         3,366.96      8,771.66      9,826.49      2,725.63      7,100.87      8,670.43
December 1, 2002          12,137.85         3,389.21      8,748.64      9,825.88      2,743.64      7,082.23      8,669.89
January 1, 2003           12,137.08         3,411.61      8,725.47      9,825.26      2,761.78      7,063.48      8,669.34
February 1, 2003          12,136.30         3,434.15      8,702.15      9,824.62      2,780.02      7,044.60      8,668.79
March 1, 2003             12,135.52         3,456.85      8,678.68      9,823.99      2,798.39      7,025.60      8,668.23
April 1, 2003             12,134.73         3,479.69      8,655.05      9,823.36      2,816.89      7,006.47      8,667.66
May 1, 2003               12,133.94         3,502.68      8,631.26      9,822.72      2,835.51      6,987.21      8,667.10
June 1, 2003              12,133.15         3,525.83      8,607.32      9,822.07      2,854.24      6,967.83      8,666.53
July 1, 2003              12,132.35         3,549.13      8,583.21      9,821.42      2,873.11      6,948.32      8,665.96
August 1, 2003            12,131.54         3,572.58      8,558.95      9,820.77      2,892.09      6,928.68      8,665.38
September 1, 2003         12,130.73         3,596.20      8,534.53      9,820.11      2,911.20      6,908.91      8,664.80
October 1, 2003           12,129.91         3,619.96      8,509.95      9,819.45      2,930.44      6,889.01      8,664.22
November 1, 2003          12,129.08         3,643.88      8,485.20      9,818.78      2,949.80      6,868.98      8,663.63
December 1, 2003          12,128.25         3,667.96      8,460.29      9,818.11      2,969.29      6,848.81      8,663.03
January 1, 2004           12,127.42         3,692.20      8,435.22      9,817.44      2,988.92      6,828.51      8,662.44
February 1, 2004          12,126.58         3,716.60      8,409.98      9,816.75      3,008.67      6,808.08      8,661.84
March 1, 2004             12,125.73         3,741.16      8,384.57      9,816.07      3,028.56      6,787.51      8,661.23
April 1, 2004             12,124.89         3,765.88      8,359.00      9,815.38      3,048.57      6,766.81      8,660.63
May 1, 2004               12,124.02         3,790.77      8,333.26      9,814.68      3,068.71      6,745.97      8,660.02
June 1, 2004              12,123.16         3,815.82      8,307.34      9,813.98      3,088.99      6,725.00      8,659.40
July 1, 2004              12,122.30         3,841.04      8,281.26      9,813.28      3,109.40      6,703.88      8,658.78
August 1, 2004            12,121.42         3,866.42      8,255.00      9,812.58      3,129.95      6,682.62      8,658.16
September 1, 2004         12,120.54         3,891.97      8,228.57      9,811.87      3,150.64      6,661.23      8,657.53
October 1, 2004           12,119.66         3,917.69      8,201.97      9,811.15      3,171.46      6,639.69      8,656.90
November 1, 2004          12,118.77         3,943.58      8,175.19      9,810.42      3,192.41      6,618.01      8,656.26
December 1, 2004          12,117.87         3,969.64      8,148.23      9,809.70      3,213.51      6,596.19      8,655.62
January 1, 2005           12,116.97         3,995.87      8,121.09      9,808.97      3,234.75      6,574.22      8,654.97
February 1, 2005          12,116.06         4,022.28      8,093.78      9,808.23      3,256.12      6,552.11      8,654.32
March 1, 2005             12,115.14         4,048.85      8,066.28      9,807.49      3,277.64      6,529.85      8,653.67
April 1, 2005             12,114.22         4,075.61      8,038.61      9,806.75      3,299.30      6,507.45      8,653.01
May 1, 2005               12,113.30         4,102.55      8,010.75      9,806.00      3,321.11      6,484.89      8,652.35
June 1, 2005              12,112.36         4,129.66      7,982.70      9,805.24      3,343.05      6,462.19      8,651.68
July 1, 2005              12,111.42         4,156.95      7,954.47      9,804.48      3,365.15      6,439.34      8,651.01
August 1, 2005            12,110.48         4,184.42      7,926.06      9,803.72      3,387.38      6,416.33      8,650.33
September 1, 2005      1,163,199.51     1,155,302.06      7,897.45    941,638.02    935,244.84      6,393.18    830,857.18
October 1, 2005                0.00             0.00          0.00          0.00          0.00          0.00          0.00
November 1, 2005               0.00             0.00          0.00          0.00          0.00          0.00          0.00
December 1, 2005               0.00             0.00          0.00          0.00          0.00          0.00          0.00
January 1, 2006                0.00             0.00          0.00          0.00          0.00          0.00          0.00
February 1, 2006               0.00             0.00          0.00          0.00          0.00          0.00          0.00
March 1, 2006                  0.00             0.00          0.00          0.00          0.00          0.00          0.00
April 1, 2006                  0.00             0.00          0.00          0.00          0.00          0.00          0.00
May 1, 2006                    0.00             0.00          0.00          0.00          0.00          0.00          0.00
June 1, 2006                   0.00             0.00          0.00          0.00          0.00          0.00          0.00
July 1, 2006                   0.00             0.00          0.00          0.00          0.00          0.00          0.00
August 1, 2006                 0.00             0.00          0.00          0.00          0.00          0.00          0.00
September 1, 2006              0.00             0.00          0.00          0.00          0.00          0.00          0.00



                         LOAN NUMBER 137:
                     COMFORT INN - NEW GLASGOW
                    ---------------------------
                      PRINCIPAL      INTEREST
                         US$           US$
PAYMENT DATE           PAYMENT       PAYMENT
------------------- ------------- -------------
February 1, 2000        1,935.14      6,751.47
March 1, 2000           1,947.93      6,738.25
April 1, 2000           1,960.80      6,724.93
May 1, 2000             1,973.76      6,711.53
June 1, 2000            1,986.80      6,698.03
July 1, 2000            1,999.93      6,684.45
August 1, 2000          2,013.15      6,670.78
September 1, 2000       2,026.45      6,657.02
October 1, 2000         2,039.84      6,643.17
November 1, 2000        2,053.32      6,629.22
December 1, 2000        2,066.89      6,615.19
January 1, 2001         2,080.55      6,601.06
February 1, 2001        2,094.30      6,586.84
March 1, 2001           2,108.14      6,572.52
April 1, 2001           2,122.07      6,558.11
May 1, 2001             2,136.09      6,543.60
June 1, 2001            2,150.20      6,529.00
July 1, 2001            2,164.41      6,514.30
August 1, 2001          2,178.72      6,499.51
September 1, 2001       2,193.12      6,484.61
October 1, 2001         2,207.61      6,469.62
November 1, 2001        2,222.20      6,454.53
December 1, 2001        2,236.88      6,439.34
January 1, 2002         2,251.67      6,424.05
February 1, 2002        2,266.54      6,408.66
March 1, 2002           2,281.53      6,393.16
April 1, 2002           2,296.60      6,377.57
May 1, 2002             2,311.78      6,361.87
June 1, 2002            2,327.05      6,346.07
July 1, 2002            2,342.43      6,330.16
August 1, 2002          2,357.91      6,314.15
September 1, 2002       2,373.49      6,298.03
October 1, 2002         2,389.18      6,281.80
November 1, 2002        2,404.96      6,265.47
December 1, 2002        2,420.86      6,249.03
January 1, 2003         2,436.85      6,232.48
February 1, 2003        2,452.96      6,215.82
March 1, 2003           2,469.17      6,199.06
April 1, 2003           2,485.48      6,182.18
May 1, 2003             2,501.91      6,165.19
June 1, 2003            2,518.45      6,148.08
July 1, 2003            2,535.09      6,130.87
August 1, 2003          2,551.84      6,113.54
September 1, 2003       2,568.71      6,096.10
October 1, 2003         2,585.68      6,078.54
November 1, 2003        2,602.77      6,060.86
December 1, 2003        2,619.97      6,043.07
January 1, 2004         2,637.28      6,025.16
February 1, 2004        2,654.71      6,007.13
March 1, 2004           2,672.25      5,988.98
April 1, 2004           2,689.91      5,970.72
May 1, 2004             2,707.69      5,952.33
June 1, 2004            2,725.58      5,933.82
July 1, 2004            2,743.59      5,915.19
August 1, 2004          2,761.72      5,896.43
September 1, 2004       2,779.97      5,877.55
October 1, 2004         2,798.35      5,858.55
November 1, 2004        2,816.83      5,839.42
December 1, 2004        2,835.45      5,820.17
January 1, 2005         2,854.19      5,800.78
February 1, 2005        2,873.05      5,781.27
March 1, 2005           2,892.03      5,761.63
April 1, 2005           2,911.15      5,741.86
May 1, 2005             2,930.39      5,721.96
June 1, 2005            2,949.75      5,701.93
July 1, 2005            2,969.24      5,681.77
August 1, 2005          2,988.86      5,661.47
September 1, 2005     825,216.14      5,641.04
October 1, 2005             0.00          0.00
November 1, 2005            0.00          0.00
December 1, 2005            0.00          0.00
January 1, 2006             0.00          0.00
February 1, 2006            0.00          0.00
March 1, 2006               0.00          0.00
April 1, 2006               0.00          0.00
May 1, 2006                 0.00          0.00
June 1, 2006                0.00          0.00
July 1, 2006                0.00          0.00
August 1, 2006              0.00          0.00
September 1, 2006           0.00          0.00

                                     ANNEX E

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C9

                                  $732,945,000










J.P. MORGAN & CO.                                         ABN AMRO INCORPORATED

     J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 1

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C9

                                  $732,945,000

J.P. MORGAN:


TRADING                      Brian Baker                      (212) 648-1413
                             Andrew Taylor                    (212) 648-1413
                             Thomas Doherty                   (212) 648-1414
                             Theresa Dooley                   (212) 648-0651

RESEARCH                     Patrick Corcoran                 (212) 648-6130
                             Joshua Philips                   (212) 648-6562

BANKING/UNDERWRITING         Clive Bull                       (212) 648-9496
                             Robert Gray                      (212) 648-7276
                             Dennis Schuh                     (212) 648-3060

ABN AMRO

TRADING                      Frank Forelle                    (212) 314-1182
                             Gerald Sneider                   (212) 314-1182

BANKING/UNDERWRITING         Margaret Govern                  (312) 904-8359
                             Maria Fregosi                    (312) 904-8507

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 2

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C9

                                  $732,945,000

                              TRANSACTION OVERVIEW

                                CURRENT                       CERTIFICATES   AVG.     PRINCIPAL
                RATING            SIZE        % OF    CREDIT      TO         LIFE      WINDOW        COUPON            PRICE
    CLASS   (FITCH/MOODY'S)      ($) (1)     TOTAL   SUPPORT  VALUE(%)(2)  (YEARS)(3) (MONTHS)(3) DESCRIPTION PRICE($) TALK ERISA(4)
-----------------------------------------------------------------------------------------------------------------------------------
     A-1       AAA / Aaa      $200,000,000   24.56%   25.75       50.0%       5.47      1 - 108   Fixed/WAC                   Yes

     A-2       AAA / Aaa      404,682,000    49.69     25.75      50.0        9.53    108 - 117   Fixed/WAC                   Yes

      X        AAA / Aaa      814,388,116(5)    NA      NA          NA        5.47(6)        NA    WAC(7)                     Yes

      B         AA / Aa2       36,647,000     4.50     21.25      53.0        9.72    117 - 117   Fixed/WAC                    No

      C          A / A2        38,683,000     4.75     16.25      56.2        9.72    117 - 117   Fixed/WAC                    No

      D         A- / A3        10,179,000     1.25     15.25      57.1        9.72    117 - 117   Fixed/WAC                    No

      E        BBB / Baa2      28,503,000     3.50     11.75      59.4        9.80    117 - 118   Fixed/WAC                    No

      F       BBB- / Baa3      14,251,000     1.75     10.00      60.6        9.81    118 - 118   Fixed/WAC                    No

Private Certificates           81,443,116(8)                                                      Fixed/WAC                    No

    TOTAL                    $814,388,116    100.0%               67.3%       8.75
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to change

(2) The sum of the principal balance of each bond and the bonds senior to it, divided by the aggregate appraised value of the properties collateralizing the mortgage loan pool

(3) Assumes a prepayment rate of 0% CPR, optional redemption is not exercised and a closing date of January 25, 2000

(4) ERISA eligibility is subject to certain limitations described in the prospectus supplement under "Certain ERISA Considerations"

(5)  Notional balance

(6)  Implied average life

(7) The Class X Certificates will receive the net interest on the mortgage loans less the interest paid on the other certificates

(8)  Includes Classes G, H, J, K and NR



                          MORTGAGE POOL CHARACTERISTICS

The mortgage pool consists of 140 fixed rate mortgage loans secured by one or more first liens on fee simple and/or leasehold interests in 164 multifamily, retail, office, hotel and other commercial properties located in 29 states and 4 provinces of Canada. The three largest geographic concentrations are California (17.9%), New York (12.0%) and Illinois (8.4%). The mortgage loans will have an initial pool balance of $814,388,116 and individual principal balances as of the Cut-off Date of at least $798,725 but not more than $49,225,000 with an average principal balance of approximately $5,817,058. The mortgage pool has a weighted average loan-to-value of 68.3% and a weighted average debt service coverage ratio of 1.38x.

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 3

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                                  DEAL SUMMARY

LEAD MANAGER                    J.P. Morgan Securities Inc.

CO-MANAGER                      ABN AMRO Incorporated

PRICING SPEED                   0% CPR

DEPOSITOR                       J.P. Morgan Commercial Mortgage Finance Corp.,
                                an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of J.P. Morgan Securities Inc.
                                ("JPMSI"), an Underwriter

ORIGINATOR                      84.8% of the mortgage loans were originated or
                                purchased by Morgan Guaranty Trust Company of
                                New York ("MGT") and 15.2% were originated or purchased by LaSalle National Bank ("LSNB")

MASTER SERVICER                 ORIX Real Estate Capital Markets, LLC

SPECIAL SERVICER                ORIX Real Estate Capital Markets, LLC

TRUSTEE                         Norwest Bank Minnesota, National Association

BOND ADMINISTRATOR              LaSalle Bank National Association

BOND ADMINISTRATOR WEBSITE      www.lnbabs.com

RATING AGENCIES                 Fitch IBCA, Inc.
                                Moody's Investors Service, Inc.

                     -------------------------------------

LEGAL STATUS                    All offered certificates are public

CUT-OFF DATE                    January 1, 2000

SETTLEMENT DATE                 On or about January 25, 2000

DELIVERY                        DTC, Euroclear and Cedel

RATED FINAL MATURITY DATE       The distribution date in October 2032

MONTHLY DISTRIBUTION DATES      Pays monthly on the 15th day of every month or,
                                if any such 15th day is not a business day, then the next succeeding business day

FIRST PAYMENT DATE              February 15, 2000, 14 day delay

OPTIONAL REDEMPTION             When pool pays down to 1% of original pool
                                balance

DEAL INFORMATION / ANALYTICS    Bloomberg, Conquest, Intex and The Trepp Group

ERISA ELIGIBLE(1)               Classes A1, A2 and X

(1) ERISA eligibility is subject to certain limitations described in the prospectus supplement under "Certain ERISA Considerations"

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 4

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                               STRUCTURAL OVERVIEW


o Interest payments will be pro-rata to the Class A1, A2 and X Certificates and then, after payment of the principal distribution amount, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K and NR Certificates

o The pass-through rate for the Class A1, A2, B, C, D, E, F, G, H, I, J, K and NR Certificates will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. The Class X Certificates will receive the net interest on the mortgage loans less the interest paid on the other certificates

o    All Classes offered will pay interest on a 30/360 basis

o The Class X Certificates will have the same interest payment priority as the Class A1 and A2 Certificates

o Principal payments will be paid sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K and NR Certificates, until each class is retired. The Class X Certificates do not have a class principal balance and are therefore not entitled to any principal distributions

o Losses will be born by the Classes in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A1 and A2 Certificates

o If the principal balance of the mortgage pool is less than or equal to the aggregate bond balance of the Class A1 and A2 Certificates, the principal will be allocated pro-rata to the Class A1 and A2 Certificates

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the interest bearing certificates, according to a specified formula, with any remaining amount paid to the Class X Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:


                          Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
     Prepayment Premium x ----------------------- x -------------------------------------------
                           Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X Certificates

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Generally, when a loan becomes 90 days delinquent, the special servicer obtains a new appraisal. To the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment


                           COLLATERAL CHARACTERISTICS


PRINCIPAL BALANCE                                         $814,388,116
NUMBER OF LOANS                                                    140
NUMBER OF MORTGAGED PROPERTIES                                     164
AVG. PRINCIPAL BALANCE
         PER LOAN                                           $5,817,058
         PER PROPERTY                                       $4,965,781

WA MORTGAGE RATE                                                 8.07%
WA REMAINING TERM                                           112 months
WA REMAINING AMORTIZATION TERM                              327 months
WA UNDERWRITTEN DSCR                                             1.38x
WA CUT-OFF DATE LTV RATIO                                        68.3%
WA SEASONING                                                  5 months

     J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 5

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                           AVERAGE LIFE SENSITIVITIES
                            PREPAYMENT SPEEDS (CPR) 1

                                                  AVERAGE LIFE (YEARS) 2
                      -----------------------------------------------------------------------
Class                  0%              25%              50%              75%             100%
---------------------------------------------------------------------------------------------
A(1)                  5.47             5.40             5.35             5.31            5.16
A(2)                  9.53             9.52             9.50             9.47            9.29
B                     9.72             9.72             9.72             9.67            9.47
C                     9.72             9.72             9.72             9.72            9.47
D                     9.72             9.72             9.72             9.72            9.47
E                     9.80             9.78             9.76             9.72            9.55
F                     9.81             9.81             9.81             9.80            9.56
X(3)                  5.47             5.46             5.46             5.44            5.32

(1) Assumes no prepayment during the lockout and yield maintenance periods and optional redemption is not exercised

(2)  Assumes a closing date of January 25, 2000

(3)  Implied average life

                              PREPAYMENT PROTECTION

       PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF
      THE CUT-OFF DATE THAT HAVE PREPAYMENT LOCKOUTS OR PENALTIES (ASSUMING
                                 NO PREPAYMENTS)

                                    CURRENT   1/01     1/02    1/03    1/04    1/05    1/06    1/07    1/08    1/09    1/10
----------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                    100.0    99.1    99.1    99.1    96.9    97.3    97.2    97.1    96.8    96.5    43.5
Yield Maintenance(1)                    0.0     0.9     0.9     0.9     3.1     1.8     1.8     1.8     2.2     2.3    56.5
     Total Lockout and YM             100.0   100.0   100.0   100.0   100.0    99.1    99.0    99.0    99.0    98.8   100.0
1.00 %                                  0.0     0.0     0.0     0.0     0.0     0.9     1.0     1.0     0.0     0.0     0.0
No Prepayment Premium                   0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     1.0     1.2     0.0
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
----------------------------------------------------------------------------------------------------------------------------
Aggregate Mortgage Balance ($)        814.4   807.0   798.5   789.3   779.3   752.9   679.8   646.5   634.8   590.6    24.7
% of Cut-off Date Balance             100.0    99.1    98.1    96.9    95.7    92.4    83.5    79.4    78.0    72.5     3.0

(1) U.S. Treasury rate; 1% floor

     J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 6

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                          DEAL SUMMARY BY PROPERTY TYPE

------------------------------------------------------------------------------------------------------------------------------------
                                               % OF                      GROSS       REM.     WA       WA          WA          %
                       NO. OF     PRINCIPAL  PRINCIPAL    AVERAGE         WAC        WAM      UW       LTV      OCC. RATE   BALLOON
PROPERTY TYPE        PROPERTIES  BALANCE ($)  BALANCE   BALANCE ($)       (%)      (MONTHS)  DSCR    RATIO (%)     (%)        (1)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY              49     $203,039,876    24.9%    $4,143,671       7.89%      113     1.32x     72.3%      95.93%      98.4%
    Conventional         45      183,242,204    22.5      4,072,049       7.88       113     1.33      72.7       95.54       98.2
    MHC (2)               1      13,985,254      1.7     13,985,254       8.00       114     1.20      71.7       99.90      100.0
    MHP (2)               3       5,812,417      0.7      1,937,472       8.06       117     1.32      62.7       98.87      100.0

RETAIL                   40     $177,630,087    21.8%    $4,440,752       8.08%      116     1.37x     67.9%      93.90%      99.1%
    Anchored             15      102,892,766    12.6      6,859,518       7.98       118     1.36      71.1       95.42       98.5
    Unanchored            3       22,753,296     2.8      7,584,432       8.46       115     1.45      55.8       85.07      100.0
    Factory Outlet       21       46,933,858     5.8      2,234,946       8.09       114     1.36      66.6       94.19      100.0
    Specialty             1        5,050,168     0.6      5,050,168       8.29       115     1.45      68.2      100.00      100.0

OFFICE                   24     $172,888,583    21.2%    $7,203,691       8.18%      100     1.37x     66.0%      95.61%     100.0%
    CBD (2)               6      111,907,572    13.7     18,651,262       8.20        95     1.36      64.4       94.82      100.0
    Suburban             18       60,981,010     7.5      3,387,834       8.16       110     1.38      69.0       97.05      100.0

INDUSTRIAL               21     $143,444,356    17.6%    $6,830,684       7.97%      119     1.31x     69.9%      98.66%      98.8%
    Flex Space           15       79,543,735     9.8      5,302,916       8.12       113     1.32      70.3       99.71      100.0
    Warehouse             6       63,900,621     7.8     10,650,104       7.79       126     1.30      69.4       97.36       97.4

HOTEL                    20     $ 58,780,168     7.2%    $2,939,008       8.32%      106     1.67x     62.0%         NA     100.0%
    Limited Service      16       44,530,876     5.5      2,783,180       8.29       119     1.61      63.1          NA      100.0
    Full Service          4       14,249,292     1.7      3,562,323       8.45        65     1.87      58.4          NA      100.0

MIXED USE                 5     $ 23,522,959     2.9%    $4,704,592       8.11%      117     1.42x     65.5%      97.39%     100.0%
    Multifamily/Hotel     1       13,776,427     1.7     13,776,427       8.12       117     1.33      67.2       97.70      100.0
    Office/Retail         4        9,746,531     1.2      2,436,633       8.09       116     1.54      63.0       96.95      100.0

NURSING HOME              1     $ 13,918,633     1.7    $13,918,633       8.69%      116     1.75x     61.6%      94.00%     100.0%

CONGREGATE CARE           2     $ 12,637,276     1.6%    $6,318,638       8.26%      117     1.49x     67.0%      95.90%     100.0%

SELF-STORAGE              2     $  8,526,178     1.0%    $4,263,089       8.65%      114     1.41x     60.8%      80.42%     100.0%

------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVG./WA:          164     $814,388,116   100.0%    $4,965,781       8.07%      112     1.38x     68.3%      95.73%(3)   99.2%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Balloon loans deemed to be any loans which are not fully amortizing

(2) "MHC" means manufactured housing community, "MHP" means mobile home park and "CBD" means central business district

(3)  Weighted average deal occupancy excludes hotel properties


                                    RESERVES

------------------------------------------------------------------------------------------------------------------------------------
                                                                     % OF LOANS BY PRINCIPAL     CURRENT
                                                                   BALANCE WITH ANNUAL ESCROWS  BALANCES(1)       ANNUAL DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------
Replacement Reserves                                                           90.5%            $6,144,176           $4,167,894
Tenant Improvement /Leasing Commissions(2)                                     64.6              3,740,624            3,289,863
Taxes                                                                          97.7              5,084,189           14,859,273
Insurance                                                                      88.2              1,092,858            1,531,290
------------------------------------------------------------------------------------------------------------------------------------

(1) Current balance as of December 21, 1999 may include any balance associated with up-front deposits that have not been completely disbursed

(2)  Balances and percentages are for commercial properties only

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                               COLLATERAL SUMMARY

   In the following tables, Principal Balance refers to Aggregate Cut-off Date
                                Principal Balance

                                 PROPERTY TYPES

                                                                                         % OF PRINCIPAL
PROPERTY TYPE                             NO. OF PROPERTIES      PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                                       45               $183,242,204               22.5%          1.33x           72.7%
Office                                            24                172,888,583               21.2           1.37            66.0
Industrial                                        21                143,444,356               17.6           1.31            69.9
Anchored Retail                                   15                102,892,766               12.6           1.36            71.1
Hotel                                             20                 58,780,168                7.2           1.67            62.0
Unanchored Retail                                 21                 46,933,858                5.8           1.36            66.6
Mixed Use                                          5                 23,522,959                2.9           1.42            65.5
Factory Outlet                                     3                 22,753,296                2.8           1.45            55.8
MHP/MHC (1)                                        4                 19,797,672                2.4           1.23            69.1
Nursing Home                                       1                 13,918,633                1.7           1.75            61.6
Congregate Care                                    2                 12,637,276                1.6           1.49            67.0
Self-Storage                                       2                  8,526,178                1.0           1.41            60.8
Specialty Retail                                   1                  5,050,168                0.6           1.45            68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           164               $814,388,116              100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------

(1)  "MHP" means mobile home park and "MHC" means manufactured housing community


                             GEOGRAPHIC DISTRIBUTION

                                                                                         % OF PRINCIPAL
PROPERTY STATE                            NO. OF PROPERTIES      PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
California                                        26               $145,372,868               17.9%          1.46x           64.5%
New York                                          12                 97,359,852               12.0           1.37            65.7
Illinois                                           8                 68,757,586                8.4           1.27            73.1
Maryland                                           8                 66,441,508                8.2           1.43            68.9
Florida                                           11                 65,512,867                8.0           1.31            70.6
Texas                                             17                 44,658,735                5.5           1.28            72.4
New Jersey                                         6                 40,835,753                5.0           1.30            65.3
Massachusetts                                      6                 30,373,752                3.7           1.38            66.6
North Carolina                                     7                 28,972,220                3.6           1.43            66.5
Nevada                                             4                 27,932,532                3.4           1.26            73.0
Colorado                                           5                 27,839,747                3.4           1.56            64.2
Pennsylvania                                       7                 22,732,097                2.8           1.33            66.7
Canada                                            10                 22,559,278                2.8           1.88            61.7
Michigan                                           4                 21,828,529                2.7           1.31            76.1
Ohio                                               5                 19,599,094                2.4           1.24            71.6
Other                                             28                 83,611,698               10.3           1.35            70.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           164               $814,388,116              100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------

     J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 8

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                                CUT-OFF BALANCES

                                                                                         % OF PRINCIPAL
PRINCIPAL BALANCE ($)                      NO. OF PROPERTIES      PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
$750,001 - $1,000,000                              4                 $3,508,728                0.4%          1.55x           69.4%
$1,000,001 - $1,500,000                           16                 20,394,295                2.5           1.38            69.0
$1,500,001 - $2,000,000                           21                 37,572,553                4.6           1.40            69.0
$2,000,001 - $2,500,000                            6                 13,780,791                1.7           1.45            64.6
$2,500,001 - $3,000,000                            6                 16,396,923                2.0           1.32            69.0
$3,000,001 - $3,500,000                           12                 39,982,838                4.9           1.39            70.5
$3,500,001 - $4,000,000                           11                 40,240,214                4.9           1.35            71.3
$4,000,001 - $4,500,000                            8                 34,694,726                4.3           1.46            69.0
$4,500,001 - $5,000,000                           10                 47,475,531                5.8           1.34            68.7
$5,000,001 - $6,000,000                            9                 47,701,336                5.9           1.37            68.6
$6,000,001 - $7,500,000                            4                 26,564,769                3.3           1.58            66.9
$7,500,001 - $10,000,000                           9                 79,827,988                9.8           1.32            70.5
$10,000,001 - $12,500,000                          8                 89,415,152               11.0           1.33            65.1
$12,500,001 - $15,000,000                          6                 82,998,446               10.2           1.39            67.5
$15,000,001 - $17,500,000                          3                 50,025,765                6.1           1.44            71.9
$17,500,001 - $20,000,000                          1                 18,689,849                2.3           1.27            76.9
$20,000,001 - $25,000,000                          4                 88,380,595               10.9           1.39            68.4
$25,000,001 - $30,000,000                          1                 27,512,617                3.4           1.30            71.3
$45,000,001 - $50,000,000                          1                 49,225,000                6.0           1.42            57.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           140               $814,388,116              100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:                         $5,817,058
AVERAGE PER PROPERTY:                     $4,965,781


                             MORTGAGE INTEREST RATES


                                                                                         % OF PRINCIPAL
MORTGAGE INTEREST RATE (%)                 NO. OF PROPERTIES      PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
7.2500% or less                                   2                $11,848,313                1.5%          1.95x           58.7%
7.2501% - 7.5000%                                 7                 91,500,449               11.2           1.53            65.6
7.5001% - 7.7500%                                 7                 30,036,516                3.7           1.34            70.7
7.7501% - 8.0000%                                31                183,604,316               22.5           1.28            73.9
8.0001% - 8.2500%                                49                247,868,667               30.4           1.35            68.5
8.2501% - 8.5000%                                23                153,852,251               18.9           1.37            65.8
8.5001% - 9.0000%                                18                 87,323,273               10.7           1.45            63.8
9.0001%  or more                                  3                  8,354,331                1.0           1.48            62.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          140               $814,388,116              100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                              8.07%


      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9      Page 9

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                        % OF PRINCIPAL
UW DSCR (X)                                  NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
1.200x or less (1)                                2                  4,030,687                 0.5%          1.13x           70.1%
1.201x - 1.250x                                  22                137,869,289                16.9           1.23            73.3
1.251x - 1.300x                                  34                197,111,662                24.2           1.27            73.4
1.301x - 1.400x                                  42                223,568,170                27.5           1.33            69.1
1.401x - 1.500x                                  19                143,449,256                17.6           1.44            61.7
1.501x - 1.600x                                   4                 17,394,528                 2.1           1.52            62.8
1.601x - 1.700x                                   3                 12,375,016                 1.5           1.64            57.9
1.701x - 1.800x                                   5                 36,863,715                 4.5           1.74            60.5
1.801x - 1.900x                                   3                 21,184,183                 2.6           1.82            59.3
1.901x - 2.000x                                   2                  5,319,012                 0.7           1.94            56.7
2.001x - 2.100x                                   1                  1,998,364                 0.2           2.05            68.5
2.201x - 2.300x                                   1                  4,259,809                 0.5           2.22            57.1
2.301x - 2.400x                                   2                  8,964,425                 1.1           2.31            49.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          140               $814,388,116               100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                     1.38X

(1) Herndon Village Shoppes ($2,442,396) has an UW DSCR of 1.16x and a 16-year amortization term. RiteAid Dayton ($1,588,291) is a credit tenant lease and has an UW DSCR of 1.07x.

                              LOAN-TO-VALUE RATIOS


                                                                                        % OF PRINCIPAL
LTV (%)                                   NO. OF LOANS          PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
50.00% or less                                   4                $22,056,890                 2.7%          1.69x           48.4%
50.01% - 55.00%                                  2                  4,772,468                 0.6           1.70            53.5
55.01% - 60.00%                                 16                148,011,324                18.2           1.57            58.0
60.01% - 65.00%                                 16                 61,505,428                 7.6           1.50            62.8
65.01% - 70.00%                                 28                165,346,922                20.3           1.35            67.6
70.01% - 75.00%                                 46                264,570,713                32.5           1.29            72.1
75.01% - 80.00%                                 28                148,124,371                18.2           1.26            78.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         140               $814,388,116               100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                             68.3%

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9     Page 10

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                     REMAINING TERM TO MATURITY/ARD (MONTHS)



REMAINING TERM TO                                                                       % OF PRINCIPAL
MATURITY/ARD (MONTHS)                     NO. OF LOANS          PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
ARD                                             71               $457,867,272                56.2%          1.35x           68.3%
    49 - 60                                      1                  2,789,582                 0.3           1.25            75.4
    61 - 72                                      2                 51,667,396                 6.3           1.41            57.9
    73 - 84                                      3                 22,934,032                 2.8           1.23            76.0
    85 - 120                                    65                380,476,262                46.7           1.34            69.2

BALLOON                                         64               $312,428,873                38.4%          1.38x           69.2%
    49 - 60                                      4                 14,331,226                 1.8           1.54            66.1
    61 - 72                                      8                 15,578,384                 1.9           2.00            59.9
    73 - 84                                      1                  1,132,598                 0.1           1.26            70.8
    85 - 120                                    49                256,901,887                31.5           1.34            69.8
    121 - 180                                    2                 24,484,778                 3.0           1.41            70.4

INTEREST ONLY                                    2                $37,503,350                 4.6%          1.78x           59.0%
    85 - 120                                     2                 37,503,350                 4.6           1.78            59.0

FULLY AMORTIZING                                 3                 $6,588,621                 0.8%          1.23x           73.0%
    181 - 240                                    3                  6,588,621                 0.8           1.23            73.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         140               $814,388,116               100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------
    WEIGHTED AVERAGE:                   112 MONTHS


                    REMAINING AMORTIZATION TERM (MONTHS) (1), (2)


REMAINING AMORTIZATION TERM                                                             % OF PRINCIPAL
(MONTHS)                                  NO. OF LOANS          PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
ARD                                            71               $457,867,272                58.9%          1.35x           68.3%
    181 - 240                                   8                 44,142,290                 5.7           1.52            63.2
    241 - 300                                  25                107,497,205                13.8           1.38            63.2
    301 - 360                                  38                306,227,777                39.4           1.31            70.8

BALLOON                                        64               $312,428,873                40.2%          1.38x           69.2%
    181 - 240                                  13                 38,957,346                 5.0           1.69            61.7
    241 - 300                                  16                 66,060,194                 8.5           1.40            68.0
    301 - 360                                  35                207,411,333                26.7           1.32            71.0

FULLY AMORTIZING                                3                 $6,588,621                 0.8%          1.23x           73.0%
    181 - 240                                   3                  6,588,621                 0.8           1.23            73.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        138               $776,884,766               100.0%           1.36x          68.3%
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                      327 MONTHS


(1) Two loans, Abbey Portfolio I ($20,039,350) and Abbey Portfolio II ($17,464,000) are interest only loans and have been excluded from this analysis

(2) One loan, 711 Third Avenue ($49,225,000) is currently subject to interest only payments. The remaining amortization term used for this loan applies to principal and interest payments which begin on November 1, 2000


      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9     Page 11

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                                                   MONTH AND YEAR OF ORIGINATION

                                                                                        % OF PRINCIPAL
MONTH AND YEAR OF ORIGINATION             NO. OF LOANS          PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
June 1997                                         1                 $3,310,110                 0.4%          1.27x           73.6%
December 1997                                     1                  3,429,290                 0.4           1.96            57.2
June 1998                                         1                  4,259,809                 0.5           2.22            57.1
August 1998                                       7                 11,318,575                 1.4           1.92            61.0
September 1998                                    1                 13,619,235                 1.7           1.50            65.7
December 1998                                     2                 28,653,235                 3.5           1.31            71.6
March 1999                                        3                 17,025,071                 2.1           1.36            73.9
May 1999                                          3                 11,779,769                 1.4           1.27            73.7
June 1999                                        11                 92,618,380                11.4           1.28            71.9
July 1999                                        21                104,471,691                12.8           1.36            67.0
August 1999                                      31                184,372,516                22.6           1.42            66.9
September 1999                                   33                200,359,191                24.6           1.36            67.1
October 1999                                     13                 81,029,259                 9.9           1.39            71.5
November 1999                                    11                 53,581,350                 6.6           1.33            67.5
December 1999                                     1                  4,560,634                 0.6           1.35            66.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          140               $814,388,116               100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SEASONING:                5 MONTHS


                         YEAR OF SCHEDULED MATURITY/ARD

                                                                                        % OF PRINCIPAL
YEAR OF SCHEDULED MATURITY/ARD            NO. OF LOANS          PRINCIPAL BALANCE ($)       BALANCE        WA DSCR         WA LTV
------------------------------------------------------------------------------------------------------------------------------------
2004                                              4                $13,691,518                 1.7%          1.38x           70.2%
2005                                             11                 70,675,070                 8.7           1.57            58.3
2006                                              4                 24,066,630                 3.0           1.23            75.7
2008                                              1                  7,361,125                 0.9           2.31            47.5
2009                                            115                667,520,374                82.0           1.35            69.1
2013                                              1                 13,619,235                 1.7           1.50            65.7
2014                                              1                 10,865,543                 1.3           1.30            76.2
2017                                              1                  3,310,110                 0.4           1.27            73.6
2018                                              1                  1,588,291                 0.2           1.07            79.0
2019                                              1                  1,690,220                 0.2           1.30            66.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          140               $814,388,116               100.0%          1.38x           68.3%
------------------------------------------------------------------------------------------------------------------------------------

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9     Page 12

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                          TEN LARGEST INDIVIDUAL LOANS

------------------------------------------------------------------------------------------------------------------------------------
LOAN                                 PRINCIPAL BALANCE ($)  % OF PRINCIPAL BALANCE UW DSCR   LTV        PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
711 Third Avenue                          $49,225,000                   6.0%       1.42x     57.6%      Office
International Airport Center               27,512,617                   3.4        1.30      71.3       Industrial
Atlantic Development Portfolio             23,113,978                   2.8        1.27      71.8       Industrial
Circle Park Apartments                     22,924,768                   2.8        1.21      70.3       Multifamily
Penn Mar Shopping Center                   22,302,499                   2.7        1.38      71.5       Anchored Retail
Abbey Portfolio I                          20,039,350                   2.5        1.74      59.0       Retail
332 South Michigan Avenue                  18,689,849                   2.3        1.27      76.9       Office
Abbey Portfolio II                         17,464,000                   2.1        1.82      59.0       Industrial/ Office/ Retail
Alpine Commons Shopping Center             16,772,760                   2.1        1.25      79.9       Anchored Retail
Pirate's Cove Apartments                   15,789,005                   1.9        1.22      77.7       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                 $233,833,825                  28.7%       1.39x     67.9%
------------------------------------------------------------------------------------------------------------------------------------
DEAL TOTAL / WEIGHTED AVERAGE            $814,388,116                 100.0%       1.38x     68.3%
------------------------------------------------------------------------------------------------------------------------------------




Note: any credit ratings referenced for any tenant at a mortgaged property are those reported by Moody's Investors Service, Inc. and, if two ratings are shown, by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in that order, as listed by Bloomberg L.P.

      J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9     Page 13

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                                711 THIRD AVENUE

                                LOAN INFORMATION

PRINCIPAL BALANCE

    ORIGINAL              $49,225,000

    CUT-OFF DATE          $49,225,000

ORIGINATION DATE          September 10, 1999

INTEREST RATE             8.1300%

AMORTIZATION              Interest only first year, then 360

HYPERAMORTIZATION         After the Anticipated Repayment Date, all excess
                          cashflow is used to reduce the outstanding principal

ANTICIPATED REPAYMENT     October 1, 2005
DATE

MATURITY DATE             October 1, 2030

BORROWER/SPONSOR          SLG 711 Third LLC and SLG 711 Fee LLC, each a special
                          purpose New York limited liability company, controlled by SL Green Realty Corporation, a REIT

CALL PROTECTION           Prepayment locked out until on or after April 1, 2005.
                          U.S. Treasury defeasance allowed, in whole or in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager if there is an event of a default, a 50% or
                          more change in the ownership of the manager, or the debt is not repaid on or before the Anticipated
                          Repayment Date. The lender must approve any replacement and receive rating agency confirmation

COLLECTION ACCOUNT        Hard Lockbox. All rents payable by tenants are
                          deposited by the property manager directly into a Cash
                          Management Account, and on the first day of each month, so long as no Event of Default has occurred, all funds shall be disbursed upon the discretion of the lender

MEZZANINE                 None
LOANS/PREFERRED EQUITY

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Single Asset

PROPERTY TYPE              Office - CBD

LOCATION                   711 Third Avenue
                           New York, New York

YEARS BUILT/RENOVATED      1955

THE COLLATERAL

Built in 1955, 711 Third Avenue is a 20-story Class A office building comprising 528,357 square feet. The building also includes a 165-space parking garaged that is leased to a third party operator. The property is leased to 25 tenants including Chicago Title (Baa1/BBB), Parade Publications, Crain's Communication and street-level tenants include Eddie Bauer and The Avenue.

PROPERTY MANAGEMENT         SL Green Realty
                            Corporation

OCCUPANCY AS OF 9/8/99      96.00%

NET OPERATING INCOME FOR    $7,694,928
TRAILING 12 MONTHS ENDING
10/31/99

UNDERWRITTEN NET CASH FLOW  $5,902,107

APPRAISED VALUE             $85,500,000

APPRAISAL DATE              August 9, 1999

CUT-OFF DATE

    LOAN PER SQUARE FOOT    $93.17

    LTV                     57.6%

    UW DSCR                 1.42x

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 14

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                          INTERNATIONAL AIRPORT CENTER

                                LOAN INFORMATION


PRINCIPAL BALANCE

    ORIGINAL              $27,750,000

    CUT-OFF DATE          $27,512,617

ORIGINATION DATE          December 28, 1998

INTEREST RATE             7.3000%

AMORTIZATION              360

HYPERAMORTIZATION         NA

ANTICIPATED REPAYMENT     NA
DATE

MATURITY DATE             January 1, 2009

BORROWER/SPONSOR          IAC Los Angeles LLC, a special purpose entity

CALL PROTECTION           Prepayment locked out until on or after October 1,
                          2008. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       In the event of a material breach of any of the terms
MANAGER                   of the management agreement, which is not remedied
                          within 60 days, bankruptcy by the manager or fraud by the manager, the management agreement is immediately terminable by the Mortgagor. Borrower must obtain the lender's consent for any manager changes.

COLLECTION ACCOUNT        None

MEZZANINE                 None
LOANS/PREFERRED EQUITY

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Single asset

PROPERTY TYPE              Multi-tenant
                           Industrial/
                           Warehouse
                           Distribution

LOCATION                   5353/5343 Imperial Highway
                           Los Angeles, CA

YEARS BUILT/RENOVATED      1997

THE COLLATERAL

This Class A property consists of 2 buildings constructed in 1997 totaling 317,184 square feet which is utilized as warehouse distribution space. The subject property is located approximately 1000 feet east of the LAX Air Cargo area in Los Angeles, California. In addition, IACLA provides 24 foot ceiling clear heights, 180 foot turn around space and 153 dock doors/bays, all key assets to the subject. Major tenants include BAX Global, Expeditors International and Hankyu International (Baa1). IACLA is one of the newest warehouse properties within the market.

PROPERTY MANAGEMENT        International Airport Centers LLC

OCCUPANCY AS OF 8/1/99     95.00%

NET OPERATING INCOME FOR   $2,946,799
TRAILING 12 MONTHS ENDING
8/31/99

UNDERWRITTEN NET CASH FLOW $2,978,957

APPRAISED VALUE            $38,600,000

APPRAISAL DATE             December 4, 1998

CUT-OFF DATE

    LOAN PER SQUARE FOOT   $86.74

    LTV                    71.3%

    UW DSCR                1.30x

     J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 15

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                         ATLANTIC DEVELOPMENT PORTFOLIO

                                LOAN INFORMATION


PRINCIPAL BALANCE

    ORIGINAL              $23,150,000

    CUT-OFF DATE          $23,113,978

ORIGINATION DATE          September 15, 1999

INTEREST RATE             8.0500%

AMORTIZATION              360

HYPERAMORTIZATION         After the Anticipated Repayment Date, all excess
                          cashflow is used to reduce the outstanding principal

ANTICIPATED REPAYMENT
DATE                      October 1, 2009

MATURITY DATE             October 1, 2029

BORROWER/SPONSOR(1)       MBCC 40, LLC, WCA 50, LLC and WCA 100, LLC, each a
                          special purpose New Jersey limited liability company, owned by Atlantic Development and Management Corp.

CALL PROTECTION           Prepayment locked out until on or after July 1, 2009.
                          U.S. Treasury defeasance allowed, in whole or in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager at any time for cause, upon event of default
                          under the loan, if the DSCR falls below 1.20x during any 12 month period, if the loan is not repaid in full at ARD or if the manager becomes insolvent. The lender must approve any replacement

COLLECTION ACCOUNT        Hard Lockbox. All rents payable by tenants are
                          deposited directly into a Cash Management Account, and on the first day of each month, so long as no Event of Default has occurred, all funds shall be disbursed upon the discretion of the lender

MEZZANINE                 None
LOANS/PREFERRED EQUITY


                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO      Portfolio

PROPERTY TYPE               Industrial -- Flex
                            Space

LOCATION                    Warren and Franklin
                            Township, New Jersey

YEARS BUILT/RENOVATED       1986-1989

THE COLLATERAL

Three industrial - flex space centers located in Warren and Franklin Township, New Jersey. Square footage totals 334,832 square feet.

                        Square
                        Footage   Major Tenants
                        ----------------------------------------
  40 TECHNOLOGY DRIVE   93,336    Cordis Corp.
  Warren, New Jersey

  100 RANDOLPH ROAD     152,472   Fountain
  Franklin Township,              Technologies,
  New Jersey                      Union Carbide
                                  Corp.
                                  (Baa2/BBB),
                                  Silk Blossom
                                  Corp.

  50 RANDOLPH ROAD      89,024    Fountain
  Franklin Township,              Technologies
  New Jersey

PROPERTY MANAGEMENT         Atlantic Development
                            and Management Company

OCCUPANCY AS OF 8/1/99(2)   100.00%

NET OPERATING INCOME FOR    $2,978,312
6 MONTHS ANNUALIZED AS OF
6/30/99

UNDERWRITTEN NET CASH FLOW  $2,610,321

APPRAISED VALUE             $32,180,000

APPRAISAL DATE              June 8, 1999

CUT-OFF DATE

    LOAN PER SQUARE FOOT    $69.03

    LTV                     71.83%

    UW DSCR                 1.27x

(1) This loan is secured by three-collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering the three industrial centers

(2)  Weighted average occupancy based on square footage

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 16

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                             CIRCLE PARK APARTMENTS


                                LOAN INFORMATION

PRINCIPAL BALANCE

    ORIGINAL              $22,975,000

    CUT-OFF DATE          $22,924,768

ORIGINATION DATE          August 30, 1999

INTEREST RATE             8.1300%

AMORTIZATION              360

HYPERAMORTIZATION         NA

ANTICIPATED REPAYMENT     NA
DATE

MATURITY DATE             September 1, 2009

BORROWER/SPONSOR          Amalgamated Trust and Savings Bank, as land trustee,
                          and University Center Associates, as beneficiary. The principals of the beneficiary are Jeffrey Zarem and HGK Management Co.

CALL PROTECTION           Prepayment locked out until on or after June 1, 2009.
                          U.S. Treasury defeasance allowed, in whole but not in
                          part, on any payment date on or after September 1,
                          2002

REMOVAL OF PROPERTY       Either party has the right to terminate the management
MANAGER                   agreement at the end of any calendar month, with or
                          without cause, on 30 days written notice. In the event of a default under the management agreement by the Mortgagor, the management agreement is terminable immediately by the lender. Any property manager or management agreement must be satisfactory to the lender.

COLLECTION ACCOUNT        None

MEZZANINE                 None
LOANS/PREFERRED EQUITY


                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Single asset

PROPERTY TYPE              Multifamily

LOCATION                   1111 South Ashland Avenue
                           Chicago, Illinois

YEARS BUILT/RENOVATED      1983

THE COLLATERAL

Located approximately 2 miles from the Chicago Loop business district, in the Illinois Medical District / UIC neighborhood, the property is improved by a 418-unit multifamily garden apartment community which includes townhouses, midrise and age restricted apartments. The property was built in 1982 and has an ongoing capital replacements program. Project amenities include a swimming pool, tennis court, volleyball court, mature landscaped grounds and 24-hour security. When the property was developed it included a portion of Section 8 housing. The original contract covering 239 units expires in January 2003. The age restricted midrise building will remain subsidized (120 units representing 29% of the total units). Current plans are to discontinue the contract for the other 119 subsidized units and convert these to market rate rentals. Note that 179 units have never been subject to subsidies and are currently rented at market rates. Underwritten cash flow is based on the current level of operations at the subject.

PROPERTY MANAGEMENT         New Frontier Residential Management

OCCUPANCY AS OF  7/99       91.00%

NET OPERATING INCOME FOR    $2,279,802
TRAILING 12 MONTHS ENDING
7/31/99

UNDERWRITTEN NET CASH FLOW  $2,472,814

APPRAISED VALUE             $32,600,000

APPRAISAL DATE              August 2, 1999

CUT-OFF DATE

    LOAN PER UNIT           $54,843.94

    LTV                     70.32%

    UW DSCR                 1.21x

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 17

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                            PENN MAR SHOPPING CENTER

                                LOAN INFORMATION

PRINCIPAL BALANCE

    ORIGINAL              $22,325,000

    CUT-OFF DATE          $22,302,499

ORIGINATION DATE          October 13, 1999

INTEREST RATE             8.4000%

AMORTIZATION              360

HYPERAMORTIZATION         After the Anticipated Repayment Date, all excess
                          cashflow is used to reduce the outstanding principal

ANTICIPATED REPAYMENT     November 1, 2009
DATE

MATURITY DATE             November 1, 2029

BORROWER/SPONSOR          Penn Mar Associates, L.L.C., a Delaware limited
                          liability company, the principal of which is Gary
                          Rappaport

CALL PROTECTION           Prepayment locked out until on or after August 1,
                          2009. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager at any time upon an event of default under the
                          loan. The lender must approve any replacement

COLLECTION ACCOUNT        All rents payable by tenants are deposited by the
                          property manager directly into a Cash Management
                          Account, and on the first day of each month, so long as no Event of Default has occurred, all funds shall be disbursed upon the discretion of the lender

MEZZANINE                 A mezzanine loan with a principal balance of
LOANS/PREFERRED EQUITY    $2,976,347 as of January 1, 2000, an original
                          principal balance of $3,000,000, a maturity date of November 1, 2009 and an amortization term of 120 months, was made by MGT to PM Investors, LLC, secured by general partnership interest in the Borrower

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO    Single asset

PROPERTY TYPE             Retail - Anchored

LOCATION                  3000-4000 Donnell Drive
                          Forestville, Maryland

YEARS BUILT/RENOVATED     1958 / 1998

THE COLLATERAL

The center, originally built in 1958, was purchased by the Borrower in 1995 and has been continually renovated and expanded since that time. Penn Mar Shopping Center encompasses 373,592 square feet, has 46 in-line tenants and eight pad site tenants. The center is anchored by Superfresh (Ba1/BBB-), Marshalls (A3/A-), CVS (A3/A) and Burlington Coat Factory.

PROPERTY MANAGEMENT         Rappaport Management
                            Company

OCCUPANCY AS OF 7/20/99     97.00%

NET OPERATING INCOME FOR    $2,608,264
TRAILING 12 MONTHS ENDING
8/31/99

UNDERWRITTEN NET CASH FLOW  $2,819,296

APPRAISED VALUE             $31,200,000

APPRAISAL DATE              September 1, 1999

CUT-OFF DATE

    LOAN PER ROOM           $59.70

    LTV                     71.48%

    UW DSCR                 1.38x

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 18

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                                ABBEY PORTFOLIO I

                                LOAN INFORMATION


PRINCIPAL BALANCE

    ORIGINAL              $20,039,350

    CUT-OFF DATE          $20,039,350

ORIGINATION DATE          August 31, 1999

INTEREST RATE             7.4700%

AMORTIZATION              Interest only

HYPERAMORTIZATION         NA

ANTICIPATED REPAYMENT     NA
DATE

MATURITY DATE             September 1, 2009

BORROWER/SPONSOR(1)       Six individual special purpose borrowers, each a
                          special purpose limited liability company wholly owned by Abbey Properties, LLC. Abbey Properties, LLC is owned 25.7% by Donald G. Abbey and 71.4% by a wholly owned subsidiary of Rodamco North America NV.

CALL PROTECTION           Prepayment locked out until on or after June 1, 2009.
                          U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager at any time upon an event of default under the
                          loan. The lender must approve any replacement

COLLECTION ACCOUNT        Springing Lockbox. Triggered by an Event of Default

MEZZANINE                 None
LOANS/PREFERRED EQUITY

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Portfolio of six
                           assets

PROPERTY TYPE              Retail -- Anchored and Unanchored

LOCATION                   Southern California

YEARS BUILT/RENOVATED      1980-1989 / 1992

THE COLLATERAL

Three anchored and three unanchored retail centers with a total of 374,027 square feet

                            Square
                            Footage  Major Tenants
                            --------------------------

  COLTON COMMERCE CENTER    122,081  RiteAid (B1/BB),
  Colton, California                 Beverly Fabrics,
                                     Berean Christian
                                     Stores

  PALMDALE PLACE             84,051  Thrifty Drug
  COMMERCE CENTER                    (B1/BB), Molina
  Palmdale, California               Medical Center,
                                     Family Christian
                                     Bookstore, Inc.

  TENTH STREET               96,767  Lucky Stores,
  COMMERCE CENTER                    Inc. (A2/A),
  Lancaster, California              Whole Wheatery,
                                     Edwards Federal
                                     Credit Union

  FOUNTAIN PLAZA             33,022  Chief Auto Parts
  (PALMDALE II)                      (Baa3), Less than
  Palmdale, California               $1, H. Hawatmeh &
                                     N. Dugom

  DIAMOND BAR COMMERCE       20,618  Sizzler
  CENTER                             Restaurant,
  Diamond Bar, California            Kindercare
                                     Learning Center,
                                     Max Throckmorton

  PALM PLAZA (PALMDALE III)  17,488  Manoj
  Palmdale, California               Soktalardcheep,
                                     $0.98 Store, Palm
                                     Plaza Pet Hospital

PROPERTY MANAGEMENT         The Abbey Company

OCCUPANCY AS OF  9/1/99(2)  82.66%

NET OPERATING INCOME FOR    $3,175,544
6 MONTHS ANNUALIZED
ENDING 6/30/99

UNDERWRITTEN NET CASH FLOW  $2,634,865

APPRAISED VALUE             $33,965,000

APPRAISAL DATE              June 24 - July 16, 1999

CUT-OFF DATE

    LOAN PER SQUARE FOOT    $53.58

    LTV                     59.00%

    UW DSCR                 1.74x

(1) This loan is secured by six-collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering the six retail centers

(2)  Weighted average occupancy based on square footage

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 19

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                            332 SOUTH MICHIGAN AVENUE

                                LOAN INFORMATION


PRINCIPAL BALANCE

    ORIGINAL              $18,750,000

    CUT-OFF DATE          $18,689,849

ORIGINATION DATE          June 1, 1999

INTEREST RATE             7.9800%

AMORTIZATION              360

HYPERAMORTIZATION         After the Anticipated Repayment Date, all excess
                          cashflow is used to reduce the outstanding principal

ANTICIPATED REPAYMENT     July 1, 2009
DATE

MATURITY DATE             July 1, 2029

BORROWER/SPONSOR          332 South Michigan Avenue Office, LLC, a special
                          purpose Illinois limited liability corporation, the principal of which is Louis D' Angelo

CALL PROTECTION           Prepayment locked out until on or after April 1, 2009.
                          U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager at any time or upon an event of default under
                          the loan. The lender must approve any replacement

COLLECTION ACCOUNT        All rents payable by tenants are deposited directly
                          into a Cash Management Account, and on the first day of each month, so long as no Event of Default has occurred, all funds shall be disbursed upon the discretion of the lender

MEZZANINE                 NA
LOANS/PREFERRED EQUITY


                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Single asset

PROPERTY TYPE              Office - CBD

LOCATION                   332 South Michigan Avenue
                           Chicago, Illinois

YEARS BUILT/RENOVATED      1912 / 1980-1985

THE COLLATERAL

This 20-story, 318,266 square foot building is located directly across the street from Grant Park in the Chicago central business district. The lender's collateral interest is contained within the first 14 stories of the building, housing retail and office tenants. The remaining six stories are privately owned residential condominiums. The building was constructed in 1912 and renovated between 1980 and 1985.

PROPERTY MANAGEMENT         Metropolitan
                            Properties of Chicago

OCCUPANCY AS OF 11/30/99    94.95%

NET OPERATING INCOME FOR    $2,413,022
9 MONTHS ANNUALIZED
ENDING 9/30/99

UNDERWRITTEN NET CASH FLOW  $2,100,691

APPRAISED VALUE             $24,300,000

APPRAISAL DATE              March 26, 1999

CUT-OFF DATE

    LOAN PER SQUARE FOOT    $58.72

    LTV                     76.91%

    UW DSCR                 1.27x

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 20

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                               ABBEY PORTFOLIO II

                                LOAN INFORMATION

PRINCIPAL BALANCE

    ORIGINAL              $17,464,000

    CUT-OFF DATE          $17,464,000

ORIGINATION DATE          August 31, 1999

INTEREST RATE             7.4700%

AMORTIZATION              Interest only

HYPERAMORTIZATION         NA

ANTICIPATED REPAYMENT     NA
DATE

MATURITY DATE             September 1, 2009

BORROWER/SPONSOR(1)       Five individual special purpose borrowers, each a
                          special purpose limited liability company wholly owned by Abbey Properties, LLC. Abbey Properties, LLC is owned 25.7% by Donald G. Abbey and 71.4% by a wholly owned subsidiary of Rodamco North America NV.

CALL PROTECTION           Prepayment locked out until on or after June 1, 2009.
                          U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager at any time upon an event of default under the
                          loan. The lender must approve any replacement

COLLECTION ACCOUNT        Springing Lockbox. Triggered by an Event of Default

MEZZANINE                 None
LOANS/PREFERRED EQUITY

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Portfolio of five
                           assets

PROPERTY TYPE              Industrial, Office and Mixed Use

LOCATION                   Southern California

YEARS BUILT/RENOVATED      1980-1986 / 1989-1997

THE COLLATERAL

Two industrial flex space, two suburban office and one office/ retail properties located in Southern California with a total of 411,534 square feet

                       Square
                       Footage  Major Tenants
                       -----------------------------------------
  CITYVIEW PLAZA       135,920  Ask Southern
  Garden Grove,                 California, Inc.,
  California                    O.C. Access
                                Program, Concord
                                Credit

  GLENDORA COMMERCE     70,180  Mann Theaters,
  CENTER                        Lazer Star,
  Glendora, California          Tutortime
                                Corporation

  ANAHEIM STADIUM       89,480  Lunada Bay,
  INDUSTRIAL PARK               Elliott Auto
  Anaheim, California           Supply, Optical
                                Science

  ARLINGTON AIRPARK     86,154  Greensteel, Inc.,
  PLAZA                         Netseller, Cole
  Riverside, California         Vocational
                                Services

  EDINGER               29,800  County of Orange
  Santa Ana, California         (A1)

PROPERTY MANAGEMENT         The Abbey Company

OCCUPANCY AS OF 9/1/99 (2)  95.9%

NET OPERATING INCOME FOR    $2,854,286
6 MONTHS ANNUALIZED
ENDING 6/30/99

UNDERWRITTEN NET CASH FLOW  $2,409,781

APPRAISED VALUE             $29,600,000

APPRAISAL DATE              June 21 - July 21,
                            1999

CUT-OFF DATE

    LOAN PER SQUARE FOOT    $42.44

    LTV                     59.00%

    UW DSCR                 1.82x

(1) This loan is secured by five collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering the five retail centers

(2)  Weighted average occupancy based on square footage

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 21

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                         ALPINE COMMONS SHOPPING CENTER

                                LOAN INFORMATION

PRINCIPAL BALANCE

    ORIGINAL              $16,800,000

    CUT-OFF DATE          $16,772,760

ORIGINATION DATE          September 24, 1999

INTEREST RATE             7.9100%

AMORTIZATION              360

HYPERAMORTIZATION         After the Anticipated Repayment Date, all excess
                          cashflow is used to reduce the outstanding principal

ANTICIPATED REPAYMENT     September 1, 2009
DATE

MATURITY DATE             October 1, 2029

BORROWER/SPONSOR          Alpine Improvements, LLC, a Delaware limited liability
                          company, the principal of which is Adam W. Ifshin

CALL PROTECTION           Prepayment locked out until on or after June 1, 2009.
                          U.S. Treasury defeasance allowed, in whole or in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager if there is an event of a default, a 50% or
                          more change in the ownership of the manager, or the debt is not repaid on or before the Anticipated
                          Repayment Date. The lender must approve any replacement and receive rating agency confirmation

COLLECTION ACCOUNT        All rents payable by tenants are deposited by the
                          property manager directly into a Cash Management
                          Account, and on the first day of each month, so long as no Event of Default has occurred, all funds shall be disbursed upon the discretion of the lender

MEZZANINE                 None
LOANS/PREFERRED EQUITY

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO     Single asset

PROPERTY TYPE              Retail - Anchored

LOCATION                   1357 Route 9
                           Wappingers Falls, New York

YEARS BUILT/RENOVATED      1994

THE COLLATERAL

Alpine Commons Shopping Center is a 209,950 square foot anchored shopping center built in 1994. The shopping center's two major tenants are BJ's Wholesale Club and Stop & Shop. BJ's Wholesale Club, Inc. is a leading wholesale club chain operating 103 stores in the eastern United Sates. This store's reported sales are $345 per square foot for 1998. Stop & Shop is owned by the Dutch company Royal Ahold (A3/A), an international food retailer with leading supermarket companies in the United States, Europe, Latin America and Asia. This store's reported sales are $442 per square foot for 1998. Royal Ahold operates over 3,600 stores worldwide and it is the leading supermarket operator the East Coast operating more than 1000 stores under the names Stop & Shop, Giant Food Stores, Tops Markets, and Bi-Lo.

PROPERTY MANAGEMENT         DLC Management Corp.

OCCUPANCY AS OF 6/1/99      93.00%

NET OPERATING INCOME FOR    $1,969,620
YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW  $1,839,378

APPRAISED VALUE             $21,000,000

APPRAISAL DATE              July 8, 1999

CUT-OFF DATE

    LOAN PER SQUARE FOOT    $79.89

    LTV                     79.87%

    UW DSCR                 1.25x

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 22

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                            PIRATE'S COVE APARTMENTS

                                LOAN INFORMATION

PRINCIPAL BALANCE

    ORIGINAL              $15,800,000

    CUT-OFF DATE          $15,789,005

ORIGINATION DATE          October 29, 1999

INTEREST RATE             7.8200%

AMORTIZATION              360

HYPERAMORTIZATION         After the Anticipated Repayment Date, all excess
                          cashflow is used to reduce the outstanding principal

ANTICIPATED REPAYMENT     December 1, 2006
DATE

MATURITY DATE             December 1, 2029

BORROWER/SPONSOR          L-F Pirate's Cove Apartments, LLC, a Colorado limited
                          liability company, principally owned by Steven M.
                          Leaffer

CALL PROTECTION           Prepayment locked out until on or after October 1,
                          2006. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

REMOVAL OF PROPERTY       The lender has the right to remove the property
MANAGER                   manager at any time upon an event of default under the
                          loan, upon the death or six month or greater disability of Steven Leaffer, or if the property's vacancy rate exceeds the market vacancy by more than 10%. The lender must approve any replacement

COLLECTION ACCOUNT        Springing Lockbox; Triggered by failure to repay the
                          debt three months prior to Anticipated Repayment Date

MEZZANINE                 A mezzanine loan with an original principal balance of
LOANS/PREFERRED EQUITY    $3,000,000, a maturity date of December 1, 2006 and an
                          amortization term of 84 months, was made by Ohio
                          Savings Bank to the Borrower, Steven M. Leaffer, individually, and Feiner Enterprises, Inc., secured by equity interests in the Borrower.

                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO    Single asset

PROPERTY TYPE             Multifamily

LOCATION                  7200 Pirates Cove Road
                          Las Vegas, Nevada

YEARS BUILT/RENOVATED     1988

THE COLLATERAL

Located in northwest Las Vegas near the Summerlin Parkway, the property is improved by a 428-unit multifamily garden apartment complex, with one, two and three bedroom units. The property was developed over two phases in 1987 and 1988. Onsite amenities include four swimming pools and two spas, as well as two lighted tennis courts. The clubhouse has a large recreation room, an exercise room, as well as men and women's restrooms. An onsite playground also exists.

PROPERTY MANAGEMENT         Leaffer Management LLC

OCCUPANCY AS OF 10/4/99     94.68%

NET OPERATING INCOME FOR    $1,878,438
8 MONTHS ANNUALIZED ENDING
8/31/99

UNDERWRITTEN NET CASH FLOW  $1,673,925

APPRAISED VALUE             $20,320,000

APPRAISAL DATE              September 8, 1999

CUT-OFF DATE

    LOAN PER UNIT           $36,890.20

    LTV                     77.70%

    UW DSCR                 1.22x

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 23

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

              COLLATERAL PERFORMANCE OF PREVIOUS JPMC TRANSACTIONS

                                                                      30 TO 90 DAYS DELINQUENT (1)
                                                                -------------------------------------
                            # OF LOANS AT     SECURITIZED LOAN    BALANCE     % OF TOTAL
DEAL        PRICING DATE       ISSUANCE         BALANCE ($000)     ($000)       BALANCE    # OF LOANS  FORECLOSURE  LOSSES
-------------------------------------------------------------------------------------------------------------------------
C1              Jul-95            36              $172,165       $12,797(2)       7.43%         1           $0        $0
C2              Jan-96            91               304,650         7,537(3)       2.47          1            0         0
C3              Jun-96           124               400,936             0          0.00          0            0         0
C4              Jan-97           127               406,985         1,538          0.38          1            0         0
C5              Sep-97            93(4)            401,244(4)      2,577(5)       0.64          1            0         0
C6              Mar-98            91               796,414             0          0.00          0            0         0
MC2(6)          Jun-98            25(4)            138,896(4)          0          0.00          0            0         0
C7              Apr-99           145               801,352             0          0.00          0            0         0
C8              Aug-99           128               731,517             0          0.00          0            0         0
-------------------------------------------------------------------------------------------------------------------------
TOTAL                            860            $4,154,158       $24,449          0.59%         4           $0        $0
-------------------------------------------------------------------------------------------------------------------------



(1)  As of November 1999 remittances

(2) A retail outlet mall in Martinsburg, VA secures this delinquent loan. Tenant occupancy has dropped due to competing outlet centers in nearby Baltimore, MD and Washington, DC

(3) A medical office building in Salt Lake City, UT secures this delinquent loan. The tenant, Bonneville Health Systems, Inc. ("BHS"), stopped paying rent in August 1997 due to financial difficulties. Alpine Medical Group, a medical consulting firm, is currently evaluating a potential acquisition of BHS. Since November 1998, Alpine has been paying to the borrower monthly rent of $75,000, an amount that covers the current debt service.

(4)  Represents J.P. Morgan's contribution to the total pool

(5) One delinquent loan is secured by a corporate apartment building in Atlanta, GA. The collateral property has suffered in the last year due to the construction of two competing properties and the re-routing of the access road to the subject property

(6) Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2

          J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9  Page 24

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan and ABN AMRO Incorporated do not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the sellers of the mortgage loans. J.P. Morgan and ABN AMRO Incorporated and/or their affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. and ABN AMRO Incorporated are members of SIPC. Copyright 2000 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan or ABN AMRO Incorporated entity in their home jurisdiction unless governing law permits otherwise.

                                                                                                                             ANNEX F

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
135 S. LaSalle Street  Suite 1625                          SERIES 2000-C9                                  Prior Payment:         NA
Chicago, IL 60674-4107                                                                                     Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9
Administrator:                                                                                      Analyst:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id: JPMC00C9                                                                   -------  Closing Date:
ASAP #:   999                           REMIC Certificate Report                              First Payment Date: 2/15/2000
Monthly Data File Name: 0999MMYY.EXE    Cash Reconciliation Summary                           Assumed Final Payment Date: 10/15/2032
                                        Bond Interest Reconciliation
======================================  15 Month Historical Loan Status Summary               ======================================
                                        15 Month Historical Payoff/Loss Summary
                                        Delinquent Loan Detail
                                        Mortgage Loan Characteristics
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Historical Collateral Level Prepayment Report
                                        Appraisal Reduction Detail
                                        ====================================================

               ======================================================================================================
                                                         CONTACT INFORMATION
               ------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: J.P. Morgan Commerical Mortgage Finance Corp.
                                              UNDERWRITER: J.P. Morgan Securities Inc.
                                                 UNDERWRITER: ABN AMRO Incorporated
                                       MASTER SERVICER: ORIX Real Estate Capital Markets, LLC
                                       SPECIAL SERVICER: ORIX Real Estate Capital Markets, LLC
                                    RATED BY: Fitch IBCA Inc. and Moody's Investor Service, Inc.
               ======================================================================================================

                               ======================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ----------------------------------------------------------------------
                               LaSalle WebSite                                         www.lnbabs.com
                               Servicer WebSite
                               LaSalle Bulletin Board                                  (714) 282-3990
                               LaSalle "ASAP" Fax Back System                          (714) 282-5518
                               LaSalle Factor Line                                     (800) 246-5761
                               ======================================================================

====================================================================================================================================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
WAC:                                                                                                       Next Payment:    03/15/99
WA Life Term:                                                                                              Record Date:     01/31/99
WA Amort Term:                                       ABN AMRO Acct: 12-3456-78-9
Current Index:
Next Index:

====================================================================================================================================
           Original       Opening    Principal     Principal      Negative      Closing    Interest     Interest     Pass-Through
Class   Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance     Payment    Adjustment      Rate (2)
CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000   Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

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             0.00           0.00        0.00          0.00          0.00         0.00         0.00         0.00
====================================================================================================================================
                                                                       Total P&I Payment      0.00
                                                                       ===========================

Note: (1) N denotes notional balance not included in total  (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual  (3) Estimated

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                    CASH RECONCILIATION SUMMARY

====================================================================================================================================
  ---------------------------------------     ---------------------------------------     ---------------------------------------
              INTEREST SUMMARY                         SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
  ---------------------------------------     ---------------------------------------     ---------------------------------------
  Current Scheduled Interest                  Current Servicing Fees                      SCHEDULED PRINCIPAL:
  Less Deferred Interest                      Plus Fees Advanced for PPIS                 --------------------
  Plus Advance Interest                       Less Reduction for PPIS                     Current Scheduled Principal
  Plus Unscheduled Interest                   Plus Unscheduled Servicing Fees             Advance Scheduled Principal
  PRIS Reducing Scheduled Interest            ---------------------------------------     ---------------------------------------
  Less Total Fees Paid To Servicer            Total Servicing Fees PAid                   Scheduled Principal Distribution
  Plus Fees Advance for PPIS                  ---------------------------------------     ---------------------------------------
  Less Fee Strips Paid by Servicer                                                        UNSCHEDULED PRINCIPAL:
  Less Misc. Fees & Expenses                  ---------------------------------------     ----------------------
  Less Non Recoverable Advances                             PPIS SUMMARY                  Curtailments
  ---------------------------------------     ---------------------------------------     Prepayment in Full
  Interest Due Trust                          Gross PPIS                                  Liquidation Proceeds
  ---------------------------------------     Reduced by PPIE                             Repurchase Proceeds
  Less Trustee Fee                            Reduced by Shortfalls in Fees               Other Principal Proceeds
  Less Fee Strips Paid by Trust               Reduced by Other Amounts                    ---------------------------------------
  Less Misc. Fees Paid by Trust               ---------------------------------------     Unscheduled Principal Distribution
  ---------------------------------------     PPIS Reducing Scheduled Interest            ---------------------------------------
  Remittance Interest                         ---------------------------------------     Remittance Principal
  ---------------------------------------     PPIS Reducing Servicing Fee                 ---------------------------------------
                                              ---------------------------------------
                                              PPIS Due Certificate                        ---------------------------------------
                                              ---------------------------------------     Servicer Wire Amount
                                                                                          ---------------------------------------
                                              ---------------------------------------
                                                        POOL BALANCE SUMMARY
                                -------------------------------------------------------------------
                                                                                   Balance    Count
                                -------------------------------------------------------------------
                                              Beginning Pool
                                              Scheduled Principal Distribution
                                              Unscheduled Principal Distribution
                                              Deferred Interest
                                              Liquidations
                                              Repurchases
                                              Ending Pool
                                -------------------------------------------------------------------

====================================================================================================================================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                            Deductions                                  Additions
                                          ----------------------------------------------   -------------------------------------
               Accrual        Accrued                    Add.      Deferred &                 Prior       Prepay-       Other
           --------------   Certificate   Allocable      Trust      Accretion   Interest   Int. Short-     ment       Interest
   Class   Method    Days    Interest       PPIS      Expense(1)    Interest     Losses     falls Due   Penalties    Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------













                           ----------------------------------------------------------------------------------------------------
                              0.00         0.00         0.00         0.00        0.00        0.00         0.00         0.00
====================================================================================================================================

======================================================================
                                Remaining
Distributable     Interest     Outstanding         Credit Support
 Certificate       Payment      Interest       -----------------------
  Interest         Amount      Shortfalls      Original     Current(3)
----------------------------------------------------------------------













--------------------------------------------
    0.00            0.00          0.00
======================================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows: (A) the ending balance of all the classses less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                    ASSET BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY

 ============   ==========================================================================   ====================================
                                       Delinquency Aging Categories                             Special Event Categories (1)
                --------------------------------------------------------------------------   ------------------------------------
                Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure      REO                     Specially
 Distribution   --------------------------------------------------------------------------   Modifications  Serviced   Bankruptcy
     Date        #    Balance    #    Balance     #    Balance     #   Balance  #  Balance    #   Balance   # Balance  #  Balance
 ------------   --------------------------------------------------------------------------   ------------------------------------
   02/15/00















 ============   ==========================================================================   ====================================

     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                   ASSET BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

 ============   =============================================================================   ==================================
                                                       Appraisal                    Realized
                Ending Pool(1)  Payoffs(2)  Penalties  Reduct.(2)  Liquidations(2)  Losses(2)   Remaining Term  Curr Weighted Avg.
 Distribution   -----------------------------------------------------------------------------   ----------------------------------
     Date        #    Balance   #  Balance  # Amount   #  Balance    #   Balance    # Amount    Life    Amort.    Coupon   Remit
 ------------   -----------------------------------------------------------------------------   ----------------------------------
   02/15/00













 ============   =============================================================================   ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                        DELINQUENT LOAN DETAIL

====================================================================================================================================
                 Paid                 Outstanding   Out. Property                      Special
Disclosure Doc   Thru   Current P&I       P&I        Protection        Advance        Servicer      Foreclosure   Bankruptcy    REO
   Control #     Date     Advance     Advances**      Advances     Description(1)   Transfer Date      Date          Date      Date
====================================================================================================================================















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                                      1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but (less than) one month delinq             2. P&I Advance - Loan delinquent 2 months
                                                                           3. P&I Advance - Loan delinquent 3 months or More
                                                                           4. Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                 DISTRIBUTION OF PRINCIPAL BALANCES
                         ==================================================================================
                                                                                      Weighted Average
                         Current Scheduled     # of      Scheduled      % of       ------------------------
                             Balances          Loans      Balance      Balance     Term     Coupon     DSCR
                         ==================================================================================






                         ==================================================================================
                                                 0            0         0.00%
                         ==================================================================================
                         Average Scheduled Balance
                         Maximum Scheduled Balance
                         Minimum Scheduled Balance

                                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
                         ==================================================================================
                                                                                      Weighted Average
                         Fully Amortizing     # of      Scheduled      % of        ------------------------
                          Mortgage Loans      Loans      Balance      Balance      Term     Coupon     DSCR
                         ==================================================================================





                         ==================================================================================
                                                 0            0         0.00%
                         ==================================================================================
                                                                   Minimum Remaining Term
                                                                   Maximum Remaining Term

                                               DISTRIBUTION OF MORTGAGE INTEREST RATES
                         ==================================================================================
                                                                                      Weighted Average
                         Current Mortgage     # of      Scheduled      % of        ------------------------
                           Interest Rate      Loans      Balance      Balance      Term     Coupon     DSCR
                         ==================================================================================







                         ==================================================================================
                                                 0            0         0.00%
                         ==================================================================================
                         Minimum Mortgage Interest Rate          10.0000%
                         Maximum Mortgage Interest Rate          10.0000%

                                              DISTRIBUTION OF REMAINING TERM (BALLOON)
                         ==================================================================================
                                                                                      Weighted Average
                            Balloon           # of      Scheduled      % of        ------------------------
                         Mortgage Loans       Loans      Balance      Balance      Term     Coupon     DSCR
                         ==================================================================================
                            0 to  60
                           61 to 120
                          121 to 180
                          181 to 240
                          241 to 360



                         ==================================================================================
                                                 0            0         0.00%
                         ==================================================================================
                         Minimum Remaining Term  0
                         Maximum Remaining Term  0

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                   DISTRIBUTION OF DSCR (CURRENT)
                            ============================================================================
                             Debt Service      # of      Scheduled      % of
                            Coverage Ratio     Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================




                            ============================================================================
                                                 0           0          0.00%
                            ============================================================================
                            Maximum DSCR
                            Minimum DSCR

                                                   DISTRIBUTION OF DSCR (CUTOFF)
                            ============================================================================
                             Debt Service      # of      Scheduled      % of
                            Coverage Ratio     Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================





                            ============================================================================
                                                 0           0          0.00%
                            ============================================================================
                            Maximum DSCR                  0.00
                            Minimum DSCR                  0.00

                                                      GEOGRAPHIC DISTRIBUTION
                            ============================================================================
                                               # of      Scheduled      % of
                                   State       Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================





                            ============================================================================
                                                 0                      0.00%
                            ============================================================================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                   DISTRIBUTION OF PROPERTY TYPES
                            ============================================================================
                                               # of      Scheduled      % of
                               Property Type   Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================










                            ============================================================================
                                                 0           0          0.00%
                            ============================================================================

                                                  DISTRIBUTION OF AMORTIZATION TYPE
                            ============================================================================
                            Current Scheduled  # of      Scheduled      % of
                                Balances       Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================










                            ============================================================================

                            ============================================================================

                                                   DISTRIBUTION OF LOAN SEASONING
                            ============================================================================
                                               # of      Scheduled      % of
                            Number of years    Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================










                            ============================================================================
                                                 0           0          0.00%
                            ============================================================================

                                                 DISTRIBUTION OF YEAR LOANS MATURING
                            ============================================================================
                                               # of      Scheduled      % of
                                    Year       Loans      Balance      Balance     WAMM     WAC     DSCR
                            ============================================================================
                                    1998
                                    1999
                                    2000
                                    2001
                                    2002
                                    2003
                                    2004
                                    2005
                                    2006
                                    2007
                                    2008
                                2009 & Longer
                            ============================================================================
                                                 0           0          0.00%
                            ============================================================================

                  (1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                         LOAN LEVEL DETAIL

===================================================================================================================================
                                                                      Operating                     Ending
  Disclosure               Property                                   Statement      Maturity      Principal     Note     Scheduled
   Control #     Grp         Type         State     DSCR     NOI        Date           Date         Balance      Rate        P&I
===================================================================================================================================








-----------------------------------------------------------------------------------------------------------------------------------
                                           W/Avg      0.00    0                                         0                     0
===================================================================================================================================

========================================================================
              Spec.               Loan                Prepayment
     Mod.     Serv      ASER     Status      ---------------------------
     Flag     Flag      Flag     Code(1)     Amount     Penalty     Date
========================================================================








------------------------------------------------------------------------
                                                0          0
========================================================================

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:          A. P&I Adv - in Grace Period                         1. P&I Adv - delinquent 1 month
                     B. P&I Adv - (less than) one month delinq            2. P&I Adv - delinquent 2 months
                                                                          3. P&I Adv - delinquent 3+ months
                                                                          4. Mat. Balloon/Assumed P&I
                                                                          5. Prepaid in Full
                                                                          6. Specially Serviced
                                                                          7. Foreclosure
                                                                          8. Bankruptcy
                                                                          9. REO
                                                                         10. DPO
                                                                         11. Modification
====================================================================================================================================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                             SPECIALLY SERVICED (PART I) - LOAN DETAIL

  =====================   ===================   ================================   =========================   ===================
                                Balance                           Remaining Term
  Disclosure   Transfer   -------------------   Note   Maturity   --------------        Property                               NOI
  Control #      Date     Scheduled    Actual   Rate     Date     Life    Amort.          Type         State   NOI    DSCR    Date
  =====================   ===================   ================================   =========================   ===================




















  =====================   ===================   ================================   =========================   ===================

  12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS

====================================================================================================================================
Disclosure          Resolution
Control #            Strategy                                                   Comments
====================================================================================================================================




















====================================================================================================================================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
Disclosure     Modification     Modification                                     Modification
Control #          Date             Code                                         Description
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                                                            Gross                                   Net
                                                                          Proceeds                               Proceeds
                                                    Beginning             as a % of   Aggregate        Net        as a %
Distribution   Disclosure   Appraisal   Appraisal   Scheduled    Gross      Sched    Liquidation   Liquidation   of Sched.  Realized
   Period       Control #     Date        Value      Balance   Proceeds   Principal   Expenses*     Proceeds      Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                          0.00      0.00                    0.00         0.00                     0.00
CUMULATIVE                                             0.00      0.00                    0.00         0.00                     0.00
====================================================================================================================================

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

     ========================  ==============================  ====================  ===============  ==========================
                                                                                                            Remaining Term
     Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property               --------------  Note
     Control #       Date      Balance  Code  Amount  Amount      Date       Date      Type    State  DSCR  Life    Amort.  Rate
     ========================  ==============================  ====================  ===============  ==========================




















     ========================  ==============================  ====================  ===============  ==========================
                               CUMULATIVE        0      0
                                             ================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

ABN AMRO                                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                  Statement Date:  02/15/00
LaSalle Bank N.A.                                MORTGAGE PASS-THROUGH CERTIFICATES                        Payment Date:    02/15/00
                                                           SERIES 2000-C9                                  Prior Payment:         NA
                                                                                                           Next Payment:    03/15/99
                                                                                                           Record Date:     01/31/99
                                                     ABN AMRO Acct: 12-3456-78-9

                                                     APPRAISAL REDUCTION DETAIL

=====================  ====================  ==============================  =========================  ======  ====================
                                                             Remaining Term                                           Appraisal
Disclosure  Appraisal  Scheduled  Reduction  Note  Maturity  --------------       Property                      --------------------
Control #   Red. Date   Balance    Amount    Rate    Date    Life    Amort.         Type       State     DSCR     Value       Date
=====================  ====================  ==============================  =========================  ======  ====================



















=====================  ====================  ==============================  =========================  ======  ====================

12/13/99 - 08:54 (M399-M599) (c) 1999 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX G


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 2000-C9, Class A1, Class A2, Class B, Class C, Class D, Class E and Class F (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex G have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a

Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (Brussels time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depository for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depository, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Beneficial Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS


Mortgage Pass-Through Certificates
(Issuable in Series)


J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
DEPOSITOR

J.P. Morgan Commercial Mortgage Finance Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


The primary asset of the trust fund may include:


    o multifamily and commercial mortgage loans, including participations therein;

    o mortgage-backed securities evidencing interest in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

    o direct obligations of the United States or other government agencies; or

    o a combination of the assets described above


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 9 AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




January 1, 2000

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for such series.

Some capitalized terms used in this prospectus are defined in the Glossary attached hereto.

                            ---------------------
     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by such prospectus supplement may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.


                               TABLE OF CONTENTS


                                                                                      PAGE
                                                                                     -----
Prospectus .........................................................................    1
Important Notice about Information Presented in this Prospectus and the Accompanying
 Prospectus Supplement .............................................................    2
Additional Information .............................................................    3
Incorporation of Certain Information by Reference ..................................    3
Summary of Prospectus ..............................................................    4
Risk Factors .......................................................................    9
Description of the Trust Funds .....................................................    9
Use of Proceeds ....................................................................   24
Yield Considerations ...............................................................   24
The Depositor ......................................................................   27
Description of the Certificates ....................................................   28
Description of the Agreements ......................................................   35
Description of Credit Support ......................................................   50
Certain Legal Aspects of the Mortgage Loans and the Leases .........................   52
Federal Income Tax Consequences ....................................................   68
ERISA Considerations ...............................................................   96
Legal Investment ...................................................................   98
Plan of Distribution ...............................................................  100
Legal Matters ......................................................................  100
Financial Information ..............................................................  100
Rating .............................................................................  101
Glossary of Terms ..................................................................  102

                            ADDITIONAL INFORMATION


     The depositor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Such registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Securities and Exchange Commission maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Securities and Exchange Commission.


     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     We are incorporating herein by reference all documents and reports filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may obtain, without charge, a copy of any or all documents or reports incorporated herein by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060,
Attention: Secretary.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.


The Trust Assets............   Each series of certificates will represent in
                               the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                               o  mortgage assets;

                               o  collection accounts;

                               o  forms of credit support; and

                               o  cash flow agreements.


The Mortgage Assets.........   The mortgage assets with respect to each series
                               of certificates may consist of any of the following:

                               o multifamily and commercial mortgage loans, including participations therein;

                               o direct obligations of the United States or other government agencies; and

                               o  mortgage-backed securities.

                               The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in any of the following types of properties:

                               o residential properties consisting of five or more rental or cooperatively owned dwelling units;

                               o  office buildings;

                               o  retail buildings or centers;

                               o  hotels and motels;

                               o  nursing homes;

                               o  congregate care facilities;

                               o  assisted living facilities;

                               o  industrial properties;

                               o mini-warehouse facilities or self-storage facilities;

                               o  mobile home parks; and

                               o  mixed use and other types of commercial
                                  properties.

                               The mortgage loans may also be secured by additional collateral.

                               Some or all of the mortgage loans may also be secured by an assignment of one or more leases of one or more lessees of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain commercial loans will be the rental payments due under the related leases.

                               A mortgage loan may have an interest rate that has any of the following features:

                               o  is fixed over its term,

                               o  adjusts from time to time,

                               o  is partially fixed and partially floating,

                               o  is floating based on one or more indices,

                               o may be converted from a floating to a fixed interest rate,

                               o may be converted from a fixed to a floating interest rate, or

                               o interest is not paid currently but is accrued and added to the principal balance.

                               A mortgage loan may provide for any of the
                                 following:

                               o  scheduled payments to maturity,

                               o  payments that adjust from time to time,

                               o  negative amortization or accelerated
                                  amortization,

                               o  full amortization or require a balloon
                                  payment due on its stated maturity date,

                               o  prohibitions on prepayment,

                               o releases or substitutions of collateral, including defeasance thereof with direct obligation of the United States, and

                               o payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

                               The mortgaged properties may be located anywhere in the world. All mortgage loans will have original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than the depositor. All mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                               The mortgage-backed securities will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some mortgage-backed securities may be guaranteed or insured by an affiliate of the depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the prospectus supplement.

Collection Accounts.........   Each trust fund will include one or more
                               accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. The accounts may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.


Credit Support..............   The following types of credit support may be
                               used to enhance the likelihood of distributions on certain classes of certificates:

                               o  subordination of junior certificates,

                               o  letters of credit,

                               o  insurance policies,

                               o  guarantees,

                               o  reserve funds, or

                               o other types of credit support described in the prospectus supplement and a combination of any of the above.


Cash Flow Agreements........   Cash flow agreements are used to reduce the
                               effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                               o  guaranteed investment contracts,

                               o  interest rate swap or exchange agreements,

                               o  interest rate cap or floor agreements,

                               o  currency exchange agreements,

                               o  yield supplement agreements.


Description of Certificates..  Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.


Distributions on
 Certificates................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                               o provide for the accrual of interest thereon based on fixed, variable or floating rates;

                               o be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

                               o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

                               o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

                               o provide for distributions of accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                               o  provide for distributions of principal
                                  sequentially, based on specified payment schedules or other methodologies; and

                               o  provide for distributions based on a
                                  combination of any of the above features.

                               Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional balance. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein

                               The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.


Advances....................   A servicer may be obligated as part of its
                               servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. Neither the depositor nor any of its affiliates will have any responsibility to make such advances.


Termination.................   A series of certificates may be subject to
                               optional early termination through the repurchase of the mortgage assets in the related trust fund.


Registration of
 Certificates................  One or more classes of the offered certificates may initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company. If your offered certificates is so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances.

Tax Status of
 the Certificates............  The certificates of each series will constitute either:

                               o "regular interests" or "residual interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, or

                               o interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

ERISA Considerations........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement that is subject to the Employee Retirement Income
                               Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any person which proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not a plan or similar arrangement or investing on behalf of a plan or similar arrangement.

Legal Investment............   The prospectus supplement will specify whether
                               the offered certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating......................   At the date of issuance, as to each series,
                               each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS," SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.


Your ability to resell
certificates may be limited
because of their
characteristics ............   You may not be able to resell your certificates
                               and the value of your certificates may be less than you anticipated for a variety of reasons including:

                                o A secondary market for your certificates does not develop;

                                o  Interest rate fluctuations;

                                o  The absence of redemption rights;

                                o The availability of other mortgage-backed securities including those backed by loans on single family residential properties; and

                                o The request for information in addition to that provided in the prospectus, the prospectus supplement and the monthly report to certificateholders.


The assets of the trust fund may not
be sufficient to pay
 your certificates...........  The certificates will not represent an interest in or obligation of the depositor, any servicer, or any of their affiliates. The only obligations with respect to the certificates or the mortgage assets will be the obligations of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans. Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of such mortgage assets prior to the closing date, the rights of the trustee and the certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. None of the depositor, any servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Neither the certificates nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, any servicer or any of their affiliates. Proceeds of the assets included in the related trust fund for each series of certificates will be the sole source of payments on the certificates, and there will be no recourse to the depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

                               Unless otherwise specified in the prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts may be withdrawn under certain conditions. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the trust assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


Prepayments and repurchases
of the mortgage assets will
affect the timing of your
cash flow and may affect
your yield..................   Prepayments (including those caused by defaults
                               on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                               There can be no assurance as to the rate of voluntary prepayments on the mortgage assets in any trust fund will conform to any model described herein or in any prospectus supplement.

                               The rate of voluntary prepayments will also be affected by:

                               o  the voluntary prepayment terms of the
                                  mortgage loan including prepayment lock-out periods and prepayment premiums

                               o  the ability of a servicer to collect
                                  prepayment premiums

                               o then-current interest rates being charged on similar mortgage loans

                               o  the availability of mortgage credit.

                               If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                               The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                               o  Some courts may consider the prepayment
                                  premium to be usurious.

                               o  Even if the prepayment premium is
                                  enforceable, we cannot assure you that
                                  foreclosure proceeds will be sufficient to pay the prepayment premium.

                               o  Although the collateral substitution
                                  provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

                               As a result, the actual maturity of your certificates could occur significantly earlier than expected and additional cash flow may not be available to offset any effect this may have on your yield. A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.


Ratings do not guarantee
payment and do not address
prepayment risks............   Any rating assigned by a rating agency to a
                               class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Ratings do not address:

                               o  the likelihood that principal prepayment
                                  (including those caused by defaults) on the related mortgage assets will be made,

                               o  the degree to which the rate of such
                                  prepayments might differ from that originally anticipated,

                               o the likelihood of early optional termination of the series of certificates,

                               o the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or

                               o that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                               The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage assets. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the mortgaged properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans underlying or comprising the mortgage assets in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by the credit support, if any, described in the prospectus supplement, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.


Net cash flow produced by a
mortgaged property may be
inadequate to repay the
mortgage loan...............   Payment on each mortgage loan is dependent
                               primarily on:

                               o  the net operating income of the related
                                  mortgaged property; and

                               o at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                               If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.

Nonrecourse loans limit the
remedies available following
a mortgagor default.........   The mortgage loans will not be an obligation
                               of, or be insured or guaranteed by, any
                               governmental entity, by any private mortgage insurer, or by the depositor, the originators, the Servicers, the Trustee or any of their respective affiliates.

                               Each mortgage loan generally is a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Future cash flows and
property values are not
predictable.................   Commercial and multifamily property values and
                               cash flows are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure.
                               Cash flow and property value depend upon a number of factors, including:

                               o  national, regional and local economic
                                  conditions;

                               o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                               o changes or weakness in a specific industry segment;

                               o  the nature of expenses:

                                  o  as a percentage of revenue;

                                  o  whether expenses are fixed or vary with
                                     revenue; and

                                  o the level of required capital expenditures for proper maintenance and demanded by tenants;

                               o  demographic factors;

                               o changes required by retroactive building or similar codes;

                               o  capable management and adequate maintenance;

                               o  location;

                               o with respect to properties with uses subject to significant regulation, changes in applicable laws;

                               o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                               o the age, construction quality and design of a particular property; and

                               o whether the mortgaged properties are readily convertible to alternative uses.

Poor property management will
adversely affect the
performance of the related
mortgaged property ..........  The successful operation of a real estate project also depends on the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

                                o  operating the properties;

                                o  providing building services;

                                o establishing and implementing the rental structure;

                                   o  managing operating expenses;

                                   o responding to changes in the local market; and

                                   o  advising the mortgagor with respect to
                                      maintenance and capital improvements.

                               Property managers may not be in a financial condition to fulfill their management responsibilities.

                               Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


The servicer will have
discretion to handle or avoid
obligor defaults in a manner
which may be adverse to
your interests..............   In order to maximize recoveries on defaulted
                               mortgage loans, a servicer will be permitted
                               (within prescribed parameters) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. In addition, a servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans. While the servicer will be required to follow accepted servicing standards, there can be no assurance that such flexibility will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent.


Mortgagors of commercial
mortgage loans are
sophisticated and may
take actions adverse to
your interests..............   Mortgage loans made to partnerships, corporations
                               or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit support may not cover
losses or risks which could
adversely affect payment on
your certificates...........   The prospectus supplement for a series of
                               certificates will describe any credit support in the related trust fund. Any credit support will be limited in amount and coverage and will not cover all potential risks. Use of credit support will be subject to the conditions and limitations described herein and in the prospectus supplement. Moreover, such credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                               A series of certificates may include one or more classes of subordinate certificates, if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the trust assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in one covered trust will be subject to the risk that the credit support will be exhausted by the claims of other covered trusts.

                               The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels.

                               Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.


Some actions allowed by the
mortgage may be limited
 by law......................  The mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. The mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                               Some of the mortgage loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flow. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.


One action jurisdiction may
limit the ability of the
servicer to foreclose on
a mortgaged property........   Several states (including California) have laws
                               that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                               In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights against tenants may be
limited if leases are not
subordinate to mortgage or
do not contain attornment
provisions..................   Some of the tenant leases contain provisions
                               that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                               In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                               If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


If mortgaged properties are
not in compliance with
current zoning laws you may
not be able to restore it
following a casualty
loss........................   Due to changes in applicable building and zoning
                               ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws
                               (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
                               Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


Inspections of the mortgaged
properties were limited.....   The mortgaged properties were inspected by
                               licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


Compliance with Americans
with Disabilities Act may
result in additional
losses......................   Under the Americans with Disabilities Act of
                               1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


Litigation Concerns.........   There may be legal proceedings pending and,
                               from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                         DESCRIPTION OF THE TRUST FUNDS


ASSETS

     The primary assets of each trust fund are mortgage assets which include
(i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans and CMBS. Mortgage loans refers to both whole mortgage loans, participations therein and mortgage loans underlying CMBS. No CMBS originally issued in a private placement will be included as an asset of a trust fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS have been registered under the Securities Act of 1933, as amended. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of the depositor and may or may not be the originator of the mortgage loan or the issuer of the CMBS.

     Unless otherwise specified in the prospectus supplement, the certificates will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments on the assets of any other trust fund established by the depositor. If specified in the prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the mortgage assets.


MORTGAGE LOANS


General

     The mortgage loans will be secured by liens on mortgaged properties consisting of (i) multifamily properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or (ii) commercial properties which are office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and, if so specified in the related prospectus supplement, anywhere else in the world. To the extent specified in the prospectus supplement, the mortgage loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on the mortgaged property. A multifamily property may include mixed commercial and residential structures and may include apartment buildings owned by Cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Each mortgage loan will be originated by an originator who is a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages creating a lien on the mortgaged properties. Mortgage loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.


Leases

     To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of these properties. Pursuant to a lease assignment, a mortgagor may assign its rights, title and interest as lessor along with the income derived under each lease to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the mortgagor and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the prospectus supplement, the lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the leases. In those cases where payments under the leases (net of any operating expenses by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the mortgagors must rely on other income including security deposits generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the mortgagors will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the mortgagor, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the access to the leased space is materially impaired.


Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as retail centers, office buildings and industrial properties. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than in the case of mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the mortgage loan. In some cases, leases of mortgaged properties may provide that the lessee rather than the mortgagor, is responsible for payment of some or all of these expenses;

however, because leases are also subject to default risks when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the mortgage loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at the date of appraisal), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon an interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.


     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact be considered by the Originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors." Net cash flow produced by a mortgaged property may be inadequate to repay the mortgage loan," "Nonrecourse loans limit the remedies available following a mortgagor default. Prepayments and repurchases of the mortgage assets will affect the timing of your cashflow and may affect your yield. The assets of the trust fund may not be sufficient to pay your certificates. The servicer will have discretion to handle or avoid obligor defaults in a manner which may be adverse to your interests. Mortgagors of commercial loans are sophisticated and may take actions adverse to your interests.


Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information with respect to the mortgage loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type of property securing the mortgage loans (e.g., multifamily property or commercial property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans,
(iv) the earliest and latest origination date and maturity date of the mortgage loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate borne by the mortgage loans, (vii) the state or states in which most of the mortgaged properties are located, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) the weighted average retained interest, if any, (x) with respect to ARM Loans, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. The prospectus supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to the Depositor at the time the certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.


Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the prospectus supplement, all of the mortgage loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed interest rate, or from a fixed to a floating interest rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain a Lock-out Period and a Lock-out Date, or require a Prepayment Premium in connection with a prepayment, in each case as described in the prospectus supplement. In the event that holders of any class or classes of certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of the mortgage loans, the prospectus supplement will specify the method or methods by which any such amounts will be allocated. A mortgage loan may also contain provisions entitling the mortgagee to Equity Participations, as described in the prospectus supplement. In the event that holders of any class or classes of certificates will be entitled to all or a portion of an Equity Participation, the prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such certificates.


CMBS

     Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the prospectus supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support will be a function of certain characteristics of the mortgage loans or underlying CMBS and other factors and generally will be established for the CMBS on the basis of requirements of either any rating agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the related issuer, servicer and trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the underlying mortgage loans, the underlying CMBS or directly to such CMBS, (viii) the terms on which the underlying mortgage loans or underlying CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which mortgage loans or underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the related servicing agreement, (xi) to the extent available to the depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the CMBS described in this paragraph,
(xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or reinvested. See "Description of the Agreement--Distribution account and Other Collection Accounts."


CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against some types of defaults and losses on the trust assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for each series of certificates. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such cash flow agreement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of trust assets and to pay for certain expenses incurred in connection with such purchase of trust assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.



                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the Pass-Through Rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the mortgage assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the Pass-Through Rate for each class of certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any mortgage asset on the Pass-Through Rate of one or more classes of certificates; and whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such certificate because, while interest may accrue on each mortgage asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates (or addition to the certificate balance of a class of Accrual Certificates) on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated above under "The Pass-Through Rate," if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of such certificates may be lower than the yield that would result if the interest accrual period ended on a distribution date. In addition, if so specified in the prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that distributions of principal (and additions to the certificate balance of Accrual Certificates) and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a distribution date and not on the distribution date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the mortgage assets (including principal prepayments on mortgage loans resulting from voluntary prepayments by the mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans comprising or underlying the mortgage assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that some mortgage assets may consist of mortgage loans with different mortgage interest rates and the stated pass-through or pay-through interest rate of some CMBS may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series will correspond to the rate of principal payments on the mortgage assets in the related trust fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the mortgage assets, and by the extent to which the servicer of any mortgage loan is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than the rate actually experienced on the mortgage assets, the actual yield to maturity will be lower than the rate thus calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than the rate actually experienced on the mortgage assets, the actual yield to maturity will be higher than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the series of prepayments of the mortgage assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support or cash flow agreement for a series of certificates may affect the ultimate maturity and the weighted average life of each class of such certificates. Prepayments on the mortgage loans comprising or underlying the mortgage assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to the Series.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage assets is paid to such class, which may be in the form of scheduled amortization or prepayments.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the CMBS. If any mortgage loans comprising or underlying the mortgage assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage assets will, to some extent, be a function of the mix of mortgage interest rates and maturities of the mortgage loans comprising or underlying the mortgage assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model such as CPR, a constant prepayment rate model. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage assets for any series will not conform to any particular level of CPR.

     The depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each such class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR or at such other rates specified in the prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage assets for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE


Type of Mortgage Asset

     A number of mortgage loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that a number of mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the prospectus supplement be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.


Foreclosures and Payment Plans


     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage assets that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.


Due-on-Sale and Due-on-Encumbrance Clauses


     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon the underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the mortgage assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or certain other transfers of or the creation of encumbrances upon the mortgaged property. With respect to any whole loans, unless otherwise provided in the prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise (or waive its right to exercise) any right that the trustee may have as mortgagee to accelerate payment of the whole loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


Single Mortgage Loan or Single Mortgagor


     The mortgage assets in a particular trust fund may consist of a single mortgage loan or obligations of a single mortgagor or related mortgagors as specified in the related prospectus supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single mortgage loan or with respect to a single mortgagor.


                                 THE DEPOSITOR


     J.P. Morgan Commercial Mortgage Finance Corp., the depositor, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.


     The depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. Each series of certificates will consist of one or more classes of certificates that may (i) provide for the accrual of interest based on fixed, variable or floating rates;
(ii) include senior certificates or subordinate certificates; (iii) Stripped Principal Certificates; (iv) Stripped Interest Certificates; (v) Accrual Certificates; (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the trust assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement; and/or
(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of offered certificates.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and such certificates may be exchanged without the payment of any service charge payable in connection with the registration of a transfer or exchange, but the Depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued as physical certificates or as book-entry certificates, as provided in the related prospectus supplement. See "Description of the Certificates--Book-Entry Registration and Physical Certificates." Physical certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Your ability to resell certificates may be limited because of their characteristics" and "The assets of the trust fund may not be sufficient to pay your certificates."


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for such series and such distribution date. Except as otherwise specified in the prospectus supplement, distributions (other than the final distribution) will be made to the persons in whose names the certificates are registered at the close of business on a record date specified in the prospectus supplement, and the amount of each distribution will be determined as of the close of business on the determination date specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the prospectus supplement or otherwise established by the trustee. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has so notified the trustee or other person required to make such payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled to such payments as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates (whether physical certificates or book-entry certificates) will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the prospectus supplement. Unless provided otherwise in the prospectus supplement, the Available Distribution Amount for each distribution date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, including servicer advances, net of any scheduled payments due and payable after the distribution date;

     (ii) interest or investment income on amounts on deposit in the distribution account, including any net amounts paid under any cash flow agreements; and

     (iii) to the extent not on deposit in the related Distribution account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     As described below, the entire Available Distribution Amount will be distributed among the related certificates (including any certificates not offered hereby) on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates may have a different Pass-Through Rate. The prospectus supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for that class and distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. With respect to each class of certificates and each distribution date (other than certain classes of Stripped Interest Certificates), the Accrued Certificate Interest will be equal to interest accrued for a specified period on the outstanding certificate balance thereof immediately prior to the distribution date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the prospectus supplement, the Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each distribution date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage assets in the trust fund for the series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement.

     The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage assets in the trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of the Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage assets in the trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--Prepayments and repurchases of the mortgage assets will affect the timing of your cash flow and may affect your yield."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the prospectus supplement, by the amount of losses incurred in respect of the related mortgage assets. The certificate balance may be increased in respect of deferred interest on the mortgage loans to the extent provided in the prospectus supplement and, in the case of Accrual Certificates prior to the distribution date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related mortgage assets as of the applicable Cut-off Date. The initial aggregate certificate balance of a series and each class thereof will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.


COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "General" above. To that extent, the descriptions set forth under "Distributions of Interests on the Certificates" and "Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and Pass-Through Rate refer to the principal balance, if any, of any of the components and the Pass-Through Rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF
   EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the mortgage assets in the trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the distribution account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the whole loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the distribution account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from the Related Proceeds or, if applicable, from collections on other trust assets otherwise distributable on the Subordinate Certificates. If advances have been made by a servicer from excess funds in the Distribution account, the servicer is required to replace such funds in the Distribution account on any future distribution date to the extent that funds in the Distribution account on that distribution date are less than payments required to be made to certificateholders on such date. If so specified in the prospectus supplement, the obligations of a servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, a servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the trust assets prior to any payment to certificateholders or as otherwise provided in the related agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.


REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the prospectus supplement, will forward to each certificateholder, to the Depositor and to such other parties as may be specified in the related agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of the distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of the distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of the distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by each servicer and such other customary information as any such master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in the distribution, and the aggregate amount of any unreimbursed advances at the close of business on the distribution date;

     (vi) the aggregate principal balance of the mortgage assets at the close of business on the distribution date;

     (vii) the number and aggregate principal balance of whole loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each whole loan that is delinquent two or more months, (a) the loan number, (b) the unpaid balance, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such mortgage loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any whole loan liquidated during the related Due Period (other than by payment in full), (a) the loan number, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any whole loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each servicer (or any other entity) in respect of the mortgage loan and (b) the amount of any loss to certificateholders;

     (xi) with respect to each REO Property relating to a whole loan and included in the trust fund as of the end of a reporting period, (a) the loan number of the related mortgage loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a whole loan and included in the trust fund as of the end of a reporting period, (a) the fair market value based on the most recent appraisal obtained by a servicer, (b) the principal balance of the related mortgage loan immediately following such distribution date (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any REO Property sold during a reporting period
   (a) the loan number of the related mortgage loan, (b) the aggregate amount of sale proceeds, (c) the portion of the sales proceeds payable or reimbursable to each servicer in respect of such REO Property or the related mortgage loan and (d) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (xiv) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during a reporting period;

     (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the distribution date;

     (xvii) in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the prospectus supplement;

     (xviii) in the case of certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the prospectus supplement;

     (xix) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on such distribution date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the prospectus supplement, will forward to each holder and to the depositor, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any CMBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     Unless and until physical certificates are issued, or unless otherwise provided in the prospectus supplement, such statements or reports will be forwarded by the master servicer or the trustee to Cede & Co Such statements or reports may be available to beneficial owners upon request to DTC or their respective participant or indirect participant. In addition, the trustee shall furnish a copy of any such statement or report to any beneficial owner who requests a copy and certifies to the trustee or the master servicer, as applicable, that he or she is the beneficial owner of a certificate. See "Description of the Certificates--Book-Entry Registration and Physical certificates."


TERMINATION

     The obligations created by the agreements for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Distribution account or by any servicer, if any, or the trustee and required to be paid to them pursuant to those agreements following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any whole loan subject thereto and (ii) the purchase of all of the assets of the trust fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust created by the agreements continue beyond the date specified in the prospectus supplement. Written notice of termination of the agreements will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each such class will be represented by one or more single certificates registered in the name of a nominee for DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Unless otherwise provided in the prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only as beneficial owners, that is, through participants and indirect participants. In addition, such beneficial owners will receive all distributions on the Book-Entry Certificates through DTC and its participants. Under a book-entry format, beneficial owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date DTC will forward payments to its participants which thereafter will be required to forward them to indirect participants or beneficial owners. Unless otherwise provided in the prospectus supplement, the only certificateholder will be Cede & Co., as nominee of DTC, and the beneficial owners will not be recognized by the trustee as certificateholders under the agreements. Beneficial owners will be permitted to exercise the rights of certificateholders under the related agreements only indirectly through the participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the depositor that it will take any action permitted to be taken by a certificateholder under an agreement only at the direction of one or more participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of voting rights required therefor. Therefore, beneficial owners will only be able to exercise their voting rights to the extent permitted, and subject to the procedures established, by their participant and/or indirect participant, as applicable. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize such actions. None of the servicers, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Unless otherwise specified in the prospectus supplement, physical certificates that are initially issued in book-entry form will be issued in fully registered, certificated form to beneficial owners or their nominees, rather than to DTC or its nominee only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of physical certificates for the beneficial owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the trustee will issue to the beneficial owners identified in the instructions the physical certificates to which they are entitled, and thereafter the trustee will recognize the holders of such physical certificates as certificateholders under the agreement.


                         DESCRIPTION OF THE AGREEMENTS

     The certificates of each series evidencing interests in a trust fund including whole loans will be issued pursuant to a pooling and servicing agreement among the depositor, a master servicer, if specified in the prospectus supplement, a special servicer and the trustee. The certificates of each series evidencing interests in a trust fund not including whole loans will be issued pursuant to a trust agreement between the depositor and a trustee. The master servicer, any special servicer and the trustee with respect to any series of certificates will be named in the related prospectus supplement. In lieu of appointing a master servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any trust fund. The mortgage loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, if specified in the prospectus supplement, a servicing agreement among the depositor (or an affiliate thereof), a master servicer, a special servicer and a primary servicer. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund. The provisions of each agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of whole loans. The following summaries describe certain provisions that may appear in each agreement. The prospectus supplement for a series of certificates will describe any provision of the agreements relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each trust fund and the description of such provisions in the related prospectus supplement. As used herein with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the agreements (without exhibits) relating to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to the trustee specified in the related prospectus supplement.


ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign to the designated trustee the trust assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to such trust assets after the cut-off date specified in the prospectus supplement, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with such assignment, deliver the certificates to the depositor in exchange for the trust assets and the other assets comprising the trust fund for that series. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. Unless otherwise provided in the related prospectus supplement, such schedule will include detailed information (i) in respect of each whole loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of such property, the mortgage interest rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and prepayment provisions, if applicable, and
(ii) in respect of each CMBS included in the related trust fund, including without limitation, the names of the issuer, servicer and trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, the Depositor will deliver to the trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such mortgage loans, the trustee may not be able to enforce the mortgage note against the related borrower. Unless otherwise provided in the related prospectus supplement, the related agreements will require that the depositor or another party specified therein promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant asset sellers or any other prior holder of the whole loan.

     The trustee (or a custodian) will review such whole loan documents within a specified period of days after receipt thereof, and the trustee (or a custodian) will hold such documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) shall notify the depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related whole loan from the trustee at the purchase price or substitute for such mortgage loan. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the mortgage asset or repurchasing or substituting for such mortgage asset, the depositor may agree to cover any losses suffered by the trust fund as a result of such breach or defect.

     If so provided in the related prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificated form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related trust agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement the depositor, or another party specified therein, will, with respect to each mortgage loan, make as of a specified date covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage assets appearing as an exhibit to the related agreement; (ii) the existence of title insurance insuring the lien priority of the whole loan; (iii) the authority of the warranting party to sell the mortgage loan; (iv) the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property; (v) the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warranting party, if other than the depositor, shall be an asset sellers or an affiliate thereof or such other person acceptable to the depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.

     Unless otherwise specified in the prospectus supplement, in the event of a breach of any representation or warranty, the warranting party will be obligated to reimburse the trust fund for losses caused by any such breach or either cure the breach or repurchase or replace the affected whole loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warranting party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. The warranting party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related prospectus supplement, the Agreements will provide that the master servicer and/or trustee will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by it in respect of a whole loan that materially and adversely affects the value of the whole loan or the interests therein of the certificateholders. If the warranting party cannot cure such breach within a specified period following the date on which the party was notified of the breach, then the warranting party will be obligated to repurchase the whole loan from the trustee within a specified period from the date on which the warranting party was notified of such breach, at the purchase price therefor.

     As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage interest rate from the date as to which interest was last paid to the due date in the period specified in the agreement in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each servicer. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the series of certificates, to cause the removal of that mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase or substitute a whole loan as to which a breach has occurred, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach. Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warranting party.

     Neither the depositor (except to the extent that it is the warranting party) nor any servicer will be obligated to purchase or substitute for a whole loan if a warranting party defaults on its obligation to do so, and no assurance can be given that warranting parties will carry out such obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warranting party will, with respect to a trust fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to the CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of mortgage assets appearing as an exhibit to the related agreement and (ii) the authority of the warranting party to sell such mortgage assets. The related prospectus supplement will describe the remedies for a breach thereof.

     Each servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreement. A breach of any such representation in a pooling and servicing agreement of a master servicer or special servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of a breach to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights (unless otherwise specified in the related prospectus supplement), will constitute an event of default under the pooling and servicing agreement. See "Events of Default" and "Rights Upon Event of Default."


ACCOUNTS


General

     Each servicer and/or the trustee will, as to each trust fund, establish and maintain one or more separate accounts for the collection of payments on the related mortgage assets, which must generally, among others be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the certificateholders have a claim with respect to the funds on account or a perfected first priority security interest against any collateral securing these funds that is superior to the claims of any other depositors or general creditors of the institution with which the account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of that series. The collateral eligible to secure amounts in an account is limited to United States government securities and other investment grade obligations specified in the agreement as permitted investments. An account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in permitted investments under the agreement. Unless otherwise provided in the prospectus supplement, any interest or other income earned on funds in an account will be paid to a servicer or its designee as additional servicing compensation. An account may be maintained with an institution that is an affiliate of a servicer provided that such institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, an account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a servicer or serviced or master serviced by it on behalf of others.


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

Deposits

     Unless otherwise provided in the related prospectus supplement, the primary servicer will deposit in an account on a daily basis, unless otherwise provided in the related agreement, the following payments and collections received, or advances made, by the primary servicer:

     (i) all payments on account of principal, including principal prepayments, on the mortgage assets;

     (ii) all payments on account of interest on the mortgage assets, including any default interest collected, in each case net of any portion thereof retained by a servicer as its servicing compensation;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a whole loan in the trust fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions of the related mortgage and mortgage note) and all insurance proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of certain casualty events and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure, condemnation or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (v) any amounts representing prepayment premiums;

     (vi) any amounts received from a special servicer;but excluding any proceeds from REO Properties and penalties or modification fees which may be retained by the primary servicer. Proceeds shall be maintained in an account by the special servicer.

     Once a month the special servicer remits funds on deposit in the account each maintains together with any advances to the master servicer for deposit in an account maintained by the master servicer.

Withdrawals

     A servicer may, from time to time, unless otherwise provided in the related agreement and described in the prospectus supplement, make withdrawals from an account for each trust fund for any of the following purposes:

     (i) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest on and principal of the particular whole loans with respect to which the advances were made;

     (ii) to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to whole loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular whole loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

     (iii) to reimburse a servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other trust assets or, if and to the extent so provided by the related agreement and described in the prospectus supplement, just from that portion of amounts collected on other trust assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (iv) if and to the extent described in the related prospectus supplement, to pay a servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while these remain outstanding and unreimbursed;

      (v) unless otherwise provided in the related prospectus supplement, to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the account; and

     (vi) to make any other withdrawals permitted by the related agreement and described in the related prospectus supplement.

     If and to the extent specified in the prospectus supplement amounts may be withdrawn from any account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the trust fund or designated portions thereof as a "real estate mortgage investment conduit", any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted whole loan or a property acquired in respect thereof in connection with the liquidation of that whole loan or property; and obtaining various opinions of counsel pursuant to the related agreement for the benefit of certificateholders.


Distribution Account

     Unless otherwise specified in the related prospectus supplement, the trustee will, as to each trust fund, establish and maintain, or cause to be established and maintained, one or more distribution accounts. The trustee will also deposit or cause to be deposited in a distribution account the following amounts:

     (i) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of credit support";

     (ii) any amounts paid under any cash flow agreement, as described under "Description of the trust funds--Cash Flow Agreements";

     (iii) all proceeds of any trust asset or, with respect to a whole loan, property acquired in respect thereof purchased by the depositor, any asset sellers or any other specified person, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

     (iv) any other amounts required to be deposited in the distribution account as provided in the related agreement and described in the related prospectus supplement.

     The trustee may, from time to time, unless otherwise provided in the related agreements and described in the related prospectus supplement, make a withdrawal from a distribution account to make distributions to the certificateholders on each distribution date.


Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related primary servicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution account by a time specified in the related prospectus supplement. To the extent specified in the prospectus supplement, any amounts which could be withdrawn from the Distribution account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

     The master servicer or if so specified in the property supplement, a primary servicer is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related agreement, (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     The servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or lessee on each mortgage or lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the mortgage loan; processing assumptions or substitutions in accordance with the servicing standard; attempting to cure delinquencies; supervising foreclosures; inspecting mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans.

Master Servicer

     If so specified in the related prospectus supplement, the master servicer shall monitor the actions of the primary servicer and the special servicer to confirm compliance with the agreements.

     Unless otherwise specified in the related prospectus supplement, a master servicer, as servicer of the mortgage loans, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take all reasonable steps necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. See "Description of Credit Support."

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Distribution account out of such proceeds, prior to distribution to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "Hazard Insurance Policies" and "Description of Credit Support."


Special Servicer

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question that mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the prospectus supplement, upon the occurrence of any of the following servicing transfer events with respect to a mortgage loan, servicing for such mortgage loan will be transferred from the primary servicer to the special servicer and the loan will thereafter be designated as a specially serviced mortgage loan:

       (a) the mortgage loan becomes a defaulted mortgage loan,

       (b) the occurrence of certain events indicating the possible insolvency of the mortgagor,

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

     (c) the receipt by the primary servicer of a notice of foreclosure of any other lien on the related mortgaged property,

     (d) the master servicer or the primary servicer determines that a payment default is imminent,

     (e) with respect to a balloon mortgage loan, no assurances have been given as to the ability of the mortgagor to make the final payment thereon, or

     (f) the occurrence of certain other events constituting defaults under the terms of the mortgage loan.

     The special servicer is required to monitor any mortgage loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the mortgaged property and take any other actions consistent with the servicing standard. A significant period of time may elapse before the special servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

     Any agreement relating to a trust fund that includes mortgage loans may grant to the master servicer and/or the holder or holders of certain classes of certificates a right of first refusal to purchase from the trust fund at a predetermined purchase price any such mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the prospectus supplement. The prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the purchase price described under "Representations and Warranties; Repurchases."

     The special servicer may agree to modify, waive or amend any term of any specially serviced mortgage loan in a manner consistent with the servicing standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. The special servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation. The special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

     The special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise, if such action is consistent with the servicing standard and a default on the mortgage loan has occurred or, in the special servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"


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

of the mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) the mortgaged property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

     (ii) and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will be required to
(i) solicit bids or offers for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid or offer received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of the mortgaged property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related trust fund) on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage interest rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the agreement, the trust fund will realize a loss in the amount of that difference. The servicers will be entitled to withdraw or cause to be withdrawn from a related account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan with interest thereon.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each agreement for a trust fund that includes whole loans will require the primary servicer to cause the mortgagor on each whole loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage. Unless otherwise specified in the prospectus supplement, the coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the primary servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the primary servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the primary servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in a related account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the whole loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the whole loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The Agreements for a trust fund that includes whole loans will require the primary servicer to cause the mortgagor on each whole loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the mortgage, which insurance may typically include flood insurance (if the mortgaged property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related mortgage, the primary servicer may require the mortgagor or lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the master servicer in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. Such costs may be recovered by a servicer from a related account, with interest thereon, as provided by the agreements.


RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the primary servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the primary servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the primary servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the primary servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, the Agreements will require that the servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the servicer. The related agreements will allow a servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as certain criteria set forth in the agreements are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the whole loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the whole loan upon any sale or other transfer of the mortgaged property. Certain of the whole loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the whole loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the primary servicer, on behalf of the trust fund, will exercise any right the trustee may have as mortgagee to accelerate payment of any whole loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the primary servicer for entering into an assumption agreement will be retained by or on behalf of the primary servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the mortgage assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related trust fund.

     Unless otherwise specified in the related prospectus supplement, each servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each mortgage asset. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each mortgage asset, such amounts will decrease in accordance with the amortization of the mortgage assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes whole loans may provide that, as additional compensation, a servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from mortgagors and any interest or other income which may be earned on funds held in a related account.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the mortgage assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the prospectus supplement. Certain other expenses, including expenses relating to defaults and liquidations on the whole loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein, and the fees of any special servicer, may be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each servicer to the effect that the servicer has fulfilled its obligations in all material respects under the agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of such annual accountants' statement and statements of officers will be obtainable by certificateholders and beneficial owners without charge upon written request to the master servicer at the address set forth in the prospectus supplement; provided that such beneficial owner shall have certified to the master servicer that he or she is the beneficial owner of a certificate.



CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

     The master servicer and the special servicer, or a servicer for substantially all the whole loans under each agreement will be named in the related prospectus supplement. Each entity serving as servicer (or as such servicer) may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Reference herein to a servicer shall be deemed to be to the servicer of substantially all of the whole loans, if applicable.

     Unless otherwise specified in the prospectus supplement, the related agreement will provide that any servicer may resign from its obligations and duties thereunder only with the consent of the trustee, which may not be unreasonably withheld or upon a determination that its duties under the agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed that servicer's obligations and duties under the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer shall assume the obligations of any other servicer which resigns.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicers, or any officer, employee, or agent thereof will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action in accordance with the servicing standards set forth in the pooling and servicing agreement, in good faith pursuant to the related pooling and servicing agreement; provided, however, that no servicer nor any of its officers, employees or agents will be protected against any breach of a representation or warranty made in the agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the prospectus supplement, the depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the depositor. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that each servicer will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the mortgage loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each pooling and servicing agreement will provide that no servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Any servicer may, however, with the consent of the trustee undertake any such action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the servicer will be entitled to be reimbursed therefor.

     Any person into which a servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a servicer or the depositor is a party, or any person succeeding to the business of a servicer or the depositor will be the successor of such servicer or the depositor, as applicable, under the related agreements.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a trust fund that includes whole loans, events of default with respect to a servicer under the related agreements will include (i) any failure by the servicer to distribute to the trustee, another servicer or the certificateholders, any required payment within one business day of the date due; (ii) any failure by the servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to the servicer by the trustee or another servicer; (iii) any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for thirty days after written notice of such failure has been given to the servicer; (iv) any breach of a representation or warranty made by the servicer under the agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by the servicer to maintain a required license to do business or service the mortgage loans pursuant to the related agreements which remains uncured as specified in the agreement. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor and all certificateholders of the applicable series notice of such occurrence, unless the default is cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 25% of the voting rights, the trustee shall, terminate all of the rights and obligations of the related servicer under the agreement and in and to the mortgage loans (other than as a certificateholder or as the owner of any Retained Interest), whereupon the master servicer (or if such servicer is the master servicer, the trustee) will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreements (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 25% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 662/3% of the voting rights allocated to the respective classes of certificates affected by any event of default will be entitled to waive such event of default; provided, however, that an event of default involving a failure to distribute a required payment to certificateholders described in clause (i) under "Events of Default" may be waived only by all of the certificateholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

     No certificateholder will have the right under any agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     As described under "Description of the Certificates--Book-Entry Registration and Physical certificates," unless and until Physical certificates are issued, beneficial owners may only exercise their rights as owners of certificates indirectly through DTC, or their respective participants and indirect participants.


AMENDMENT

     Each agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Unless otherwise specified in the related prospectus supplement, each agreement may also be amended by the Depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that unless otherwise specified in the related prospectus supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of such certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (i), without the consent of the holders of all certificates of such class or (iii) modify the provisions of an agreement described in this paragraph without the consent of the holders of all certificates covered by such agreement then outstanding. However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the certificates are outstanding.

THE TRUSTEE

     The trustee under each agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the Depositor and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any agreement, the certificates or any trust asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to such servicer or its designee in respect of the certificates or the trust assets, or deposited into or withdrawn from any account or any other account by or on behalf of any servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the requirements of the agreements.


CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the distribution account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an event of default, (ii) defending or prosecuting any legal action in respect of the related agreement or series of certificates, (iii) being the mortgagee of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% (or such higher percentage as is specified in the related agreement with respect to any particular matter) of the voting rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of its obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an agreement by giving written notice thereof to the depositor, the master servicer, if any, and all certificateholders. Upon receiving such notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as such under the related agreements, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for the series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if more than one trust is covered by the same credit support holders of certificates evidencing interests in the trusts will be subject to the risk that that credit support will be exhausted by the claims of other trusts prior to receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related mortgage assets, the related prospectus supplement will include a description of (a) the nature and amount of coverage under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under the credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates."


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution account on any distribution date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the letter of credit issuer will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related trust assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in permitted investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the reserve fund for the series, and any loss resulting from such investments will be charged to the reserve fund. However, such income may be payable to any master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in


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

the reserve fund, the manner in which such required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.


CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, the CMBS in the related trust fund and/or the mortgage loans underlying such CMBS may be covered by one or more of the types of credit support described herein. The related prospectus supplement will specify as to each such form of credit support the information indicated above, to the extent such information is material and available.


           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


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INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The asset sellers will make certain representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the prospectus supplement if applicable.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the Uniform Commercial Code, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.


PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute fixtures under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the Uniform Commercial Code. In order to perfect its security interest therein, the lender generally must file Uniform Commercial Code financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


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

COOPERATIVE LOANS


     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a Cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.


     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.


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

FORECLOSURE


General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


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

Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding. In some cases payment to the holders of junior mortgages may require the institution of separate legal proceedings by such holders.

     In connection with a series of certificates for which an election is made to qualify the trust fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the master servicer to hire an independent contractor to operate any foreclosed property.


Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor and must be exercised prior to foreclosure sale. Equity of redemption is different from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. As a result, the lender is forced to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the pooling and servicing agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC provisions.

Anti-Deficiency Legislation

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan. A personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Other states give the lender the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


Leasehold Risks

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee such as:

   o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor;

   o the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee;

   o the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

   o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code). The enforceability of such clause has not been established.

     Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. The ground leases and the mortgage that secures the mortgage loan may not contain some of these provisions. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited


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

by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment. This is subject to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code,


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

virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding. This leaves the lender unsecured for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment in the form of a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section


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

502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.


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

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any mortgage loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of such mortgaged property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the


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

operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances described above if such remedial costs were incurred.

     The related pooling and servicing agreement will provide that the special servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such mortgaged property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken, or that, if any hazardous materials are present for which such action could be required, taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given trust fund will become liable for any condition or circumstance that may give rise to any environmental claim affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the special servicer will detect all possible environmental hazard conditions, that any estimate of the costs of effecting compliance at any mortgaged property and the recovery thereon will be correct, or that the other requirements of the pooling and servicing agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for environmental hazard conditions. Any additional restrictions on acquiring titles to a mortgaged property may be set forth in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the depositor generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties. In any event, it is likely that if any environmental assessments was conducted, with respect to any of the mortgaged properties, it would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, the seller of the mortgage loan or another person identified therein will represent and warrant that based on an environmental audit, as of the date of the origination of a mortgage loan, the related mortgaged property


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

is not affected by a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related mortgage loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

     No such person will however, be responsible for any such condition which may arise on a mortgaged property after the date of origination of the related mortgage loan, whether due to actions of the mortgagor, a servicer, or any other person. It may not always be possible to determine whether such a condition arose prior or subsequent to the date of the origination of the related mortgage loan.

     "Hazardous materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as mortgagee to accelerate payment of any such mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the servicing standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


SUBORDINATE FINANCING

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may


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

provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage interest rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the mortgage pool for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a trust fund unless (i) the mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) the mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the Disabilities Act, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the Disabilities Act may also impose such requirements on a foreclosing lender who succeeds to the interest of the mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the mortgagor of complying with the requirements of the Disabilities Act may be subject to more stringent requirements than those to which the mortgagor is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned thereby.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP, counsel to the depositor. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which for example, banks and insurance companies--may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.


GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


a. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and/or MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and/or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

    o 3% of the excess of adjusted gross income over the applicable amount and


    o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master


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

servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and/or MBS. The mortgage loans and/or MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to depositor will have advised depositor that:

    o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and/or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code
      Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section;

    o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and/or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loan and/or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section; and

    o a grantor trust certificate owned by a REMIC will represent
      "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and/or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and/or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and/or MBS were originated after September 27, 1985. Premium


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

allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and/or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall


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

be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

    o the total remaining market discount and

    o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

     For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

    o the total remaining market discount and

    o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a


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

mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statues, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


b. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Section 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans and/or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a stripped bond certificate generally should be treated as an interest in mortgage loans and/or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a stripped bond certificate will be required to account for any discount on the mortgage loans and/or MBS as market discount rather than OID if either

    o the amount of OID with respect to the mortgage loans and/or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

    o no more than 100 basis points, including any excess servicing, is stripped off of the trust fund's mortgage loans and/or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a stripped coupon certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan and/or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and/or MBS will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of stripped bond certificates and striped coupon certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and/or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and/or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and/or MBS and interest on such mortgage loans and/or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligation(s) . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and/or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and/or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and/or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount" The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and/or MBS should be used, or, in the case of stripped bond certificates or stripped coupon certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issued relevant to prepayable securities.

     Under the Code, the mortgage loans and/or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loans and/or MBS is generally the amount lent to the lender, which may be adjusted to take into account certain loans origination fees. The stated redemption price at maturity of a mortgage loans and/or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of the original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

    o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

    o subtracting from that total the "adjusted issued price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and/or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and/or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.


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

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


c. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

    o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

    o the grantor trust certificate is part of a straddle;

    o the grantor trust certificate is marketed or sold as producing capital gain; or

    o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


d. NON-U.S. PERSONS

     The term "U.S. Person" means

    o a citizen or resident of the United States;

    o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state;


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

    o a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state (unless provided otherwise by future Treasury regulations);

    o an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or,

    o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and/or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to

    o an owner that is not a U.S. Person or

    o grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and/or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and/or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and/or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


e. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such


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

person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

    o the broker determines that the seller is a corporation or other exempt recipient, or

    o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

    o the broker determines that the seller is an exempt recipient or

    o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

    o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);


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

    o certificates held by a real estate investment trust will constitute
      "real estate assets" within the meaning of Code Section 856(c)(4)(A); and


    o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

    o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

    o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

    o whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.


a. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.


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

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificates exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for super premium certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible


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

when prepayments on the mortgage loans and/or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" should apply. However, it is possible that holders or REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

    o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

    o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease--but never below zero--in


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

a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:


   (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

   (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

    o the interest is unconditionally payable at least annually;

    o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

    o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and


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

premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.


     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.


     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.


     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.


     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of


   1) the total remaining market discount and


   2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.


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

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

   1) the total remaining market discount and

   2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of deferred interest with respect to one or more adjustable rate loans. Any deferred interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of certificates prior to the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the

REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

    o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

    o the amount actually includible in such holder's income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

    o the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate;

    o the REMIC Regular Certificate is part of a straddle;

    o the REMIC Regular Certificate is marketed or sold as producing capital gains; or

    o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.


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

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.


     Accrued Interest Certificates. Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the closing date for payment lag certificates and their first distribution date may or may not exceed the interval. Purchasers of payment lag certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on payment lag certificates. Therefore, in the case of a payment lag certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans and/or MBS, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans and/or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans and/or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular certificateholder who is not a U.S. Person as defined in "-- Grantor Trust Funds; Non-U.S. Persons and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

    o the REMIC Regular certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

    o the REMIC Regular certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

    o the REMIC Regular certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, REMIC Residual Certificateholder and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:

    o the broker determines that the seller is a corporation or other exempt recipient, or

    o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

    o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

    o the broker determines that the seller is an exempt recipient, or

    o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and/or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual

Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

    o the income from the mortgage loans and/or MBS and the REMIC's other assets and

    o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the
REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

    o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

    o all bad loans will be deductible as business bad debts; and

    o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and/or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and/or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans and/or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Regular Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

    o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

    o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of


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

    o 3% of the excess of the individual's adjusted gross income over the applicable amount or

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

    o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

    o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

    o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons"
below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.


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

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

    o the disposition of a mortgage loan or MBS,

    o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

    o the receipt of compensation for services, or


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    o gain from the disposition of an asset purchased with the payments on the mortgage loans and/or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificate arises out of or results from

    o a breach of the servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by the servicer, trustee or depositor, as the case may be, out of its own funds or

    o J.P. Morgan Commercial Mortgage Finance Corp.'s obligation to repurchase a mortgage loan,

such tax will be borne by J.P. Morgan Commercial Mortgage Finance Corp. In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a


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

statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transfer unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

   (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such government agency);

   (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

   (C)        a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

    o a regulated investment company, real estate investment trust or common trust fund;

    o a partnership, trust or estate; and

    o certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

    o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

    o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

    o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and


    o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.


A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:


    o the transferor conducted a reasonable investigation of the transferee, and


    o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.


If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.


     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form 4224 or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.


     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements (including, but not limited to individual retirement accounts and Keogh plans) ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of these plans may be invested in the certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan that is not subject to ERISA but is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


PROHIBITED TRANSACTIONS

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless exception applies.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the Depositor, the servicers, the trustee, any insurer of the mortgage assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest (excluding from the calculation the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" include Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans) and entities whose underlying assets include plan assets by reason of Plan investment in such entities. To fit within this safe harbor, benefit plan investors must own less than 25% of each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


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

Availability of Underwriter's Exemption for Certificates

     Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of these asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

     (4) The trustee is not an affiliate of the underwriters, the Depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the Plan's acquisition of the certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

     On July 21, 1997, Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, or another exemption with respect to the certificates offered thereby.


                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in the legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of offered certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this offered certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any offered certificates or to purchase offered certificates representing more than a special percentage of the investors' assets.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of offered certificates, JPMSI will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that JPMSI elects to purchase offered certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of offered certificates of the series.

     The depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, JPMSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The offered certificates will be sold primarily to institutional investors. Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the depositor at any time in private transactions.


                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for the depositor by Brown & Wood llp, New York, New York.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will he included in this prospectus or in the related prospectus supplement.

                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                               GLOSSARY OF TERMS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding certificate balance immediately prior to the distribution date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "ARM Loans" means mortgage loans with floating mortgage interest rates.

     "Available Distribution Amount" means the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Distribution account as of the corresponding Determination Date, including servicer advances, net of any scheduled payments due and payable after such Distribution Date;

     (ii) interest or investment income on amounts on deposit in the Distribution account, including any net amounts paid under any Cash Flow Agreements; and

     (iii) to the extent not on deposit in the related Distribution account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     "Cede" means Cede & Company.

     "CMBS" means pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans, certificates or securities.

     "CMBS Trustee" means a trustee or a custodian under the CMBS Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum bases) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Cooperative" means a private cooperative housing corporation.

     "Covered Trust" means a form of credit support that covers more than one series of certificates.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property.

     "Loan-to-Value Ratio" means, with respect to a mortgage loan at any given time, the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the value of the related mortgaged property. The "value" of a mortgaged property, other than with respect to refinance loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance loans" are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     "Lock-out Date" means the date of expiration of the Lockout Period.


     "Lock-out Period" means a period during which prepayments on a mortgage loan are prohibited.


     "Net Operating Income" means, for any given period, unless otherwise specified in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.


     "Pass-Through Rate" means the fixed, variable or floating rate per annum at which any class of certificates accrues interest.


     "REMIC" means a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986.


     "REMIC certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.


     "RED Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.


     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. the Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.


     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.


     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.


     "Stripped Principal Certificates" means certificates which are entitled to pr incipal distributions with disproportionately low, nominal or no interest distributions.


     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.


     "Warranting Party" means the person making or assigning representations and warranties.

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     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "2000C9.XLS". It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet File.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.